                                                                      EXHIBIT 4
                                                                 EXECUTION COPY




                               U.S. $600,000,000

                         POST-PETITION CREDIT AGREEMENT


                                  BY AND AMONG
                       SERVICE MERCHANDISE COMPANY, INC.
                       A DEBTOR AND DEBTOR-IN-POSSESSION
                                  AS BORROWER
                            THE LENDERS PARTY HERETO


                           FLEET RETAIL FINANCE INC.
                  AS COLLATERAL AGENT AND ADMINISTRATIVE AGENT

                          FOOTHILL CAPITAL CORPORATION
                     NATIONAL CITY COMMERCIAL FINANCE INC.
                    JACKSON NATIONAL LIFE INSURANCE COMPANY
                                  AS CO-AGENTS

                             HELLER FINANCIAL, INC.
                             AS DOCUMENTATION AGENT

                                      AND

                      FLEETBOSTON ROBERTSON STEPHENS, INC.
                                  AS ARRANGER

                          DATED: AS OF APRIL 14, 2000

                               TABLE OF CONTENTS

SECTION  1.       DEFINITIONS....................................................................................     2

                  1.1      Defined Terms.........................................................................     2
                  1.2      Other Definitional Provisions.........................................................    36

SECTION  2.       AMOUNTS AND TERMS OF TERM LOANS................................................................    37

                  2.1      Term Loans............................................................................    37
                  2.2      Repayment of Term Loans; Amortization.................................................    37

SECTION  3.       AMOUNTS AND TERMS OF REVOLVING CREDIT COMMITMENTS AND THE
                  INTERIM FACILITY...............................................................................    37

                  3.1      Revolving Credit Commitments..........................................................    37
                  3.2      Procedure for Revolving Credit Borrowing..............................................    38
                  3.3      Commitment Fee........................................................................    38
                  3.4      Termination or Reduction of Commitments...............................................    38
                  3.5      Repayment of Revolving Loans..........................................................    39
                  3.6      L/C Commitment........................................................................    39
                  3.7      Procedure for Issuance of Letters of Credit...........................................    40
                  3.8      Letter of Credit Fees, Commissions and Other Charges..................................    40
                  3.9      L/C Participations....................................................................    41
                  3.10     Letter of Credit Reimbursement Obligations............................................    42
                  3.11     Obligations Absolute..................................................................    43
                  3.12     Letter of Credit Payments.............................................................    44
                  3.13     Letter of Credit Applications.........................................................    44
                  3.14     Swing Line Commitment.................................................................    44
                  3.15     Procedure for Swing Line Borrowing....................................................    44
                  3.16     Refunding of Swing Line Loans; Participations in Swing Line Loans.....................    44
                  3.17     Other Fees............................................................................    46

SECTION  4.       GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT...................................    46

                  4.1      Optional and Mandatory Prepayments....................................................    46
                  4.2      Conversion and Continuation Options...................................................    48
                  4.3      Minimum Amounts and Maximum Number of Tranches........................................    48
                  4.4      Interest Rates and Payment Dates......................................................    48
                  4.5      Computation of Interest and Fees......................................................    49
                  4.6      Inability to Determine Interest Rate..................................................    49
                  4.7      Pro Rata Treatment and Payments.......................................................    50
                  4.8      Illegality............................................................................    51
                  4.9      Requirements of Law...................................................................    51
                  4.10     Indemnification for Taxes.............................................................    52
                  4.11     Indemnity.............................................................................    54
                  4.12     Change of Lending Office..............................................................    54
                  4.13     Evidence of Debt......................................................................    54


                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                   Page

SECTION  5.       FINANCING SUBSEQUENT TO CONSUMMATION DATE......................................................    56

SECTION  6.       REPRESENTATIONS AND WARRANTIES.................................................................    56

                  6.1      Financial Condition...................................................................    56
                  6.2      No Change.............................................................................    56
                  6.3      Existence; Compliance with Law........................................................    57
                  6.4      Power; Authorization; Enforceable Obligations.........................................    57
                  6.5      No Legal Bar..........................................................................    57
                  6.6      No Material Litigation................................................................    57
                  6.7      No Default............................................................................    57
                  6.8      No Burdensome Restrictions............................................................    58
                  6.9      Taxes.................................................................................    58
                  6.10     Federal Regulations...................................................................    58
                  6.11     ERISA.................................................................................    58
                  6.12     Investment Company Act; Other Regulations.............................................    59
                  6.13     Subsidiaries..........................................................................    59
                  6.14     Environmental Matters.................................................................    59
                  6.15     The Security Documents................................................................    60
                  6.16     Ownership of Property; Liens..........................................................    60
                  6.17     Intellectual Property.................................................................    60
                  6.18     Pledged Stock.........................................................................    60
                  6.19     Real Estate Matters...................................................................    61
                  6.20     Purpose of Loans; Use of Proceeds.....................................................    61
                  6.21     Accuracy of Information...............................................................    61
                  6.22     Depositary Accounts...................................................................    61
                  6.23     Priority..............................................................................    61

SECTION  7.       CONDITIONS.....................................................................................    61

                  7.1      Conditions to Effectiveness...........................................................    61
                  7.2      Conditions to Each Extension of Credit................................................    64

SECTION  8.       AFFIRMATIVE COVENANTS..........................................................................    64

                  8.1      Financial Statements..................................................................    65
                  8.2      Certificates; Other Information.......................................................    65
                  8.3      Payment of Obligations................................................................    67
                  8.4      Maintenance of Existence; Compliance with Contractual Obligations and
                           Requirements of Law...................................................................    67
                  8.5      Maintenance of Property; Insurance....................................................    67
                  8.6      Inspection of Property; Books and Records; Discussions; Appraisals....................    67
                  8.7      Notices...............................................................................    68
                  8.8      Environmental Laws....................................................................    68
                  8.9      Further Assurances....................................................................    69
                  8.10     Application of Proceeds...............................................................    69
                  8.11     Additional Collateral.................................................................    69


                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                   Page

                  8.12     Depositary Account and Payments System; Cash Dominion.................................    70

SECTION  9.       NEGATIVE COVENANTS.............................................................................    70

                  9.1      Financial Condition Covenants.........................................................    70
                  9.2      Limitation on Guarantee Obligations...................................................    72
                  9.3      Limitation on Liens...................................................................    73
                  9.4      Limitation on Fundamental Changes.....................................................    75
                  9.5      Limitation on Sale of Assets..........................................................    76
                  9.6      Limitation on Dividends...............................................................    77
                  9.7      Limitation on Indebtedness............................................................    77
                  9.8      Limitation on Investments, Loans and Advances.........................................    78
                  9.9      Limitation on Optional Payments and Modifications of Debt Instruments.................    79
                  9.10     Limitation on Transactions with Affiliates............................................    80
                  9.11     Limitation on Sales and Leasebacks....................................................    80
                  9.12     Fiscal Years and Quarters.............................................................    80
                  9.13     Limitation on Conduct of Business.....................................................    81
                  9.14     Limitation on Issuances of Capital Stock..............................................    81
                  9.15     Foreign Holding Companies, Inactive Subsidiaries and Special Purpose
                           Subsidiaries..........................................................................    81
                  9.16     Permanent Order.......................................................................    81
                  9.17     Application to Bankruptcy Court.......................................................    81
                  9.18     Limitation on Reclamation Payments....................................................    81

SECTION  10.      EVENTS OF DEFAULT..............................................................................    81

SECTION  11.      THE ADMINISTRATIVE AGENT.......................................................................    85

                  11.1     Appointment...........................................................................    85
                  11.2     Delegation of Duties..................................................................    85
                  11.3     Exculpatory Provisions................................................................    85
                  11.4     Reliance by Administrative Agent......................................................    86
                  11.5     Notice of Default.....................................................................    86
                  11.6     Non-Reliance on Administrative Agent and Other Lenders................................    86
                  11.7     Indemnification.......................................................................    87
                  11.8     Administrative Agent in Its Individual Capacity.......................................    87
                  11.9     Successor Administrative Agent........................................................    87

SECTION  12.      MISCELLANEOUS..................................................................................    87

                  12.1     Amendments and Waivers................................................................    87
                  12.2     Notices...............................................................................    89
                  12.3     No Waiver; Cumulative Remedies........................................................    90
                  12.4     Survival of Representations and Warranties............................................    90
                  12.5     Payment of Expenses and Taxes; Indemnity..............................................    90
                  12.6     Successors and Assigns; Participations and Assignments................................    92
                  12.7     Replacement of Lenders under Certain Circumstances....................................    94


                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                    Page

                  12.8     Adjustments...........................................................................    94
                  12.9     Counterparts..........................................................................    95
                  12.10    Severability..........................................................................    95
                  12.11    Integration...........................................................................    95
                  12.12    Termination...........................................................................    95
                  12.13    GOVERNING LAW.........................................................................    95
                  12.14    Acknowledgements......................................................................    95
                  12.15    WAIVER OF JURY TRIAL..................................................................    95
                  12.16    Confidentiality.......................................................................    96
                  12.17    Section Headings......................................................................    96
                  12.18    Judgment Currency.....................................................................    96

                               Table of Contents
                                  (continued)

                                                                                                               page
                                                                                                               ----

SCHEDULES

Schedule 1.1(a)            Commitments
Schedule 1.1(b)            Real Estate Eligibility Conditions
Schedule 6.1               Charges and Changes
Schedule 6.2               Changes
Schedule 6.4               Consents
Schedule 6.6               Litigation
Schedule 6.7               Defaults
Schedule 6.8               Restrictions
Schedule 6.13              Subsidiaries
Schedule 6.14              Environmental Matters
Schedule 6.17              Intellectual Property Matters
Schedule 6.19              Material Real Property
Schedule 6.22              Depositary Accounts
Schedule 7.1(j)            Lien Search Jurisdictions
Schedule 8.3               Payments on Obligations
Schedule 8.4               Compliance with Obligations
Schedule 9.2(b)            Existing Guarantee Obligations
Schedule 9.3(f)            Existing Liens
Schedule 9.7(f)            Existing Indebtedness
Schedule 9.10              Transactions with Affiliates
Schedule 12.2              Addresses

EXHIBITS

Exhibit A                  Form of Assignment and Acceptance
Exhibit B                  Form of Master Security Agreement
Exhibit C-1                Form of Revolving Credit Note
Exhibit C-2                Form of Term Loan Note
Exhibit D                  Form of Swing Line Note
Exhibit E                  Form of Permanent Order
Exhibit F                  Form of Borrower Closing Certificate
Exhibit G                  Form of Opinion of Counsel
Exhibit H                  Form of Borrowing Base Certificate
Exhibit I                  Available GOB Inventory Worksheet
Exhibit J                  Exit Facility Agreement

                         POST-PETITION CREDIT AGREEMENT


         POST-PETITION CREDIT AGREEMENT, dated as of April 14, 2000, by and among SERVICE MERCHANDISE COMPANY, INC., a Tennessee corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (as hereinafter defined) (the "Borrower"), the financial institutions and other entities identified on the signature pages hereof as a "Lender" and the financial institutions and other entities who become parties hereto as successors or assigns as provided herein (collectively, the "Lenders" and each individually, a "Lender"), FLEET RETAIL FINANCE INC., a Delaware corporation ("FRF"), as collateral agent and administrative agent for the Lenders (in such capacity, the "Administrative Agent"), Foothill Capital Corporation, National City Commercial Finance, Inc. and Jackson National Life Insurance Company, as Co-Agents (collectively, in such capacity, the "Co-Agents"), and Heller Financial, Inc., as Documentation Agent (in such capacity, the "Documentation Agent") (as amended, modified, supplemented, extended, renewed, or refinanced from time to time, this "Agreement").

                              W I T N E S S E T H:

         WHEREAS, on March 15, 1999 an involuntary chapter 11 petition was filed against the Borrower in the United States Bankruptcy Court for the Middle District of Tennessee; and

         WHEREAS, the Board of Directors of the Borrower authorized the Borrower to commence a voluntary chapter 11 case and, on March 27, 1999 (the "Petition Date"), the Borrower filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Middle District of Tennessee; and

         WHEREAS, the Borrower is continuing to operate its business and manage its property as debtor and debtor-in-possession under sections 1107 and 1108 of the Bankruptcy Code; and

         WHEREAS, on March 29, 1999, the Borrower entered into a Post-Petition Credit Agreement with certain lenders, Citicorp USA, Inc., as Collateral Agent and Administrative Agent, BankBoston, N.A., as Documentation Agent and Collateral Monitoring Agent and Salomon Smith Barney Inc. as Arranger and Book Manager (as amended and in effect, the "Existing DIP Agreement"); and

         WHEREAS, an ongoing need exists for the Borrower to obtain additional funds in order to continue the operation of its business as debtor and debtor-in-possession under the Bankruptcy Code, to confirm a Plan of Reorganization, and to provide working capital subsequent to the confirmation of such Plan of Reorganization; accordingly, the Borrower has requested that the Lenders refinance the obligations under the Existing DIP Agreement and extend financing to the Borrower subsequent to the confirmation of its Plan of Reorganization; and

         WHEREAS, the Lenders are willing to make funds available to the Borrower during the pendency of the bankruptcy proceedings pursuant to sections 364(c)(1), (c)(2) and (c)(3) of the Bankruptcy Code, but only for the purposes and upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the Lenders are willing to provide financing to the Borrower subsequent to confirmation of its Plan of Reorganization, but only for the purposes and upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the Borrower has agreed to secure its obligations to the Lenders in connection with such financings with, inter alia, security interests in, and liens on, its property and assets, whether real or personal, tangible or intangible, as provided herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and subject to the satisfaction of the conditions set forth herein, the Borrower, the Lenders, and the Administrative Agent hereby agree as follows:

section  1.       DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "ABR": a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at any time to the then highest of:

                         (a) the rate of interest announced publicly by Fleet in Boston, Massachusetts, from time to time, as its base rate;

                         (b) the sum (adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent) of (i) one-half of one percent per annum plus (ii) the Federal Funds Rate.

                  "ABR Loans": Term Loans or Revolving Loans the rate of interest applicable to which is based upon the ABR.

                  "Account Debtor": any Person that is liable to make payments with respect to an Account.

                  "Accounts": all "accounts" (as such term is defined in the UCC) now owned or hereafter acquired by the Borrower or any Subsidiary Guarantor and all Instruments and Chattel Paper now owned or hereafter acquired by the Borrower or such Subsidiary Guarantor which evidence a right to payment for goods sold or leased or for services rendered, whether or not such right has been earned by performance.

                  "Accounts Receivable Calculation Date": at any time, the last day of the most recent fiscal month.

                  "Acquisition": as to any Person, the acquisition by such Person of (a) Capital Stock of any other Person that is not a Subsidiary of such Person if, after giving effect to the acquisition of such Capital Stock, such other Person would be a Subsidiary of such Person, (b) all or substantially all of the assets of any other Person or (c) assets constituting one or more business units of any other Person.

                  "Administrative Agent": as defined in the preamble to this Agreement, and any successor Administrative Agent appointed pursuant to subsection 11.9.

                  "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. For the purposes of this Agreement, the Borrower and its Restricted Subsidiaries shall not be deemed to be Affiliates of each other.

                  "Agent's Fee": the "Agent's Fee" payable by the Borrower to the Administrative Agent at the times and in the amounts set forth in the Fee Letter.

                  "Aggregate Outstanding Extensions of Credit": at any time, an amount equal to the sum of (a) the Aggregate Revolving Credit Outstandings at such time and (b) the aggregate outstanding principal amount of Term Loans of all the Term Lenders at such time.

                  "Aggregate Revolving Credit Outstandings": at any time, an amount equal to the Revolving Credit Extensions of Credit of all the Lenders at such time.

                  "Agreement":  as defined in the preamble to this Agreement.

                  "Agreement Currency":  as defined in subsection 12.18.

                  "Applicable Commitment Fee Rate": 0.375% per annum, which will accrue commencing on the Effective Date as a percentage of the daily average unused portion of the Revolving Credit Commitments, payable quarterly in arrears and on the Termination Date.

                  "Applicable Margin": for each Type of Loan, subject to subsection 4.4(d), initially, the rate per annum set forth under the relevant column heading below:

                           ABR LOANS                     EURODOLLAR LOANS
                           ---------                     ----------------

                                0.75%                                2.50%

         The Applicable Margin shall be adjusted as of the day of delivery of the financial statements for the first quarter of 2001 pursuant to subsection 8.1(c), based upon the following criteria:

LEVEL           ROLLING 12-             EXCESS                   EURODOLLAR              ABR
                MONTH EBITDA            AVAILABILITY             LOANS                   LOANS

I               N/A                     Less than or equal       2.75%                   1.00%
                                        to $50,000,000

II              N/A                     Greater than             2.50%                   0.75%
                                        $50,000,000 but
                                        less than or equal
                                        to $75,000,000

III             Greater than            Greater than             2.25%                   0.50%
                $50,000,000, but        $75,000,000
                less than or equal
                to $75,000,000

IV              Greater than            Greater than             2.00%                   0.25%
                $75,000,000             $75,000,000

         Thereafter, the Applicable Margin shall be adjusted quarterly, commencing with the quarter ending on June 30, 2001 based upon the criteria set forth above. All adjustments to the Applicable Margin shall be based upon, and shall become effective as of the date of delivery of, the financial statements and Borrowing Base Certificate delivered to the Administrative Agent pursuant to subsections 8.1(c) and 8.2(c) hereof, respectively, for the period ending as of (or in the case of the Borrowing Base Certificate, the nearest date occurring before) the adjustment date. The Applicable Margin shall be that level in which all applicable tests are met; if only one of the tests in Level III or IV is met, then the pricing will be in the next higher Level (with Level I being the highest Level and Level IV the lowest).

                  "Applicant": with respect to any Letter of Credit, the Borrower or any Subsidiary Guarantor.

                  "Application": an application or request, in such form as an Issuing Bank may specify from time to time, requesting such Issuing Bank to open a Letter of Credit.

                  "Arranger ": FleetBoston Robertson Stephens, Inc.

                  "Asset Sale": any sale or other disposition, or series of sales or other dispositions (including, without limitation, by merger or consolidation, and whether by operation of law or otherwise), made on or after the Effective Date by the Borrower and/or any of the Restricted Subsidiaries to any Person of any asset or assets.

                  "Asset Sale Proceeds": with respect to any Asset Sale, cash payments received by the Borrower or any Restricted Subsidiary (including, without limitation, any cash payments received by way of deferred payment of principal (but not interest) pursuant to a note or receivable or otherwise and any cash realized from any disposition of non-cash proceeds received by the seller, but only as and when received) from any Asset Sale (after repayment of any Indebtedness other than the Loans due by reason of such Asset Sale), in each case net of the amount of (i) brokers' and advisors' fees and commissions payable in connection with such Asset Sale, (ii) the fees and expenses attributable to such Asset Sale, to the extent not included in clause
         (i) above, and (iii) any amount required to be paid to any Person (other than the Borrower or any Restricted Subsidiary) owning a beneficial interest in the property or assets subject to such Asset Sale. For purposes of this definition, an Asset Sale shall be deemed to include, without limitation, any award of compensation for any asset or property or group thereof taken by condemnation or eminent domain and insurance proceeds for the loss of or damage to any asset or property.

                  "Assignee":  as defined in subsection 12.6(c).

                  "Available Accounts Receivable Amount": as of any Accounts Receivable Calculation Date, an amount equal to up to 80% of the Eligible Trade Accounts Receivable Amount as of such Accounts Receivable Calculation Date.

                  "Available Cash Equivalents": as of any Calculation Date, an amount equal to 100% of Cash Equivalents which have then been pledged to the Administrative Agent pursuant to the Master Security Agreement.

                  "Available GOB Inventory Amount": as of any Calculation Date, an amount equal to the GOB Inventory Amount minus the GOB Discount Amount for the period reported on at such Calculation Date, as calculated on the Available GOB Inventory Worksheet attached hereto as
         Exhibit I.

                  "Available Inventory Amount": as of any Calculation Date, an amount equal to (a) (i) during the period September 1 through December 15 of each year, 75% (subject to upward adjustment to 77.5% in the Administrative Agent's discretion) of the Eligible Adjusted Inventory Amount as of such Calculation Date, and (ii) at all other times 70% (subject to upward adjustment to 72.5% in the Administrative Agent's discretion) of the Eligible Adjusted Inventory Amount as of such Calculation Date (subject, in case of each of clauses (i) and (ii) above, to the provisions of clause (2) of the definition of "Borrowing Base") minus in each case, (b) the Customer Credit Liability Amount as of the most recent Reserve Calculation Date.

                  "Available L/C Amount": as of any Calculation Date, an amount equal to up to (i) during the period September 1 through December 15 of each year, 75% (subject to upward adjustment to 77.5% in the Administrative Agent's discretion), and (ii) at all other times 70% (subject to upward adjustment to 72.5% in the Administrative Agent's discretion) (subject, in case of each of clauses (i) and (ii) above, to the provisions of clause (2) of the definition of "Borrowing Base"), of the sum of (a) the aggregate undrawn face amount of Trade Letters of Credit (including Trade Letters of Credit which have been collateralized by Standby Letters of Credit issued by an Issuing Bank) issued to finance the purchase of Inventory, which Trade Letters of Credit have an expiry no later than 120 days after the Calculation Date, and (b) the aggregate Inventory Value of Inventory financed with Trade Letters of Credit which have been fully drawn and the Reimbursement Obligations in respect of which have been fully paid so long as, in the case of clause (a) and (b), (i) such Inventory shall be in transit to properties owned or leased by the Borrower or a Subsidiary Guarantor in the United States, and (ii) such Inventory is not included in the calculation of Eligible Inventory Amount and, upon arrival in the United States, will be included in the determination of the Eligible Inventory Amount (but not included in the determination of the Ineligible Inventory Amount).

                  "Available Leasehold Amount": as of any Calculation Date, an amount equal to 25% of the Eligible Leasehold Interests.

                  "Available Mortgaged Real Property Amount": an amount equal to 54.5% of the excess of (A) the aggregate Mortgage Value of all parcels of Eligible Mortgaged Real Property as of the most recent Calculation Date over (B) the sum of (I) the aggregate Real Property Amortization Amounts for all parcels of Eligible Mortgaged Real Property at such time, (II) the Environmental Reserve Amount at such time and (III) the aggregate Mechanics' Lien Reserve Amounts for all parcels of Eligible Mortgaged Real Property at such time.

                  "Available Revolving Credit Commitment": as to any Lender, at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment at such time over (b) such Lender's Revolving Credit Extensions of Credit at such time.

                  "Bankruptcy Code": title 11, United State Code, as amended from time to time, as applicable to the Reorganization Case.

                  "Bankruptcy Court": the United States Bankruptcy Court for the Middle District of Tennessee and any other court having competent jurisdiction over the Reorganization Cases, the Borrower or the Subsidiary Guarantors, or any of their assets.

                  "benefited Lenders":  as defined in subsection 12.8(a).

                  "Blocked Account Agreement": as defined in the Master Security Agreement..

                  "Board of Governors": the Board of Governors of the Federal Reserve System and any Governmental Authority which succeeds to the powers and functions thereof.

                  "Borrower":  as defined in the preamble to this Agreement.

                  "Borrowing Base": at any time, (i) an amount, calculated based upon the Borrowing Base Certificate delivered pursuant to subsection 7.2(e) and thereafter the most recent Borrowing Base Certificate delivered pursuant to this Agreement, equal to the sum of
         (a) the Available Inventory Amount as of the most recent Calculation Date, plus (b) the Available Accounts Receivable Amount as of the most recent Accounts Receivable Calculation Date, plus (c) the Available L/C Amount as of the most recent Calculation Date, plus (d) the Available Mortgaged Real Property Amount as of the most recent Calculation Date, plus (e) In-Transit Cash calculated as of the Wednesday immediately preceding the most recent Calculation Date, plus
         (f) the Available Leasehold Amount, plus (ii) on each Borrowing Date, the Available Cash Equivalents amount as of such Borrowing Date, provided that the amounts available pursuant to clauses (d) and (f) hereof shall in no event exceed $115,000,000 in the aggregate. The Borrowing Base established based upon a particular Borrowing Base Certificate shall remain in effect until the delivery of a subsequent Borrowing Base Certificate. The Administrative Agent (1) shall have the right, in connection with any periodic audit or appraisal of the Inventory performed by or on behalf of the Administrative Agent, any reports provided to the Administrative Agent by the Borrower, or as a result of changing market conditions, in its sole discretion exercised commercially reasonably and in accordance with customary business practices for comparable asset based transactions of $100,000,000 or more and upon at least 10 Business Days prior written notice to the Borrower, to require that additional reserves of the types described below be included in the determination of the Available Inventory
         Amount: (A) additional reserves relating to new categories of inventory (e.g. produce) unrelated to the current or disclosed future business of the Borrower and the Subsidiary Guarantors; (B) additional reserves to reflect substantial changes in the overall composition or mix of the Inventory which have the effect of materially reducing the Net Recoverable Value of the Inventory taken as a whole; (C) additional reserves relating to changes in the marketability of Inventory (including, for example, as a result of a recession) which have the effect of materially reducing the Net Recoverable Value of the Inventory taken as a whole; (D) additional reserves relating to a material negative variance between the Borrower's or a Subsidiary Guarantor's cost and the market price of a major product category (e.g., a decline in the price of gold), (E) additional GOB Inventory reserves, and (F) additional reserves relating to the Inventory discontinued under the Business Plan and not sold prior to July 31, 2000, and (2) shall, in connection with any periodic audit or appraisal of the Inventory performed by or on behalf of the Administrative Agent, any reports provided to the Administrative Agent by the Borrower, or as a result of changing market conditions, upon at least 10 days prior written notice to the Borrower, require that additional reserves be included in the determination of the Available Inventory Amount to the extent that the Available Inventory Amount exceeds 85% of the Net Recoverable Value of the Inventory taken as a whole.

                  "Borrowing Base Certificate": as defined in subsection
         8.2(c).

                  "Borrowing Date": any Business Day specified in a notice pursuant to subsection 3.2 or 3.15 as a date on which the Borrower requests the Lenders to make Loans hereunder.

                  "Business":  as defined in subsection 6.14(b).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts are authorized or required by law to close, provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

                  "Business Plan": the business plan of the Borrower and its Subsidiaries through the period ending December 31, 2003, as delivered to the Administrative Agent prior to the date hereof.

                  "Calculation Date": at any time, the last day of any period covered by the most recent Borrowing Base Certificate.

                  "Capital Expenditures": for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during such period) by the Borrower or any Restricted Subsidiary during such period that, in conformity with GAAP, are required to be included in "capital expenditures", "additions to property, plant, equipment or intangibles" or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries which are consolidated Subsidiaries of the Borrower (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Borrower or any Restricted Subsidiary to the extent of the gross amount of such purchase price less the book value of the equipment being traded-in at such time), but excluding expenditures made in connection with the replacement or restoration of assets to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced and deducting cash amounts (including free rent) received by the Borrower and the Restricted Subsidiaries from other Persons during such period in reimbursement of Capital Expenditures made by the Borrower and the Restricted Subsidiaries.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) direct obligations of, or obligations guaranteed by, the United States of America or any agency thereof, (b) commercial paper issued in the United States of America and rated at least A-1 or P-1 by at least one nationally recognized rating organization, (c) certificates of deposit issued by or eurodollar deposits made with any Lender, any Affiliate of any Lender, or any bank or trust company which has (or the parent of which has) capital, surplus and undivided profits aggregating at least $100,000,000 (or the equivalent amount in another currency), (d) loan participations in respect of loans made in the United States by any bank or trust company referred to in clause (c) above to borrowers which have short-term ratings of at least A-1 or P-1 by at least one nationally recognized rating organization, (e) drafts accepted by any bank or trust company referred to in clause (c) above or any other negotiable instrument guaranteed or endorsed with full recourse by any such bank or trust company, (f) repurchase agreements with respect to any of the foregoing types of securities described in clause (a), (b) and (d) above, (g) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (f) above, (h) obligations the return with respect to which is excluded from gross income under Section 103 of the Tax Code, with a maturity of not more than six months or with the right of the holder to put such obligations for purchase at par upon not more than seven days' notice and which are rated at least A-l or P-1 by at least one nationally recognized rating organization, (i) (A) tax free money market funds that invest solely in the securities described in clause (h) above or (B) money market preferred municipal bond funds which have a term of not more than seven days and which are rated at least AAA or the equivalent thereof by Standard & Poor's Ratings Group or at least Aaa or the equivalent thereof by Moody's Investors Services, Inc., and (j) any other securities reasonably acceptable to the Administrative Agent which are rated at least A-1 or P-1 by at least one nationally recognized rating organization, or which are of an equivalent credit quality in the reasonable judgment of the Administrative Agent, provided that (i) all such obligations, commercial paper, certificates of deposit, eurodollar deposits, loan participations, drafts, investments, instruments, securities and repurchase agreements are denominated in Dollars, (ii) each such obligation, commercial paper, certificate of deposit, draft, investment, security and instrument (including those subject to repurchase agreements) is evidenced by an Instrument or a Security of which (and of any confirmations related thereto) the Administrative Agent or its agents promptly take possession unless such items are Permitted Book-Entry Securities or, at the Borrower's or the relevant Subsidiary Guarantor's option, an Excepted Cash Equivalent or, in the case of eurodollar deposits or loan participations, are held in the name of the Administrative Agent or any agent therefor, and in the case of loan participations, are evidenced by facsimile or other written confirmation, (iii) each such obligation, certificate of deposit, draft, investment, security and instrument (including those subject to repurchase agreements) matures within six months after it is acquired by the Borrower or any Subsidiary Guarantor and (iv) each item of such commercial paper (including those subject to repurchase agreements) matures within three months after it is acquired by the Borrower or any Subsidiary Guarantor.

                  "Cash Proceeds": all Proceeds of Collateral consisting of cash, checks, credit card proceeds, money orders or commercial paper of any kind whatsoever.

                  "Chattel Paper": with respect to the Borrower or any Subsidiary Guarantor, all "chattel paper" (as such term is defined in the UCC) now owned or hereafter acquired by such Borrower or Subsidiary Guarantor.

                  "Claim": as defined in section 101(5) of the Bankruptcy Code.

                  "Closing Fee": the "Closing Fee" payable to the Administrative Agent on the Effective Date in the amount and on the terms set forth in the Fee Letter.

                  "Co-Agents": as defined in the preamble to this Agreement.

                  "Collateral": collectively, all the Security and all other property in which the Administrative Agent is granted a Lien from time to time hereunder or under any Security Document or the Permanent Order.

                  "Collateral Account": the account maintained by the Administrative Agent at Fleet entitled the "Fleet Retail Finance Inc., as Administrative Agent: Service Merchandise Company, Inc. - Collateral Account".

                  "Commitment": with respect to any Lender, such Lender's Revolving Credit Commitment, and collectively, as to all the Lenders, the "Commitments".

                  "Committee": as defined in the definition of "Permitted Expenses".

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Tax Code.

                  "Confidential Information": as defined in subsection 12.16.

                  "Consignment Inventory": all Inventory of the Borrower and the Subsidiary Guarantors consisting of Inventory supplied by vendors on a consignment basis, including without limitation, jewelry and watches currently purchased on a consignment basis, and other categories of Inventory to be purchased on a consignment basis in the future; provided that the terms, arrangements and/or agreements for such Inventory shall be on normal and typical business terms for consignment Inventory.

                  "Consignment Inventory Account": an account maintained by the Administrative Agent at Fleet (or such other bank approved by the Administrative Agent) entitled "Fleet Retail Finance Inc., as Administrative Agent: Service Merchandise Company, Inc. - Consignment Inventory Account", into which the Borrower shall deposit, not less frequently than weekly, all amounts due to the suppliers of Consignment Inventory consisting of (i) the cost of the Consignment Inventory actually sold plus (ii) other expenses due and payable to such suppliers of Consignment Inventory with respect to such Consignment Inventory.

                  "Consolidated": when used in connection with any defined term, and not otherwise defined, such term as it applies to any Person and its Subsidiaries on a consolidated basis, after eliminating all intercompany items.

                  "Consummation Date": the date of substantial consummation of a Plan of Reorganization confirmed by a Final Order.

                  "Continuing Directors": as defined in Subsection 10(j).

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its material property is bound.

                  "Credit Agreement Obligations": the collective reference to the unpaid principal of and interest on the Loans and the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent or the Lenders (including interest accruing at the then applicable rate provided for herein after the maturity of the Loans or Reimbursement Obligations and interest accruing at the then applicable rate provided for herein after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Letter of Credit, any of the other Loan Documents or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement or any other Loan Document).

                  "Credit Card Issuer": any bank or other Person which issues credit cards and extends credit to cardholders in connection with a Credit Card Program.

                  "Credit Card Program": a private credit card program and/or co-branded Visa, Mastercard or other credit card program created and operated or maintained by the Credit Card Subsidiaries pursuant to (a) the Private Label Credit Card Agreement, dated as of January 28, 1997, among World Financial Network National Bank, the Borrower and Service Credit Corp. (formerly known as Service Merchandise Co. No. 80, Inc.), or (b) the Merchant Agreement, dated as of July 18, 1999, between Household Bank (SB) N.A. and Service Merchandise Co., Inc., or (c) any other similar agreement or arrangement with terms and conditions reasonably satisfactory to the Administrative Agent.

                  "Credit Card Subsidiaries": any direct or indirect Subsidiary of the Borrower, and any wholly-owned Subsidiaries of such Subsidiary, existing from time to time that are created in connection with a Credit Card Program, as long as (i) such Subsidiaries engage in no business or transactions other than (x) the issuance (or providing for the issuance) of credit cards, the extension of credit to cardholders pursuant thereto, and other transactions arising from or related thereto (including the sale or transfer of Accounts or credit card receivables pursuant to asset backed financing transactions) and (y) the entering into and performance of agreements with a Credit Card Issuer that facilitate the Credit Card Issuer's doing business in connection with a Credit Card Program and (ii) the liabilities of the Credit Card Subsidiaries are without recourse to the Borrower and its Restricted Subsidiaries (other than the Credit Card Subsidiaries), provided that the Borrower and its Restricted Subsidiaries may enter into customary commitments and/or underwriting agreements on behalf of the Credit Card Subsidiaries for the purpose of customary securities law or regulatory indemnifications.

                  "Cumulative EBITDA": for any fiscal month, Consolidated EBITDA for the period beginning January 1, 2000 through and including the end of such fiscal month.

                  "Current Assets": cash, accounts receivable, inventory and all other assets (other than Fixed Assets) used in the operation of the business of the Borrower and its Subsidiaries.

                  "Custody and Control Agreement": as defined in the Master Security Agreement.

                  "Customer Credit Liability Amount": as of any Reserve Calculation Date, an amount equal to 50% of the aggregate amount of gift certificates, merchandise credits and special order deposits then outstanding entitling the holders thereof to use all or a portion thereof to pay all or a portion of the purchase price for any Inventory as of such day which are not being held for escheatment or which have not been escheated as of such day.

                  "Customs Broker Inventory": any Inventory which has arrived in the United States and is located at a customs broker's warehouse facility, so long as such Inventory (a) is fully paid and subject only to a Lien in favor of the Administrative Agent (other than Permitted Inventory Liens), (b) is in the possession of such customs broker, and
         (c) such Inventory is reported in a Borrowing Base Certificate separately from other Inventory included in the calculation of the Available Inventory Amount.

                  "Default": any of the events specified in Section 10 which, with the giving of notice, the lapse of time, or both, or the satisfaction of any other condition specified in Section 10, would become an Event of Default.

                  "Depositary Bank": each bank or financial institution at which the Borrower or any Subsidiary Guarantor maintains any depositary account into which Cash Proceeds are deposited, including each bank or financial institution listed on Schedule 6.22.

                  "Derivative Agreements": any foreign exchange contracts, interest rate and currency swap agreements, floors, caps, collars, swap, options and similar derivative contracts, in each case, between the Borrower or any Subsidiary Guarantor, on the one hand, and any Lender or any Affiliate of any Lender, on the other hand.

                  "Designated Material Real Property": collectively, at any time, all parcels of Material Real Property which are then subject to a first priority Lien granted pursuant to the Master Security Agreement.

                  "Documentation Agent": as defined in the preamble to this Agreement.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Dollar Equivalent": at any date of determination thereof with respect to the face amount of any Letter of Credit issued in any currency other than Dollars or any Reimbursement Obligations in respect of any such Letter of Credit, an amount in dollars equivalent to such face amount calculated at the rate of exchange quoted by the Administrative Agent on such date of determination (at the hour on such date of determination at which it customarily makes such determination) to prime banks in the interbank market where its foreign currency exchange operations in respect of the currency in which such Letter of Credit is issued are then being conducted for the spot purchase of such currency with Dollars.

                  "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction (including territories) within the United States of America, excluding the Inactive Subsidiaries, Securitization Entities, Excluded Subsidiaries, Special Purpose Subsidiaries and Foreign Holding Companies.

                  "EBITDA": with respect to any period, Consolidated Net Income of the Borrower and its Consolidated Subsidiaries for such period plus
         (a) in each case to the extent deducted in determining such Consolidated Net Income for such period, the sum of the following (without duplication): (i) Consolidated Interest Expense of the Borrower and its Consolidated Subsidiaries, (ii) consolidated income tax expense of the Borrower and its Consolidated Subsidiaries, (iii) consolidated depreciation and amortization expense of the Borrower and its Consolidated Subsidiaries, and any non-cash expenses, losses or other charges resulting from the termination of the pension plan or executive security plan of the Borrower and its Consolidated Subsidiaries, including, without limitation, depreciation and amortization included in selling, general and administrative expenses of the Borrower and its Consolidated Subsidiaries, (iv) any non-cash expenses, non-cash losses or other non-cash charges resulting from the impairment or write-down in the valuation of any assets, (v) any non-recurring charge, reorganization cost or restructuring charge which was deducted in determining Consolidated Net Income for such period, (vi) Permitted Expenses, (vii) expenses, losses and other charges in respect of employee retention bonuses and other payments approved by the Bankruptcy Court, (viii) non-cash losses or gains arising from the freezing or termination of any Plan or other employee benefit or welfare plan, and (ix) losses or gains arising from asset dispositions, minus (b) to the extent added in determining such Consolidated Net Income for such period, any non-cash gains resulting from the write-up in the valuation of any assets; in each case exclusive of any Non-Continuing EBITDA Items for such period, provided that, to the extent that Non-Continuing EBITDA Items for such period (exclusive of any such items covered by clauses (i) through (ix) above) aggregate more than $(100,000,000), such additional negative amounts will reduce EBITDA.

                  "Effective Date": the date on which the conditions set forth in subsection 7.1 are satisfied.

                  "Eligible Adjusted Inventory Amount": as of any Calculation Date, (a) the Eligible Inventory Amount, plus (b) the Available GOB Inventory Amount, minus (c) the Shrink Reserve in respect of such Eligible Inventory Amount, in each case as of such Calculation Date.

                  "Eligible Assignee": as defined in subsection 12.6(c).

                  "Eligible Inventory Amount": as of any Calculation Date, (a) the Inventory Value as of such Calculation Date of all Inventory of the Borrower and the Subsidiary Guarantors that consists of finished goods, loose diamonds or colored stones, plus (b) the Inventory Value of all Customs Broker Inventory as of such Calculation Date, plus (c) the Inventory Value of all Landed Inventory as of such Calculation Date, minus (d) the sum of (i) the Ineligible Inventory Amount as of such Calculation Date and (ii) the GOB Inventory Amount as of such Calculation Date.

                  "Eligible Leasehold Interests": at any date, the forced liquidation value at such date of leasehold interests as determined by an appraiser reasonably acceptable to the Administrative Agent.

                  "Eligible Mortgaged Real Property": at any time, any parcel of Material Real Property of the Borrower or any Subsidiary Guarantor as to which each of the following conditions has been satisfied at such time:

                           (a) (i) Such parcel of Material Real Property (A)
                  comprises a developed retail store, distribution center, shopping center or office building with respect to which a certificate of occupancy or temporary certificate of occupancy or the local equivalent thereof (or any other similar proof of completion) shall have been issued by the relevant Governmental Authority or the Administrative Agent shall have received other evidence reasonably satisfactory to it of the completion of such retail store, distribution center, shopping center or office building or (B) is undeveloped and has a book value (excluding soft costs) of at least $1,000,000, (ii) a Lien on such parcel of Material Real Property shall have been granted by the Borrower or such Subsidiary Guarantor, as the case may be, in favor of the Administrative Agent pursuant to the Master Security Agreement or the Permanent Order, and (iii) such Lien shall be in full force and effect in favor of the Administrative Agent at such time.

                           (b) to the extent the Borrower or a Subsidiary
                  Guarantor has the following in its possession, the Administrative Agent shall have received maps or plats of an as-built survey of the sites of the Material Real Property by an independent professional licensed land surveyor, showing:
                  (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines (where setback information is readily obtainable); (B) the lines of streets abutting such sites and the width thereof; (C) all access and other easements appurtenant to such sites or necessary to use such sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting such sites, whether recorded, apparent from a physical inspection of such sites or otherwise known to the surveyor;
                  (E) any encroachments on any adjoining property by the building structures and improvements on such sites; and (F) if such sites are described as being on a filed map, a legend or other information relating the survey to said map.

                           (c) the Administrative Agent shall have received a
                  title report with respect to such parcel of Material Real Property reasonably satisfactory to the Administrative Agent; and if an Event of Default has occurred and the Administrative Agent has required the execution of mortgages and deeds of trust pursuant to Subsection 8.9 hereof, within 45 days after the execution of such mortgages and deeds of trust, the Administrative Agent shall have received in respect of such parcel of Material Real Property a mortgagee's title policy (or policies) or marked-up unconditional binder (or binders) for such insurance (or other evidence acceptable to the Administrative Agent proving ownership thereof) dated a date reasonably satisfactory to the Administrative Agent, and such policy shall (A) be in an amount not less than the Mortgage Value (as of the date such parcel of Material Real Property becomes a parcel of Eligible Mortgaged Real Property) of such parcel of Material Real Property, (B) be issued at ordinary rates, (C) insure that the Lien granted pursuant to the Master Security Agreement or the Permanent Order insured thereby creates a valid first Lien on such parcel of Material Real Property free and clear of all defects and encumbrances, except such as may be approved by the Administrative Agent and Permitted Mortgage Liens, (D) name the

                  Administrative Agent for the benefit of the Lenders as the insured thereunder, (E) be in the form of ALTA Loan Policy - 1992 (or such local equivalent thereof as is reasonably satisfactory to the Administrative Agent), (F) contain a comprehensive lender's endorsement and (G) be issued by Chicago Title Insurance Company, First American Title Insurance Company, Lawyers Title Insurance Corporation or any other title company reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers). In the event that title policies are required hereunder, the Administrative Agent shall have received (x) evidence satisfactory to it that all premiums in respect of each such policy have been paid and (y) a copy of all documents referred to, or listed as exceptions to title, in such title policy (or policies);

                           (d) the Administrative Agent shall have received an
                  Existing Appraisal with respect to such parcel of Material Real Property;

                           (e) with respect to any such parcel of Material Real
                  Property acquired after the Effective Date (other than Store 463 in Bossier City, Louisiana), a Phase I environmental report with respect to such parcel of Material Real Property, dated a date not more than one year prior to the date such parcel becomes Eligible Mortgaged Real Property under this Agreement, showing no material condition of environmental concern shall have been delivered to the Administrative Agent and in form reasonably satisfactory to the Administrative Agent;

                           (f) if such parcel of Material Real Property is
                  subject to a ground lease in favor of the Borrower or any Subsidiary Guarantor as lessee, no consent shall be required under such ground lease to mortgage or foreclose upon such parcel of Material Real Property (or such consent shall have been obtained or shall not be required as a result of the Bankruptcy Code or an order of the Bankruptcy Court); and

                           (g) such parcel of Material Real Property shall be
                  in compliance, or, as applicable, the Loan Party which is the owner or lessee thereof, shall be in compliance, with all of the terms, covenants, conditions, representations and warranties set forth in Schedule 1.1(b), provided that, (i) if any such term, covenant, condition, representation or warranty shall reference any provision of this Agreement, such reference shall be read without giving effect to any qualification or limitation contained therein regarding a Material Adverse Effect, and (ii) if such parcel of Material Real Property or, as applicable, the Loan Party which is the owner or lessee thereof ceases to be in compliance with any of the terms, covenants, conditions, representations or warranties set forth in Schedule 1.1(b), such parcel of Material Real Property shall cease (effective as of the delivery of the next succeeding Borrowing Base Certificate) to be Eligible Mortgaged Real Property during the continuation of such non-compliance if such non-compliance could reasonably be expected to have a material adverse effect on the value of such parcel of Material Real Property, but such non-compliance shall not constitute, in and of itself, a Default or Event of Default.

         If a parcel of Material Real Property of the type described in clause
         (a)(i)(B) of this definition becomes a parcel of Eligible Mortgaged Real Property and is thereafter subsequently developed such that such parcel of Eligible Mortgaged Real Property satisfies the requirements of clause (a)(i)(A) of this definition, the Borrower may, at its option, deliver a notice to the Administrative Agent to the effect that the Borrower wishes to cause such parcel of Material Real Property to satisfy the requirements of this definition as if (x) such parcel of Material Real Property became a parcel of Material Real Property as of the date of such notice, (y) such parcel of Material Real Property was not then a parcel of Eligible Mortgaged Real Property and (z) if applicable, such parcel of Material Real Property was not subject to a Lien granted pursuant to the Master Security Agreement or the Permanent Order as of the Effective Date. Upon delivery of any such notice, the Administrative Agent shall commission a new appraisal with respect to such parcel of Material Real Property. Upon satisfaction of the conditions set forth in this definition following such date with respect to such parcel of Material Real Property, such parcel of Material Real Property shall, without duplication, be deemed to become a parcel of Eligible Mortgaged Real Property as of the date such conditions are satisfied and the Mortgage Value of such parcel of Eligible Mortgaged Real Property shall be included in the Borrowing Base effective as of the delivery of the Borrowing Base Certificate in respect of the fiscal month in which such conditions are satisfied.

                  "Eligible Trade Accounts Percentage": as of any Accounts Receivable Calculation Date, up to 85%, provided that, in connection with each periodic audit or appraisal of the Accounts of the Borrower and the Subsidiary Guarantors performed by or on behalf of the Administrative Agent, the Administrative Agent shall have the right in its sole discretion exercised commercially reasonably and in accordance with customary business practices, upon at least 10 days prior written notice to the Borrower, to change the "Eligible Trade Accounts Percentage" to the percentage estimated to be the percentage of the aggregate amount of the Accounts as of such Accounts Receivable Calculation Date which satisfy each of the following criteria:

                           (a) such Account has been adjusted to reflect the
                  return or rejection of, or any loss of or damage to any of the Inventory giving rise to such Account and is not subject to bona fide set-offs, counterclaims, defenses, or disputes asserted with respect to such Account (it being understood that such Account shall not include material financing charges, or late or other fees);

                           (b) the Account Debtor with respect to such Account
                  is not insolvent or the subject of any bankruptcy case or insolvency proceeding of any kind, unless such Account is due from such Account Debtor as an administrative priority claim under the Bankruptcy Code and the Administrative Agent, in the exercise of its reasonable business judgment, deems the Account Debtor to be creditworthy;

                           (c) the Account Debtor in respect of such an Account
                  has a place of business within the United States of America (excluding Puerto Rico, the Virgin Islands and any other territory of the United States);

                           (d) the Account Debtor in respect of such Account is
                  not the United States of America or any state, territory, subdivision, department, or agency thereof, unless all applicable requirements of the Assignment of Claims Act of 1940 have been satisfied;

                           (e) such Account does not arise out of transactions
                  with an employee, officer, director, Subsidiary or Affiliate of the Borrower or any Subsidiary Guarantor;

                           (f) no amount payable in respect of such Account has
                  remained unpaid for a period exceeding sixty days after the due date stated on the invoice therefor (excluding the amount of any net credit balances relating to Accounts with invoice dates more than 60 days from the due date);

                           (g) such Account is owed by an Account Debtor which
                  does not then have balances on its Accounts which are more than 60 days past due which exceed 50% of the total balance of all such Accounts owed by such Account Debtor;

                           (h) such Account has not been and is not required to
                  be charged off or written off as uncollectible in accordance with the customary business practice of the Borrower and the Subsidiary Guarantors;

                           (i) such Account does not arise out of any claim in
                  tort, is not evidenced by chattel paper, a promissory note, a negotiable instrument, or any other instrument of any kind or, if such Account is evidenced by chattel paper, a promissory note, a negotiable instrument or any other instrument, such chattel paper, promissory note, negotiable instrument or other instrument has been delivered to the Administrative Agent and is subject to a first priority security interest in favor of the Administrative Agent;

                           (j) the amount of the face value of such Account
                  listed on any schedule of Accounts and shown on all invoices and statements delivered to the Agent with respect to such Account is not subject to any asserted bona fide retainages or holdbacks of any type, is actually and absolutely owing, and is not contingent on any condition, in each case, other than in respect of repurchase or return agreements that (i) arise in the ordinary course of the Borrower's business and
                  (ii) are consistent with the Borrower or such Subsidiary Guarantor's historical business practice;

                           (k) such Account does not arise out of a cash on
                  delivery sale; and

                           (l) such Account does not arise out of the sale of
                  samples.

         In addition, to the extent that any Accounts or credit card receivables that arise in connection with a Credit Card Program are included in Eligible Trade Accounts Receivable at the option of the Borrower, the Eligible Trade Accounts Percentage shall include such reserves and the Available Accounts Receivable Amount shall reflect eligibility criteria as the Administrative Agent shall require in its sole discretion with respect to such Accounts and credit card receivables as a separate class of Accounts based upon the results of any periodic audit or appraisal of the Accounts of the Borrower and the Subsidiary Guarantors performed by or on behalf of the Administrative Agent, provided that no such Accounts or credit card receivables shall be included in "Eligible Trade Accounts Receivable" until a satisfactory audit or appraisal of such Accounts and credit card receivables has been performed by or on behalf of the Administrative Agent.

                  "Eligible Trade Accounts Receivable Amount": as of any Accounts Receivable Calculation Date, an amount equal to the Eligible Trade Accounts Percentage of the aggregate amount of all Accounts of the Borrower and the Subsidiary Guarantors as of such Accounts Receivable Calculation Date that satisfy all of the following criteria as of such Accounts Receivable Calculation Date:

                           (a) such Account is owned solely by the Borrower or
                  a Subsidiary Guarantor and is evidenced by an invoice and has arisen from the sale of goods which have been shipped or delivered to an Account Debtor on an absolute sale basis, have not been shipped or delivered on a consignment, approval, or sale-return basis, and are not subject to any repurchase or return agreement or arrangement, other than those repurchase or return agreements or arrangements that
                  (i) arise in the ordinary course of
                  the Borrower's business and (ii) are consistent with the Borrower or such Subsidiary Guarantor's historical business practices; and

                           (b) such Account is subject to a Lien in favor of
                  the Administrative Agent and is not subject to Liens other than Permitted Account Liens.

                  "Environmental Laws": any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating or imposing liability or standards of conduct concerning protection of human health or the environment, as are now or may at any time hereafter be in effect.

                  "Environmental Reserve Amount": at any time, an amount equal to the product of (a) $75,000 and (b) the number of parcels of Eligible Mortgaged Real Property which are included in the Borrowing Base at such time.

                  "Equipment": all equipment, machinery, chattels, tools, dies, jigs, molds, parts, machine tools, furniture, furnishings, fixtures and supplies, of every nature, now owned or hereafter acquired by the Borrower or any Subsidiary Guarantor, wherever located, additions, accessories and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary for the operation and use of such personal property or fixtures, whether or not the same shall be deemed to be affixed to real property and in any event all "equipment" (as such term is defined in the UCC), but excluding Inventory.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors or other Governmental Authority having jurisdiction with respect thereto) prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate for deposits in Dollars for the period commencing on the first day of such Interest Period and ending on the last day of such Interest Period which appears on Telerate Page 3750 as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. If at least two rates appear on such Telerate Page for such Interest Period, the "Eurodollar Base Rate" shall be the arithmetic mean of such rates. If the "Eurodollar Base Rate" cannot be determined in accordance with the immediately preceding sentences with respect to any Interest Period, the "Eurodollar Base Rate" with respect to each day during such Interest Period shall be the rate per annum equal to the average (rounded upward to the nearest 1/100th of 1%) of the respective rates notified to the Administrative Agent by each of the Lenders as the rate at which such Lender is offered Dollar deposits at or about 10:00 A.M. Boston time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

                  "Eurodollar Loans": Term Loans and Revolving Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Event of Default": any of the events specified in Section 10, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Excepted Cash Equivalents": Cash Equivalents up to an aggregate amount at any one time equal to the amount not required to be pledged to the Administrative Agent by reason of subsection 9.8(b).

                  "Excess Availability": as of the date of determination, the excess of the Borrowing Base on such date as reflected on the most recently delivered Borrowing Base Certificate over the Aggregate Outstanding Extensions of Credit on such date.

                  "Excluded Subsidiaries": SerPlus Assurance Co., Ltd., SMC-SPE, Inc., SMC-SPE-2, Inc., Service Credit Corp. and their respective Subsidiaries.

                  "Existing Appraisal": with respect to any parcel of Material Real Property, (i) until the Administrative Agent receives its initial appraisals of each parcel of Material Real Property, the most recent appraised value of such parcels established under the Existing DIP Agreement, and (ii) thereafter, a final complete appraisal of the value of such parcel of Material Real Property, commissioned in connection with this Agreement from time to time in accordance with the provisions of Subsection 8.6(b) hereof and valued on an "alternative use" basis which in the reasonable judgment of the Administrative Agent satisfies all applicable requirements of FIRREA and the Uniform Standards of Professional Appraisal Practice.

                  "Existing DIP Agreement": is defined in the recitals hereof.

                  "Extension of Credit": with respect to any Lender, (a) the making of a Loan by such Lender and (b) the issuance or extension of a Letter of Credit in which such Lender has a participating interest.

                  "FRF": as defined in the preamble to this Agreement.

                  "Federal Funds Rate": means for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fee Letter": the fee letter of even date herewith between the Borrower and the Administrative Agent, as amended and in effect from time to time.

                  "Final Order": an order or judgment of the Bankruptcy Court as entered on the docket of the Clerk of the Bankruptcy Court, that has not been reversed, stayed, modified or amended, and as to which the time to appeal, petition for certiorari, reargument or rehearing has expired and no proceeding for certiorari, reargument or rehearing is pending or any right to appeal, reargue, petition for certiorari or seek rehearing has been waived, or if an appeal, reargument, petition for certiorari, or rehearing thereof has been sought, the order or judgment of the Bankruptcy Court has been affirmed by the highest court to which the order was appealed from which the reargument or rehearing was sought, or certiorari has been denied, and the time to take any further appeal or to seek certiorari or further reargument or rehearing has expired.

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of such lessee.

                  "FIRREA": the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

                  "First Day Orders": those orders entered by the Bankruptcy Court on the Petition Date or within five Business Days of the Petition Date or based on motions filed on the Petition Date.

                  "Fiscal Year": each fiscal year of the Borrower. Fiscal Years are referred to herein by reference to the calendar year in which a majority of the days comprising such Fiscal Year fall.

                  "Fixed Assets": plant, machinery, equipment, furniture and fixtures, leasehold improvements and other tangible property used in the operation of the business of the Borrower and its Subsidiaries.

                  "Fleet": Fleet National Bank, a national banking association and its successors.

                  "Floor Planning Facility": as to the Borrower or any Restricted Subsidiary, any manufacturer- or vendor-sponsored Inventory financing program (whether directly from the manufacturer or vendor or through a third party financing source) extending loans or trade terms to the Borrower or such Restricted Subsidiary and secured solely by such manufacturer's or vendor's named brand or identified Inventory, subject to the prior approval of the Administrative Agent in its reasonable discretion and execution and delivery of an intercreditor agreement reasonably acceptable to the Administrative Agent.

                  "Foreign Holding Company": any Subsidiary organized under the laws of any jurisdiction (including territories) within the United States of America whose sole assets (exclusive of assets with an aggregate book value not exceeding $5,000,000 and assets consisting of advances or loans to the Borrower or any of its Subsidiaries) consist of the Capital Stock of one or more Foreign Subsidiaries or other Foreign Holding Companies.

                  "Foreign L/C Commitment Sublimit": at any time, the lesser of
         (a) $10,000,000 and (b) the Revolving Credit Commitments then in effect.

                  "Foreign Subsidiary": any Subsidiary of the Borrower organized under the law of any jurisdiction outside the United States of America, excluding Inactive Subsidiaries, but including in any event Foreign Holding Companies.

                  "GAAP": generally accepted accounting principles in the United States of America in effect from time to time, provided that, solely for purposes of determining compliance with subsection 9.1, "GAAP" shall mean generally accepted accounting principles in the United States of America in effect as of the Effective Date.

                  "GOB Deal Shrink": an amount equal to (i) the difference between (A) the Inventory Value of the GOB Inventory and (B) the value of the GOB Inventory as determined by a physical inventory count taken immediately prior to the commencement of a going-out-of-business or similar sale at the GOB Stores, or (ii) in the absence of a physical count of the GOB Inventory, 3% of the Inventory Value of the GOB Inventory on the date of commencement of the going-out-of-business or similar sales.

                  "GOB Discount Amount": an amount equal to (i) the weighted average discount offered to customers during the applicable period of the going-out-of-business or similar sale, expressed as a percentage, multiplied by (ii) the GOB Inventory Amount.

                  "GOB Inventory": all Inventory located at GOB Stores as of the Calculation Date after the date of commencement of a going-out-of-business or similar sale at such GOB Stores.

                  "GOB Inventory Amount": as of any Calculation Date, the Inventory Value of the GOB Inventory as of such Calculation Date, minus (a) the Shrink Reserve in respect of such GOB Inventory as of such Calculation Date, minus (b) the GOB Deal Shrink as of such Calculation Date, minus (c) the Inventory Value of all GOB Inventory remaining at any GOB Store on the 91st day after the commencement of the going-out-of-business or similar sale with respect to such GOB Store.

                  "GOB Stores": the Borrower's and the Subsidiary Guarantors' stores which are in the process of being liquidated and closed, other than Store Closures.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), without duplication, any obligation, contingent or otherwise, of the guaranteeing person (a) under a guarantee, reimbursement, indemnity or similar obligation guaranteeing or in effect guaranteeing any Indebtedness of any other Person, in any manner, whether directly or indirectly, (b) to reimburse any other Person for drawings under undrawn letters of credit issued by such other Person for the account of the guaranteeing person, or (c) under a guarantee, reimbursement, indemnity or similar obligation to the extent the obligations of the guaranteeing person in respect thereof should be reflected as a liability in a consolidated balance sheet of the guaranteeing person (or should be reflected in the notes thereto) in accordance with GAAP, provided that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (ii) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing person in good faith.

                  "IE System": the Borrower's electronic inventory evaluation system which tracks Inventory on a store-by-store basis.

                  "In-Transit Cash": as of the date of determination, the aggregate amount of (i) cash and cash equivalents of the Borrower and the Subsidiary Guarantors which is deposited into deposit accounts covered by Blocked Account Agreements, plus (ii) the net amount receivable by the Borrower and the Subsidiary Guarantors in respect of Visa, Mastercard or other branded credit card receivables (after deduction of discounts and fees payable to the processors of such credit card receivables) to the extent such amounts are credited to deposit accounts covered by Blocked Account Agreements or other arrangements acceptable to the Administrative Agent in its sole discretion exercised commercially reasonably, in each case prior to the transfer of such amounts to the Collateral Account.

                  "Inactive Subsidiary": any Subsidiary of the Borrower which (and only for so long as such Subsidiary) (a) does not own assets with an aggregate book value in excess of $5,000,000 and (b) is not then engaged in any business.

                  "Indebtedness": of any Person at any date (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities and accounts payable incurred in the ordinary course of business and payable in accordance with the Borrower's and its Restricted Subsidiaries' customary practices and extensions thereof), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations (to the extent capitalized for accounting purposes) of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all obligations of the types described in the other clauses of this definition secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (f) all obligations of such Person in respect of interest rate and currency hedging agreements. For purposes of this Agreement,
         (x) the amount of any Indebtedness referred to in clause (f) of the preceding sentence shall be the net amounts (including by offset of amounts payable thereunder), including any net termination payments, required to be paid to a counterparty rather than any notional amount with regard to which payments may be calculated and (y) any obligations described in clauses (a) through (e) above denominated in a currency other than Dollars shall be determined after giving effect to related currency swap and hedging agreements. It is understood and agreed that "Indebtedness" of a Person (i) shall include advances or loans to such Person under Floor Planning Facilities and (ii) shall not include (A) obligations of such Person in respect of letters of credit to the extent such obligations are not reflected as liabilities on the consolidated balance sheet of such Person (excluding the notes to such balance sheet) in accordance with GAAP or (B) obligations of such Person in respect of consignments of Inventory to such Person.

                  "Indemnified Liabilities": as defined in subsection 12.5.

                  "Ineligible Inventory Amount": as of any Calculation Date, the Inventory Value of all Inventory of the Borrower and the Subsidiary Guarantors that falls in any one or more of the following categories as of such Calculation Date:

                           (a) Consignment Inventory or any other Inventory
                  that (i) is not owned solely by the Borrower or any such Subsidiary Guarantor or (ii) is leased by or on consignment or sale-or-return to the Borrower or any such Subsidiary Guarantor;

                           (b) Inventory that is not located at (or in transit
                  between) property that is owned or leased by the Borrower or any Subsidiary Guarantor, other than Landed Inventory and Customs Broker Inventory;

                           (c) Inventory that is damaged or defective or has
                  otherwise been segregated for return to the vendor thereof;

                           (d) Inventory that is not located in the United
                  States of America;

                           (e) Inventory which is not subject to a Lien in
                  favor of the Administrative Agent or is subject to any Lien (other than Permitted Inventory Liens);

                           (f) Inventory which is subject to a Lien in
                  connection with Floor Planning Facilities;

                           (g) Inventory that is being repaired or is used in
                  the repair of other Inventory; and

                           (h) Inventory consisting of "Samples" which is not
                  included in the normal merchandising assortment but has been supplied by vendors for consideration to be included in the merchandising assortment.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Instrument": any "instrument" (as such term is defined in the UCC) now owned or hereafter acquired by the Borrower or any Subsidiary Guarantor.

                  "Intellectual Property": as defined in subsection 6.17.

                  "Intercompany Debt": with respect to the Borrower, any Indebtedness of the Borrower to any Subsidiary Guarantor and, with respect to any Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor, including all amounts payable in respect thereof whether in respect of principal, interest or otherwise.

                  "Interest Expense": of any Person for any period, (a) the amount of interest expense, both expensed and capitalized, of such Person and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP for such period, plus, without duplication, that portion of payments under Financing Leases of such Person attributable to interest expense of such Person for such period in accordance with GAAP minus (b) the amount of interest income of such Person and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP for such period.

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each calendar quarter, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Swing Line Loan, the last day of each calendar quarter.

                  "Interest Period": with respect to any Eurodollar Loan:

                           (a) initially, the period commencing on the
                  borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter (or such shorter periods as the Administrative Agent may permit), as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                           (b) thereafter, each period commencing on the last
                  day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter (or such shorter periods as the Administrative Agent may permit), as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (1) if any Interest Period would otherwise end on a
                  day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (2) any Interest Period that would otherwise extend
                  beyond the Termination Date, will end on the Termination Date; and

                           (3) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Inventory": goods now owned or hereafter acquired by the Borrower or any Subsidiary Guarantor and held for sale or lease or to be furnished under contracts of service or so leased or furnished, and all raw materials, work in process or materials used or consumed in a business, and in any event including all "inventory" (as such term is defined in the UCC) but excluding Equipment.

                  "Inventory Value": with respect to any Inventory of the Borrower or any Subsidiary Guarantor reflected on the Borrower's Borrowing Base Certificate, the value of such Inventory valued at cost on the IE System on a basis consistent with the Borrower's or such Subsidiary Guarantor's current and historical accounting practice (without giving effect to markdowns, intercompany profit, rebates and discounts, accounts payable inventory accruals and capitalized inventory costs on the consolidated balance sheet of the Borrower and its Consolidated

         Subsidiaries in respect of Inventory), plus freight charges incurred in connection therewith, minus accruals for deferred volume rebates (it being understood that the amount of freight charges and accruals for deferred volume rebates shall be determined monthly as of the end of the most recent fiscal month, notwithstanding the fact that Borrowing Base Certificates may be delivered more frequently than monthly pursuant to this Agreement). The value of the Inventory as set forth above will, without duplication for any element of the Shrink Reserve, be calculated net of the reserve established by the Borrower or any Subsidiary Guarantor on a basis consistent with the Borrower's or such Subsidiary Guarantor's current and historical accounting practice in respect of lost, misplaced or stolen Inventory at such time. In addition the value of Inventory that is subject to a layaway purchase by any customer shall be valued net of any deposits made by such customer therefor.

                  "Investment":  as defined in subsection 9.8.

                  "Investment Securities": all Instruments and all "securities" (as such term is defined in the UCC) now owned or hereafter acquired by the Borrower or any Subsidiary Guarantor, other than (a) Pledged Stock, (b) Capital Stock of any Subsidiary that is not expressly required to be pledged pursuant to this Agreement or the Master Security Agreement, (c) Cash Equivalents and (d) any note, debenture, bond or other Instrument evidencing Intercompany Debt.

                  "Issuing Banks": initially, each Lender and each Affiliate of a Lender specified on Schedule 1.1(a) as an Issuing Bank in its capacity as issuer of a Letter of Credit. Additional Lenders or Affiliates of additional Lenders may from time to time be designated as "Issuing Banks" by the Borrower (in each case, with the consent of such Lender and such Affiliate) by written notice to such effect from the Borrower to the Administrative Agent, provided that if the Borrower fails to comply with the provisions of subsection 8.2(g) hereof and such failure is not cured within five Business Days of notice thereof from the Administrative Agent, the Administrative Agent may notify the Borrower that, from and after the date of such notification, no Person other than Fleet may thereafter be an Issuing Bank. Each Affiliate of a Lender acting as an Issuing Bank shall be deemed to have agreed to be bound by, and shall have the benefits of, the provisions of this Agreement and the other Loan Documents applicable to Issuing Banks and shall be deemed a party hereto.

                  "Judgment Currency":  as defined in subsection 12.18.

                  "Landed Inventory": any Inventory which has arrived in the United States and cleared customs but which has not been delivered to property that is owned or leased by the Borrower or any Subsidiary Guarantor as long as such Inventory (a) is fully paid and subject only to a Lien in favor of the Administrative Agent (other than Permitted Inventory Liens), (b) is in the possession of the Borrower or any Subsidiary Guarantor or any agent thereof and (c) is reported in a Borrowing Base Certificate separately from other Inventory included in the calculation of the Available Inventory Amount.

                  "L/C Commitment": the lesser of (a) $150,000,000 and (b) the Revolving Credit Commitments then in effect.

                  "L/C Fee Payment Date": the last day of each calendar quarter and the Termination Date.

                  "L/C Obligations": at any time, an amount equal to the sum of
         (a) the Trade Letter of Credit Outstandings at such time and (b) the Standby Letter of Credit Outstandings at such time.

                  "L/C Participants": the collective reference to all the Revolving Credit Lenders.

                  "Lender" and "Lenders": as defined in the preamble to this Agreement.

                  "Letters of Credit": as defined in subsection 3.6(a).

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any Term Loan, Revolving Loan or Swing Line Loan, as the case may be.

                  "Loan Documents": this Agreement, the Notes, the Fee Letter, the Master Security Agreement and all other Security Documents, each Application, the other documents executed or delivered pursuant to subsection 7.1 by the Borrower or any Subsidiary of the Borrower and all other instruments, agreements and written contractual obligations between the Borrower and any Subsidiary of the Borrower, on the one hand, and any of the Administrative Agent or the Lenders, on the other hand, in each case delivered to either the Administrative Agent or such Lender before, on, or after the Effective Date pursuant to or in connection with the transactions contemplated hereby.

                  "Loan Parties": the collective reference to the Borrower and the Subsidiary Guarantors.

                  "Lockbox Agreement": as defined in the Master Security Agreement.

                  "Majority Lenders": at any time, Lenders the Voting Percentages of which aggregate more than 50%.

                  "Majority Revolving Credit Lenders": at any time, Revolving Credit Lenders the Revolving Credit Commitment Percentages of which aggregate more than 50%.

                  "Majority Term Loan Lenders": at any time, Term Loan Lenders whose Term Loans aggregate more than 50% of the outstanding principal amount of all Term Loans.

                  "Master Security Agreement": the Master Security Agreement to be made by the Borrower and each Subsidiary Guarantor in favor of the Administrative Agent, in substantially the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Material Adverse Effect": a material adverse effect on (a) the business, operations, performance, property, or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the ability of the Borrower or any Subsidiary Guarantor, taken as a whole, to perform their respective obligations under this Agreement or any of the other Loan Documents or the material rights or remedies, of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Material Real Property": real property not subject to a mortgage, deed of trust or other similar instrument (other than pursuant hereto or any other Loan Document or the Permanent Order) that (a) (i) is owned in fee by the Borrower or any Subsidiary Guarantor and is not subject to a ground lease in favor of any other Person as lessee, (ii) is located in the United States or Puerto Rico and (iii) (A) has been developed with a retail store, distribution center, shopping center or office building with respect to which a certificate of occupancy or temporary certificate of occupancy or the local equivalent thereof (or any other similar proof of completion) shall have been issued by the relevant Governmental Authority, (B) is being developed with a retail store, distribution center, shopping center or office building which is under construction as of the Effective Date or (C) is undeveloped and has a book value (excluding soft costs) of at least $1,000,000 or
         (b) (i) (A) consists of a developed retail store, distribution center, shopping center or office building with respect to which a certificate of occupancy or temporary certificate of occupancy or the local equivalent thereof (or any other similar proof of completion) shall have been issued by the relevant Governmental Authority, or (B) is being developed with a retail store, distribution center, shopping center or office building which was under construction as of the Effective Date, (ii) is located on property which is subject to a ground lease in favor of the Borrower or any Subsidiary Guarantor as lessee and no consent shall be required under such ground lease to mortgage or foreclose upon such property (or such consent shall have been obtained), (iii) is or, upon completion, will be classified as an owned retail store, distribution center, shopping center or office building by the Borrower or such Subsidiary Guarantor and (iv) is located in the United States or Puerto Rico.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Mechanics' Lien Reserve Amount": with respect to any parcel of Eligible Mortgaged Real Property at any time, an amount equal to the excess, if any, of (a) the sum of all outstanding amounts which are then secured by mechanics' liens on such parcel of Eligible Mortgaged Real Property and which have been outstanding for a period in excess of one year over (b) $200,000.

                  "Mortgage": a fee or ground leasehold mortgage, deed of trust or other similar document executed and delivered in favor of the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time and in effect.

                  "Mortgage Value": with respect to any parcel of Eligible Mortgaged Real Property, the lesser of (a) the maximum stated amount secured by the Lien on such parcel of Eligible Mortgaged Real Property granted in favor of the applicable secured mortgagee pursuant to the relevant Mortgage and (b) the value of such parcel of Eligible Mortgaged Real Property set forth in the Existing Appraisal delivered with respect thereto.

                  "Mortgaged Property": all property of the Borrower and any Subsidiary Guarantor in which the Administrative Agent is granted a Lien pursuant to the Master Security Agreement or the Permanent Order.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Income": of any Person for any period, net income of such Person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

                  "Net Recoverable Value": as to the Inventory of the Borrower and the Subsidiary Guarantors, the amount determined based upon periodic audits or appraisals of such Inventory to be equal to the percentage of the cost of Inventory which could be realized (net of disposal costs and expenses) in a liquidation sale of the Inventory at such time.

                  "Non-Continuing EBITDA Items": With respect to any period, the following (without duplication): (i) the revenues and cost of goods sold for discontinued product lines pursuant to the Business Plan; (ii) all other expenses associated with the clearance of such discontinued product lines; (iii) advertising expenses and cooperative income associated with discontinued product lines; (iv) store payroll, benefits and other expenses that are either directly associated with the conversion of stores pursuant to the Business Plan, or which would not have been incurred had the conversions been completed; (v) all expenses associated with the Orlando and Montgomery distribution centers; (vi) all corporate payroll, benefits and other expenses arising in connection with positions to be eliminated pursuant to the Business Plan; and (vii) severance for employees terminated or to be terminated as a result of the discontinued product lines, distribution center closures and corporate downsizing; in each of the above cases to the extent arising after February, 2000.

                  "Non-Excluded Taxes":  as defined in subsection 4.10.

                  "Notes": the collective reference to any Revolving Credit Notes, Term Notes or Swing Line Notes.

                  "Overdraft": at any time, the amount by which the aggregate amount debited from any deposit, concentration, operating or disbursement account maintained by the Borrower or any Subsidiary Guarantor with any Lender or any Affiliate of any Lender, as a result of processing of payment orders issued by the Borrower or such Subsidiary Guarantor or otherwise, exceeds the aggregate funds on deposit in such account.

                  "Parcel": when used in connection with any parcel of real property, means such parcel of real property, together with all of the structures, buildings and other improvements located thereon and all other property associated therewith and, when used in connection with any parcel of real property subject to a ground lease in favor of the Borrower or any Subsidiary Guarantor as lessee, means the leasehold interest in such ground lease.

                  "Participant":  as defined in subsection 12.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority which succeeds to the powers and functions thereof.

                  "Permanent Facility": the revolving credit facility and term loans made available from and after the Effective Date pursuant to subsection 3.1(a), as approved by the Permanent Order.

                  "Permanent Order": that certain order entered by the Bankruptcy Court approving this Agreement, in form and substance satisfactory to the Administrative Agent, in substantially the form of Exhibit E. For purposes hereof, the references in the Permanent Order to the "Revolving Credit Lenders" shall include all Lenders (both Revolving Credit Lenders and Term Loan Lenders) hereunder.

                  "Permitted Account Liens": the collective reference to Liens permitted by subsections 9.3(a), 9.3(b), 9.3(l) and 9.3(u).

                  "Permitted Book-Entry Securities": securities (i) which conform in all respects to the requirements set forth in the definition of Cash Equivalents except that such securities are not evidenced by a certificate and (ii) in which the Administrative Agent shall have acquired a perfected first priority security interest or in the security entitlement with respect thereto in the manner provided by the UCC.

                  "Permitted Expenses": expenses arising from claims in the Reorganization Cases of the following parties for the following amounts: (i)(A) allowed professional fees and disbursements incurred by the professionals (the "Professionals") retained, pursuant to sections 327(a) or (e) of the Bankruptcy Code under a general retainer (excepting ordinary course professionals) or 1103(a), by the Loan Parties and up to two statutory committees (each, a "Committee") appointed in the Reorganization Cases and (B) the expenses of any member of any such Committee allowed under section 503(b)(3)(F) of the Bankruptcy Code, which collectively may not exceed the sum of $3,000,000 in the aggregate, inclusive of any holdbacks required by the Bankruptcy Court for post-default services, plus professional fees and disbursements previously incurred, accrued or invoiced prior to the occurrence of an Event of Default and the delivery of notice as provided below, to the extent previously or subsequently allowed, and
         (ii) quarterly fees required to be paid to the United States Trustee pursuant to 28 U.S.C. ss. 1930(a)(6) and any fees payable to the Clerk of the Bankruptcy Court; provided that notwithstanding the occurrence or continuance of an Event of Default, no fees or disbursements incurred, accrued or invoiced during the pendency of an Event of Default shall reduce the gross amount of the Permitted Expenses prior to the delivery (by hand, facsimile or overnights delivery) to the Borrower and counsel to the Committee of a notice by the Administrative Agent of the Borrower's noncompliance with the terms of this Agreement and the triggering of the dollar limitations set forth above; provided, further that Permitted Expenses shall not include, apply to or be available for any fees or expenses incurred by any person, including the Professionals or the Committee, in (A) objecting to or contesting in any manner, or in raising any defenses to, the validity, extent, perfection, priority or enforceability of Indebtedness arising under this Agreement (or any other Loan Documents related thereto) or any liens or security interests with respect thereto or any other rights or interests of the Administrative Agent or the Lenders, or in asserting any claims or causes of action, including, without limitation, any actions under chapter 5 of the Bankruptcy Code, against the Administrative Agent or the Lenders, (B) preventing, hindering or delaying the Lenders' or the Administrative Agent's enforcement or realization upon any of the Collateral (during the continuance of an Event of Default), (C) using cash collateral or selling any Collateral except as permitted herein, (D) incurring Indebtedness except as permitted herein or (E) modifying the Lenders' or the Administrative Agent's rights under this Agreement or the other Loan Documents in a non-consensual manner. The automatic stay shall be deemed lifted with respect to the delivery by the Administrative Agent or the Lenders of the notice notifying the Borrower of the commencement of the limitation described above.

                  "Permitted Inventory Liens": the collective reference to Liens permitted by subsections 9.3(a), 9.3(b), 9.3(l) and 9.3(u).

                  "Permitted Mortgage Liens": the collective reference to Liens permitted by subsections 9.3(a), 9.3(b), 9.3(e), 9.3(l) and 9.3(u).

                  "Permitted Prepetition Claim Payment": a payment (as adequate protection or otherwise) on account of any Claim arising or deemed to have arisen prior to the commencement of the Reorganization Cases, which is made (i) pursuant to authority granted by a First Day Order of the Bankruptcy Court, (ii) in connection with (A) pre-petition Consignment Inventory Claims, (B) reclamation Claims up to $15,000,000, (C) pre-petition sales tax and payroll tax Claims, (D) Claims in respect of the assumption of leases and other contractual obligations, and (E) in respect of pre-petition secured Indebtedness, in amounts pursuant to this clause (E) that do not exceed $4,000,000 for any fiscal quarter, (F) pursuant to an effective order of the Bankruptcy Court, unless the Administrative Agent has filed with the Bankruptcy Court and not withdrawn an objection to such authorization, and (G) additional payments in respect of pre-petition Claims of up to $15,000,000, or (iii) in satisfaction of secured Indebtedness by application of the Proceeds received from the sale of the specific assets securing such Indebtedness.

                  "Permitted Sale-Leaseback": as defined in subsection 9.11.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or other entity of whatever nature.

                  "Petition Date": as defined in the recitals hereto.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Plan of Reorganization": a proposed plan of reorganization for the Borrower whether filed with or confirmed by order of the Bankruptcy Court.

                  "Pledged Securities": the collective reference to (i) the Pledged Stock, (ii) all Investment Securities, (iii) all Cash Equivalents, Permitted Book-Entry Securities and funds held or on deposit from time to time in the Securities Accounts, and (iv) all Proceeds thereof, except as provided for in subsection 10.9 of the Master Security Agreement.

                  "Pledged Stock": the shares of Capital Stock set forth on
         Schedule 2 to the Master Security Agreement and other shares of Capital Stock pledged thereunder from time to time pursuant to Section 4 thereof.

                  "Pledgors": the collective reference to the obligors parties to the Master Security Agreement.

                  "Post-Confirmation Credit Agreement": as defined in Section 5 hereof.

                  "Proceeds": as defined in the UCC.

                  "Professionals": as defined in the definition of "Permitted Expenses".

                  "Protective Advance": as defined in subsection 3.16(f).

                  "Qualified Stock": any stock of the Borrower which does not by its terms mature or require repurchase or redemption thereof in whole or in part on or prior to the first anniversary of the Termination Date.

                  "Real Property Amortization Amount": with respect to all Eligible Mortgaged Real Property at any time, an amount equal to (a) $500,000 times (b) the number of full three-month periods that have been elapsed since the Effective Date.

                  "Register":  as defined in subsection 12.6(d).

                  "Regulation U": Regulation U of the Board of Governors as in effect from time to time.

                  "Regulation X": Regulation X of the Board of Governors as in effect from time to time.

                  "Reimbursement Obligation": the obligation of the Borrower pursuant to subsection 3.10(a) to reimburse each Issuing Bank for amounts drawn under any Letter of Credit issued by such Issuing Bank.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reorganization Cases": the collective reference to the cases of the Borrower and the Subsidiary Guarantors pursuant to chapter 11 of the Bankruptcy Code pending in the Bankruptcy Court.

                  "Reportable Event": any of the events set forth in Section 4043 of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. ss. 4043.

                  "Required Lenders": at any time, Lenders the Voting Percentages of which aggregate more than 66-2/3%.

                  "Requirement of Law": as to any Person, the Certificate or Articles of Incorporation and Bylaws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject (including, without limitation, laws, ordinances and regulations pertaining to the zoning, occupancy and subdivision of real property).

                  "Reserve Calculation Date": the date of the second Borrowing Base Certificate of any month, in which Borrowing Base Certificate the various reserve amounts shall be calculated and/or revised based upon the operating results as of the end of the previous fiscal month.

                  "Responsible Officer": the chief executive officer, the president, any executive vice president, the chief financial officer or the treasurer of the Borrower or, with respect to financial matters, the chief executive officer, the president, the executive vice president-finance, the chief financial officer, the treasurer or comptroller of the Borrower, provided that, for purposes of subsection 10.3(f) of the Master Security Agreement and subsection 8.7 and Section 10(d) only, a "Responsible Officer" shall also include the general counsel and any assistant treasurer of the Borrower.

                  "Restricted Payments":  as defined in subsection 9.6.

                  "Restricted Subsidiaries": collectively, the Domestic Subsidiaries and Foreign Subsidiaries.

                  "Revolving Credit Commitment": as to any Lender, the obligation of such Lender to make Revolving Loans to and/or participate in Swing Line Loans to and/or issue or participate in Letters of Credit issued on behalf of the Borrower in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a) under the heading "Revolving Credit Commitment", as such amount may be reduced from time to time pursuant to this Agreement or as such amount may be adjusted from time to time pursuant to subsection 12.6.

                  "Revolving Credit Commitment Percentage": as to any Lender (a) at any time prior to the termination of the Revolving Credit Commitments, the percentage of the Revolving Credit Commitments then constituted by such Lender's Revolving Credit Commitment and (b) at any time after the termination of the Revolving Credit Commitments, that amount expressed as a percentage derived by dividing (i) the sum of (x) such Lender's Revolving Loans then outstanding plus (y) the product of such Lender's Revolving Credit Commitment Percentage immediately prior to the termination of the Revolving Credit Commitments (after giving effect to any permitted assignment pursuant to subsection 12.6) times the sum of (1) the aggregate principal amount of Swing Line Loans then outstanding plus (2) the L/C Obligations then outstanding by (ii) the sum of (x) the aggregate principal amount of Revolving Loans of all the Lenders then outstanding plus (y) the aggregate principal amount of all Swing Line Loans then outstanding plus (z) the aggregate L/C Obligations then outstanding.

                  "Revolving Credit Commitment Period": the period from and including the Effective Date to, but not including, the Termination Date.

                  "Revolving Credit Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans made by such Lender then outstanding and
         (b) such Lender's Revolving Credit Commitment Percentage of the sum of
         (i) the aggregate principal amount of Swing Line Loans then outstanding and (ii) the L/C Obligations then outstanding.

                  "Revolving Credit Lender": any Lender with an unused Revolving Credit Commitment hereunder and/or any Revolving Loans outstanding hereunder.

                  "Revolving Loans":  as defined in subsection 3.1(a).

                  "Revolving Credit Note":  as defined in subsection 4.13(d).

                  "Rolling 12-Month EBITDA": for any fiscal month, Consolidated EBITDA for the consecutive twelve-fiscal month period ending with the end of such fiscal month.

                  "Sale-Leaseback":  as defined in subsection 9.11.

                  "SEC": the Securities and Exchange Commission and any Governmental Authority which succeeds to the powers and functions thereof.

                  "Secured Obligations": all of the following, in each case whether now existing or hereafter incurred or created, except to the extent otherwise expressly provided in the agreements or instruments relating thereto:

                           (i)   the Credit Agreement Obligations;

                           (ii) all sums payable by the Borrower and the Subsidiary Guarantors under the Master Security Agreement or any other Security Document;

                           (iii) liabilities of the Borrower or any Subsidiary
                  Guarantor for Overdrafts; and

                           (iv) liabilities and obligations of the Borrower or any Subsidiary Guarantor under Derivative Agreements.

         When used in this Agreement or any of the other Loan Documents with respect to any of the Secured Obligations that constitute the obligations of the Borrower or any Subsidiary Guarantor in respect of a Letter of Credit issued on behalf of the Borrower or such Subsidiary Guarantor or under any Derivative Agreement or any similar obligation, the term "outstanding" shall include, at any time, without duplication, the aggregate of the principal, interest and other amounts then outstanding that are the subject of such Letter of Credit or similar obligation that have not then been reimbursed by the Borrower or the relevant Subsidiary Guarantor and the amount then available to be drawn or demanded under such Letter of Credit or similar obligation (assuming compliance with all conditions to drawing) or the termination liabilities, if any, of the Borrower or the Subsidiary Guarantor under such Derivative Agreement.

                  "Secured Parties": the Lenders, the Issuing Banks, the Administrative Agent, each counterparty to any Derivative Agreement entered into with the Borrower (if such counterparty is a Lender or an Affiliate of a Lender) and the beneficiaries of each indemnification obligation of any Loan Party undertaken in any Loan Document, and the successors and assigns of each of the foregoing.

                  "Securitization Entity": with respect to the Borrower or any Subsidiary, a corporation, partnership, trust, limited liability company or other entity that is formed by the Borrower or such Subsidiary for the purpose of effecting or facilitating a Securitization Transaction and which engages in no business and incurs no Indebtedness or other liabilities other than those related to or incidental to the Securitization Transaction.

                  "Securitization Transaction": a transaction or series of related transactions pursuant to which a corporation, partnership, trust, limited liability company or other entity incurs obligations or issues interests, the proceeds of which are used to finance a discrete pool (which may be fixed or revolving) of receivables, leases or other financial assets, or a discrete portfolio of real property or equipment, subject in each case (except as to credit card receivable securitizations and securitizations of real properties in compliance with the provisions of subsection 9.5(f) hereof) to the approval of the Administrative Agent .

                  "Securities Account": any account which is maintained with the Administrative Agent or any agent thereof or any instructions delivered by the Borrower or a Subsidiary Guarantor to the Administrative Agent or such agent in accordance with subsection 4.8(a) of the Master Security Agreement, in which all Pledged Securities which are Cash Equivalents (other than Excepted Cash Equivalents) are to be held by the Administrative Agent or a custodian or other agent of the Administrative Agent, subject to release upon request by the relevant Pledgor strictly in accordance with subsection 4.8(c) of the Master Security Agreement thereafter, and in each of which the Administrative Agent shall have a perfected first priority security interest.

                  "Security": as defined in subsection 1.1 of the Master Security Agreement.

                  "Security Documents": the collective reference to the Master Security Agreement, the Blocked Account Agreements, the Custody and Control Agreements, the Lockbox Agreements and each other agreement entered into pursuant to subsection 11.1(b) of the Master Security Agreement.

                  "Senior Notes Indenture": the Indenture, dated as of October 15, 1993, between the Borrower and State Street Bank and Trust Company (as successor trustee to The First National Bank of Boston), as trustee, as amended, supplemented or otherwise modified from time to time.

                  "Shrink Reserve": as of any Calculation Date, an amount equal to 1.75% of the cost of Inventory as reflected on the IE System. Such Shrink Reserve percentage shall adjust from time to time at the Administrative Agent's sole discretion exercised commercially reasonably in accordance with customary business practices, based on the results of the Borrower's cycle and physical Inventory counts.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "SMC": Service Merchandise Company, Inc., a Tennessee corporation.

                  "Special Purpose Subsidiary": any Subsidiary of the Borrower organized solely for the purpose of (a) holding a license or permit issued by any Governmental Authority and used in connection with the business of the Borrower and/or its Subsidiaries or (b) providing employee services for use in the foreign operations of the Borrower or any of its Subsidiaries, provided that such Subsidiary shall only be a "Special Purpose Subsidiary" for so long as such Subsidiary does not own any assets (other than any such license or permit and other than any assets with a book value not exceeding $5,000,000 in the aggregate) and does not engage in any business other than holding such license or permit or providing such employee services and, in each case, activities directly related thereto.

                  "Standby L/C Fee Rate": at any time, the rate per annum on the aggregate undrawn amount of Standby Letters of Credit equal to the then Applicable Margin for Eurodollar Loans minus 0.25% per annum provided that during the continuance of an Event of Default the Standby L/C Fee Rate shall be increased by 2.0% per annum.

                  "Standby Letter of Credit": as defined in subsection
         3.6(b)(i).

                  "Standby Letter of Credit Outstandings": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Standby Letters of Credit issued in Dollars, (b) the Dollar Equivalent of the aggregate then undrawn and unexpired amount of then outstanding Letters of Credit issued in currencies other than Dollars (such Dollar Equivalent to be determined as of the date of issuance of such Standby Letter of Credit), (c) the aggregate amount of Reimbursement Obligations in respect of Standby Letters of Credit issued in Dollars which have not then been paid pursuant to subsection 3.10(a) and (d) (i) the Dollar Equivalent of the aggregate amounts of Reimbursement Obligations in respect of Standby Letters of Credit issued in currencies other than Dollars which have not been reimbursed pursuant to subsection 3.10(a) (such Dollar Equivalent to be calculated as of the date such Reimbursement Obligation becomes due and payable) and which have not been converted into Dollars in accordance with subsection 3.10(a) and (ii) the aggregate amount of Reimbursement

         Obligations in respect of Standby Letters of Credit issued in currencies other than Dollars which have not been reimbursed pursuant to subsection 3.10(a) and which have been converted into Dollars in accordance with such subsection.

                  "Store Closures": Liquidations and/or closures of the Borrower's and Restricted Subsidiaries stores (including, without limitation, the equipment associated therewith) and the complete Inventory therein not to exceed $125,000,000 of Inventory Value.

                  "Structuring Fee": the "Structuring Fee" payable to the Administrative Agent on the Effective Date in the amount and on the terms set forth in the Fee Letter.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantor": each Subsidiary set forth on Schedule
         6.13 under the heading "Initial Subsidiary Guarantors", together with each other Subsidiary that becomes a party to the Master Security Agreement in compliance with subsection 8.11.

                  "Swing Line Commitment": the lesser of (a) $50,000,000 and (b) the Revolving Credit Commitments then in effect.

                  "Swing Line Lender": FRF and any other Lender acceptable to the Administrative Agent that agrees to be a Swing Line Lender.

                  "Swing Line Loans":  as defined in subsection 3.14.

                  "Swing Line Note":  as defined in subsection 4.13(f).

                  "Tax Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Telerate Page 3750": the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that service for the purpose of displaying comparable rates or prices).

                  "Term Loan":  as defined in subsection 2.1.

                  "Term Loan Lender": any Lender with Term Loans outstanding hereunder.

                  "Term Note":  as defined in subsection 4.13(e).

                  "Termination Date": the earliest of (i) April 14, 2004, (ii) the Consummation Date and (iii) the date of termination in whole of the Revolving Credit Commitments pursuant to subsection 3.4 or Section 10.

                  "Trade L/C Fee Rate": at any time the rate per annum on the aggregate undrawn amount of Trade Letters of Credit equal to 1.25%, provided that during the continuance of any Event of Default, the Trade L/C Fee Rate shall be 3.25% per annum.

                  "Trade Letter of Credit":  as defined in subsection 3.6(b)(i).

                  "Trade Letter of Credit Outstandings": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Trade Letters of Credit issued in Dollars, (b) the Dollar Equivalent of the aggregate then undrawn and unexpired amount of the then outstanding Trade Letters of Credit issued in currencies other than Dollars (such Dollar Equivalent to be calculated as of the date of issuance of such Letters of Credit), (c) the aggregate amount of Reimbursement Obligations in respect of Trade Letters of Credit issued in Dollars which have not then been paid pursuant to subsection 3.10(a), and (d) (i) the Dollar Equivalent of the aggregate amount of Reimbursement Obligations in respect of Trade Letters of Credit issued in currencies other than Dollars which have not then been paid pursuant to subsection 3.10(a) (such Dollar Equivalent to be calculated as of the date such Reimbursement Obligation becomes due and payable) and which have not been converted into Dollars in accordance with subsection 3.10(a), and (ii) the aggregate amount of Reimbursement Obligations in respect of Trade Letters of Credit issued in currencies other than Dollars which have not been reimbursed pursuant to subsection 3.10(a) and which have been converted into Dollars in accordance with such subsection.

                  "Tranche": the collective reference to Eurodollar Loans, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day).

                  "Transferee":  as defined in subsection 12.6(f).

                  "Transaction Costs": the fees, costs and expenses payable by the Borrower to the Administrative Agent or any Lender (as provided in Subsection 12.5 hereof) in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby.

                  "Type": as to any Term Loan or Revolving Loan, its nature as an ABR Loan or a Eurodollar Loan.

                  "UCC": the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts from time to time or, where applicable as to specific Collateral, any other relevant state.

                  "UCC Filing Collateral": Collateral (other than fixtures) as to which filing financing statements under the UCC of the applicable jurisdiction is an appropriate method of perfection of a security interest in such Collateral.

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and the International Standby Practices - ISP98, International Chamber of Commerce Publication No. 590, each as the same may be amended or revised from time to time.

                  "Voting Percentage": as to any Lender (a) at any time prior to the termination of the Revolving Credit Commitments, that amount expressed as a percentage derived by dividing (i) the sum of (x) such Lender's Revolving Credit Commitment plus (y) the outstanding principal amount of such Lender's Term Loan by (ii) the sum of (x) the Revolving Credit Commitments of all the Lenders, plus (y) the aggregate principal amount of Term Loans of all the Lenders then outstanding and (b) at any time after the termination of the Revolving Credit Commitments, that amount expressed as a percentage derived by dividing (i) the sum of (x) the principal amount of such Lender's Loans (other than Swing Line Loans) then outstanding plus (y) the product of such Lender's Revolving Credit Commitment Percentage times the L/C Obligations and Swing Line Loans then outstanding by (ii) the sum of
         (x) the aggregate principal amount of Loans of all the Lenders then outstanding plus (y) the aggregate L/C Obligations of all the Lenders then outstanding.



         1.2      Other Definitional Provisions.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The word "including" shall mean "including, without limitation" unless the context otherwise requires.

                  (e) The meanings given to defined terms herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION  2.       AMOUNTS AND TERMS OF TERM LOANS

         2.1 Term Loans. On the Effective Date the Term Loan Lenders shall make Term Loans to the Borrower in an aggregate principal amount not to exceed $85,000,000, the proceeds of which will be used to repay outstanding Indebtedness under the Existing DIP Agreement. After giving effect to such Term Loans under this Agreement, each Term Loan Lender shall have outstanding a Term Loan owing to it by the Borrower in a principal amount equal to the amount set forth opposite such Lender's name on Schedule 1.1(a). The Term Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsection 4.2.

         2.2 Repayment of Term Loans. The Borrower hereby agrees to pay interest on the unpaid principal amount of the Term Loans from time to time outstanding from the Effective Date until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.4. The principal amount of the Term Loans shall be prepaid in accordance with the provisions of subsection 3.4. The outstanding principal amount of the Term Loans shall be payable on the Termination Date.

section 3. AMOUNTS AND TERMS OF REVOLVING CREDIT COMMITMENTS AND THE INTERIM FACILITY

         3.1      Revolving Credit Commitments.

                  (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Revolving Credit Lender's Revolving Credit Commitment Percentage of an amount equal to the sum of (i) the aggregate principal amount of Swing Line Loans then outstanding plus (ii) the then outstanding L/C Obligations (in each case, after giving effect to the use of proceeds of such Revolving Loans), does not exceed the amount of such Revolving Credit Lender's Revolving Credit Commitment, provided that no Revolving Credit Lender shall be required to make a Revolving Loan to the extent that, after giving effect thereto, the Aggregate Outstanding Extensions of Credit at such time would exceed the Borrowing Base. During the Revolving Credit Commitment Period, the Borrower may use the Revolving Credit Commitments by borrowing, prepaying and reborrowing the Revolving Loans in whole or in part, all in accordance with the terms and conditions hereof.

                  (b) The Revolving Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 3.2 and 4.2.

         3.2 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent (a) prior to 12:00 Noon, Boston time, two Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Loans are to be initially Eurodollar Loans or (b) prior to 3:00 p.m., Boston time, on the requested Borrowing Date, otherwise), which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans (except as otherwise provided in subsection 3.16(a)), $1,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $l,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 12.2 prior to 1:00 P.M., Boston time, (a) with respect to Eurodollar Loans, on the Borrowing Date requested by the Borrower in Dollars, and (b) with respect to ABR Loans, on the Business Day after the Borrowing Date, in each case in funds immediately available to the Administrative Agent. Such borrowing will be made available to the Borrower promptly (but, in the case of Eurodollar Loans, no event later than 1:00 P.M., Boston time) by the Administrative Agent crediting the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

         3.3 Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a non-refundable commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to but not including the Termination Date, computed at a rate per annum equal to the Applicable Commitment Fee Rate then in effect on the average daily amount of the Available Revolving Credit Commitment of such Revolving Credit Lender during the period for which payment is made, payable quarterly in arrears on the last day of each calendar quarter and on the Termination Date (whether by stated maturity or otherwise) or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the Effective Date.

         3.4 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than two Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments, provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the aggregate principal amount of the Revolving Loans then outstanding, when added to the then outstanding L/C Obligations and the aggregate principal amount of then outstanding Swing Line Loans, would exceed the Revolving Credit Commitments then in effect; and provided further that at the time of any such reduction or termination, the Borrower also prepays the Term Loans in full (in the event of a termination of the Revolving Credit Commitments) or prepays the principal of the Term Loans by an amount equal to the same percentage of the Term Loans which is equal to the percentage reduction of the Revolving Credit Commitments. Any such reduction shall be in an amount equal to $10,000,000 or a whole multiple of $l,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect. Upon receipt of any notice pursuant to this subsection 3.4, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof.

         3.5 Repayment of Revolving Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Credit Lender the then unpaid principal amount of each Revolving Loan of such Revolving Credit Lender on the Termination Date (or such earlier date on which the Revolving Loans become due and payable pursuant to Section
10). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Revolving Loans from time to time outstanding from the Effective Date until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.4.

         3.6      L/C Commitment.

                  (a) Subject to the terms and conditions hereof, each Issuing Bank, in reliance on the agreements of the other Lenders set forth in subsection 3.9(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Bank; provided that no Issuing Bank shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations at such time would exceed the L/C Commitment, (ii) the Standby Letter of Credit Outstandings at such time would exceed $125,000,000, (iii) the Aggregate Revolving Credit Outstandings at such time would exceed the aggregate amount of the Revolving Credit Commitments at such time, (iv) in the case of Letters of Credit issued in currencies other than Dollars only, the L/C Obligations in respect of Letters of Credit issued in currencies other than Dollars would exceed the Foreign L/C Commitment Sublimit at such time, or (v) the Aggregate Outstanding Extensions of Credit at such time would exceed the Borrowing Base at such time.

                  (b)      Each Letter of Credit shall:

                           (i) be denominated in Dollars or such other currency that as of the date of issuance thereof is in the reasonable judgment of the relevant Issuing Bank (which shall be binding on the L/C Participants) freely convertible or exchangeable into Dollars as the Borrower, the relevant Issuing Bank and the Administrative Agent may from time to time agree, and shall be either (A) a standby letter of credit issued to support obligations of the Borrower or a Subsidiary, contingent or otherwise, including, without limitation, except as provided in clause (e) hereof, to support letters of credit and the reimbursement obligations attendant thereto issued pursuant to or under the Existing DIP Agreement which are then outstanding on the Effective Date (a "Standby Letter of Credit"), or (B) a commercial letter of credit issued in respect of the purchase of inventory or other goods or services by the Borrower and its Subsidiaries in the ordinary course of business (a "Trade Letter of Credit"), and

                           (ii) expire no later than the earlier of (A) five Business Days prior to the Termination Date (unless the Administrative Agent has received and maintains cash Collateral in an amount equal to 103% of the maximum amount available to be drawn under any such Letter of Credit for which the Borrower has requested an expiry date after the Termination Date, in which event the expiry of any such Letter of Credit may extend beyond the Termination Date) and (B) one year after the date of issuance thereof, provided that, subject to clause (A) above, any Letter of Credit may, at the request of the Applicant as set forth in the applicable Application, be automatically renewed on each anniversary of the issuance thereof for an additional period of one year or less unless the Issuing Bank which issued such Letter of Credit shall have given at least sixty days prior written notice to the Borrower and the beneficiary of such Letter of Credit that such Letter of Credit will not be renewed, in which case such Letter of Credit may, at the option of the Borrower, provide that the beneficiary of such Letter of Credit will be entitled to draw on such Letter of Credit at any time during the thirty days prior to the expiry thereof.

                  (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the law of the Commonwealth of Massachusetts.

                  (d) No Issuing Bank shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  (e) On the Effective Date, all letters of credit and the reimbursement obligations attendant thereto issued by Fleet under the Existing DIP Agreement which are then outstanding shall be, from and after such date, deemed to be, and shall become for all purposes, Letters of Credit with Reimbursement Obligations attendant thereto issued pursuant to, and be outstanding under, this Agreement.


         3.7 Procedure for Issuance of Letters of Credit. An Applicant may from time to time request that an Issuing Bank issue a Letter of Credit by delivering (a) to such Issuing Bank at its address for notices specified herein in such manner as may be agreed by or be reasonably acceptable to such Issuing Bank (including by electronic transmission) an Application therefor, completed to the satisfaction of such Issuing Bank, and such other certificates, documents and other papers and information as such Issuing Bank may reasonably request and
(b) a notice to the Administrative Agent that such Letter of Credit has been requested. Upon receipt of any Application, each Issuing Bank agrees to process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Bank be required to issue any Letter of Credit earlier than two Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Bank and the Borrower. Each Issuing Bank shall furnish a copy of each Letter of Credit issued by such Issuing Bank to the Borrower and the Administrative Agent promptly following the issuance thereof.

         3.8      Letter of Credit Fees, Commissions and Other Charges.

                  (a) The Borrower shall pay to the relevant Issuing Bank with respect to each Letter of Credit issued by such Issuing Bank under this Agreement, for the account of such Issuing Bank, a fronting fee with respect to the period from the date of issuance of such Letter of Credit to the expiration or termination date of such Letter of Credit, computed at a rate per annum equal to 0.125% on the average aggregate amount available to be drawn under such Letter of Credit during the period for which such fee is calculated. Such fronting fee shall be payable quarterly in arrears on each L/C Fee Payment Date to occur after the issuance of such Letter of Credit and on the Termination Date or on such earlier date as the Revolving Credit Commitments shall terminate as provided herein and shall be nonrefundable.

                  (b) The Borrower shall pay to the Administrative Agent, for the account of the L/C Participants, a letter of credit commission with respect to each Trade Letter of Credit issued under this Agreement with respect to the period from the date of issuance of such Trade Letter of Credit to the expiration or termination date of such Letter of Credit, computed at a rate per annum equal to the Trade L/C Fee Rate in effect from time to time on the average aggregate amount available to be drawn under such Trade Letter of Credit during the period for which such fee is calculated. Such commission shall be shared ratably among the L/C Participants in accordance with their respective Revolving Credit Commitment Percentages. Such commission shall be payable in arrears on each L/C Fee Payment Date to occur after the issuance of such Letter of Credit and on the Termination Date (or on such earlier date as the Revolving Credit Commitments shall terminate as provided herein) and shall be nonrefundable.

                  (c) The Borrower shall pay to the Administrative Agent, for the account of the L/C Participants, a letter of credit commission with respect to each Standby Letter of Credit with respect to the period from the date of issuance of such Standby Letter of Credit to the expiration or termination date of such Letter of Credit, computed at a rate per annum equal to the Standby L/C Fee Rate in effect from time to time on the average aggregate amount available to be drawn under such Standby Letter of Credit during the period for which such fee is calculated. Such commission shall be shared ratably among the L/C Participants in accordance with their respective Revolving Credit Commitment Percentages. Such commission shall be payable in arrears on each L/C Fee Payment Date to occur after the issuance of such Letter of Credit and on the Termination Date (or on such earlier date as the Revolving Credit Commitments shall terminate as provided herein) and shall be nonrefundable.

                  (d) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse each Issuing Bank for such normal and customary costs and expenses as may be agreed upon by the Borrower and such Issuing Bank in connection with issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by such Issuing Bank.

                  (e) The Administrative Agent shall, promptly following its receipt thereof, distribute to each Issuing Bank and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

         3.9      L/C Participations.

                  (a) Each Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant (other than such Issuing Bank), and, to induce such Issuing Bank to issue Letters of Credit hereunder, each such L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in such Issuing Bank's obligations and rights under each Letter of Credit issued by such Issuing Bank hereunder and the amount of each draft paid by such Issuing Bank thereunder. Each such L/C Participant unconditionally and irrevocably agrees with each Issuing Bank that, if a draft is paid under any Letter of Credit issued by such Issuing Bank for which such Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Bank upon demand an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to any Issuing Bank pursuant to subsection 3.9(a) in respect of any unreimbursed portion of any payment made by such Issuing Bank under any Letter of Credit issued by such Issuing Bank is paid to such Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Rate, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.9(a) is not in fact made available to any Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, such Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Revolving Credit Loans that are ABR Loans hereunder. A certificate of any Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after any Issuing Bank has made payment under any Letter of Credit issued by such Issuing Bank and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.9(a), such Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Bank), or any payment of interest on account thereof, such Issuing Bank will distribute to such L/C Participant its pro rata share thereof.

                  (d) If any payment received by any Issuing Bank pursuant to subsection 3.10 with respect to any Letter of Credit issued by it shall be required to be returned by such Issuing Bank, each L/C Participant shall pay to such Issuing Bank its pro rata share thereof.

         3.10     Letter of Credit Reimbursement Obligations.

                  (a) The Borrower agrees to reimburse each Issuing Bank for the amount of (i) any draft paid by such Issuing Bank under any Letter of Credit issued by such Issuing Bank and (ii) any taxes, fees, charges or other costs or expenses reasonably incurred by such Issuing Bank in connection with such payment (including any such costs and expenses related to any conversion of any such amount into Dollars as contemplated by the next succeeding sentence). Except as otherwise agreed by the Borrower and the relevant Issuing Bank, each such payment shall be made to the relevant Issuing Bank at its address for notices specified herein in the currency in which the relevant Letter of Credit was issued in immediately available funds in such currency, provided that if the Borrower does not reimburse the relevant Issuing Bank for any draft paid by such Issuing Bank under any Letter of Credit issued by such Issuing Bank in a currency other than Dollars on the date required pursuant to subsection 3.10(b), such Issuing Bank shall convert such amount into Dollars at the rate of exchange then available to such Issuing Bank in the interbank market where its foreign currency exchange operations in respect of such currency are then being conducted and the Borrower shall thereafter be required to reimburse in Dollars such Issuing Bank for such amount with interest pursuant to subsection 3.10(b).

                  (b) If any draft shall be presented for payment under any Letter of Credit issued by any Issuing Bank, such Issuing Bank shall promptly notify the Borrower of the date and amount thereof. The Borrower shall reimburse each Issuing Bank pursuant to subsection 3.10(a) with respect to any drawing under any Letter of Credit issued by such Issuing Bank on (i) the Business Day on which such drawing is paid by such Issuing Bank, if notice of such drawing is given to the Borrower by such Issuing Bank prior to 12:00 Noon, Boston time, on the date such drawing is paid, or (ii) the first Business Day after notice of such drawing is given to the Borrower by the Issuing Bank, if such notice is given after 12:00 Noon, Boston time, on the date such drawing is paid, and, if such drawing is reimbursed after the date of such drawing, interest shall be payable on the amount of such drawing for the period from the date such drawing is paid by the Issuing Bank until reimbursed by the Borrower at the rate then applicable to Revolving Credit Loans that are ABR Loans hereunder. If any amount payable under this subsection is not paid when due, interest shall be payable on such amount from the date such amount becomes payable under this subsection until payment in full thereof at the rate which would be payable on any outstanding ABR Loans which were then overdue.

                  (c) If requested by the Administrative Agent on no earlier than the thirtieth day prior to the Termination Date, the Borrower shall either (a) deposit in a cash Collateral Account opened by the Administrative Agent an amount equal to 103% of the aggregate then undrawn and unexpired amount of all outstanding Letters of Credit, or (b) furnish the Administrative Agent with a "back to back" letter of credit in form and substance and issued by a bank reasonably satisfactory to the Administrative Agent in an amount equal to 103% of the aggregate then undrawn and unexpired amount of all outstanding Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of each Issuing Bank and the L/C Participants, a security interest in any such cash Collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash Collateral Account and drawings made under such "back to back" letter of credit shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit. The unused portion of any such cash Collateral after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash Collateral Account shall be returned to the Borrower and/or the "back to back" letter of credit shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of each Issuing Bank and the L/C Participants, such further documents and instruments as the Administrative Agent may reasonably request to evidence the creation and perfection of the security interest in such cash Collateral Account.


         3.11     Obligations Absolute.

                  (a) The Borrower's obligations under this Section 3 in respect of Letters of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower or any Applicant may have or have had against any Issuing Bank or any beneficiary of any Letter of Credit.

                  (b) The Borrower also agrees with each Issuing Bank that such Issuing Bank shall not be responsible for, and the Borrower's Reimbursement Obligations shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower, any Applicant and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower or any Applicant against any beneficiary of such Letter of Credit or any such transferee.

                  (c) No Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by such Issuing Bank, except for errors or omissions caused by such Issuing Bank's gross negligence or willful misconduct.

                  (d) The Borrower agrees that any action taken or omitted by any Issuing Bank under or in connection with any Letter of Credit issued by such Issuing Bank or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the UCC and the Uniform Customs, shall be binding on the Borrower and shall not result in any liability of such Issuing Bank to the Borrower.

         3.12 Letter of Credit Payments. The responsibility of each Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit issued by such Issuing Bank shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

         3.13 Letter of Credit Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3 or any other terms of this Agreement or any other Loan Document, the provisions of this Section 3 shall apply and such inconsistent provision of such Application shall be of no force and effect.

         3.14 Swing Line Commitment. Subject to the terms and conditions hereof, each Swing Line Lender, in reliance on the agreements of the other Lenders set forth in subsection 3.16, agrees to make swing line loans ("Swing Line Loans") to the Borrower from time to time during the Revolving Credit Commitment Period, provided that (a) no Swing Line Lender shall have any obligation to make a Swing Line Loan if, after giving effect to any such Swing Line Loans and the use of proceeds thereof, (i) the aggregate principal amount of Swing Line Loans then outstanding would exceed the Swing Line Commitment,
(ii) the Aggregate Revolving Credit Outstandings at such time would exceed the Revolving Credit Commitments in effect at such time or (iii) the Aggregate Outstanding Extensions of Credit at such time would exceed the Borrowing Base at such time, and (b) all borrowings and prepayments of Swing Line Loans shall be made such that the aggregate principal amount of Swing Line Loans of each Swing Line Lender outstanding at any time shall be equal. During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, prepaying and reborrowing the Swing Line Loans in whole or in part, all in accordance with the terms and conditions hereof. All Swing Line Loans shall be ABR Loans.

         3.15 Procedure for Swing Line Borrowing. The Borrower may borrow under the Swing Line Commitment during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the relevant Swing Line Lender and the Administrative Agent irrevocable notice (which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile) and must be received by the Swing Line Lender prior to 3:00 P.M. Boston time) on the requested Borrowing Date specifying the amount of the requested Swing Line Loan which shall be in an aggregate minimum amount of $l,000,000 or a whole multiple of $100,000 in excess thereof (or, if less, the unused portion of the Swing Line Commitment). The proceeds of the Swing Line Loan will be made available by the relevant Swing Line Lender to the Borrower at the office of the Swing Line Lender by 4:00 P.M., Boston time, on the Borrowing Date by crediting the account of the Borrower at such office with such proceeds. The Borrower may at any time and from time to time, subject to subsection 3.14, prepay the Swing Line Loans, in whole or in part, without premium or penalty, by notifying (which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile)) the relevant Swing Line Lender and the Administrative Agent prior to 2:00 P.M., Boston time, on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $100,000 or a whole multiple of $100,000 in excess thereof.

         3.16     Refunding of Swing Line Loans; Participations in Swing Line
Loans.

                  (a) Except as otherwise provided in subsection 3.16(f), in the event that (i) the aggregate average daily outstanding principal amount of Swing Line Loans during any weekly period ending on Thursday (or, in the event Thursday is not a Business Day, on the next succeeding Business Day) of any week exceeds $30,000,000, and (ii) the principal amount of Swing Line Loans outstanding on the last day of such period exceeds $30,000,000, the Borrower shall, or the Administrative Agent may, on behalf of the Borrower (which hereby irrevocably authorizes the Administrative Agent to act on its behalf in such regard) request each Revolving Credit Lender to make a Revolving Loan (which shall be an ABR Loan) in an amount equal to such Lender's Revolving Credit Commitment Percentage of the amount by which the aggregate outstanding principal amount of Swing Line Loans on the last day of such period exceeds $20,000,000, regardless of whether the conditions set forth in subsection 7.2 have been satisfied in connection therewith. The Swing Line Lenders may, on behalf of the Borrower (which hereby authorizes the Swing Line Lenders to act on its behalf in such regard), at any time request each Revolving Credit Lender (including the Swing Line Lenders) to make a Revolving Credit Loan (which shall be an ABR Loan) in an amount equal to such Lender's Revolving Credit Commitment Percentage of the aggregate principal amount of Swing Line Loans then outstanding, regardless of whether the conditions set forth in subsection 7.2 have been satisfied in connection therewith. Unless any of the events described in paragraph (f) of
Section 10 shall have occurred with respect to the Borrower (in which event the procedures of paragraph (c) of this subsection 3.16 shall apply) each Lender shall make the proceeds of its Revolving Loan available to the Administrative Agent for the account of the relevant Swing Line Lender at the Administrative Agent's office specified in or pursuant to subsection 12.2 prior to 12:00 noon, Boston time, in funds immediately available in Dollars on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately applied to repay the relevant Swing Line Loan. Effective on the day such Revolving Loans are made, the relevant Swing Line Loan so paid shall no longer be outstanding as a Swing Line Loan and shall no longer be due under the Swing Line Note. The Borrower authorizes each Swing Line Lender, upon written notice to the Borrower, to charge the Borrower's accounts with such Swing Line Lender (up to the amount available in each such account) in order to immediately pay the amount of its outstanding Swing Line Loans to the extent amounts received from the Lenders are not sufficient to repay in full such outstanding Swing Line Loans.

                  (b) Notwithstanding anything herein to the contrary, and except as provided in subsection 3.16(f), no Swing Line Lender shall make any Swing Line Loans if the Swing Line Lender has received written notice that the conditions set forth in subsection 7.2 have not been satisfied in connection with the making of such Swing Line Loans and no Swing Line Lender shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in subsection 7.2 have been satisfied in connection with the making of any Swing Line Loan.

                  (c) If prior to the making of a Revolving Loan pursuant to subsection 3.16(a) one of the events described in paragraph (f) of Section 10 shall have occurred and be continuing with respect to the Borrower, each Lender will, on the date such Revolving Loan was to or would have been made pursuant to the notice in subsection 3.16(a), purchase an undivided participating interest in the outstanding Swing Line Loans in an amount equal to (i) its Revolving Credit Commitment Percentage times (ii) the aggregate principal amount of Swing Line Loans then outstanding. Each Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation.

                  (d) Whenever, at any time after any Lender has purchased a participating interest in a Swing Line Loan, any Swing Line Lender receives any payment on account thereof, such Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded), provided that, in the event that such payment received by such Swing Line Lender is required to be returned, such Lender will return to such Swing Line Lender any portion thereof previously distributed by such Swing Line Lender to it.

                  (e) Each Lender's obligation to make the Revolving Loans referred to in subsection 3.16(a) and to purchase participating interests pursuant to subsection 3.16(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender or the Borrower may have against the relevant Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any Subsidiary or any other Lender, or
(v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  (f) (i) The Administrative Agent may, as a Swing Line Lender hereunder, from time to time, after the occurrence and during the continuance of any Default or Event of Default, and subject to clause (C) of this subsection 3.16(f), and notwithstanding the requirements of subsections 7.2(a) and 7.2(b), make such disbursements and advances pursuant to the Loan Documents, in the form of Swing Line Loans, which the Administrative Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood or maximize the amount of repayment of the Loans and other Credit Agreement Obligations; provided that, after giving effect to any such Swing Line Loans and the use of proceeds thereof, (A) the aggregate principal amount of Swing Line Loans then outstanding would not exceed the Swing Line Commitment, (B) the Aggregate Revolving Credit Outstandings at such time would not exceed the Revolving Credit Commitment in effect at such time and (C) the Aggregate Outstanding Extensions of Credit at such time would not exceed the Borrowing Base at such time (collectively, "Protective Advances"). The Administrative Agent shall notify the Borrower and each Lender in writing of such Protective Advance. All outstanding principal of, and interest on, the Protective Advances shall constitute Credit Agreement Obligations secured by the Collateral until paid in full by the Borrower.

         3.17 Other Fees. The Borrower agrees to pay (i) to the Administrative Agent the Closing Fee, the Structuring Fee, and the Agent's Fee in the amounts and on the dates set forth in the Fee Letter.

section  4.       GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF
                  CREDIT

         4.1      OPTIONAL AND MANDATORY PREPAYMENTS.

                  (a) The Borrower may, at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty (except, with respect to Eurodollar Loans that are prepaid on a date other than the last day of the Interest Period with respect thereto, as provided under subsection 4.11), upon (i) in the case of prepayments of Eurodollar Loans, at least three Business Days' irrevocable notice (which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile) to the Administrative Agent and
(ii) in the case of prepayments of ABR Loans (other than Swing Line Loans), irrevocable notice (which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile)) to the Administrative Agent prior to 11:30 A.M., Boston time, on the date of such prepayment, in each case specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 4.11 in connection therewith and, in the case of prepayments of the Term Loans only, accrued interest to such date on the amount prepaid. Amounts prepaid on account of the Term Loans may not be reborrowed and will be applied to the installments thereof in the scheduled order of maturity thereof. Partial prepayments under this subsection 4.1(a) shall be, in the case of Eurodollar Loans, in an aggregate principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof and in the case of ABR Loans, in an aggregate principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof.

                  (b) If, at any time, the Aggregate Outstanding Extensions of Credit at such time exceed the Borrowing Base at such time, the Borrower shall, without notice or demand, immediately repay Swing Line Loans then outstanding and/or, after the Swing Line Loans have been paid in full, Revolving Loans in an aggregate principal amount equal to the lesser of (i) the amount of such excess and (ii) the aggregate principal amount of Swing Line Loans and Revolving Loans then outstanding, together with interest accrued to the date of such payment or prepayment on the principal so prepaid and any amounts payable under subsection 4.11 in connection therewith. To the extent that after giving effect to any prepayment of Swing Line Loans and Revolving Loans required by the preceding sentence, the Aggregate Outstanding Extensions of Credit at such time exceed the Borrowing Base at such time, the Borrower shall, without notice or demand, immediately deposit in the Collateral Account upon terms reasonably satisfactory to the Administrative Agent an amount equal to the lesser of (i) the aggregate then outstanding L/C Obligations and (ii) the amount of such remaining excess. The Administrative Agent shall apply any cash deposited in the Collateral Account (to the extent thereof) to pay any Reimbursement Obligations which become due thereafter. To the extent that after giving effect to any prepayment of the Revolving Loans and cash deposits required by the preceding sentences, the Aggregate Outstanding Extensions of Credit at such time exceed the Borrowing Base at such time, the Borrower shall, without notice or demand, immediately repay the Term Loans in the scheduled order of maturity thereof in an aggregate principal amount equal to the lesser of (i) the amount of such excess and (ii) the aggregate principal amount of Term Loans then outstanding, together with interest accrued to the date of such payment or prepayment on the principal so prepaid and any amounts payable under subsection 4.11 in connection therewith. The Borrower shall also prepay the Revolving Loans to the extent required to comply with subsection 3.16.

                  (c) The Borrower shall deposit in the Collateral Account or a Depositary Account (i) except as otherwise provided in subsection 5.1(f) of the Master Security Agreement, all Asset Sale Proceeds within three business days after the receipt by the Borrower or any Restricted Subsidiary thereof, and
(ii) all other amounts required by the Master Security Agreement.

                  (d) The Borrower agrees that, prior to the delivery of a Notice of Acceleration (as defined in the Master Security Agreement), all available funds in the Collateral Account shall be applied first, to pay amounts due and payable under this Agreement and the other Loan Documents (other than ABR Loans and Eurodollar Loans), including, without limitation, interest and fees then due, second, pro rata, to the amount of the Swing Line Loans and any Reimbursement Obligations then outstanding, third to the outstanding principal amount of the Revolving Loans, fourth, to any principal amounts then due on account of the Term Loans, and fifth, after all amounts payable under clauses first through and including fourth have been paid,
(i) on any Business Day that no Default or Event of Default has occurred and is continuing, the Borrower may direct the Administrative Agent to transfer to the Borrower's disbursement account the balance of the available funds, or (ii) on any Business Day that a Default or Event of Default has occurred and is continuing, to cash collateralize Letters of Credit outstanding in an amount equal to 103% of the maximum amount available to be drawn under such Letters of Credit and thereafter, the Borrower may direct the Administrative Agent to transfer to the Borrower's disbursement account the balance of the available funds. The Borrower shall utilize funds on deposit in, or transferred from, the Collateral Account that are available to it pursuant to the terms hereof (other than funds the Borrower is entitled to retain in accordance with the provisions of subsection 5.1(f) of the Master Security Agreement) prior to requesting Revolving Loans to be made hereunder. All amounts from the Collateral Account to be applied to ABR Loans and Eurodollar Loans shall be applied first to reduce outstanding ABR Loans, and second, to cash collateralize, or at the Borrower's option reduce, outstanding Eurodollar Loans until the expiration of the Interest Period therefor (with the Borrower being obligated to pay any breakage fees associated with a reduction of Eurodollar Loans). All amounts in the Collateral Account shall be applied or released as described above as of the day immediately following receipt; in that regard the Borrower shall indemnify Fleet, the Administrative Agent and the Lenders against, and shall pay on demand, the amount of any provisional items credited to the Credit Agreement Obligations or released to the Borrower which are not paid.

         4.2      Conversion and Continuation Options.

                  (a) The Borrower may, subject to paragraph (b) below, elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent irrevocable notice of such election prior to 1:00 P.M., Boston time, two Business Days prior to the date of conversion, which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile), provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent irrevocable notice of such election prior to 1:00 P.M., Boston time, two Business Days prior to the date of conversion, which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile). Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and (ii) no ABR Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

                  (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Eurodollar Loans, which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile), provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has notified the Borrower that it has determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Termination Date, and provided further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Eurodollar

Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any notice pursuant to this subsection 4.2(b), the Administrative Agent shall notify each affected Lender thereof.

         4.3 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of Eurodollar Loans comprising each Tranche shall be equal to $10,000,000 or a whole multiple of $l,000,000 in excess thereof. In no event shall there be more than 15 Tranches outstanding at any time.

         4.4      Interest Rates and Payment Dates.

                  (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                  (c) Each Swing Line Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin for ABR Loans.

                  (d) Notwithstanding the rate of interest specified in this subsection 4.4 or elsewhere herein, upon the occurrence of any Event of Default and for so long thereafter as such Event of Default is continuing, at the Administrative Agent's discretion or at the request of the Required Lenders, upon notice to the Borrower, the principal balance of all Loans shall bear interest at a rate per annum which is equal to the greater of (x) the rate that would otherwise be applicable thereto pursuant to this Agreement plus 2% per annum, or (y) the aggregate of ABR plus 2% per annum. If all or a portion of (i) any interest payable on any Loan, (ii) any commitment fee or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue interest, commitment fee or other amount is paid in full (as well after as before judgment).

                  (e) Interest shall be payable in arrears on each Interest Payment Date, provided that (i) interest accruing pursuant to subsection 4.4(d) shall be payable from time to time on demand and (ii) interest on the Term Loans shall also be payable on the Termination Date (or such earlier date on which the Term Loans become due and payable pursuant to Section 10) and (iii) interest on the Revolving Loans shall also be due and payable on the Termination Date (or such earlier date on which the Revolving Loans become due and payable pursuant to Section 10).

         4.5      Computation of Interest and Fees.

                  (a) Commitment fees and, whenever it is calculated on the basis of Fleet's base rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and otherwise interest and fees and commissions in respect of Letters of Credit shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be presumed correct in the absence of manifest error.

                  (c) Each Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Lenders shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of this subsection 4.5, be determined on the basis of the quotations of the remaining Lenders or Lender.

         4.6 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                           (a)      the Administrative Agent shall have
         determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                           (b) the Administrative Agent shall have received notice from any Lender that the making or continuation of any Eurodollar Loan has become impracticable as a result of a contingency occurring after the date hereof which materially and adversely affects the London interbank market, the Administrative Agent shall give facsimile or telephonic notice thereof to the Borrower and the affected Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any ABR Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans which the Borrower has requested to continue as such pursuant to subsection 4.2(b) shall be converted, on the first day of such Interest Period, to ABR Loans, provided that, in the case of clause (b) above, only the Eurodollar Loan of a Lender which delivers a notice pursuant to such clause shall be subject to this sentence and the following sentence. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans.

         4.7      Pro Rata Treatment and Payments.

                  (a) Except as otherwise provided in subsections 3.6 through 3.16, all payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 1:00 P.M., Boston time, on the due date thereof to the Administrative Agent, for the account of the Revolving Credit Lenders or the Term Loan Lenders, as the case may be, at the Administrative Agent's office specified in or pursuant to subsection 12.2 (except as otherwise provided herein) in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders entitled to receive the same promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal. Interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Loan Lenders.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its portion of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's portion of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

                  (c) Each borrowing by the Borrower of Revolving Loans shall be made ratably from the Revolving Credit Lenders in accordance with their respective and Revolving Credit Commitment Percentages. Any reduction of the Revolving Credit Commitments shall be made ratably among the Lenders, in accordance with their respective Revolving Credit Commitment Percentages. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Credit Lenders.

         4.8 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, such Lender shall give prompt notice thereof to the Borrower and the Administrative Agent and thereafter (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be suspended during the period of illegality and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.11.

         4.9      Requirements of Law.

                  (a)      If the adoption of or any change in any
Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof shall increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or reduce any amount receivable hereunder in respect thereof including any such cost or reduced amount receivable resulting from (i) any tax of any kind whatsoever with respect to this Agreement, any Note, any Eurodollar Loan, any Letter of Credit issued or participated in by it or any Application, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 4.10 and changes in the rate of tax on the overall gross or net income of such Lender) or (ii) any reserve, special deposit, compulsory loan or singular requirement against assets held by deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder, then, in any such case, within 15 days after demand therefor (accompanied by the certificate contemplated by subsection 4.9(c) with respect thereto) the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand therefor (accompanied by the certificate contemplated by subsection 4.9(c) with respect thereto), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection 4.9, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled, provided that no Lender shall be entitled to claim any such additional amount (i) with respect to the period which is more than 180 days prior to the delivery of such notice or (ii) if such Lender shall not seek as a result of such event payment of any similar amounts from at least one other borrower to whom it has extended credit. A certificate as to any additional amounts payable pursuant to this subsection 4.9 submitted by such Lender to the Borrower (with a copy to the Administrative Agent) setting forth in reasonable detail the calculation of such amounts and the basis therefor shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         4.10     Indemnification for Taxes.

                  (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise and excise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any
Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection 4.10. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                           (a)      in the case of a Lender or a Transferee that

         is a "bank" under Section 881(c)(3)(A) of the Tax Code:

                                    (A)      on or before the date it becomes a
                  party to this Agreement (or, in the case of a Participant, on or before the date such Participant becomes a Participant hereunder), deliver to the Borrower and the Administrative Agent (I) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (II) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                                    (B)      deliver to the Borrower and the
                  Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                                    (C)      obtain such extensions of time for
                  filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; and

                           (b) in the case of a Lender or a Transferee that is not a "bank" under Section 881(c)(3)(A) of the Tax Code:

                                    (A)      on or before the date it becomes a
                  party to this Agreement (or, in the case of a Participant, on or before the date such Participant becomes a Participant hereunder), deliver to the Borrower and the Administrative Agent (I) a statement under penalties of perjury that such Lender or Transferee (x) is not a "bank" under Section 881(c)(3)(A) of the Tax Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (y) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the

                  Tax Code and (z) is not a controlled foreign corporation receiving interest from a related person within the meaning of
                  Section 881(c)(3)(C) of the Tax Code and (II) a properly completed and duly executed internal Revenue Service Form W-8 or applicable successor form;

                                    (B)      deliver to the Borrower and the
                  Administrative Agent two further properly completed and duly executed copies of such Form W-8, or any successor applicable form, on or before the date that any such Form W-8 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower or upon the request of the Borrower; and

                                    (C)      obtain such extensions of time for
                  filing and completing such forms or certifications as may be reasonably requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and
(ii) in the case of a Form W-8 or W-9 provided pursuant to subsection 4.10(b)(i)(A)(II) that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 12.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

         4.11 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or reasonable expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans, after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan, after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, which loss shall be equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of such Interest Period (or proposed Interest Period), respectively, in each case at the applicable Eurodollar Rate (exclusive of any Applicable Margin) for such Eurodollar Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market (it being understood that the Borrower shall not be required to indemnify any Lender for lost profits). A certificate as to any amounts payable pursuant to this subsection 4.11 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         4.12 Change of Lending Office. Each Lender agrees that if it makes any demand for payment under subsection 4.9 or 4.10(a), or if any adoption or change of the type described in subsection 4.8 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection 4.9 or 4.10(a), or would eliminate or reduce the effect of any adoption or change described in subsection 4.8.

         4.13     Evidence of Debt.

                  (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from the Loans of such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (b) The Administrative Agent shall maintain the Register pursuant to subsection 12.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (c) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 4.13(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans in accordance with the terms of this Agreement.

                  (d) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Revolving Loans of such Lender, substantially in the form of Exhibit C-1 (each, "Revolving Credit Note"), payable to the order of such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Revolving Loan of such Lender, the date and amount of each payment or prepayment of principal thereof, each continuation of all or a portion thereof as the same Type, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and Eurodollar Rate with respect thereto, on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Revolving Credit Note, as the case may be, and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Revolving Loans in accordance with the terms of this Agreement.

                  (e) The Borrower agrees that, upon the request to the Administrative Agent by any Term Loan Lender, the Borrower will execute and deliver to such Term Loan Lender a promissory note of the Borrower evidencing the Term Loan of such Term Loan Lender, substantially in the form of Exhibit C-2 (a "Term Note"), payable to the order of such Term Loan Lender and in a principal amount equal to, the outstanding Term Loan of such Term Loan Lender. Each Term Loan Lender is hereby authorized to record the date, Type and amount of the Term Loan of such Term Loan Lender, the date and amount of each payment or prepayment of principal thereof, each continuation of all or portion thereof as the same Type, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and Eurodollar Rate with respect thereto, on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Term Note, as the case may be, and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Term Loans in accordance with the terms of this Agreement.

                  (f) The Borrower agrees that, upon the request to the Administrative Agent by any Swing Line Lender, the Borrower will execute and deliver to such Swing Line Lender a promissory note of the Borrower evidencing the Swing Line Loans of such Swing Line Lender, substantially in the form of Exhibit D (a "Swing Line Note"), payable to the order of such Swing Line Lender and in a principal amount equal to the Swing Line Commitment. Each Swing Line Lender is hereby authorized to record the date and amount of each Swing Line Loan made by it and the date and amount of each payment or prepayment of principal thereof on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Swing Line Note, as the case may be, and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Swing Line Loans in accordance with the terms of this Agreement.

SECTION 5.        FINANCING SUBSEQUENT TO CONSUMMATION DATE

         The Administrative Agent and the Lenders (in accordance with their Commitments and Commitment Percentages at the time of consummation of such financing facility) shall provide the Borrower (or such other Persons as provided in the Post-Confirmation Credit Agreement), at the Borrower's request, with a financing facility on and after the Consummation Date in the amounts, on the terms, and subject to the conditions set forth in the Post-Confirmation Credit Agreement annexed hereto as Exhibit J.

SECTION  6.       REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Lenders to enter into this Agreement and to make or continue to make the Extensions of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

         6.1 Financial Condition. The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at January 2, 2000 and the related consolidated statements of income and retained earnings and cash flows for the Fiscal Year ended on such date, reported on by Deloitte & Touche, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the Fiscal Year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at February 29, 2000 and the related unaudited consolidated statements of, financial condition, income and retained earnings and cash flows for the nine-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Except as set forth on Schedule 6.1, neither the Borrower nor any of its Consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation not permitted under subsection 9.2, material contingent liability or liability for taxes, or any material long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except as set forth on Schedule 6.1 and other than pursuant to the Business Plan and the Borrower's 1999 business plan, during the period from January 2, 2000 to and including the date hereof, there has been no sale, transfer or other disposition by the Borrower or any of its Consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its Consolidated Subsidiaries at January 2, 2000.

         6.2 No Change. Except as set forth on Schedule 6.2 and other than the Reorganization Cases and the events related to the Reorganization Cases or the Business Plan, since January 2, 2000, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

         6.3 Existence; Compliance with Law. Each of the Borrower and its Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except as the good standing of the Borrower or any Restricted Subsidiary is affected by the Borrower's or such Restricted Subsidiary's failure to have paid franchise and excise taxes or to have filed the required corporation annual report in Tennessee, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation, foreign limited liability company or foreign limited partnership, as the case may be, and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, including the requirements of the WARN Act, except, in each case, where the failure to be so organized, existing, in good standing or qualified, or the failure to have such power or authority or to so comply, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.4 Power; Authorization; Enforceable Obligations. Each of the Borrower and its Restricted Subsidiaries has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and (in the case of the Borrower) to borrow and obtain the other Extensions of Credit hereunder and has taken all necessary corporate or other action to authorize the Extensions of Credit on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to, or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Extensions of Credit hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower or any of its Restricted Subsidiaries is a party except as may be necessary to perfect the Liens created pursuant to the Security Documents, except as described on
Schedule 6.4 and except those which have been obtained, made or waived. This Agreement has been, and each other Loan Document will be, duly executed and delivered on behalf of the Borrower and each of its Restricted Subsidiaries that is a party thereto. This Agreement constitutes, and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower and each of its Restricted Subsidiaries that is a party thereto enforceable against the Borrower and each such Restricted Subsidiary in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         6.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which the Borrower or any of its Restricted Subsidiaries is a party, the Extensions of Credit hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Restricted Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than pursuant to the Loan Documents), except to the extent (a) that any such violations (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect and (b) that any such Liens would otherwise be permitted under subsection 9.3.

         6.6 No Material Litigation. Except as set forth on Schedule 6.6 and other than the Reorganization Cases, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Restricted Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

         6.7 No Default. As of any date after the Effective Date, except as set forth on Schedule 6.7, (i) neither the Borrower nor any of its Restricted Subsidiaries is in default under or with respect to any Contractual Obligation in respect of post-petition Indebtedness or other obligations greater than $1,000,000, and (ii) no other party is in default under or with respect to any Contractual Obligation in respect of Indebtedness or other obligations greater than $1,000,000 owed to the Borrower or any of its Restricted Subsidiaries, in each case which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         6.8 No Burdensome Restrictions. Except as set forth on Schedule 6.8, no Requirement of Law or Contractual Obligation of the Borrower or any of its Restricted Subsidiaries could reasonably be expected to have a Material Adverse Effect.

         6.9 Taxes. Each of the Borrower and its Restricted Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property (including, without limitation, any Material Real Property) and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any such tax returns, taxes, fees or other charges (i) the amount or validity of which are then being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be, or (ii) which, if not paid or filed, could not reasonably be expected to have a Material Adverse Effect); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge (other than with respect to any such tax, fee or other charge the amount or validity of which is then being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be) which could reasonably be expected to have a Material Adverse Effect.

         6.10 Federal Regulations. No part of the proceeds of any Extension of Credit will be used in violation of Regulation U and in no event shall "margin stock" constitute 25% or more of the assets of the Borrower and its Restricted Subsidiaries that are subject to the restrictions contained in
Section 9.

         6.11 ERISA. Other than the Reorganization Cases and the termination of the Borrower's pension plan and, to the extent subject to ERISA, if at all, the Borrower's executive security plan, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Tax Code or Section 302 of ERISA) which could reasonably be expected to have a Material Adverse Effect has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan. Each Plan has complied in all material respects with the applicable provisions of ERISA and the Tax Code, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred, except where such a termination could not reasonably be expected to have a Material Adverse Effect, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits, except to the extent any such excess (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, except where such withdrawal could not reasonably be expected to have a Material Adverse Effect, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, except where such liability could not reasonably be expected to have a Material Adverse Effect. No such Multiemployer Plan is in Reorganization or Insolvency, except to the extent any such Reorganization or Insolvency could not reasonably be expected to have a Material Adverse Effect.

         6.12 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. To the best knowledge of the Borrower, the Borrower is not subject to regulation under any federal or state statute or regulation (other than Regulation X) which limits its ability to incur Indebtedness.

         6.13 Subsidiaries. Schedule 6.13 sets forth all the Subsidiaries of the Borrower at the date hereof.


         6.14 Environmental Matters. To the knowledge of the Borrower, except as set forth on Schedule 6.14:

                  (a) The Mortgaged Properties do not contain any Materials of Environmental Concern in amounts or concentrations or under such conditions which (i) constitute a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                  (b) The Mortgaged Properties and all operations at the Mortgaged Properties are in compliance, and have within the periods covered by the applicable statute of limitations been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Mortgaged Properties or violation of any Environmental Law with respect to the Mortgaged Properties or the business operated by the Borrower or any of its Restricted Subsidiaries at the Mortgaged Properties (the "Business"), except for any such noncompliance, contamination or violation (or any aggregation thereof) which could not reasonably be expected to have a Material Adverse Effect.

                  (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, noncompliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Mortgaged Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that could reasonably be expected to have a Material Adverse Effect.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Mortgaged Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Mortgaged Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable

Environmental Law except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                  (e) No judicial proceeding or governmental or administrative action is pending or threatened under any Environmental Law to which the Borrower or any Restricted Subsidiary is or could reasonably be expected to be named as a party with respect to the Mortgaged Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Mortgaged Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                  (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Mortgaged Properties, or arising from or related to the operations of the Borrower or any Restricted Subsidiary in connection with the Mortgaged Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                  (g) Each of the representations and warranties set forth in subsections 6.14(a) through (f) is true and correct with respect to each parcel of real property owned or operated by the Borrower or any of its Restricted Subsidiaries (other than the Mortgaged Properties) except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct could not reasonably be expected to have a Material Adverse Effect.

         6.15 The Security Documents. The provisions of the Master Security Agreement are effective to create in favor of the Administrative Agent a legal and valid security interest in all right, title and interest of the Borrower and each Subsidiary Guarantor party thereto in the collateral described therein, and the Administrative Agent has a fully perfected Lien on all right, title and interest of the Borrower and each Subsidiary Guarantor in all Mortgaged Property and security interest in all right, title and interest of the Borrower or such Subsidiary Guarantor, as the case may be, in all "accounts", "chattel paper", "inventory", "investment property", "equipment", "goods", "fixtures" and "general intangibles" (each as defined in the applicable UCC) in each case superior in right to any Liens of any third person against such collateral or interests therein, subject only to Liens permitted under subsection 9.3 or by the Master Security Agreement.

         6.16 Ownership of Property; Liens. Each of the Borrower and each Restricted Subsidiary has good title in fee simple to, or valid ground leasehold interests in, their respective Material Real Properties and has good title in fee simple to their other owned real property and valid ownership interests in their owned personal property, in each case that is material to the operation of their respective businesses, subject to defects in title and leasehold and other interests which are not material to the business, operations and financial condition of the Borrower and its Restricted Subsidiaries taken as a whole and other than those items referred to in the applicable Mortgages or in the schedules to the applicable Mortgages, and none of such property is subject to any Lien other than Liens permitted under subsection 9.3.

         6.17 Intellectual Property. The Borrower and each of its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). Except as set forth on Schedule 6.17, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, which could reasonably be expected to have a Material Adverse Effect, nor does the Borrower know of any valid basis for any such claim. Except as set forth on Schedule 6.17, to the Borrower's knowledge, the use of such Intellectual Property by the Borrower and its Restricted Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         6.18 Pledged Stock. As of the date hereof, the shares of Capital Stock listed on Schedule 2 to the Master Security Agreement will constitute all the issued and outstanding shares of Capital Stock of the issuers thereof listed on said Schedule that are owned by the Borrower or the Subsidiary Guarantors party to the Master Security Agreement; all such shares have been duly and validly issued and are fully paid and nonassessable; the relevant Pledgor of said shares is the record and beneficial owner of said shares; and said shares are free of any Liens or options in favor of, or claims of, any other Person, except the Lien of the Master Security Agreement (subject to Section 14 thereof) and Liens permitted under subsection 8.3(a).

         6.19     Real Estate Matters. The real property described on Schedule
6.19 constitutes all of the Material Real Property of the Borrower or any Subsidiary Guarantor on the date hereof.

         6.20 Purpose of Loans; Use of Proceeds. The proceeds of the Revolving Loans and the Term Loans made on the Effective Date will be used to repay all obligations outstanding under the Existing DIP Agreement and Transaction Costs and other general corporate purposes, and the proceeds of all other Revolving Loans and all Swing Line Loans made after the Effective Date will be used to provide working capital from time to time for the Borrower and its Subsidiaries and for other general corporate purposes.

         6.21 Accuracy of Information. All statements and other information (other than statements and information constituting projections or forward-looking statements) contained in any written documents or other materials provided to the Administrative Agent and the Lenders by the Borrower are, when taken as a whole, correct in all material respects and do not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made. All statements and other information constituting projections which are contained in any written documents or other materials provided to the Administrative Agent and the Lenders by the Borrower were prepared based on good faith estimates and assumptions of the Borrower believed to be reasonable at the time such projections were prepared.

         6.22 Depositary Accounts. Schedule 6.22 sets forth a true and complete list of all bank accounts maintained by the Borrower and its Restricted Subsidiaries as of the date hereof.

         6.23 Priority. Pursuant to subsections 364(c)(1), (2) and (3) of the Bankruptcy Code and the Permanent Order, the obligations of the Borrower hereunder and under the other Loan Documents constitute allowed administrative expense claims in the Reorganization Cases having priority over all administrative expenses of the kind specified in sections 503(b) or 507(b) of the Bankruptcy Code, subject only to Permitted Expenses.

section  7.       CONDITIONS

         7.1 Conditions to Effectiveness. This Agreement shall become effective upon satisfaction or waiver of the following conditions:

                  (a)      Bankruptcy Court Order.

                           (a) The Bankruptcy Court shall have entered the Permanent Order, which shall have been certified by the Clerk of the Bankruptcy Court as having been duly entered.

                           (b) All motions and other documents to be filed with and submitted to the Bankruptcy Court in connection with the Permanent Facility and the approval thereof shall be satisfactory in form and substance to the Administrative Agent.

                  (b) Execution of Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for the Administrative Agent and each Lender and (ii) the Master Security Agreement, executed and delivered by a duly authorized officer of each Loan Party that is a party thereto, with a copy for each Lender.

                  (c) Closing Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of the Borrower, dated the Effective Date, substantially in the form of Exhibit F, with appropriate insertions and attachments, executed by the President, the Chief Executive Officer, the Chief Financial Officer or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                  (d) Corporate Proceedings of the Borrower. The Administrative Agent shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party (ii) the Extensions of Credit contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents, certified by the Secretary or an Assistant Secretary of the Borrower as of the Effective Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (e) Borrower Incumbency Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of the Borrower, dated the Effective Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document reasonably satisfactory in form and substance to the Administrative Agent, executed by the President, the Chief Executive Officer or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                  (f) Corporate Proceedings of Subsidiaries. The Administrative Agent shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors or sole shareholder of each Restricted Subsidiary which is a party to a Loan Document authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party certified by the Secretary or an Assistant Secretary of each such Subsidiary as of the Effective Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (g) Subsidiary Incumbency Certificates. The Administrative Agent shall have received, with a copy for each Lender, a certificate of each Restricted Subsidiary of the Borrower which is a party to a Loan Document, dated the Effective Date, as to the incumbency and signature of the officers of such Subsidiary acknowledging and consenting to the execution and delivery of this Agreement by the Borrower, reasonably satisfactory in form and substance to the Administrative Agent, executed by the President, the Chief Executive Officer or any Vice President and the Secretary or any Assistant Secretary of such Subsidiary.

                  (h)      Fees.

                           (a) The Administrative Agent, the Arranger and each Lender shall have received or concurrently receive the Transaction Costs payable on or prior to the Effective Date and the Administrative Agent shall have been reimbursed for all reimbursable expenses for which invoices have been presented to the Borrower.

                           (b) On the Effective Date the Administrative Agent shall have been paid the Closing Fee (to the extent not previously paid), the Structuring Fee, and the Agent's Fee.

                  (i) Legal Opinions. The Administrative Agent shall have received, with a copy for each Lender, (i) the executed legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit G; and (ii) such other legal opinions as the Administrative Agent may reasonably require.

                  (j) Lien Searches. On or before the Effective Date, the Administrative Agent shall have received the results of (i) a recent search in the jurisdictions listed on Schedule 7.1(j) of the UCC, judgment and tax lien filings (as indicated on such Schedule) which may have been filed with respect to personal property of the Borrower and the Subsidiary Guarantors, and (ii) a real estate title search or other evidence reasonably satisfactory to the Administrative Agent with respect to all Mortgaged Property, and the results of such searches shall be reasonably satisfactory to the Administrative Agent.

                  (k)      No Material Adverse Change. Except as set forth on
Schedule 6.2 and other than the Reorganization Cases and the events related to the Reorganization Cases or the Business Plan, there shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its subsidiaries since January 2, 2000.

                  (l) No Litigation. Other than the Reorganization Cases and as set forth on Schedule 6.6, there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its subsidiaries.

                  (m) Consents and Approvals. All governmental and third party consents and approvals necessary in connection with this Agreement and the grant of security interests shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Lenders) and shall remain in effect; and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

                  (n) Insurance and Bonding. The Lenders shall be satisfied with the amount, types and terms and conditions of all insurance and bonding maintained by the Borrower and its subsidiaries, and the Lenders shall have received endorsements naming the Administrative Agent, on behalf of the Lenders, as an additional insured and loss payee under all insurance policies to be maintained with respect to the properties of the Borrower and its Subsidiaries forming part of the Lenders' Collateral.

                  (o) Flood Insurance. To the extent required by applicable law, the Administrative Agent shall have received (i) evidence of a policy of flood insurance which (A) covers any parcel of Material Real Property subject to a first priority Mortgage located in an area identified as an area having special flood hazards by the Secretary of Housing and Urban Development or other applicable agency, and (B) otherwise complies with such applicable law and (ii) confirmation that the Borrower has received the notice required pursuant to
Section 208(e)(3) of Regulation H of the Board of Governors.

                  (p) Financial Information. The Administrative Agent shall have received all information (financial or otherwise) reasonably requested by it, including, without limitation, a detailed one year financial projection and the business assumptions with respect thereto, and such information shall be reasonably satisfactory be in form and substance to the Administrative Agent.

                  (q) Excess Availability. After giving effect to the making of the Term Loan and the initial Revolving Loans hereunder, the payment of all fees and expenses required hereunder and the issuance of all Letters of Credit to be issued upon or immediately subsequent to the Effective Date, the Borrower shall have Excess Availability of at least $155,000,000.

                  (r) Cash Management. The Borrower shall have established a cash management system as described herein and in the Master Security Agreement reasonably satisfactory to the Administrative Agent.

                  (s) Payoff of Existing DIP Agreement. The Administrative Agent shall have received a payoff letter from the administrative agent under the Existing DIP Agreement in form reasonably satisfactory to the Administrative Agent and an assignment of such administrative agent's rights in and to all blocked account agreements and lockbox agreements executed in connection with the Existing DIP Agreement.

                  (t) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

         7.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any Extension of Credit requested to be made by it on any date (including, without limitation, its initial Extension of Credit) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Loan Parties in or pursuant to
Section 6 and in or pursuant to the other Loan Documents shall be true and correct in all material respects and as of such date as if made on and as of such date, except to the extent such representations and warranties related to a specific earlier date (i.e. those in subsections 6.1, 6.13, 6.18, 6.19 and 6.22 of this Agreement or subsections 7.4, 7.5, 7.7(a),(c), and (d), and 7.8(a),(b), and (c) of the Master Security Agreement) in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, provided, that if such earlier date is the "date hereof", such representation and warranty shall also be true and correct in all material respects on and as of the Effective Date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit requested to be made on such date.

                  (c) Borrowing Base. After giving effect to the Extensions of Credit requested to be made on any such date and the use of proceeds thereof, the Aggregate Outstanding Extensions of Credit at such time shall not exceed the Borrowing Base at such time.

                  (d) No Legal Impediment. The making of the Loans on such date does not violate any Requirement of Law and is not enjoined, temporarily, preliminarily or permanently.

                  (e) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate, executed and delivered by a duly authorized officer of the Borrower.

                  (f) Bankruptcy Court Approval. The Permanent Order authorizing and approving the Permanent Facility, shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed without the consent of the Required Lenders.

Each Extension of Credit to the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that, except to the extent waived in accordance with this Agreement, the conditions contained in this subsection have been satisfied.

section  8.       AFFIRMATIVE COVENANTS

         The Borrower hereby agrees that, so long as the Commitments remain in effect or any Letter of Credit remains outstanding or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Restricted Subsidiaries to:

         8.1 Financial Statements. Furnish to the Administrative Agent with a copy for each Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous Fiscal Year, reported on without a qualification as to the scope of the audit, by Deloitte & Touche or other independent certified public accountants of nationally recognized standing, together with a copy of the Borrower's Form 10-K filed with the SEC for such Fiscal Year;

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each Fiscal Year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its Consolidated Subsidiaries for such quarter and the portion of the Fiscal Year through the end of such quarter, setting forth in each case in comparative form the figures for the previous Fiscal Year as set forth in the Borrower's Form 10-Q filed with the SEC for such quarterly period, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

                  (c) as soon as available, but in any event not later than 30 days after the end of each fiscal month (other than January of each year, for which such financial information shall be furnished not later than 60 days after the end of such fiscal month) (i) for each fiscal month other than a fiscal month which is also the end of a quarterly period, an unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries in summary form as at the end of such fiscal month and the related unaudited consolidated statement of income of the Borrower and its Consolidated Subsidiaries in summary form for such fiscal month, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments) and (ii) for each fiscal month a statement setting forth the Cumulative EBITDA or Rolling 12-Month EBITDA, as applicable, of the Borrower and its Consolidated Subsidiaries for such fiscal month; and

                  (d) as soon as available, all schedules of assets and liabilities, all statements of financial affairs, all operating reports, all claims registers and all other pleadings, in each case filed in the Reorganization Cases by or on behalf of any Loan Party.

All such financial statements referred to in paragraphs (a) and (b) above shall be complete and correct in all material respects (subject to, in the case of the financial statements referred to in paragraph (b) above, normal year-end adjustments) and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein). The financial statements referred to in paragraph (c) above shall be prepared in summary form and otherwise in a manner consistent with the Borrower's current internal reporting practices.

         8.2 Certificates; Other Information. Furnish to the Administrative Agent with a copy for each Lender (which the Administrative Agent shall promptly distribute to such Lenders):

                  (a) concurrently with the delivery of the financial statements referred to in subsection 8.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under subsection 9.1, except as specified in such certificate;

                  (b) (i) concurrently with the delivery of the financial statements referred to in subsections 8.1(a) and (b), a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default with respect to the period covered by such financial statements except as specified in such certificate and (ii) concurrently with the delivery of the financial statements referred to in subsections 8.1(a), (b) and (c), a certificate of a Responsible Officer setting forth, in reasonable detail, a calculation of the financial covenants set forth in subsection 9.1 for the period corresponding to such financial statements;

                  (c) on or prior to Thursday of each week (or more frequently in the Borrower's discretion), an officer's certificate as of the previous Sunday (or another day within four days of the date of delivery thereof) substantially in the form of Exhibit H (a "Borrowing Base Certificate"), certified by a Responsible Officer as true and correct, provided that any reserves of the types described in the definition of "Borrowing Base" shall be calculated and/or revised in each Borrowing Base Certificate delivered on the Reserve Calculation Date, and provided, further, that as to each Borrowing Base Certificate, (A) Available Cash Equivalents shall be calculated as of the date of delivery of the Borrowing Base Certificate, and (B) In-Transit Cash shall be calculated as of the date immediately preceding the date of delivery of the Borrowing Base Certificate;

                  (d) concurrently with the delivery of the financial statements referred to in subsections 8.1(a) and (b), a certificate of a Responsible Officer setting forth a list of all stores and distribution centers owned or leased and classified as owned by the Borrower or any of its Restricted Subsidiaries for which a certificate of occupancy or a temporary certificate of occupancy has been issued during the period covered by such financial statements;

                  (e) not later than (i) 90 days after the beginning of each Fiscal Year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for such Fiscal Year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of assumptions believed to have been reasonable when made and (ii) 45 days after the first day of the third fiscal quarter of such fiscal year, a certificate of a Responsible Officer updating such projections and budgets for any significant changes since the delivery thereof;

                  (f) promptly after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and promptly after the same are filed, copies of all reports on Form 8-K which the Borrower may make to, or file with, the SEC;

                  (g) promptly after the issuance of a Letter of Credit by an Issuing Bank other than Fleet, an officer's certificate, certified by a Responsible Officer as true and correct, setting forth the name of the Issuing Bank, the amount and beneficiary of the Letter of Credit, and such other information as the Administrative Agent may reasonably require; and

                  (h) promptly, such additional financial, Collateral and other information and business reports as the Administrative Agent (on its own behalf or on behalf of any Lender) may from time to time reasonably request.

         8.3 Payment of Obligations. Except as set forth on Schedule 8.3 or as otherwise required by the Bankruptcy Code or by a Final Order of the Bankruptcy Court, pay, discharge or otherwise satisfy (whether by exchange, compromise, settlement or similar satisfaction of such obligations) at or before maturity or before they become delinquent, as the case may be, all its post-petition obligations of whatever nature, except where (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, or (ii) the failure to so pay, discharge or otherwise satisfy such obligation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         8.4 Maintenance of Existence; Compliance with Contractual Obligations and Requirements of Law. Except as set forth on Schedule 8.4, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 9.4 and except where the failure to maintain such rights, privileges and franchises could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; comply with all post-petition Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect, provided, that the Borrower shall comply in all material respects with (i) the Bankruptcy Code, (ii) the Federal Rules of Bankruptcy Procedure and (iii) the local rules and all orders of the Bankruptcy Court.

         8.5 Maintenance of Property; Insurance. Except as otherwise required by the Bankruptcy Code or by a Final Order of the Bankruptcy Court, keep its property necessary in its business in good working order and condition, ordinary wear and tear excepted, if the failure to do so could reasonably be expected to have a Material Adverse Effect; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by similar companies of comparable size engaged in the same or a similar business and owning or operating similar properties in localities where the Borrower and its Restricted Subsidiaries operate and furnish upon the written request of the Administrative Agent information as to the insurance carried.

         8.6      Inspection of Property; Books and Records; Discussions;
Appraisals.

                  (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and, upon reasonable prior written notice, permit representatives of the Administrative Agent or the Majority Lenders to visit and inspect any of its properties and examine and make abstracts from the books of account of the Borrower and its Restricted Subsidiaries at any reasonable time and as often as may reasonably be desired and, during normal business hours, to discuss the business, operations, properties and financial and other condition of the Borrower and its Restricted Subsidiaries with officers and employees of the Borrower and its Restricted Subsidiaries and, in the presence of a Responsible Officer, with its independent certified public accountants.

                  (b) Permit the Administrative Agent to obtain, and to cooperate with the Administrative Agent, to the extent it so requests, in obtaining (i) other than during the occurrence of an Event of Default, updated real estate appraisals on all Eligible Leasehold Interests and Eligible Mortgaged Real Property bi- annually, at the Borrower's expense, (ii) without duplication of appraisals pursuant to clause (i) hereof, updated real estate evaluations (not constituting a full appraisal) on all Eligible Leasehold Interests and Eligible Mortgaged Real Property annually, at the Borrower's expense, and (iii) during the occurrence of an Event of Default, updated real estate appraisals and evaluations on all Eligible Leasehold Interests and Eligible Mortgaged Real Property and environmental site assessments with respect thereto, at the Borrower's expense, at reasonable intervals.

                  (c) Permit the Administrative Agent to obtain, and to cooperate with the Administrative Agent, to the extent it so requests, in obtaining appraisals of the Borrower's or any Subsidiary Guarantor's Inventory at the Borrower's expense, (i) no more than three times in any fiscal year (or such greater number as the Borrower may reasonably request) if no Event of Default has occurred and is continuing, and (ii) at such intervals as may be reasonably required by the Administrative Agent during the continuance of an Event of Default.

         8.7 Notices. Promptly upon a Responsible Officer becoming aware thereof, give notice to the Administrative Agent (which shall promptly give notice thereof to each Lender) of:

                  (a)      the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Restricted Subsidiaries which could reasonably be expected to have a Material Adverse Effect or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

                  (c) any claims, litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $20,000,000 or more to the extent not covered by insurance or in which injunctive or similar relief is sought which, in any such case, could reasonably be expected to have a Material Adverse Effect;

                  (d) the following events, as soon as administratively practicable and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan which, in any case, could reasonably be expected to have a Material Adverse Effect or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan which, in any case, could reasonably be expected to have a Material Adverse Effect; and

                  (e) if the Borrower or any of the Subsidiary Guarantors cease to perform cycle counts in accordance with historical practices.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

         8.8      Environmental Laws.

                  (a) Except as otherwise required by the Bankruptcy Code or by a Final Order of the Bankruptcy Court, comply with all applicable Environmental Laws and obtain and comply in all material respects with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except in any such case to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.; and

                  (b) Except as otherwise required by the Bankruptcy Code or by a Final Order of the Bankruptcy Court, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

         8.9 Further Assurances. Upon the request of the Administrative Agent at any time, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents which are necessary or, in the reasonable opinion of the Administrative Agent, advisable to maintain in favor of the Administrative Agent Liens on the Collateral that are duly perfected (to the extent that the same are contemplated to be so perfected under the terms of the Loan Documents) in accordance with all applicable Requirements of Law. During, but at no time before, the continuance of any Event of Default, the applicable Loan Parties shall execute such Mortgages and UCC financing statements as the Administrative Agent may reasonably request.

         8.10 Application of Proceeds. The Borrower shall use the entire amount of the proceeds of each Loan in accordance with subsection 6.20, provided that nothing herein shall in any way prejudice or prevent the Administrative Agent or the Lenders from objecting, for any reason, to any requests or applications made for interim or final allowances of compensation for services rendered or reimbursement of expenses incurred under section 105(a), 330 or 331 of the Bankruptcy Code by any party in interest, and provided, further, that unless otherwise allowed by the Bankruptcy Court, the Borrower shall not use the proceeds from any Loans for any purpose that is prohibited under the Bankruptcy Code.

         8.11     Additional Collateral.

                  (a) With respect to any Person that, subsequent to the Effective Date, becomes a Domestic Subsidiary (other than a Credit Card Subsidiary) promptly: (i) execute and deliver to the Administrative Agent a new pledge agreement or such amendments to the Master Security Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent a Lien on the Capital Stock of such Domestic Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the pledgor thereof, (iii) cause such new Domestic Subsidiary (A) to become a party to the Master Security Agreement, in each case pursuant to documentation which is in form and substance satisfactory to the Administrative Agent, and (B) to take all actions reasonably deemed necessary or advisable by the Administrative Agent to cause the Lien created by the Master Security Agreement to be duly perfected (to the extent contemplated therein and in the other Loan Documents) in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent (it being agreed that for any such Domestic Subsidiary that is not a debtor-in-possession, no action shall be required pursuant to this clause (iii) to perfect a Lien in assets that would not constitute UCC Filing Collateral or in assets constituting UCC Filing Collateral if such perfection relates to assets constituting UCC Filing Collateral with an aggregate book value of less than $1,000,000) and (iv) with respect to assets of any such Domestic Subsidiary with a book value in excess of $l,000,000 that are perfected under the laws of any jurisdiction, if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (b) With respect to any Person that, subsequent to the Effective Date, becomes a Foreign Subsidiary with a net worth in excess of $l,000,000 or Inventory with a book value in excess of $1,000,000, promptly upon the request of the Administrative Agent: (i) execute and deliver to the Administrative Agent a new pledge agreement or such amendments to the Master Security Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent a Lien on the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the Capital Stock of any such Subsidiary be required to be so pledged) and (ii) deliver to the Administrative Agent any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take or cause to be taken all such other actions under the law of the jurisdiction of organization of such Foreign Subsidiary as may be necessary or advisable to perfect such Lien on such Capital Stock.

                  (c) If the Borrower or any Subsidiary Guarantor shall acquire any Investment Securities (other than Investment Securities of any issuer aggregating less than $1,000,000) such Loan Party shall deliver certificates representing such Investment Securities to the Administrative Agent or its agent or custodian (or otherwise "transfer" such Investment Security (within the meaning of the applicable UCC) to the Administrative Agent or its agent or custodian (or take such other action as shall be required to perfect the security interest of the Collateral in accordance with the applicable UCC)), together with, when necessary or appropriate, undated powers as provided in subsection 4.1(b) of the Master Security Agreement, to be held by the Administrative Agent (or its agent or custodian) as Pledged Securities, subject to the terms of the Master Security Agreement, as collateral security for the Secured Obligations.

         8.12 Depositary Account and Payments System; Cash Dominion. The Borrower has established a depositary account and payment system under the Master Security Agreement pursuant to which, subject to the terms of the Loan Documents, the Administrative Agent possesses sole dominion and control over the Borrower's and the Subsidiary Guarantors' cash. Except as set forth in the Loan Documents, neither the Borrower nor any Subsidiary Guarantor, nor any Person or entity claiming by, through or under the Borrower nor any Subsidiary Guarantor shall have any control over the use of, or any right to effect a withdrawal from, any such depositary account and such payment system. The Borrower shall maintain such depositary account and payment system and shall, within 30 days after the Effective Date, deliver to each Depositary Bank instructions reasonably satisfactory to the Administrative Agent informing each such Depositary Bank of the Bankruptcy Court's order directing that all of the Loan Parties' cash continue to be sent to the Administrative Agent pursuant to the cash dominion arrangements and confirming the assignment to the Administrative Agent of the blocked account agreements and lockbox agreements from the administrative agent under the Existing DIP Agreement.

SECTION  9.       NEGATIVE COVENANTS

         The Borrower hereby agrees that, so long as the Commitments remain in effect or any Letter of Credit remains outstanding or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not, and (except in the case of subsection 9.1) shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

         9.1      Financial Condition Covenants.

                  (a) EBITDA. Permit Excess Availability to be less than $50,000,000 at any time or alternatively, in the event Excess Availability is less than $50,000,000, permit Cumulative EBITDA or Rolling 12-Month EBITDA, as applicable, for the most recently ended fiscal month for which financial statements have been delivered pursuant to subsection 8.1(c), to be less than the amount set forth below opposite such fiscal month:




FISCAL MONTH ENDING                MINIMUM CUMULATIVE
-------------------                EBITDA
                                   ------------------
April, 2000                        $(60,000,000)
May, 2000                          $(58,000,000)
June, 2000                         $(60,000,000)
July, 2000                         $(63,000,000)
August, 2000                       $(69,000,000)
September, 2000                    $(72,000,000)
October, 2000                      $(74,000,000)
November, 2000                     $(70,000,000)
December, 2000                     $(12,000,000)


FISCAL MONTH ENDING                ROLLING 12-MONTH EBITDA
-------------------                -----------------------
January, 2001                      $(13,000,000)
February, 2001                     $(14,000,000)
March, 2001                        $(11,000,000)
April, 2001                        $(8,000,000)
May, 2001                          $(5,000,000)
June, 2001                         $(2,000,000)
July, 2001                         $2,000,000
August, 2001                       $6,000,000
September, 2001                    $8,000,000
October, 2001                      $13,000,000

November, 2001                     $15,000,000
December, 2001                     $32,000,000
January, 2002                      $36,000,000
February, 2002                     $42,000,000
March, 2002                        $46,000,000
April, 2002                        $51,000,000
May, 2002                          $56,000,000
June, 2002                         $60,000,000
July, 2002                         $64,000,000
August, 2002                       $67,000,000
September, 2002                    $70,000,000
October, 2002                      $73,000,000
November, 2002                     $76,000,000
December, 2002                     $84,000,000
January, 2003 and each             $85,000,000
month end thereafter


                  (b) Capital Expenditures. Make aggregate Capital Expenditures in excess of (i) in the case of the 2000 and 2001 Fiscal Years, subject to the provisions of the following sentences, $150 million in the aggregate for such two Fiscal Years, and (ii) in the case of the 2002, 2003 and 2004 Fiscal Years, the sum of $50,000,000 per Fiscal Year, plus any unused permitted Capital Expenditures for the immediately preceding Fiscal Year. In Fiscal Year 2000, Capital Expenditures shall not exceed the sum of (A) $70,000,000, plus (B) for all times after August 31, 2000, an amount equal to $650,000 for each store in excess of sixty-five for which subleases are executed (whether executed before, on, or after August 31, 2000). Capital Expenditures for Fiscal Year 2001 shall not exceed $150,000,000 less the actual amount of Capital Expenditures made or incurred in Fiscal Year 2000. Notwithstanding the foregoing, no Capital Expenditures (except for maintenance) shall be made if, before or after giving effect to the making of such Capital Expenditure, an Event of Default then exists or thereafter would exist.

         9.2 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) the Guarantee Obligations in the Master Security Agreement and any Guarantee Obligations arising under any of the other Loan Documents;

                  (b) Guarantee Obligations in existence on the Effective Date and (i) set forth on Schedule 9.2(b) or (ii) otherwise not exceeding $5,000,000 in the aggregate;

                  (c) Guarantee Obligations of the Borrower or any Restricted Subsidiary of obligations of any Restricted Subsidiary or the Borrower which obligations are otherwise permitted under this Agreement;

                  (d) Guarantee Obligations entered into in connection with surety, appeal, payment and performance bonds (and other obligations of a like nature) incurred in the ordinary course of business;

                  (e) subject to subsection 9.8(e), Guarantee Obligations of the Borrower or any Restricted Subsidiary of Indebtedness or other obligations incurred in the ordinary course of business of Subsidiaries that are not Subsidiary Guarantors (including, without limitation, obligations in respect of indemnifications on behalf of Credit Card Subsidiaries as contemplated by the proviso to the definition of Credit Card Subsidiaries, to the extent such obligations constitute Guarantee Obligations); provided that the aggregate amount of the Indebtedness or other obligations shall not exceed at any time outstanding (i) in the case of Indebtedness and other obligations in respect of non-Credit Card Program obligations, together with outstanding Investments permitted pursuant to subsection 9.8(e), $10,000,000 and (ii) in the case of Indebtedness and other obligations in respect of Credit Card Program obligations, together with Investments permitted pursuant to subsection 9.8(h), $25,000,000;

                  (f) Guarantee Obligations in respect of obligations of vendors to the Borrower and its Restricted Subsidiaries created in the ordinary course of business;

                  (g) Guarantee Obligations of the Borrower or any Restricted Subsidiary of Indebtedness or other obligations of Securitization Entities incurred in connection with Securitization Transactions;

                  (h) Guarantee Obligations in respect of (i) obligations in respect of trade letters of credit and (ii) other obligations in respect of standby letters of credit, provided that the aggregate outstanding amount of all such Guarantee Obligations (not otherwise permitted pursuant to this subsection 9.2) shall at no time exceed, in the case of clause (i) $100,000,000, and in the case of clause (ii) $10,000,000; and

                  (i) Guarantee Obligations of the Borrower or any Restricted Subsidiary incurred in the ordinary course of business in respect of obligations (other than Indebtedness) of others and other Guarantee Obligations (in each case not otherwise permitted pursuant to this subsection 9.2) incurred after the Effective Date, provided that the aggregate amount of all such Guarantee Obligations for the Borrower and its Restricted Subsidiaries shall not exceed $15,000,000 at any one time outstanding.

         9.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

                  (b) carriers', warehousemen's, mechanics', landlord's, materialmen's, repairmen's or other like Liens (including statutory Liens and other Liens arising by operation of law) arising in the ordinary course of business securing amounts which do not in the aggregate impair the use thereof in the operation of the business of the Borrower and its Restricted Subsidiaries, which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements and Liens granted to banks in the ordinary course of business in connection with deposit, disbursement or concentration accounts (other than in connection with borrowed money) maintained with such banks on funds and other items in such accounts;

                  (d) Liens granted and deposits made in connection with the performance of bids, trade arrangements and real estate related contracts entered into in the ordinary course of business (in each case, other than for borrowed money), utilities, leases, statutory obligations, surety, appeal and performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions, subdivisions, parcelizations and other similar encumbrances incurred in the ordinary course of business which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Restricted Subsidiary;

                  (f) Liens in existence on the Effective Date and (i) listed on Schedule 9.3(f) securing Indebtedness or other obligations described on such Schedule or (ii) otherwise securing Indebtedness or other obligations not exceeding $8,000,000 in the aggregate;

                  (g) Liens securing Indebtedness or other obligations of the Borrower and its Restricted Subsidiaries incurred after the Effective Date to finance the acquisition, construction or completion of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise), including, without limitation, improvements, provided that (i) such Liens are created within 180 days after such acquisition, construction or completion and (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness or other obligations and the proceeds thereof; and the Indebtedness or other obligations secured by such Liens do not exceed a principal amount of $35,000,000 in the aggregate.

                  (h) Liens on assets of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary and other obligations incurred in the ordinary course of business;

                  (i) Liens on the Fixed Assets of a corporation which becomes a Restricted Subsidiary after the Effective Date and Liens existing on Fixed Assets acquired by the Borrower or a Restricted Subsidiary after the Effective Date, in either case securing Indebtedness or other obligations, provided that no such Liens shall cover any Current Assets (including Accounts or Inventory) of the Borrower or any Restricted Subsidiary, the Capital Stock of any Subsidiary (including, without limitation, any Securitization Entity or Credit Card Subsidiary) or any Indebtedness of the Borrower or any Subsidiary, and provided, further, that (A) such Liens existed at the time such corporation became a Restricted Subsidiary or such fixed asset was acquired and were not created in anticipation thereof, (B) any such Lien is not spread to cover any additional property or assets of such corporation after the time such corporation becomes a Restricted Subsidiary or such fixed asset is acquired, and (C) the amount of Indebtedness or other obligations secured thereby is not increased;

                  (j) Liens securing Indebtedness or other obligations which refunds, refinances extends or otherwise restructures any other Indebtedness or other obligations to the extent such refunded or refinanced Indebtedness or other obligation was originally permitted to be secured pursuant to this subsection, provided that the principal amount of such Indebtedness is not increased (other than by an amount equal to any costs and expenses incurred in connection with such refunding or refinancing) and that no such Lien is spread to cover additional property;

                  (k) Liens (not otherwise permitted hereunder) which secure Indebtedness or other obligations not exceeding (as to the Borrower and all its Restricted Subsidiaries) $20,000,000 in aggregate principal or face amount at any time outstanding, provided that no such Liens shall cover any Current Assets (including Accounts or Inventory) of the Borrower or any Restricted Subsidiary, the Capital Stock of any Subsidiary (including, without limitation, any Securitization Entity or Credit Card Subsidiary) or any Indebtedness of the Borrower or any Subsidiary;

                  (l)      Liens created pursuant to the Security Documents;

                  (m) Liens created in favor of any Person who delivers goods under a consignment to the Borrower or a Restricted Subsidiary, provided that the Borrower or such Restricted Subsidiary treats and designates on its books and records such goods as "goods on consignment" for all purposes and such goods are not included as Inventory of the Borrower or such Restricted Subsidiary, as the case may be, on the books of the Borrower or such Restricted Subsidiary, as the case may be;

                  (n) Subject to execution and delivery of intercreditor agreements reasonably satisfactory to the Administrative Agent, Liens granted to secure the Borrower's or any Restricted Subsidiary's obligations under any Floor Planning Facility, provided that such Liens are limited to the goods financed pursuant to such Floor Planning Facility and the proceeds of such goods;

                  (o) Liens covering Accounts, credit card receivables and related assets owned or that may be deemed owned by the Borrower and its Restricted Subsidiaries in connection with a Credit Card Program or as a result of a Securitization Transaction;

                  (p) Liens arising from offsets, deposits or restricted assets granted by any Credit Card Subsidiary in respect of a Credit Card Program or a Securitization Transaction;

                  (q) Liens on real property (and related fixtures and leases) now or hereafter owned or leased by the Borrower or any Restricted Subsidiary, including Designated Material Real Property, securing Indebtedness of the Borrower and such Restricted Subsidiary, provided that with respect to any such Liens involving any Eligible Mortgaged Real Property, the net proceeds therefrom shall be in an amount at least equal to 54.5% of the alternate use appraised value thereof as set forth in the Existing Appraisal of such property;

                  (r) Liens arising under or in connection with Permitted Sale-Leasebacks;

                  (s) Liens (including possessory Liens) on cash (and corresponding Liens on cash collateral accounts and all investments of amounts on deposit therein), commercial documents relating to goods financed under the relevant facility or trade letters of credit, such goods and the proceeds thereof, in each case securing obligations in respect of trade letters of credit, provided that no such Lien may extend to or cover such commercial documents, goods or related proceeds after such goods are delivered to a warehouse, distribution center or store owned or leased by the Borrower or a Restricted Subsidiary (it being understood that the Administrative Agent may (and, to the extent the same is reasonably satisfactory to it, shall) enter into one or more intercreditor agreements with respect to trade letters of credit with respect to the foregoing);

                  (t) Liens arising out of the deposit arrangement described on Schedule 6.22; and

                  (u)      Liens to secure Indebtedness permitted pursuant to
Section 9.7(c) hereof;

provided that, notwithstanding the foregoing, no Lien created, incurred, assumed or suffered to exist pursuant to this subsection 9.3 (other than Permitted Inventory Liens, Permitted Account Liens, and Liens permitted under subsections 9.3(f) (with respect to pre-petition tax liens only), 9.3(h), 9.3(m), 9.3(n), 9.3(o) and 9.3(s)) shall be a Lien on Inventory or Accounts of the Borrower or any of its Restricted Subsidiaries.

         9.4 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets except:

                  (a) any Restricted Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that a Subsidiary Guarantor or wholly owned Restricted Subsidiary or Restricted Subsidiaries shall be the continuing or surviving corporation and provided, further, that if one of the parties to such transaction (i) is a Subsidiary Guarantor then the continuing or surviving corporation shall be a Subsidiary Guarantor or (ii) is not a Restricted Subsidiary, no Default shall result therefrom);

                  (b) any Restricted Subsidiary may convey, sell, lease, transfer, assign or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor or any wholly owned Restricted Subsidiary of the Borrower (provided that if such selling Restricted Subsidiary is a Subsidiary Guarantor then the acquiring Restricted Subsidiary shall be a Subsidiary Guarantor); and

                  (c) any Restricted Subsidiary may be merged or consolidated with or into, or convey, sell, lease, transfer, assign or otherwise dispose of any or all of its assets to, any Person to the extent that the sale or other disposition of the assets of such Restricted Subsidiary would be permitted under subsection 9.5.

         9.5 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary's Capital Stock to any Person (in each case, other than the Borrower or any Subsidiary Guarantor or, if such Restricted Subsidiary is not (x) a wholly-owned Restricted Subsidiary, pro-rata to the owners of the equity securities of such Restricted Subsidiary or (y) a Subsidiary Guarantor, to any Restricted Subsidiary), except:

                  (a) the sale or other disposition of uneconomical, obsolete, surplus or worn out assets in the ordinary course of business, including, without limitation, in connection with store closures and real estate development or divestiture activities;

                  (b) the sale or other disposition of Inventory and other Current Assets in the ordinary course of business (including sales of Inventory and other Current Assets in connection with closed stores or stores to be closed or sold and sales of discontinued Inventory pursuant to the Business
Plan) and transfers of assets among the Borrower and the Subsidiary Guarantors pursuant to reasonable business requirements;

                  (c) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof and sales or other dispositions of Cash Equivalents in the ordinary course of business in each case at fair market value and on commercially reasonable terms;

                  (d)      as permitted by subsection 9.4(b);

                  (e) the lease, sublease or other transfer of space (by assignment of leases or otherwise) in the Borrower's and the Restricted Subsidiaries' respective stores in furtherance of the Business Plan and leases of space at the Borrower's headquarters;

                  (f) Asset Sales of any assets (other than, directly or indirectly, Inventory) in connection with Permitted Sale-Leasebacks or Securitization Transactions, provided that in the case of an Asset Sale in connection with a Permitted Sale-Leaseback to the extent otherwise permitted hereunder (other than an Asset Sale in connection with a Securitization Transaction), the proceeds of any such Permitted Sale-Leaseback shall be entirely in cash and shall be not less than 100% of the fair market value of the assets being sold (as determined by the Borrower in good faith) and in the case of an Asset Sale in connection with a Securitization Transaction (which may be in the form of a capital contribution to the relevant Securitization Entity), the purchase price (including the Capital Stock of any Securitization Entity owned by the Borrower or any Restricted Subsidiary) with respect to the assets sold or disposed shall be not less than the fair market value of such assets (as determined by the Borrower in good faith), provided that in addition to the foregoing requirements, with respect to any Securitization Transaction involving any Eligible Mortgaged Real Property, the Asset Sale Proceeds shall be in an amount at least equal to 54.5% of the alternate use appraised value thereof as set forth in the Existing Appraisal for such property;

                  (g) the sale or other disposition of the Borrower's and its Subsidiaries' Brentwood headquarters, Montgomery distribution center and/or Orlando distribution center, provided that if any such sale or disposition involves any Eligible Mortgaged Real Property, the Asset Sale Proceeds shall be in an amount at least equal to 54.5% of the alternate use appraised value thereof as set forth in the Existing Appraisal for such property;

                  (h) the sale or other disposition of any property (other than, directly or indirectly, Inventory and other Current Assets, and other than any sale or other disposition which is otherwise permitted under this subsection 9.5), provided that at the time of and after giving effect to such sale or disposition, the aggregate fair market value of all assets so sold or disposed of in any Fiscal Year pursuant to this paragraph (h) shall not exceed an amount equal to $125,000,000;

                  (i) subject to the other terms and provisions hereof, leases or subleases (or assignments of leases) or licenses or sublicenses (or assignments of licenses or sublicenses) of any assets in the ordinary course of business;

                  (j) sales and other dispositions of assets in connection with Investments (other than Investments received in respect of the sale or disposition of Fixed Assets) permitted under subsection 9.8;

                  (k) sales or other dispositions of Accounts, credit card receivables and related assets in connection with a Credit Card Program;

                  (l) issuances, sales and other dispositions of Capital Stock by any Credit Card Subsidiary to any Person so long as after giving effect thereto, such Credit Card Subsidiary remains a Subsidiary; and

                  (m)      sales and dispositions of assets pursuant to Store
Closures;

provided that the foregoing limitations are not intended to prevent the Borrower or any of its Restricted Subsidiaries from rejecting leases or contracts in connection with the Reorganization Cases.

         9.6 LIMITATION ON DIVIDENDS. Declare or pay any dividend (other than those payable solely in common stock or Qualified Stock of the Borrower or options or warrants with respect thereto) on, or make any payment (other than those payable solely in common stock or Qualified Stock of the Borrower or options or warrants with respect thereto) on account of, or set apart assets for a sinking or other analogous fund for, the purchase redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock (including Qualified Stock) of the Borrower or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution (other than those payable solely in common stock or Qualified Stock of the Borrower or options or warrants with respect thereto) in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Restricted Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that the Borrower may (i) purchase or exchange then-existing employee stock options for consideration consisting solely of (subject to subsection 9.14) Capital Stock of the Borrower and (ii) may purchase or redeem up to $1,000,000 in Capital Stock solely for the purpose of purchasing minority interests in order for such Subsidiaries to become wholly owned Subsidiaries of the Borrower.

         9.7 LIMITATION ON INDEBTEDNESS. The Borrower shall not create or suffer to exist, or permit any Restricted Subsidiary to create or suffer to exist, any Indebtedness except:

                  (a)      the Credit Agreement Obligations;

                  (b)      Guarantee Obligations permitted by subsection 9.2;

                  (c) Indebtedness of the Borrower to Back Bay Capital Funding, LLC (or such other lenders reasonably acceptable to the Administrative Agent) in connection with a term loan facility up to an amount not to exceed $50,000,000 and otherwise on terms and conditions reasonably acceptable to the Administrative Agent. Without limitation, such term loan facility shall be subject to an intercreditor agreement reasonably satisfactory to the Administrative Agent, which shall provide, among other things, that the term loan facility shall be repaid only after payment in full of the Credit Agreement Obligations and shall be limited to a specified percentage of the appraised value of the Borrower's Inventory.

                  (d) Intercompany Debt and Indebtedness of the Borrower to any Excluded Subsidiary, provided that such Indebtedness to an Excluded Subsidiary is (i) at all times junior and subordinate in right of payment to the Secured Obligations and (ii) not paid until after the repayment in full of the Credit Agreement Obligations;

                  (e) Indebtedness secured by Liens permitted by subsection 9.3, including without limitation, in respect of Floor Planning Facilities permitted under subsection 9.3(o);

                  (f) Indebtedness outstanding on the Effective Date and listed on Schedule 9.7(f) and refinancings thereof to the extent permitted under subsection 9.9; and

                  (g) Indebtedness of the Borrower arising pursuant to Derivative Agreements entered into with any Lender for the purpose of hedging the Borrower's interest rate exposure and not for speculative purposes, and Indebtedness in respect of cash management obligations.

         9.8 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of any Person or consummate any Acquisition (an "Investment"), except for:

                  (a) extensions of trade credit and prepaid expenses made in the ordinary course of business;

                  (b) Investments in Cash Equivalents; provided that (A) the maximum amount of cash and Cash Equivalents held in accounts (other than Consignment Inventory Accounts) over which the Administrative Agent does not have a valid and perfected Lien shall not exceed $15,000,000 at any time outstanding and (B) the maximum amount of cash and Cash Equivalents held in Consignment Inventory Accounts shall not exceed the amounts due to suppliers of Consignment Inventory consisting of (i) the cost of the Consignment Inventory actually sold plus (ii) other expenses due and payable to such suppliers of Consignment Inventory;

                  (c) (i) loans to officers of the Borrower or any Subsidiary, (ii) loans and advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business, and (iii) loans by the Borrower to its employees (other than to officers of the Borrower or any Subsidiary) in connection with management incentive plans, provided that the aggregate outstanding principal amount of all such loans and advances shall not exceed $5,000,000 at any time;

                  (d) Investments by the Borrower in Subsidiary Guarantors and Investments by Restricted Subsidiaries in the Borrower and in Subsidiary Guarantors;

                  (e) Investments not otherwise permitted hereunder by the Borrower and Restricted Subsidiaries in Subsidiaries that are not Subsidiary Guarantors, provided that, after giving effect to such Investments, the aggregate then outstanding amount of all such Investments (including Investments in such Subsidiaries in the nature of sales and transfers of assets (including, pursuant to a transaction permitted under subsection 9.4) for less than fair market value and outstanding Guarantee Obligations pursuant to subsection 9.2(e)) made subsequent to the Effective Date pursuant to this paragraph (e), together with outstanding Guarantee Obligations permitted pursuant to subsection 9.2(e), shall not exceed $10,000,000, provided, further, that the conversion of any Indebtedness owed to the Borrower or any Restricted Subsidiary by any Subsidiary into equity of such Subsidiary shall not constitute an additional Investment in such Subsidiary by the Borrower or such Restricted Subsidiary for purposes of the limitation contained in the immediately preceding proviso;

                  (f) Investments received in connection with the creation and collection of accounts receivable in the ordinary course of business;

                  (g) Investments received as consideration in connection with any Asset Sale or other disposition of assets permitted hereunder;

                  (h) Investments not otherwise permitted hereunder in Credit Card Subsidiaries in an amount, together with Guaranteed Obligations permitted pursuant to subsection 9.2(e), not to exceed $25,000,000 outstanding at any time;

                  (i) Investments by Credit Card Subsidiaries in connection with the Credit Card Program;

                  (j) loans and advances to suppliers in the ordinary course of business consistent with past practice but in any event not in excess of an outstanding principal amount of $500,000;

                  (k) purchases of Accounts, credit card receivables and related assets by Credit Card Subsidiaries in connection with the Credit Card Program;

                  (l) Acquisitions and other Investments not otherwise permitted hereunder made by the Borrower or any of its Restricted Subsidiaries, provided that, after giving effect thereto, (i) the aggregate outstanding amount of all such Investments (other than Acquisitions) made at any time after the Effective

Date, shall not exceed the sum of $2,000,000 and (ii) the aggregate outstanding amount of all such Acquisitions (including assumed Indebtedness and the fair market value of Capital Stock issued) and other Investments made at any time after the Effective Date shall not exceed the sum of $20,000,000; and

                  (m) Capital Expenditures permitted under subsection 9.1(b) hereof.

         9.9 LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS. At any time:

                  (a) make any optional payment or prepayment on or optionally redeem or purchase any Indebtedness (other than the Loans and Indebtedness of the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary) of the Borrower or any Subsidiary,

                  (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to the payment or prepayment of principal of or interest on, any Indebtedness described in clause (a) (unless such amendment, modification or change does not shorten the maturity or increase the amount of any payment of principal thereof or would not increase the rate or shorten the date for payment of interest thereon), provided, that the Borrower and its Restricted Subsidiaries may prepay Indebtedness permitted hereunder:

                           (a) from the proceeds of new Indebtedness incurred to refinance such Indebtedness and permitted hereunder to be incurred,

                           (b) under Financing Leases for stores and other property no longer occupied or used by the Borrower or such Restricted Subsidiary in connection with the settlement, termination or assignment of such Financing Lease,

                           (c) secured by assets in connection with any sale or other disposition of such assets permitted under subsection 9.5,

                           (d)      consisting of Floor Planning Facilities,

                           (e) incurred after the Effective Date and otherwise permitted hereunder to the extent such prepayment is financed with the proceeds of other Indebtedness (other than Loans) permitted hereunder,

                           (f) consisting of Financing Leases as long as such Financing Leases are paid in full in connection with any such prepayment and such prepayment is made in connection with the closure or sale of a parcel of real property subject to such Financing Lease,

                           (g) secured by a Lien on any parcel of Material Real Property so long as such Indebtedness is paid in full in connection with any such prepayment and such prepayment is financed with the proceeds of other Indebtedness (other than Loans) permitted hereunder,

                           (h)      that is short term Indebtedness and
         unsecured, and

                           (i) from proceeds of the issuance of Capital Stock, but only if after giving effect to such issuance, no Default or Event of Default would have occurred and be continuing.

         9.10 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Except as set forth on Schedule 9.10, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this

Agreement or (b) upon fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

         9.11 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Restricted Subsidiary of real or personal property (other than Capital Stock) which has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Restricted Subsidiary (such arrangement, a "Sale-Leaseback"), except for (a) Sale-Leasebacks in the ordinary course of the Borrower's or such Restricted Subsidiary's business, consistent with past practice and at market rates and subject to compliance with subsection 9.5(f), in each case on terms and conditions acceptable to the Administrative Agent in its sole discretion, exercised commercially reasonably and in accordance with its customary criteria, (b) Sale-Leasebacks in connection with Securitization Transactions, (c) Sale-Leasebacks of the Borrower's and its Restricted Subsidiaries' Brentwood headquarters, Montgomery distribution center and/or Orlando distribution center, subject to compliance with Section 9.5(f), and (d) Sale-Leasebacks solely among the Borrower and the Subsidiary Guarantors ("Permitted Sale-Leasebacks"). For the avoidance of doubt, Sale-Leasebacks that result in a Financing Lease shall be treated as Indebtedness for all purposes of this Agreement.

         9.12 FISCAL YEARS AND QUARTERS. Change the last day of the Fiscal Year of the Borrower (other than to a day on or about January 31 of any calendar year) or permit any Fiscal Year to be less than a period of approximately 365 days or permit any fiscal quarter to be less than a period of approximately 90 days.

         9.13 LIMITATION ON CONDUCT OF BUSINESS. Enter into any business either directly or through any Restricted Subsidiary except for businesses in which the Company and its Subsidiaries are engaged on the date of this Agreement and businesses related or similar thereto or entered into in connection with any of the foregoing.

         9.14 LIMITATION ON ISSUANCES OF CAPITAL STOCK. Issue (a) any preferred stock or (b) any class of redeemable common stock, provided, however, that the Borrower may issue Qualified Stock.

         9.15 FOREIGN HOLDING COMPANIES, INACTIVE SUBSIDIARIES AND SPECIAL PURPOSE SUBSIDIARIES. Permit the aggregate book value of the assets of all Foreign Holding Companies (exclusive of assets consisting of advances or loans to the Borrower or any of its Subsidiaries and Capital Stock of Foreign Subsidiaries and other Foreign Holding Companies), Inactive Subsidiaries and Special Purpose Subsidiaries (exclusive of assets consisting of licenses or permits) which are not Subsidiary Guarantors to exceed $25,000,000 at any time.

         9.16 PERMANENT ORDER. Make or permit to be made any change, amendment or modification, or any application or motion for any change, amendment or modification, to the Permanent Order without the prior written consent of the Required Lenders.

         9.17 APPLICATION TO BANKRUPTCY COURT. Apply to the Bankruptcy Court for the authority to take any action that is prohibited by the terms of this Agreement or any of the other Loan Documents or refrain from taking any action that is required to be taken by the terms of this Agreement or any of the other Loan Documents.

         9.18 LIMITATION ON RECLAMATION PAYMENTS. Make any reclamation payment in excess of $15,000,000 in the aggregate from and after the Petition Date.

SECTION  10.      EVENTS OF DEFAULT.

         If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any Reimbursement Obligation within two Business Days after such Reimbursement Obligation becomes due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Borrower shall default in the observance or performance of any agreement contained in subsection 8.7(a) or 8.12 or Section 9, or the Borrower shall fail to deliver a Borrowing Base Certificate pursuant to subsection 8.2(c) within two Business Days after such Borrowing Base Certificate was due pursuant to such subsection; or

                  (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or the Majority Lenders or (ii) the date upon which a Responsible Officer becomes aware of such default; or

                  (e) The Borrower or any of its Restricted Subsidiaries shall (i) default during the Reorganization Cases in any payment of principal of or interest on any post-petition Indebtedness (other than the Loans) or in the payment of any post-petition Guarantee Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required (but after the expiration of all grace periods applicable thereto), such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable, provided that
(x) no Default or Event of Default shall exist under this paragraph (A) unless the aggregate amount of Indebtedness (other than Indebtedness in respect of Floor Planning Facilities) and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $10,000,000 or (B) unless the aggregate amount of Indebtedness in respect of Floor Planning Facilities in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $20,000,000 and (y) clause (ii) above shall not apply to Indebtedness that becomes due solely as a result of the voluntary sale or transfer of property or assets or prepayments that become due as a result of any issuance of Capital Stock or incurrence of Indebtedness (in each case to the extent such, sale, transfer, issuance or incurrence is permitted by the terms of such Indebtedness); or

                  (f) The termination or resignation of both the chief executive officer and the president of the Borrower or the failure of both the chief executive officer and the president to perform substantially the same duties which they perform as of the date hereof (unless they succeed to a position of greater responsibility and maintain such position) , provided that the foregoing shall not constitute an Event of Default is the Borrower engages at least one replacement officer reasonably satisfactory to the Administrative Agent within ninety (90) days after such termination, resignation or failure; or

                  (g)      (i)      Any Person shall engage in any "prohibited
transaction" (as defined in Section 406 of ERISA or Section 4975 of the Tax
Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event (other than the Reorganization Cases) shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any of its Restricted Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance) of $15,000,000 or more, and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i)      (i)      For any reason (other than any act on the
part of the Administrative Agent or any Lender or any act or failure to act (except to the extent such act or failure to act constitutes a breach of the relevant Blocked Account Agreement or Lockbox Agreement on the part of any Depositary Bank) the Master Security Agreement or any Security Document ceases to be or is not in full force and effect in any material respect and such default shall continue unremedied for 30 days after the earlier of receipt by the Borrower of notice of such default from the Administrative Agent or actual knowledge of such default by a Responsible Officer, (ii) the Borrower or any of its Restricted Subsidiaries shall assert in writing that the Master Security Agreement or any Security Document has ceased to be or is not in full force and effect or (iii) the Lien created by any of the Security Documents shall cease to be enforceable or of the same effect and priority purported to be created thereby except to the extent contemplated hereunder and under the other Loan Documents; or

                  (j)      (i)      Any Person or "group" (within the meaning of
Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (A) shall have acquired beneficial ownership of 50% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Borrower or (B) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors, or (ii) (A) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors; "Continuing Directors" shall mean the directors of the Borrower on the Effective Date and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors and (B) the Chief Executive Officer of the Borrower shall resign or be removed during the period commencing three months prior to the date the Board of Directors shall not consist of a majority of Continuing Directors and ending six months after such date; or

                  (k) Any provision of any Loan Document shall for any reason cease to be valid and binding on the Loan Party party thereto other than by reason of the application of applicable bankruptcy, insolvency, reorganization or other similar laws or the application of equitable principles relating to or limiting creditors' rights generally, or such Loan Party shall so state in writing; or

                  (l) Any Loan Party shall fail to comply with the terms of the Permanent Order in any material respect; or

                  (m) Any of the Reorganization Cases shall be dismissed, suspended or converted to a case under chapter 7 of the Bankruptcy Code (which, in the case of a conversion, such Reorganization Case(s) individually or together with any Reorganization Case that was previously or was simultaneously converted own or possess assets whose value exceeds $2,000,000, which value shall be determined by reference to the schedule of assets and liabilities filed with the Bankruptcy Court) or a trustee shall be appointed in any of the Reorganization Cases, or an application shall be filed by a Loan Party for the approval of, or there shall arise, any other claim having priority senior to or , other than pursuant to the First Day Orders and obligations in respect of permitted adequate protection payments, pari passu with the claims of the Administrative Agent and the Lenders under the Loan Documents or any other claim having priority over any or all administrative expenses of the kind specified in sections 503(b) or 507(b) of the Bankruptcy Code (other than Permitted Expenses); provided that (i) upon the occurrence of an Event of Default caused by the appointment of a chapter 11 trustee and (ii) provided no other Event of Default shall have occurred, the Lenders will in good faith negotiate a stipulation with such trustee, the terms and conditions of which are reasonably acceptable to the Lenders and the Administrative Agent, for the use of cash collateral for a period of not less than five Business Days; or

                  (n) The Bankruptcy Court shall (i) enter an order approving payment of any pre-petition Claims other than an order approving a Permitted Prepetition Claim Payment, (ii) grant relief from the automatic stay applicable under section 362 of the Bankruptcy Code to holders of security interests in respect of the ability of such holders to foreclose on assets valued in excess of $15,000,000 in the aggregate, or (iii) except to the extent the same would not constitute a default under any of the previous clauses, enter an order approving any settlement or other stipulation with any creditor of the Borrower other than the Administrative Agent and the Lenders or otherwise providing for payments as adequate protection or otherwise to such creditor individually or in the aggregate in excess of $1,000,000 for any and all such creditors; or

                  (o) A Loan Party shall make any payment (as adequate protection or otherwise) on account of any Claim arising or deemed to have arisen prior to the commencement of the Reorganization Cases other than a payment or payments which would not constitute a default under Section 9(n)(ii) or a Permitted Prepetition Claim Payment; or

                  (p) The Bankruptcy Court shall enter an order amending, supplementing, vacating or otherwise modifying the Permanent Order without the consent of the Required Lenders; or

                  (q) The Bankruptcy Court shall enter an order appointing an examiner with powers beyond the duty to investigate and report, as set forth in section 1106(a)(3) and (4) of the Bankruptcy Code in any of the Reorganization Cases; or

                  (r) A Loan Party shall bring a motion in any of the Reorganization Cases: (i) to obtain working capital financing from any Person other than the Lenders under section 364(d) of the Bankruptcy Code (other than with respect to a working capital financing used, in whole or in part, to repay in full the Credit Agreement Obligations) or (ii) to obtain financing from any Person other than the Lenders under section 364(c) of the Bankruptcy Code (other than with respect to a financing used, in whole or in part, to repay in full the Credit Agreement Obligations or otherwise permitted by this Agreement) or (iii) to grant any Lien other than Liens upon or affecting any Collateral permitted by the Master Security Agreement or (iv) except as otherwise provided herein, to use any of the Collateral pursuant to section 363(c) of the Bankruptcy Code without the prior written consent of the Required Lenders except to pay Permitted Expenses or (v) to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under section 506(c) of the Bankruptcy Code, if such motion is not dismissed within 60 days of the filing thereof; or

                  (s) The Bankruptcy Court shall enter an order granting relief pursuant to section 362(d) of the Bankruptcy Code (except to the extent such would not cause a breach of clause (iii) of Section 10(n)); or

                  (t) The Permanent Order shall be stayed, reversed, modified, amended or vacated, in whole or in part; or

                  (u) The entry of an order confirming a Plan of Reorganization that does not require repayment in full of all Credit Agreement Obligations on the effective date of such Plan of Reorganization;

then, and in any such event, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, subject to any requirement of the giving of notice by the terms of the Permanent Order, the Administrative Agent and the Lenders shall be entitled to exercise their respective rights under the Master Security Agreement or any other Security Document.

         With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash Collateral Account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of each Issuing Bank and the L/C Participants, a security interest in such cash Collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash Collateral Account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash Collateral Account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of each Issuing Bank and the L/C Participants, such further documents and instruments as the Administrative Agent may reasonably request to evidence the creation and perfection of the security interest in such cash Collateral Account.

SECTION  11.      THE ADMINISTRATIVE AGENT

         11.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto, including, without limitation, all powers, rights and remedies provided in the Master Security Agreement. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the the Administrative Agent.

         11.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         11.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

         11.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Lenders entitled to so act in accordance with the terms of this Agreement as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of Lenders entitled to so act in accordance with the terms of this Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         11.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Lenders entitled to so act in accordance with the terms of this Agreement; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         11.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports, financial statements, and other documents furnished to the Administrative Agent by the Borrower or any Subsidiary Guarantor hereunder (as to which the Administrative Agent shall furnish copies to each Lender requesting same), the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         11.7 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Voting Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder. The Administrative Agent shall have the right to deduct any amount owed to it by any Lender under this Agreement from any payment made by it to such Lender hereunder.

         11.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not an agent hereunder and under the other Loan Documents. With respect to the Loans made by it or any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an agent hereunder, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         11.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 25 Business Days' notice to the Borrower and the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean such successor agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

         11.10 ARRANGER; CO-AGENTS; DOCUMENTATION AGENT. Notwithstanding the provisions of this Agreement or any of the other Loan Documents, the Arranger, the Co-Agents and the Documentation Agent, in their capacities as such, shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents.

SECTION  12.      MISCELLANEOUS

         12.1 AMENDMENTS AND WAIVERS. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Majority Lenders may, or, the Administrative Agent, with the written consent of the Majority Lenders may, from time to time, (a) enter into with the applicable Loan Party or Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding, deleting or revising any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or
(b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                           (a) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder, or extend the scheduled date of any payment thereof, increase the amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender adversely affected thereby,

                           (b) amend, modify or waive any provision of this subsection or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or any other provision of any other Loan Document, or, except as set forth in the Master Security Agreement or for sales or dispositions permitted under this Agreement, each as amended and in effect from time to time, release or subordinate the interest of the Administrative Agent in the Collateral or the Subsidiary Guarantors, without the written consent of all the Lenders,

                           (c) reduce the percentage specified in the definition of Majority Lenders or Required Lenders without the written consent of all the Lenders,

                           (d) increase any percentage set forth in the definition of Borrowing Base, Available Inventory Amount or Available Accounts Receivable Amount or Available L/C Amount without the consent of all the Lenders, provided, the Administrative Agent may increase the percentages set forth in the definition of Borrowing Base, Available Inventory Amount, Available Accounts Receivable Amount or Available L/C Amount by up to an additional 5% above the percentages as of the Effective Date with the consent of the Required Lenders, the amount set forth in the proviso to the first sentence of the definition of Borrowing Base without the consent of the Required Lenders or the maximum aggregate amount of Commitments hereunder without the consent of the Required Lenders,

                           (e)      amend, modify or waive any provision of
         Section 2 without the written consent of the Majority Term Loan Lenders or reduce the percentage specified in the definition of Majority Term Loan Lenders without the consent of all the Term Loan Lenders,

                           (f) modify the provisions of subsection 9.5 so as to increase the amount of assets permitted to be sold or disposed of thereunder without the written consent of the Majority Term Loan Lenders, unless the increased cash amounts realized are utilized to prepay principal of the Term Loans in an amount equal to the product of such amounts and a fraction, the numerator of which is the aggregate outstanding principal amount of the Term Loans and the denominator of which is the sum of the principal amount of the Term Loans and the then Revolving Credit Commitments, and the balance utilized to reduce the outstanding Revolving Loans (but not reduce the Revolving Credit Commitments),

                           (g) amend or modify the definitions of Majority Lenders or Required Lenders without the consent of all the Lenders;

                           (h)      amend, modify or waive any provision of
         Section 3 or of subsection 7.2 without the prior written consent of the Majority Revolving Credit Lenders or reduce the percentage specified in the definition of Majority Revolving Credit Lenders without the consent of all the Revolving Credit Lenders,

                           (i) amend, modify or waive any provision of subsection 4.7(c) of this Agreement or of subsection 3.6(a) or 3.6(b) of the Master Security Agreement without the written consent of the Majority Term Loan Lenders and the Majority Revolving Credit Lenders,

                           (j) amend, modify or waive any provision of subsections 3.6 through 3.13 without the consent of each Issuing Bank adversely affected in any material respect thereby,

                           (k) amend, modify or waive any provision of subsections 3.14, 3.15 or 3.16 without the consent of the Swing Line Lender, or

                           (l)      amend, modify or waive any provision of
         Section 11 without the written consent of the Administrative Agent.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders, and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. If, in connection with any proposed amendment, supplement, modification, consent or waiver of any provisions of this Agreement or any other Loan Documents as contemplated by this subsection 12.1, the consent of Lenders whose Voting Percentages aggregate at least 90% is obtained but the consent of one or more of the other Lenders is not obtained, then the Borrower may replace each such non-consenting Lender or Lenders with one or more replacement Lenders pursuant to subsection 12.7 so long as at the time of such replacement, each replacement Lender consents to the proposed amendment, supplement, modification, consent or waiver, provided that the Borrower shall not have the right to replace any Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent of such Lender) pursuant to clauses (a), (b) or (c) of the first proviso of this subsection 12.1.

         12.2 NOTICES. Unless otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and shall be deemed to have been duly given or made (a) in the case of delivery by hand (including by overnight courier), when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule 12.2 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

                  The Borrower:         Service Merchandise Company, Inc.
                                        7100 Service Merchandise Drive
                                        Brentwood, TN  37027
                                        Attention:  Treasurer and Chief
                                                    Financial Officer
                                        Fax:  (615) 660-3667
                                        Telephone:  (615) 660-3440

                  With a copy to:       Skadden, Arps, Slate, Meagher & Flom LLP
                                        4 Times Square
                                        New York, New York 10036
                                        Attention:  John Wm. Butler, Jr., Esq.
                                                    Lawrence Frishman, Esq.
                                        Fax: (212) 735-2000
                                        Telephone:  (212) 735-3000

                  The Administrative
                   Agent:               Fleet Retail Finance Inc.
                                        40 Broad Street
                                        Boston, Massachusetts  02109
                                        Attention:  Betsy Ratto
                                        Fax: (617) 434-4339
                                        Telephone:  (617) 434-4113

                  With a copy to:       Riemer & Braunstein, LLP
                                        Three Center Plaza
                                        Boston, Massachusetts 02108
                                        Attention:  David S. Berman, Esquire
                                        Fax:  (617) 880-3456
                                        Telephone:  (617) 523-9000
provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsections 3.2, 3.4, 3.6, 3.15, 4.1, 4.2 or 4.7 shall not be effective until received. Whenever the Administrative Agent sends a notice by mail, the Administrative Agent will use reasonable efforts to also send such notice by one of the other means of notice permitted hereunder, provided that the failure to do so shall not affect in any way the validity of any delivery by mail pursuant to this subsection or otherwise result in any liability to the Administrative Agent or the Lenders.

         12.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         12.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

         12.5     PAYMENT OF EXPENSES AND TAXES; INDEMNITY.  The Borrower agrees

                  (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of one counsel for the Administrative Agent,

                  (b) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, costs and expenses which the Administrative Agent may incur in enforcing or protecting its Liens on or rights and interest in the Collateral, and the fees and disbursements of counsel to the Administrative Agent, and any review of pleadings and documents related to the Reorganization Cases, attendance at meetings related to the Reorganization Cases, general monitoring of the Reorganization Cases and any subsequent chapter 7 case, and

                  (c) to pay or reimburse each Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents following the occurrence and during the continuation of a Default or an Event of Default, including, without limitation, the fees and disbursements of counsel to each Lender,

                  (d) to pay, indemnify, and hold each Lender and the Administrative Agent (and their respective directors, officers, employees and agents) harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise (other than excise taxes imposed in lieu of net income taxes) and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and

                  (e) to pay, indemnify, and hold each Lender and the Administrative Agent (and their respective directors, officers, employees and agents) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable out-of-pocket costs, expenses or disbursements (including, without limitation, the reasonable fees and expenses of the same counsel for all of the Lenders or the Administrative Agent (absent a conflict of interest or inability to join the relevant actions or proceedings, in which additional counsel may be retained by the Administrative Agent and Lenders)) of any kind or nature whatsoever with respect to any claim, litigation, investigation or proceeding relating to the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents and any such other documents or any use of any of the Extensions of Credit, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender (or their respective directors, officers, employees or agents) with respect to Indemnified Liabilities arising from the bad faith, gross negligence or willful misconduct of the Administrative Agent or any such Lender (or their respective directors, officers, employees or agents, as the case may be), provided, however, that in connection with the enforcement or preservation of any rights under this Agreement or the other Loan Documents, the Borrower shall not be required to pay or reimburse the Lenders for more than one counsel to all of the Lenders and for one counsel to the Administrative Agent. The agreements in this subsection shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.

         12.6     SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any interest of such Lender in any Letter of Credit, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (a) and (b) of the proviso to subsection 12.1. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this

Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 12.8(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 4.9, 4.10 and 4.11 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided that, in the case of subsection 4.10, such Participant shall have complied with the requirements of said subsection and provided, further, that the aggregate amounts payable to a Participant and the transferor Lender pursuant to any such subsection shall not exceed the amounts the transferor Lender would have been entitled to receive had no such transfer occurred. Each Lender promptly shall notify the Administrative Agent in writing of the sale of any participating interest in a Loan to any Participant.

                  (c) Any Lender may, in the ordinary course of its business of making or investing in loans and in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate thereof or, with the consent of the Administrative Agent and, if no Event of Default then is continuing, except as expressly provided herein, the Borrower (which consent shall not be unreasonably withheld), to an additional bank, financial institution or other entity that is then engaged in the business of lending money or for the purposes of the Term Loans, engaged in the business of investing in loans (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit A, executed by such Assignee and such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, with a copy thereof to the Borrower, provided that (a) in the case of any such assignment (other than to a Lender or an Affiliate of a Lender), the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the unused Commitments being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the unused Commitments remaining with the assigning Lender are each not less than $10,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent), (b) assignments shall not be required to be made on a ratable basis between the Commitments and/or Loans held by any Lender, (c) assignments by a Revolving Credit Lender of all or a portion of its Revolving Loans and/or Revolving Credit Commitment must be to either (i) a commercial bank having total assets in excess of $5,000,000,000 or any of its Affiliates, or (ii) a finance company, insurance company or other financial institution or fund which is regularly engaged in the making of, purchasing or investing in loans and having total assets in excess of $300,000,000 ("Eligible Assignee"), (d) any Lender may make an assignment consisting solely of Term Loans (without regard to the requirements of clause (a) above) so long as the aggregate principal amount of Term Loans so assigned (if less than the Assignor's entire interest) is at least $5,000,000, (e) the consent of the Borrower shall be required in connection with any assignment to a Lender or an Affiliate of a Lender solely to the extent that after giving effect thereto such Lender or Affiliate would be entitled to receive any greater payment under subsection 4.9, 4.10 or 4.11 at such time than the assigning Lender is entitled to receive at such time, (f) the consent of the Administrative Agent and the Borrower shall not be required in connection with any bulk assignment by a Lender of its entire loan portfolio (including its rights and obligations under this Agreement and the other Loan Documents) to an Eligible Assignee, and (g) the Administrative Agent shall at all times hold at least (i) $30,000,000 of the Commitments minus (ii) its Commitment Percentage of any reductions of the Commitments applicable to all Lenders. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance,
(x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

                  (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection 12.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower; provided, however, that no such registration and processing fee shall be paid in connection with the initial syndication of the Loans.

                  (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of subsection 12.16, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection do not prohibit any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with Regulation A of the Board of Governors or other applicable law or the creation of a security interest by any Lender other than a commercial bank.

                  (h) So long as no Default or Event of Default shall have then occurred and be continuing, no assignment by a Lender pursuant to this subsection 12.6 shall be permitted without the consent of the Administrative Agent and the Borrower if, after giving effect thereto, any Lender other than the Administrative Agent would hold in excess of 20% of the aggregate Voting Percentages at any such time.

         12.7 REPLACEMENT OF LENDERS UNDER CERTAIN CIRCUMSTANCES. The Borrower shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to subsection 4.9 or 4.10, (b) has received a written notice from the Borrower of an impending change in law that would entitle such Lender to payment of additional amounts under subsection 4.9 or 4.10(a), unless such Lender designates a different lending office before such change in law becomes effective and such alternate lending office obviates the need for the Borrower to make payments of additional amounts under subsection 4.9 or 4.10(a), (c) is affected in the manner described in subsection 4.6(b) or 4.8 and as a result thereof any of the actions described in subsection 4.6 or 4.8, as the case may be, are required to be taken, (d) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provisions of this Agreement or any other Loan Document as contemplated by the last sentence of subsection 12.1, or (e) defaults in its obligation to make Loans or issue, or participate in, any Letter of Credit, provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement,
(iv) the Borrower shall be liable to such replaced Lender under subsection 4.11 if any Eurodollar Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto,
(v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of subsection 12.6 (provided that the Borrower or replacement Lender shall be obligated to pay the registration and processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to subsection 4.9 or 4.10, as the case may be, and
(viii) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

         12.8 ADJUSTMENTS. If any Lender (a "benefited Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), and, after giving effect to any such payment or the receipt of any such collateral, such benefited Lender shall have received a greater proportionate payment (determined in accordance with subsection 4.7) or interest in collateral than that received by any other relevant Lender, if any, in respect of such other relevant Lender's relevant Loans or, if applicable, the Reimbursement Obligations owing to it, or interest thereon, such benefited Lender shall purchase for cash from the other relevant Lenders a participating or other similar interest in such portion of each such other relevant Lender's relevant Loans or, if applicable, the Reimbursement Obligations owing to it, or shall provide such other relevant Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders entitled to the same under this subsection, provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         12.9 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         12.10 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         12.11 INTEGRATION. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

         12.12 TERMINATION. This Agreement shall terminate when the Commitments have terminated or expired, no Loan or Letter of Credit is outstanding (other than Letters of Credit which have been cash collateralized or supported by a "back to back" letter of credit, in each case,in a manner substantially the same as the manner described pursuant to the penultimate paragraph of Section 3.10(c)) and the other then unpaid or accrued Credit Agreement Obligations have been paid in full.

         12.13 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS.

         12.14    ACKNOWLEDGEMENTS. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders or among the Borrower and the Administrative Agent.

         12.15 WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         12.16 CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to keep confidential all information provided to it by the Borrower or the Administrative Agent pursuant to or in connection with this Agreement that is designated by the Borrower in writing as confidential (the "Confidential Information"); provided that nothing herein shall prevent any Lender or the Administrative Agent from disclosing any such Confidential Information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee or prospective Transferee which receives such Confidential Information having been made aware of the confidential nature thereof and which has agreed in writing to be bound by the terms of this subsection 12.16, (iii) to its directors, officers, employees, employees of affiliates, examiners and professional advisers who have a need to know such Confidential Information in accordance with customary banking practices and who receive such Confidential Information having been made aware of the restrictions of this subsection and, in the case of professional advisers, having agreed to be bound thereby, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) in connection with the exercise of any remedy hereunder, (vii) which is now or hereafter becomes generally available to the public other than as a result of a disclosure by such Lender or the Administrative Agent or a disclosure known to such Lender or the Administrative Agent to have been made by any person or entity to which such Lender or the Administrative Agent has delivered such Confidential Information, (viii) which was available to such Lender or the Administrative Agent prior to its disclosure to such Lender or the Administrative Agent by the Borrower, or (ix) which becomes available to such Lender or the Administrative Agent from a source other than the Borrower, provided that such source is not (1) known to such Lender or the Administrative Agent to be bound by a confidentiality agreement with the Borrower or (2) known to such Lender or the Administrative Agent to be otherwise prohibited from transmitting the information to such Lender or the Administrative Agent by a contractual, legal or fiduciary obligation.

         12.17 SECTION HEADINGS. The Section and subsection headings in this Agreement are for convenience in reference only and shall not deemed to alter or affect the interpretation of any provisions hereof.

         12.18 JUDGMENT CURRENCY. The obligation of the Borrower under this Agreement to make payments in respect of each Reimbursement Obligation in the currency in which it is outstanding (the "Agreement Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency (the "Judgment Currency") except to the extent that such tender or recovery of the Judgment Currency results in the effective receipt by the Lenders or the relevant Issuing Banks, as the case may be, of the full amount of the Agreement Currency payable under this Agreement and the Borrower agrees to indemnify the Lenders or the relevant Issuing Banks, as the case may be (and the Lenders or the relevant Issuing Banks, as the case may be, shall have an additional legal claim) for any difference between such full amount and the amount effectively received by such Lenders or such Issuing Banks, as the case may be, pursuant to any such tender or recovery. Each Lender's or Issuing Bank's determination of amounts effectively received by such Lender or Issuing Bank shall be presumed correct absent manifest error. If a judgment in respect of the obligations of the Borrower hereunder is rendered in a currency other than the Agreement Currency and if, upon receipt of the full amount of such judgment in such currency and the conversion into, and receipt of such amount in the Agreement Currency, such amount of the Agreement Currency exceeds the obligations of the Borrower hereunder, such excess amount shall be remitted to the Borrower by the Lenders or the relevant Issuing Banks, as the case may be. The obligations of the Borrower under this subsection shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS POST-PETITION CREDIT AGREEMENT TO BE DULY EXECUTED AND DELIVERED BY THEIR PROPER AND DULY AUTHORIZED OFFICERS AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.



SERVICE MERCHANDISE COMPANY, INC.,
AS THE BORROWER

BY: /s/ R. John Pindred
   ---------------------------------------------
NAME: R. John Pindred
     -------------------------------------------
TITLE: VP, Treasurer
      ------------------------------------------


FLEET RETAIL FINANCE INC.
AS ADMINISTRATIVE AGENT AND AS A LENDER

BY: /s/
   ---------------------------------------------
NAME:
     -------------------------------------------
TITLE:
      ------------------------------------------


FLEET NATIONAL BANK,
AS AN ISSUING BANK

BY: /s/
   ---------------------------------------------
NAME:
     -------------------------------------------
TITLE:
      ------------------------------------------


FOOTHILL CAPITAL CORPORATION,
AS CO-AGENT AND LENDER

BY: /s/ Michael P. Baranowski
   ---------------------------------------------
NAME: Michael P. Baranowski
     -------------------------------------------
TITLE: Vice President
      ------------------------------------------


NATIONAL CITY COMMERCIAL FINANCE INC.,
AS CO-AGENT AND LENDER

BY: /s/
   ---------------------------------------------
NAME:
     -------------------------------------------
TITLE:
      ------------------------------------------

JACKSON NATIONAL LIFE INSURANCE COMPANY
AS CO-AGENT AND LENDER

BY: /s/ Michael Williams
   ---------------------------------------------
NAME: Michael Williams
     -------------------------------------------
TITLE: VP
      ------------------------------------------


HELLER FINANCIAL INC.,
AS DOCUMENTATION AGENT AND LENDER

BY: /s/ John Buff
   ---------------------------------------------
NAME: John Buff
     -------------------------------------------
TITLE: SVP
      ------------------------------------------


CONGRESS FINANCIAL CORPORATION (SOUTHERN)
AS LENDER

BY: /s/ Barry A. Kastner
   ---------------------------------------------
NAME: Barry A. Kastner
     -------------------------------------------
TITLE: Executive Vice President
      ------------------------------------------


DEBIS FINANCIAL SERVICES, INC.
AS LENDER

BY: /s/ James A. Vandervalk
   ---------------------------------------------
NAME: James A. Vandervalk
     -------------------------------------------
TITLE: President, ABL Division
      ------------------------------------------


GUARANTY BUSINESS CREDIT CORPORATION
AS LENDER

BY: /s/ Edward E. Henkel
   ---------------------------------------------
NAME: Edward E. Henkel
     -------------------------------------------
TITLE: Senior Vice President
      ------------------------------------------


FINOVA CAPITAL CORPORATION
AS LENDER

BY: /s/
   ---------------------------------------------
NAME:
     -------------------------------------------
TITLE:
      ------------------------------------------


GMAC BUSINESS CREDIT, LLC
AS LENDER

BY: /s/ W. Wakefield Smith
   ---------------------------------------------
NAME: W. Wakefield Smith
     -------------------------------------------
TITLE: Director
      ------------------------------------------

IBJ WHITEHALL BUSINESS CREDIT CORPORATION
AS LENDER

BY: /s/ John N. Favale
   ---------------------------------------------
NAME: John N. Favale
     -------------------------------------------
TITLE: Asst. Vice President
      ------------------------------------------


LASALLE BUSINESS CREDIT, INC.
AS LENDER

BY:
   ---------------------------------------------
NAME:
     -------------------------------------------
TITLE:
      ------------------------------------------


ORIX BUSINESS CREDIT, INC.
AS LENDER

BY: /s/
   ---------------------------------------------
NAME:
     -------------------------------------------
TITLE:
      ------------------------------------------


SOVEREIGN BANK
AS LENDER

BY: /s/ Joseph Becker
   ---------------------------------------------
NAME: Joseph Becker
     -------------------------------------------
TITLE: VP
      ------------------------------------------


THE PROVIDENT BANK
AS LENDER

BY: /s/ Jose V. Garde
   ---------------------------------------------
NAME: Jose V. Garde
     -------------------------------------------
TITLE: Vice President
      ------------------------------------------


GMAC COMMERCIAL CREDIT, LLC
AS LENDER

BY: /s/ Joseph P. Grimaldi
   ---------------------------------------------
NAME: Joseph P. Grimaldi
     -------------------------------------------
TITLE: President
      ------------------------------------------


FOOTHILL INCOME TRUST, L.P.
AS LENDER

BY: /s/
   ---------------------------------------------
NAME:
     -------------------------------------------
TITLE:
      ------------------------------------------

         SCHEDULE 1.1(A)
         TO CREDIT AGREEMENT
         COMMITMENTS


==========================================================================================
LENDER                                   TOTAL              REVOLVER           TERM LOAN
==========================================================================================
FLEET RETAIL FINANCE INC              $ 50,000,000        $ 40,000,000        $10,000,000
------------------------------------------------------------------------------------------
FOOTHILL CAPITAL CORPORATION          $ 50,000,000        $ 50,000,000                  0
------------------------------------------------------------------------------------------
NATIONAL CITY COMMERCIAL              $ 45,000,000        $ 35,000,000        $10,000,000
FINANCE, INC
------------------------------------------------------------------------------------------
JACKSON NATIONAL LIFE                 $150,000,000        $140,000,000        $10,000,000
INSURANCE COMPANY
------------------------------------------------------------------------------------------
HELLER FINANCIAL INC                  $ 50,000,000        $ 40,000,000        $10,000,000
------------------------------------------------------------------------------------------
CONGRESS FINANCIAL                    $ 35,000,000        $ 35,000,000                  0
CORPORATION (SOUTHERN)
==========================================================================================
DEBIS FINANCIAL SERVICES, INC         $ 25,000,000        $ 25,000,000                  0
==========================================================================================
GUARANTY BUSINESS CREDIT              $ 20,000,000        $ 20,000,000                  0
CORPORATION
==========================================================================================
FINOVA CAPITAL CORPORATION            $ 20,000,000        $ 20,000,000                  0
==========================================================================================
GMAC BUSINESS CREDIT LLC              $ 25,000,000        $ 25,000,000                  0
==========================================================================================
IBJ WHITEHALL BUSINESS CREDIT         $ 20,000,000        $ 20,000,000                  0
CORPORATION
==========================================================================================
LASALLE BUSINESS CREDIT, INC          $ 25,000,000        $ 25,000,000                  0
==========================================================================================
ORIX BUSINESS CREDIT, INC             $ 15,000,000        $ 15,000,000                  0
==========================================================================================
SOVEREIGN BANK                        $ 15,000,000        $ 15,000,000                  0
==========================================================================================
THE PROVIDENT BANK                    $ 10,000,000        $ 10,000,000                  0
==========================================================================================
GMAC COMMERCIAL CREDIT,               $ 25,000,000        $ 25,000,000                  0
LLC
==========================================================================================
FOOTHILL INCOME TRUST, L.P.           $ 20,000,000                   0        $20,000,000
==========================================================================================

                                                                  Schedule 12.2
                                                            TO CREDIT AGREEMENT
        ADDRESS OF OTHER PARTIES



Name of Lender                        Address for Notices            Contact
========================================================================================
Foothill Capital Corporation          11111 Santa Monica Blvd.       Michael Baranowski
                                      Suite 1500
                                      Los Angeles, CA 90025
----------------------------------------------------------------------------------------
National City Commercial              1965 East Sixth Street,        Carla Kehres
Finance Inc.                          Suite 400
                                      Cleveland, OH 44114
----------------------------------------------------------------------------------------
Jackson National Life Insurance       c/o PPM America, Inc.          Michael Williams
Company                               225 West Wacker Drive,
                                      Suite 1100
                                      Chicago, IL 60606
----------------------------------------------------------------------------------------
Heller Financial Inc.                 150 East 42nd Street           Thomas Bukowski
                                      New York, NY 10017
----------------------------------------------------------------------------------------
Congress Financial Corporation        1133 Avenue of the             Robert Milhorat
(Southern)                            Americas
                                      New York, NY 10036
========================================================================================
debis Financial Services, Inc.        89 Headquarters Plaza          Chris Esposito
                                      North, Suite 1444, Room
                                      1417
                                      Morristown, NJ 07960
========================================================================================
Guaranty Business Credit              d/b/a Fidelity Funding         James Johnson
Corporation                           8333 Douglas Avenue,
                                      Suite 530
                                      Dallas, TX 75225
========================================================================================
FINOVA Capital Corporation            311 S. Wacker Drive,           Thomas Gibbons
                                      Suite 4400
                                      Chicago, IL 60606
========================================================================================
LaSalle Business Credit, Inc.         565 Fifth Avenue, 27th         Anthony J. Veith
                                      Floor
                                      New York, NY 10017
========================================================================================
GMAC Business Credit, LLC             630 Fifth Avenue, 30th         Richard E. Peller
                                      Floor
                                      New York, NY 10104
========================================================================================
IBJ Whitehall Business Credit         One State Street, 6th Floor    Thomas Bayer
Corporation                           New York, NY 10004
========================================================================================
ORIX Business Credit, Inc.            846 East Algonquin Road,       Kevin R. Kirsten
                                      Suite 101
                                      Schaumburg, IL 60173
========================================================================================
Sovereign Bank                        50 Rowes Wharf                 Joseph Becker
                                      Suite 430
                                      Boston, MA 02110
========================================================================================


                                Schedule 11.2 to
                       SERVICE MERCHANDISE COMPANY, INC.
                         POST PETITION CREDIT AGREEMENT

========================================================================================
The Provident Bank                    One East Fourth Street,      Jose Garde
                                      249A
                                      Cincinnati, OH 45202
========================================================================================
GMAC Commercial Credit, LLC           1290 Avenue of the           David Duffy
                                      Americas
                                      New York, NY 10104
========================================================================================
Foothill Income Trust, L.P.           11111 Santa Monica           Michael Bohannon
                                      Boulevard
                                      Suite 1500
                                      Los Angeles, CA 90025
========================================================================================

                                                                 EXECUTION COPY



                               U.S. $600,000,000

                            EXIT FACILITY AGREEMENT


                                  by and among
                       SERVICE MERCHANDISE COMPANY, INC.
                       a debtor and debtor-in-possession
                                  as Borrower
                            THE LENDERS PARTY HERETO


                           FLEET RETAIL FINANCE INC.
                  as Collateral Agent and Administrative Agent

                          FOOTHILL CAPITAL CORPORATION
                     NATIONAL CITY COMMERCIAL FINANCE INC.
                    JACKSON NATIONAL LIFE INSURANCE COMPANY
                                  as Co-Agents

                             HELLER FINANCIAL, INC.
                             as Documentation Agent



                             Dated: as of _________

                               TABLE OF CONTENTS

                                                                                                               PAGE



SECTION  1.       DEFINITIONS.....................................................................................2

                  1.1      Defined Terms..........................................................................2
                  1.2      Other Definitional Provisions.........................................................40

SECTION  2.       AMOUNTS AND TERMS OF TERM LOANS................................................................40

                  2.1      Term Loans............................................................................40
                  2.2      Repayment of Term Loans; Amortization.................................................40

SECTION  3.       AMOUNTS AND TERMS OF REVOLVING CREDIT COMMITMENTS
                  AND THE INTERIM FACILITY.......................................................................41

                  3.1      Revolving Credit Commitments..........................................................41
                  3.2      Procedure for Revolving Credit Borrowing..............................................41
                  3.3      Commitment Fee........................................................................42
                  3.4      Termination or Reduction of Commitments...............................................42
                  3.5      Repayment of Revolving Loans..........................................................42
                  3.6      L/C Commitment........................................................................42
                  3.7      Procedure for Issuance of Letters of Credit...........................................44
                  3.8      Letter of Credit Fees, Commissions and Other Charges..................................44
                  3.9      L/C Participations....................................................................45
                  3.10     Letter of Credit Reimbursement Obligations............................................46
                  3.11     Obligations Absolute..................................................................47
                  3.12     Letter of Credit Payments.............................................................48
                  3.13     Letter of Credit Applications.........................................................48
                  3.14     Swing Line Commitment.................................................................48
                  3.15     Procedure for Swing Line Borrowing....................................................48
                  3.16     Refunding of Swing Line Loans; Participations in Swing Line
                           Loans.................................................................................49
                  3.17     Other Fees............................................................................51

SECTION  4.       GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF
                  CREDIT.........................................................................................51

                  4.1      Optional and Mandatory Prepayments....................................................51
                  4.2      Conversion and Continuation Options...................................................53
                  4.3      Minimum Amounts and Maximum Number of Tranches........................................53
                  4.4      Interest Rates and Payment Dates......................................................54
                  4.5      Computation of Interest and Fees......................................................54
                  4.6      Inability to Determine Interest Rate..................................................55
                  4.7      Pro Rata Treatment and Payments.......................................................55
                  4.8      Illegality............................................................................56
                  4.9      Requirements of Law...................................................................57
                  4.10     Indemnification for Taxes.............................................................58
                  4.11     Indemnity.............................................................................60
                  4.12     Change of Lending Office..............................................................60
                  4.13     Evidence of Debt......................................................................60


SECTION  5.       REPRESENTATIONS AND WARRANTIES.................................................................62

                  5.1      Financial Condition...................................................................62
                  5.2      No Change.............................................................................62
                  5.3      Existence; Compliance with Law........................................................62
                  5.4      Power; Authorization; Enforceable Obligations.........................................63
                  5.5      No Legal Bar..........................................................................63
                  5.6      No Material Litigation................................................................63
                  5.7      No Default............................................................................64
                  5.8      No Burdensome Restrictions............................................................64
                  5.9      Taxes.................................................................................64
                  5.10     Federal Regulations...................................................................64
                  5.11     ERISA.................................................................................64
                  5.12     Investment Company Act; Other Regulations.............................................65
                  5.13     Subsidiaries..........................................................................65
                  5.14     Environmental Matters.................................................................65
                  5.15     The Security Documents................................................................66
                  5.16     Ownership of Property; Liens..........................................................66
                  5.17     Intellectual Property.................................................................67
                  5.18     Pledged Stock.........................................................................67
                  5.19     Real Estate Matters...................................................................67
                  5.20     Purpose of Loans; Use of Proceeds.....................................................67
                  5.21     Accuracy of Information...............................................................67
                  5.22     Depositary Accounts...................................................................68

SECTION  6.       CONDITIONS.....................................................................................68

                  6.1      Conditions to Effectiveness...........................................................68

                           (a)      Plan of Reorganization; Bankruptcy Court Order...............................68
                           (b)      Execution of Loan Documents..................................................68
                           (c)      Closing Certificate..........................................................68
                           (d)      Corporate Proceedings of the Borrower........................................69
                           (e)      Borrower Incumbency Certificate..............................................69
                           (f)      Corporate Proceedings of Subsidiaries........................................69
                           (g)      Subsidiary Incumbency Certificates...........................................69
                           (h)      Fees.........................................................................69
                           (i)      Legal Opinions...............................................................69
                           (j)      Lien Perfection..............................................................70
                           (k)      No Material Adverse Change...................................................70
                           (l)      No Litigation................................................................70
                           (m)      Consents and Approvals.......................................................70
                           (n)      Insurance and Bonding........................................................70
                           (o)      Flood Insurance..............................................................70
                           (p)      Financial Information........................................................70
                           (q)      Intercreditor Agreements.....................................................71
                           (r)      Trade Credit.................................................................71
                           (s)      Rolling 12-Month EBITDA......................................................71
                           (t)      Excess Availability..........................................................72
                           (u)      Cash Management..............................................................72
                           (v)      Payoff of Existing DIP Agreement.............................................72
                           (w)      No Defaults..................................................................72
                           (x)      Additional Matters...........................................................72

                               TABLE OF CONTENTS

                                                                                                               PAGE


                  6.2      Conditions to Each Extension of Credit................................................72

                           (a)      Representations and Warranties...............................................72
                           (b)      No Default...................................................................73
                           (c)      Borrowing Base...............................................................73
                           (d)      No Legal Impediment..........................................................73
                           (e)      Borrowing Base Certificate...................................................73

SECTION  7.       AFFIRMATIVE COVENANTS..........................................................................73

                  7.1      Financial Statements..................................................................73
                  7.2      Certificates; Other Information.......................................................74
                  7.3      Payment of Obligations................................................................75
                  7.4      Maintenance of Existence; Compliance with Contractual
                           Obligations and Requirements of Law...................................................75
                  7.5      Maintenance of Property; Insurance....................................................76
                  7.6      Inspection of Property; Books and Records; Discussions;
                           Appraisals............................................................................76
                  7.7      Notices...............................................................................76
                  7.8      Environmental Laws....................................................................77
                  7.9      Further Assurances....................................................................77
                  7.10     Application of Proceeds...............................................................77
                  7.11     Additional Collateral.................................................................78
                  7.12     Depositary Account and Payments System; Cash Dominion.................................79

SECTION  8.       NEGATIVE COVENANTS.............................................................................79

                  8.1      Financial Condition Covenants.........................................................79

                           (a)      EBITDA.......................................................................79
                           (b)      Capital Expenditures.........................................................80

                  8.2      Limitation on Guarantee Obligations...................................................81
                  8.3      Limitation on Liens...................................................................82
                  8.4      Limitation on Fundamental Changes.....................................................84
                  8.5      Limitation on Sale of Assets..........................................................85
                  8.6      Limitation on Dividends...............................................................86
                  8.7      Limitation on Indebtedness............................................................87
                  8.8      Limitation on Investments, Loans and Advances.........................................87
                  8.9      Limitation on Optional Payments and Modifications of Debt
                           Instruments...........................................................................89
                  8.10     Limitation on Transactions with Affiliates............................................90
                  8.11     Limitation on Sales and Leasebacks....................................................90
                  8.12     Fiscal Years and Quarters.............................................................90
                  8.13     Limitation on Conduct of Business.....................................................90
                  8.14     Limitation on Issuances of Capital Stock..............................................91
                  8.15     Foreign Holding Companies, Inactive Subsidiaries and Special
                           Purpose Subsidiaries..................................................................91


SECTION  9.       EVENTS OF DEFAULT..............................................................................91

SECTION  10.      THE ADMINISTRATIVE AGENT.......................................................................95

                  10.1     Appointment...........................................................................95
                  10.2     Delegation of Duties..................................................................95
                  10.3     Exculpatory Provisions................................................................95
                  10.4     Reliance by Administrative Agent......................................................95
                  10.5     Notice of Default.....................................................................96
                  10.6     Non-Reliance on Administrative Agent and Other Lenders................................96
                  10.7     Indemnification.......................................................................97
                  10.8     Administrative Agent in Its Individual Capacity.......................................97
                  10.9     Successor Administrative Agent........................................................97

SECTION  11.      MISCELLANEOUS..................................................................................97

                  11.1     Amendments and Waivers................................................................97
                  11.2     Notices...............................................................................99
                  11.3     No Waiver; Cumulative Remedies.......................................................100
                  11.4     Survival of Representations and Warranties...........................................101
                  11.5     Payment of Expenses and Taxes; Indemnity.............................................101
                  11.6     Successors and Assigns; Participations and Assignments...............................102
                  11.7     Replacement of Lenders under Certain Circumstances...................................104
                  11.8     Adjustments..........................................................................105
                  11.9     Counterparts.........................................................................105
                  11.10    Severability.........................................................................105
                  11.11    Integration..........................................................................106
                  11.12    Termination..........................................................................106
                  11.13    GOVERNING LAW........................................................................106
                  11.14    Acknowledgements.....................................................................106
                  11.15    WAIVER OF JURY TRIAL.................................................................106
                  11.16    Confidentiality......................................................................106
                  11.17    Section Headings.....................................................................107
                  11.18    Judgment Currency....................................................................107

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                               PAGE

SCHEDULES

Schedule 1.1(a)   Commitments
Schedule 1.1(b)   Real Estate Eligibility Conditions
Schedule 5.1               Charges and Changes
Schedule 5.2               Changes
Schedule 5.4               Consents
Schedule 5.6               Litigation
Schedule 5.7               Defaults
Schedule 5.8               Restrictions
Schedule 5.13     Subsidiaries
Schedule 5.14     Environmental Matters
Schedule 5.17     Intellectual Property Matters
Schedule 5.19     Material Real Property
Schedule 5.22     Depositary Accounts
Schedule 7.3               Payments on Obligations
Schedule 7.4               Compliance with Obligations
Schedule 8.2(b)   Existing Guarantee Obligations
Schedule 8.3(f)   Existing Liens
Schedule 8.7(f)   Existing Indebtedness
Schedule 8.10     Transactions with Affiliates
Schedule 11.2     Addresses

EXHIBITS

Exhibit A                  Form of Assignment and Acceptance
Exhibit B                  Form of Master Security Agreement
Exhibit C-1                Form of Revolving Credit Note
Exhibit C-2                Form of Term Loan Note
Exhibit D                  Form of Swing Line Note
Exhibit E                  Intentionally Omitted
Exhibit F                  Form of Borrower Closing Certificate
Exhibit G                  Form of Opinion of Counsel
Exhibit H                  Form of Borrowing Base Certificate
Exhibit I                  Available GOB Inventory Worksheet

This Agreement assumes that Service Merchandise Company, Inc. is the Borrower. The Borrower may be, at Service Merchandise Company Inc.'s election, (and subject to the completion of satisfactory legal due diligence by the Administrative Agent with respect thereto), either a holding company or one or more operating companies, so long as all subsidiaries of Service Merchandise Company, Inc. required to guaranty the obligations under the Existing DIP Agreement (or its parent, if applicable) provide secured guaranties. If the Borrower is an entity other than Service Merchandise Company, Inc., this Agreement will be revised as needed to reflect such restructuring.


                         EXIT FACILITY CREDIT AGREEMENT


         EXIT FACILITY CREDIT AGREEMENT, dated as of _______, by and among SERVICE MERCHANDISE COMPANY, INC., a Tennessee corporation (the "Borrower"), the financial institutions and other entities identified on the signature pages hereof as a "Lender" and the financial institutions and other entities who become parties hereto as successors or assigns as provided herein (collectively, the "Lenders" and each individually, a "Lender") FLEET RETAIL FINANCE INC., a Delaware corporation ("FRF"), as collateral agent and administrative agent for the Lenders (in such capacity, the "Administrative Agent"), Foothill Capital Corporation, National City Commercial Finance, Inc. and Jackson National Life Insurance Company, as Co-Agents (collectively, in such capacity, the "Co-Agents"), and Heller Financial, Inc., as Documentation Agent (in such capacity, the "Documentation Agent") (as amended, modified, supplemented, extended, renewed, or refinanced from time to time, this "Agreement").

                              W I T N E S S E T H:

         WHEREAS, on March 15, 1999 an involuntary chapter 11 petition was filed against the Borrower in the United States Bankruptcy Court for the Middle District of Tennessee; and

         WHEREAS, the Board of Directors of the Borrower authorized the Borrower to commence a voluntary chapter 11 case and, on March 27, 1999 (the "Petition Date"), the Borrower filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Middle District of Tennessee; and

         WHEREAS, on April __, 2000, the Borrower entered into a Post-Petition Credit Agreement with certain lenders, Fleet Retail Finance Inc., as Collateral Agent and Administrative Agent, Foothill Capital Corporation, National City Commercial Finance, Inc. and Jackson National Life Insurance Company, as Co-Agents, Heller Financial, Inc., as Documentation Agent and FleetBoston Robertson Stephens, Inc. as Arranger (as amended and in effect, the "Existing DIP Agreement"); and

         WHEREAS, the Bankruptcy Court has confirmed the Borrower's Plan of Reorganization and accordingly, the Borrower has requested that the Lenders refinance the obligations under the Existing DIP Agreement and extend financing to the Borrower subsequent to the confirmation of its Plan of Reorganization; and

         WHEREAS, the Lenders are willing to make funds available to the Borrower, but only for the purposes and upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the Borrower has agreed to secure its obligations to the Lenders in connection with such financings with, inter alia, security interests in, and liens on, its property and assets, whether real or personal, tangible or intangible, as provided herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and subject to the satisfaction of the conditions set forth herein, the Borrower, the Lenders, and the Administrative Agent hereby agree as follows:

SECTION 1. DEFINITIONS

       1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

              "ABR": a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at any time to the then highest of:

                     (a) the rate of interest announced publicly by Fleet in
              Boston, Massachusetts, from time to time, as its base rate;

                     (b) the sum (adjusted to the nearest 1/4 of one percent
              or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent) of (i) one-half of one percent per annum plus
              (ii) the Federal Funds Rate.

              "ABR Loans": Term Loans or Revolving Loans the rate of interest applicable to which is based upon the ABR.

              "Account Debtor": any Person that is liable to make payments with respect to an Account.

              "Accounts": all "accounts" (as such term is defined in the UCC) now owned or hereafter acquired by the Borrower or any Subsidiary Guarantor and all Instruments and Chattel Paper now owned or hereafter acquired by the Borrower or such Subsidiary Guarantor which evidence a right to payment for goods sold or leased or for services rendered, whether or not such right has been earned by performance.

              "Accounts Receivable Calculation Date": at any time, the last day of the most recent fiscal month.

              "Acquisition": as to any Person, the acquisition by such Person of (a) Capital Stock of any other Person that is not a Subsidiary of such Person if, after giving effect to the acquisition of such Capital Stock, such other Person would be a Subsidiary of such Person, (b) all or substantially all of the assets of any other Person or (c) assets constituting one or more business units of any other Person.

              "Administrative Agent": as defined in the preamble to this Agreement, and any successor Administrative Agent appointed pursuant to subsection 10.9.

              "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. For the purposes of this Agreement, the Borrower and its Restricted Subsidiaries shall not be deemed to be Affiliates of each other.

              "Agent's Fee": the "Agent's Fee" payable by the Borrower to the Administrative Agent at the times and in the amounts set forth in the Fee Letter.

              "Aggregate Outstanding Extensions of Credit": at any time, an amount equal to the sum of (a) the Aggregate Revolving Credit Outstandings at such time and (b) the aggregate outstanding principal amount of Term Loans of all the Term Lenders at such time.

              "Aggregate Revolving Credit Outstandings": at any time, an amount equal to the Revolving Credit Extensions of Credit of all the Lenders at such time.

              "Agreement": as defined in the preamble to this Agreement.

              "Agreement Currency": as defined in subsection 11.18.

              "Applicable Commitment Fee Rate": 0.375% per annum, which will accrue commencing on the Effective Date as a percentage of the daily average unused portion of the Revolving Credit Commitments, payable quarterly in arrears and on the Termination Date.

              "Applicable Margin": for each Type of Loan, subject to subsection 4.4(d), initially, the rate per annum set forth under the relevant column heading below:

                       ABR LOANS               EURODOLLAR LOANS

         TO BE COMPLETED BASED UPON THE MARGIN IN EFFECT UNDER THE EXISTING DIP AGREEMENT AT TIME OF EXECUTION OF THIS AGREEMENT

       The Applicable Margin shall be adjusted as of the day of delivery of the financial statements for the ___ quarter of _______ (THE LATER OF THE FIRST QUARTER 2001 AND THE FISCAL QUARTER IN WHICH THE EFFECTIVE DATE OCCURS), pursuant to subsection 7.1(c), based upon the following criteria:


                                                                                        ABR
                  ROLLING 12-                EXCESS              EURODOLLAR            LOANS
LEVEL             MONTH EBITDA            AVAILABILITY          LOANS MARGIN          MARGIN
-----             ------------            ------------          ------------          ------

I               N/A                     Less than or equal         2.75%               1.00%
                                        to $50,000,000

II              N/A                     Greater than               2.50%               0.75%
                                        $50,000,000 but
                                        less than or equal
                                        to $75,000,000

III             Greater than            Greater than               2.25%               0.50%
                $50,000,000, but        $75,000,000
                less than or equal
                to $75,000,000

IV              Greater than            Greater than               2.00%               0.25%
                $75,000,000             $75,000,000

       Thereafter, the Applicable Margin shall be adjusted quarterly, commencing with the quarter ending on ________ (THE LATER OF JUNE 30, 2001 AND THE LAST DAY OF THE FISCAL QUARTER IN WHICH THE EFFECTIVE DATE OCCURS) based upon the criteria set forth above. All adjustments to the Applicable Margin shall be based upon, and shall become effective as of the date of delivery of, the financial statements and Borrowing Base Certificate delivered to the Administrative Agent pursuant to subsections 7.1(c) and 7.2(c) hereof, respectively, for the period ending as of (or in the case of the Borrowing Base Certificate, the nearest date occurring before) the adjustment date. The Applicable Margin shall be that level in which all applicable tests are met; if only one of the tests in Level III or IV is met, then the pricing will be in the next higher Level (with Level I being the highest Level and Level IV the lowest).

              "Applicant": with respect to any Letter of Credit, the Borrower or any Subsidiary Guarantor.

              "Application": an application or request, in such form as an Issuing Bank may specify from time to time, requesting such Issuing Bank to open a Letter of Credit.

              "Asset Sale": any sale or other disposition, or series of sales or other dispositions (including, without limitation, by merger or consolidation, and whether by operation of law or otherwise), made on or after the Effective Date by the Borrower and/or any of the Restricted Subsidiaries to any Person of any asset or assets.

              "Asset Sale Proceeds": with respect to any Asset Sale, cash payments received by the Borrower or any Restricted Subsidiary (including, without limitation, any cash payments received by way of deferred payment of principal (but not interest) pursuant to a note or receivable or otherwise and any cash realized from any disposition of non-cash proceeds received by the seller, but only as and when received) from any Asset Sale (after repayment of any Indebtedness other than the Loans due by reason of such Asset Sale), in each case net of the amount of (i) brokers' and advisors' fees and commissions payable in connection with such Asset Sale, (ii) the fees and expenses attributable to such Asset Sale, to the extent not included in clause (i) above, and (iii) any amount required to be paid to any Person (other than the Borrower or any Restricted Subsidiary) owning a beneficial interest in the property or assets subject to such Asset Sale. For purposes of this definition, an Asset Sale shall be deemed to include, without limitation, any award of compensation for any asset or property or group thereof taken by condemnation or eminent domain and insurance proceeds for the loss of or damage to any asset or property.

              "Assignee": as defined in subsection 11.6(c).

              "Available Accounts Receivable Amount": as of any Accounts Receivable Calculation Date, an amount equal to up to 80% of the Eligible Trade Accounts Receivable Amount as of such Accounts Receivable Calculation Date.

              "Available Cash Equivalents": as of any Calculation Date, an amount equal to 100% of Cash Equivalents which have then been pledged to the Administrative Agent pursuant to the Master Security Agreement.

              "Available GOB Inventory Amount": as of any Calculation Date, an amount equal to the GOB Inventory Amount minus the GOB Discount Amount for the period reported on at such Calculation Date, as calculated on the Available GOB Inventory Worksheet attached hereto as Exhibit I.

              "Available Inventory Amount": as of any Calculation Date, an amount equal to (a) (i) during the period September 1 through December 15 of each year, 75% (subject to upward adjustment to 77.5% in the Administrative Agent's discretion) of the Eligible Adjusted Inventory Amount as of such Calculation Date, and (ii) at all other times 70% (subject to upward adjustment to 72.5% in the Administrative Agent's discretion) of the Eligible Adjusted Inventory Amount as of such Calculation Date (subject, in case of each of clauses (i) and (ii) above, to the provisions of clause (2) of the definition of "Borrowing Base") minus in each case, (b) the Customer Credit Liability Amount as of the most recent Reserve Calculation Date, and minus in each case, (c) the Landlord's Lien Amount as of the most recent Reserve Calculation Date..

              "Available L/C Amount": as of any Calculation Date, an amount equal to up to (i) during the period September 1 through December 15 of each year, 75% (subject to upward adjustment to 77.5% in the Administrative Agent's discretion), and (ii) at all other times 70% (subject to upward adjustment to 72.5% in the Administrative Agent's discretion) (subject, in case of each of clauses (i) and (ii) above, to the provisions of clause (2) of the definition of "Borrowing Base"), of the sum of (a) the aggregate undrawn face amount of Trade Letters of Credit (including Trade Letters of Credit which have been collateralized by Standby Letters of

       Credit issued by an Issuing Bank) issued to finance the purchase of Inventory, which Trade Letters of Credit have an expiry no later than 120 days after the Calculation Date, and (b) the aggregate Inventory Value of Inventory financed with Trade Letters of Credit which have been fully drawn and the Reimbursement Obligations in respect of which have been fully paid so long as, in the case of clause (a) and (b), (i) such Inventory shall be in transit to properties owned or leased by the Borrower or a Subsidiary Guarantor in the United States, (ii) such Inventory is not included in the calculation of Eligible Inventory Amount and, upon arrival in the United States, will be included in the determination of the Eligible Inventory Amount (but not included in the determination of the Ineligible Inventory Amount) and (iii) either the Administrative Agent or its agent or bailee shall be named as the consignee of the applicable bill of lading or other document of title or the Administrative Agent shall have received an agreement with the applicable customs broker in form and substance reasonably satisfactory to the Administrative Agent..

              ["Available Leasehold Amount": as of any Calculation Date, such amount, if any, as the Administrative Agent, in its discretion determines but in no event in excess of 25% of the Eligible Leasehold Interests.]1

              "Available Mortgaged Real Property Amount": an amount equal to 54.5% of the excess of (A) the aggregate Mortgage Value of all parcels of Eligible Mortgaged Real Property as of the most recent Calculation Date over (B) the sum of (I) the aggregate Real Property Amortization Amounts for all parcels of Eligible Mortgaged Real Property at such time, (II) the Environmental Reserve Amount at such time and (III) the aggregate Mechanics' Lien Reserve Amounts for all parcels of Eligible Mortgaged Real Property at such time.

              "Available Revolving Credit Commitment": as to any Lender, at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment at such time over (b) such Lender's Revolving Credit Extensions of Credit at such time.

              "Bankruptcy Code": title 11, United State Code, as amended from time to time, as applicable to the Reorganization Case.

              "Bankruptcy Court": the United States Bankruptcy Court for the Middle District of Tennessee and any other court having competent jurisdiction over the Reorganization Cases, the Borrower or the Subsidiary Guarantors, or any of their assets.

              "benefited Lenders": as defined in subsection 11.8(a).

              "Blocked Account Agreement": as defined in the Master Security Agreement..

              "Board of Governors": the Board of Governors of the Federal Reserve System and any Governmental Authority which succeeds to the powers and functions thereof.

              "Borrower": as defined in the preamble to this Agreement.

              "Borrowing Base": at any time, (i) an amount, calculated based upon the Borrowing Base Certificate delivered pursuant to subsection 6.2(e) and thereafter the most recent Borrowing Base Certificate delivered pursuant to this Agreement, equal to the sum of (a) the Available Inventory Amount as of the most recent Calculation Date, plus
       (b) the Available Accounts


--------------

       1 To be included only if the Administrative Agent determines to include such items in the Borrowing Base (as the February 21, 2000 commitment letter and Term Sheet permits).

       Receivable Amount as of the most recent Accounts Receivable Calculation Date, plus (c) the Available L/C Amount as of the most recent Calculation Date, plus (d) the Available Mortgaged Real Property Amount as of the most recent Calculation Date, plus (e) In-Transit Cash calculated as of the Wednesday immediately preceding the most recent Calculation Date, plus [(f) the Available Leasehold Amount,]2 plus (ii) on each Borrowing Date, the Available Cash Equivalents amount as of such Borrowing Date, provided that the amounts available pursuant to clauses
       (d) and (f) hereof shall in no event exceed $115,000,000 in the aggregate. The Borrowing Base established based upon a particular Borrowing Base Certificate shall remain in effect until the delivery of a subsequent Borrowing Base Certificate. The Administrative Agent (1) shall have the right, in connection with any periodic audit or appraisal of the Inventory performed by or on behalf of the Administrative Agent, any reports provided to the Administrative Agent by the Borrower, or as a result of changing market conditions, in its sole discretion exercised commercially reasonably and in accordance with customary business practices for comparable asset based transactions of $100,000,000 or more and upon at least 10 Business Days prior written notice to the Borrower, to require that additional reserves of the types described below be included in the determination of the Available Inventory
       Amount: (A) additional reserves relating to new categories of inventory (e.g. produce) unrelated to the current or disclosed future business of the Borrower and the Subsidiary Guarantors; (B) additional reserves to reflect substantial changes in the overall composition or mix of the Inventory which have the effect of materially reducing the Net Recoverable Value of the Inventory taken as a whole; (C) additional reserves relating to changes in the marketability of Inventory (including, for example, as a result of a recession) which have the effect of materially reducing the Net Recoverable Value of the Inventory taken as a whole; (D) additional reserves relating to a material negative variance between the Borrower's or a Subsidiary Guarantor's cost and the market price of a major product category (e.g., a decline in the price of gold), (E) additional GOB Inventory reserves, and (F) additional reserves relating to the Inventory discontinued under the Business Plan and not sold prior to July 31, 2000, and (2) shall, in connection with any periodic audit or appraisal of the Inventory performed by or on behalf of the Administrative Agent, any reports provided to the Administrative Agent by the Borrower, or as a result of changing market conditions, upon at least 10 days prior written notice to the Borrower, require that additional reserves be included in the determination of the Available Inventory Amount to the extent that the Available Inventory Amount exceeds 85% of the Net Recoverable Value of the Inventory taken as a whole.3

              "Borrowing Base Certificate": as defined in subsection 8.2(c).

              "Borrowing Date": any Business Day specified in a notice pursuant to subsection 3.2 or 3.15 as a date on which the Borrower requests the Lenders to make Loans hereunder.

              "Business": as defined in subsection 5.14(b).

              "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts are authorized or required by law to close, provided that, when


--------------

       2 To be included only if the Administrative Agent determines to include such items in the Borrowing Base (as the February 21, 2000 commitment letter and Term Sheet permits).

       3 The foregoing assumes that the Borrowing Base will not include consumer credit card receivables as components thereof. If the Administrative Agent determines to include such items in the Borrowing Base (as the February 21, 2000 commitment letter and Term Sheet permits), additional definitions and modifications to this Agreement will be required.

       used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

              "Business Plan": the business plan of the Borrower and its Subsidiaries through the period ending December 31, 2003, as delivered to the Administrative Agent prior to the date hereof.

              "Calculation Date": at any time, the last day of any period covered by the most recent Borrowing Base Certificate.

              "Capital Expenditures": for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during such period) by the Borrower or any Restricted Subsidiary during such period that, in conformity with GAAP, are required to be included in "capital expenditures", "additions to property, plant, equipment or intangibles" or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries which are consolidated Subsidiaries of the Borrower (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Borrower or any Restricted Subsidiary to the extent of the gross amount of such purchase price less the book value of the equipment being traded-in at such time), but excluding expenditures made in connection with the replacement or restoration of assets to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced and deducting cash amounts (including free rent) received by the Borrower and the Restricted Subsidiaries from other Persons during such period in reimbursement of Capital Expenditures made by the Borrower and the Restricted Subsidiaries.

              "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

              "Cash Dominion Period": as defined in the Master Security
       Agreement.

              "Cash Equivalents": (a) direct obligations of, or obligations guaranteed by, the United States of America or any agency thereof, (b) commercial paper issued in the United States of America and rated at least A-1 or P-1 by at least one nationally recognized rating organization, (c) certificates of deposit issued by or eurodollar deposits made with any Lender, any Affiliate of any Lender, or any bank or trust company which has (or the parent of which has) capital, surplus and undivided profits aggregating at least $100,000,000 (or the equivalent amount in another currency), (d) loan participations in respect of loans made in the United States by any bank or trust company referred to in clause (c) above to borrowers which have short-term ratings of at least A-1 or P-1 by at least one nationally recognized rating organization, (e) drafts accepted by any bank or trust company referred to in clause (c) above or any other negotiable instrument guaranteed or endorsed with full recourse by any such bank or trust company, (f) repurchase agreements with respect to any of the foregoing types of securities described in clause (a), (b) and (d) above, (g) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through
       (f) above, (h) obligations the return with respect to which is excluded from gross income under Section 103 of the Tax Code, with a maturity of not more than six months or with the right of the holder to put such obligations for purchase at par upon not more than seven days' notice and which are rated at least A-l or P-1 by at least one nationally recognized rating organization, (i) (A) tax free money market funds that invest solely in the securities described in clause (h) above or (B) money market preferred municipal bond funds which have a term of not more than seven days and which are rated at least AAA or the equivalent thereof by Standard & Poor's Ratings Group or at least Aaa or the equivalent thereof by Moody's Investors Services, Inc., and (j) any other securities reasonably acceptable to the Administrative Agent which are rated at least A-1 or P-1 by at least one nationally recognized rating organization, or which are of an equivalent credit quality in the reasonable judgment of the Administrative Agent, provided that (i) all such obligations, commercial paper, certificates of deposit, eurodollar deposits, loan participations, drafts, investments, instruments, securities and repurchase agreements are denominated in Dollars, (ii) each such obligation, commercial paper, certificate of deposit, draft, investment, security and instrument (including those subject to repurchase agreements) is evidenced by an Instrument or a Security of which (and of any confirmations related thereto) the Administrative Agent or its agents promptly take possession unless such items are Permitted Book-Entry Securities or, at the Borrower's or the relevant Subsidiary Guarantor's option, an Excepted Cash Equivalent or, in the case of eurodollar deposits or loan participations, are held in the name of the Administrative Agent or any agent therefor, and in the case of loan participations, are evidenced by facsimile or other written confirmation, (iii) each such obligation, certificate of deposit, draft, investment, security and instrument (including those subject to repurchase agreements) matures within six months after it is acquired by the Borrower or any Subsidiary Guarantor and (iv) each item of such commercial paper (including those subject to repurchase agreements) matures within three months after it is acquired by the Borrower or any Subsidiary Guarantor.

              "Cash Proceeds": all Proceeds of Collateral consisting of cash, checks, credit card proceeds, money orders or commercial paper of any kind whatsoever.

              "Chattel Paper": with respect to the Borrower or any Subsidiary Guarantor, all "chattel paper" (as such term is defined in the UCC) now owned or hereafter acquired by such Borrower or Subsidiary Guarantor.

              "Claim": as defined in section 101(5) of the Bankruptcy Code.

              "Co-Agents": as defined in the preamble to this Agreement.

              "Collateral": collectively, all the Security and all other property in which the Administrative Agent is granted a Lien from time to time hereunder or under any Security Document; provided that the Collateral shall not include (i) any leasehold interests which are not included as Eligible Leasehold Interests, (ii) real property which is subject to first priority Liens in favor of a Person other than the Administrative Agent and either (x) the Administrative Agent, in its discretion, does not require a junior Lien thereon, or (y) the pre-petition senior lenders of the Borrower did not have a junior Lien thereon, and (iii) such other exceptions as the Administrative Agent may agree in writing.

              "Collateral Account": the account maintained by the Administrative Agent at Fleet entitled the "Fleet Retail Finance Inc., as Administrative Agent: Service Merchandise Company, Inc. - Collateral Account".

              "Commitment": with respect to any Lender, such Lender's Revolving Credit Commitment, and collectively, as to all the Lenders, the "Commitments".

              "Committee": as defined in the definition of "Permitted
       Expenses".

              "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Tax Code.

              "Confidential Information": as defined in subsection 11.16.

              "Consignment Inventory": all Inventory of the Borrower and the Subsidiary Guarantors consisting of Inventory supplied by vendors on a consignment basis, including without limitation, jewelry and watches currently purchased on a consignment basis, and other categories of Inventory to be purchased on a consignment basis in the future; provided that the terms, arrangements and/or agreements for such Inventory shall be on normal and typical business terms for consignment Inventory.

              "Consignment Inventory Account": an account maintained by the Administrative Agent at Fleet (or such other bank approved by the Administrative Agent) entitled "Fleet Retail Finance Inc., as Administrative Agent: Service Merchandise Company, Inc. - Consignment Inventory Account", into which the Borrower shall deposit, not less frequently than weekly, all amounts due to the suppliers of Consignment Inventory consisting of (i) the cost of the Consignment Inventory actually sold plus (ii) other expenses due and payable to such suppliers of Consignment Inventory with respect to such Consignment Inventory.

              "Consolidated": when used in connection with any defined term, and not otherwise defined, such term as it applies to any Person and its Subsidiaries on a consolidated basis, after eliminating all intercompany items.

              "Consummation Date": the date of substantial consummation of a Plan of Reorganization confirmed by a Final Order.

              "Continuing Directors": as defined in Section 9(j).

              "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its material property is bound.

              "Credit Agreement Obligations": the collective reference to the unpaid principal of and interest on the Loans and the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent or the Lenders (including interest accruing at the then applicable rate provided for herein after the maturity of the Loans or Reimbursement Obligations and interest accruing at the then applicable rate provided for herein after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Letter of Credit, any of the other Loan Documents or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement or any other Loan Document).

              "Credit Card Issuer": any bank or other Person which issues credit cards and extends credit to cardholders in connection with a Credit Card Program.

              "Credit Card Program": a private credit card program and/or co-branded Visa, Mastercard or other credit card program created and operated or maintained by the Credit Card Subsidiaries pursuant to (a) the Private Label Credit Card Agreement, dated as of January 28, 1997, among World Financial Network National Bank, the Borrower and Service Credit Corp. (formerly known as Service Merchandise Co. No. 80, Inc.), or (b) the Merchant Agreement, dated as of July 18, 1999, between Household Bank (SB) N.A. and Service Merchandise Co., Inc., or (c) any other similar agreement or arrangement with terms and conditions reasonably satisfactory to the Administrative Agent.

              "Credit Card Subsidiaries": any direct or indirect Subsidiary of the Borrower, and any wholly-owned Subsidiaries of such Subsidiary, existing from time to time that are created in connection with a Credit Card Program, as long as (i) such Subsidiaries engage in no business or transactions other than (x) the issuance (or providing for the issuance) of credit cards, the extension of credit to cardholders pursuant thereto, and other transactions arising from or related thereto (including the sale or transfer of Accounts or credit card receivables pursuant to asset backed financing transactions) and (y) the entering into and performance of agreements with a Credit Card Issuer that facilitate the Credit Card Issuer's doing business in connection with a Credit Card Program and (ii) the liabilities of the Credit Card Subsidiaries are without recourse to the Borrower and its Restricted Subsidiaries (other than the Credit Card Subsidiaries), provided that the Borrower and its Restricted Subsidiaries may enter into customary commitments and/or underwriting agreements on behalf of the Credit Card Subsidiaries for the purpose of customary securities law or regulatory indemnifications.

              "Cumulative EBITDA": for any fiscal month, Consolidated EBITDA for the period beginning January 1, 2000 through and including the end of such fiscal month.4

              "Current Assets": cash, accounts receivable, inventory and all other assets (other than Fixed Assets) used in the operation of the business of the Borrower and its Subsidiaries.

              "Custody and Control Agreement": as defined in the Master Security Agreement.

              "Customer Credit Liability Amount": as of any Reserve Calculation Date, an amount equal to 50% of the aggregate amount of gift certificates, merchandise credits and special order deposits then outstanding entitling the holders thereof to use all or a portion thereof to pay all or a portion of the purchase price for any Inventory as of such day which are not being held for escheatment or which have not been escheated as of such day.

              "Customs Broker Inventory": any Inventory which has arrived in the United States and is located at a customs broker's warehouse facility, so long as such Inventory (a) is fully paid and subject only to a Lien in favor of the Administrative Agent (other than Permitted Inventory Liens), (b) is in the possession of such customs broker, and
       (c) such Inventory is reported in a Borrowing Base Certificate separately from other Inventory included in the calculation of the Available Inventory Amount.

              "Default": any of the events specified in Section 9 which, with the giving of notice, the lapse of time, or both, or the satisfaction of any other condition specified in Section 9, would become an Event of Default.


--------------

       4 To be deleted if the Effective Date is on or after January 31, 2001.

              "Depositary Bank": each bank or financial institution at which the Borrower or any Subsidiary Guarantor maintains any depositary account into which Cash Proceeds are deposited, including each bank or financial institution listed on Schedule 5.22.

              "Derivative Agreements": any foreign exchange contracts, interest rate and currency swap agreements, floors, caps, collars, swaptions and similar derivative contracts, in each case, between the Borrower or any Subsidiary Guarantor, on the one hand, and any Lender or any Affiliate of any Lender, on the other hand.

              "Designated Material Real Property": collectively, at any time, all parcels of Material Real Property which are then subject to a first priority Lien granted pursuant to the Mortgages.

              "Documentation Agent": as defined in the preamble to this Agreement.

              "Dollars" and "$": dollars in lawful currency of the United States of America.

              "Dollar Equivalent": at any date of determination thereof with respect to the face amount of any Letter of Credit issued in any currency other than Dollars or any Reimbursement Obligations in respect of any such Letter of Credit, an amount in dollars equivalent to such face amount calculated at the rate of exchange quoted by the Administrative Agent on such date of determination (at the hour on such date of determination at which it customarily makes such determination) to prime banks in the interbank market where its foreign currency exchange operations in respect of the currency in which such Letter of Credit is issued are then being conducted for the spot purchase of such currency with Dollars.

              "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction (including territories) within the United States of America, excluding the Inactive Subsidiaries, Securitization Entities, Excluded Subsidiaries, Special Purpose Subsidiaries and Foreign Holding Companies.

              "EBITDA": with respect to any period, Consolidated Net Income of the Borrower and its Consolidated Subsidiaries for such period plus (a) in each case to the extent deducted in determining such Consolidated Net Income for such period, the sum of the following (without duplication):
       (i) Consolidated Interest Expense of the Borrower and its Consolidated Subsidiaries, (ii) consolidated income tax expense of the Borrower and its Consolidated Subsidiaries, (iii) consolidated depreciation and amortization expense of the Borrower and its Consolidated Subsidiaries, and any non-cash expenses, losses or other charges resulting from the termination of the pension plan or executive security plan of the Borrower and its Consolidated Subsidiaries, including, without limitation, depreciation and amortization included in selling, general and administrative expenses of the Borrower and its Consolidated Subsidiaries, (iv) any non-cash expenses, non-cash losses or other non-cash charges resulting from the impairment or write-down in the valuation of any assets, (v) any non-recurring charge, reorganization cost or restructuring charge which was deducted in determining Consolidated Net Income for such period, (vi) Permitted Expenses, (vii) expenses, losses and other charges in respect of employee retention bonuses and other payments approved by the Bankruptcy Court, (viii) non-cash losses or gains arising from the freezing or termination of any Plan or other employee benefit or welfare plan, and (ix) losses or gains arising from asset dispositions, minus (b) to the extent added in determining such Consolidated Net Income for such period, any non-cash gains resulting from the write-up in the valuation of any assets; in each case exclusive of any Non-Continuing EBITDA Items for such period, provided that, to the extent that Non-Continuing EBITDA Items for such period (exclusive of any such items covered by clauses (i) through (ix) above) aggregate more than $(100,000,000), such additional negative amounts will reduce EBITDA.

              "Effective Date": the date on which the conditions set forth in subsection 6.1 are satisfied.

              "Eligible Adjusted Inventory Amount": as of any Calculation Date,
       (a) the Eligible Inventory Amount, plus (b) the Available GOB Inventory Amount, minus (c) the Shrink Reserve in respect of such Eligible Inventory Amount, in each case as of such Calculation Date.

              "Eligible Assignee": as defined in subsection 11.6(c).

              "Eligible Inventory Amount": as of any Calculation Date, (a) the Inventory Value as of such Calculation Date of all Inventory of the Borrower and the Subsidiary Guarantors that consists of finished goods, loose diamonds or colored stones, plus (b) the Inventory Value of all Customs Broker Inventory as of such Calculation Date, plus (c) the Inventory Value of all Landed Inventory as of such Calculation Date, minus (d) the sum of (i) the Ineligible Inventory Amount as of such Calculation Date and (ii) the GOB Inventory Amount as of such Calculation Date.

              ["Eligible Leasehold Interests": at any date, such leasehold interests, if any, as the Administrative Agent deems eligible for borrowing, but in no event in excess of the forced liquidation value at such date of leasehold interests as determined by an appraiser reasonably acceptable to the Administrative Agent.]5

              "Eligible Mortgaged Real Property": at any time, any parcel of Material Real Property of the Borrower or any Subsidiary Guarantor as to which each of the following conditions has been satisfied at such time:

                     (a) (i) Such parcel of Material Real Property (A)
              comprises a developed retail store, distribution center, shopping center or office building with respect to which a certificate of occupancy or temporary certificate of occupancy or the local equivalent thereof (or any other similar proof of completion) shall have been issued by the relevant Governmental Authority or the Administrative Agent shall have received other evidence reasonably satisfactory to it of the completion of such retail store, distribution center, shopping center or office building or
              (B) is undeveloped and has a book value (excluding soft costs) of at least $1,000,000, (ii) a Lien on such parcel of Material Real Property shall have been granted by the Borrower or such Subsidiary Guarantor, as the case may be, in favor of the Administrative Agent pursuant to a Mortgage, and (iii) such Lien shall be in full force and effect in favor of the Administrative Agent at such time.

                     (b) except as otherwise permitted by the Administrative
              Agent, the Administrative Agent and, in the case of clause (i), the title insurance company issuing the policy referred to in clause (c) of this definition shall have received (i) maps or plats of an as-built survey of the sites of the Material Real Property certified to the Administrative Agent and such title insurance company in a manner reasonably satisfactory to them, dated a date reasonably satisfactory to the Administrative Agent and such title insurance company, by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and such title insurance company, which maps or plats and the surveys on which they are based shall be made in


---------------

       5 To be included only if the Administrative Agent determines to include such items in the Borrowing Base (as the February 21, 2000 commitment letter and Term Sheet permits).

              accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines (where setback information is readily obtainable); (B) the lines of streets abutting such sites and the width thereof; (C) all access and other easements appurtenant to such sites or necessary to use such sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting such sites, whether recorded, apparent from a physical inspection of such sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on such sites; and (F) if such sites are described as being on a filed map, a legend or other information relating the survey to said map or (ii) in the case of any such parcel of Material Real Property in existence on the Effective Date, a copy of an as-built survey of such parcel of Material Real Property if such parcel of Material Real Property was developed as of the Effective Date or a boundary survey of such parcel of Material Real Property if such parcel of Material Real Property was undeveloped as of the Effective Date, in each case prepared within ten years prior to the Effective Date.

                     (c) the Administrative Agent shall have received in
              respect of such parcel of Material Real Property a mortgagee's title policy (or policies) or marked-up unconditional binder (or binders) for such insurance (or other evidence acceptable to the Administrative Agent proving ownership thereof) dated a date reasonably satisfactory to the Administrative Agent, and such policy shall (A) be in an amount not less than the Mortgage Value (as of the date such parcel of Material Real Property becomes a parcel of Eligible Mortgaged Real Property) of such parcel of Material Real Property, (B) be issued at ordinary rates, (C) insure that the Lien granted pursuant to the Mortgage insured thereby creates a valid first Lien on such parcel of Material Real Property free and clear of all defects and encumbrances, except such as may be approved by the Administrative Agent and Permitted Mortgage Liens, (D) name the Administrative Agent for the benefit of the Lenders as the insured thereunder, (E) be in the form of ALTA Loan Policy - 1992 (or such local equivalent thereof as is reasonably satisfactory to the Administrative Agent), (F) contain a comprehensive lender's endorsement and (G) be issued by Chicago Title Insurance Company, First American Title Insurance Company, Lawyers Title Insurance Corporation or any other title company reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers). The Administrative Agent shall have received (x) evidence satisfactory to it that all premiums in respect of each such policy have been paid and (y) a copy of all documents referred to, or listed as exceptions to title, in such title policy (or policies);

                     (d) the Administrative Agent shall have received an
              Existing Appraisal with respect to such parcel of Material Real Property;

                     (e) with respect to any such parcel of Material Real
              Property acquired after the Effective Date, a Phase I environmental report with respect to such parcel of Material Real Property, dated a date not more than one year prior to the date such parcel becomes Eligible Mortgaged Real Property under this Agreement, showing no material condition of environmental concern shall have been delivered to the Administrative Agent and in form reasonably satisfactory to the Administrative Agent;

                     (f) if such parcel of Material Real Property is subject to a ground lease in favor of the Borrower or any Subsidiary Guarantor as lessee, no consent shall be required under such ground lease to mortgage or foreclose upon such parcel of Material Real Property (or such consent shall have been obtained); and

                     (g) such parcel of Material Real Property shall be in
              compliance, or, as applicable, the Loan Party which is the owner or lessee thereof, shall be in compliance, with all of the terms, covenants, conditions, representations and warranties set forth in Schedule 1.1(b), provided that, (i) if any such term, covenant, condition, representation or warranty shall reference any provision of this Agreement, such reference shall be read without giving effect to any qualification or limitation contained therein regarding a Material Adverse Effect, and (ii) if such parcel of Material Real Property or, as applicable, the Loan Party which is the owner or lessee thereof ceases to be in compliance with any of the terms, covenants, conditions, representations or warranties set forth in Schedule 1.1(b), such parcel of Material Real Property shall cease (effective as of the delivery of the next succeeding Borrowing Base Certificate) to be Eligible Mortgaged Real Property during the continuation of such non-compliance if such non-compliance could reasonably be expected to have a material adverse effect on the value of such parcel of Material Real Property, but such non-compliance shall not constitute, in and of itself, a Default or Event of Default.

       If a parcel of Material Real Property of the type described in clause
       (a)(i)(B) of this definition becomes a parcel of Eligible Mortgaged Real Property and is thereafter subsequently developed such that such parcel of Eligible Mortgaged Real Property satisfies the requirements of clause
       (a)(i)(A) of this definition, the Borrower may, at its option, deliver a notice to the Administrative Agent to the effect that the Borrower wishes to cause such parcel of Material Real Property to satisfy the requirements of this definition as if (x) such parcel of Material Real Property became a parcel of Material Real Property as of the date of such notice, (y) such parcel of Material Real Property was not then a parcel of Eligible Mortgaged Real Property and (z) if applicable, such parcel of Material Real Property was not subject to a Lien granted pursuant to a Mortgage as of the Effective Date. Upon delivery of any such notice, the Administrative Agent shall commission a new appraisal with respect to such parcel of Material Real Property. Upon satisfaction of the conditions set forth in this definition following such date with respect to such parcel of Material Real Property, such parcel of Material Real Property shall, without duplication, be deemed to become a parcel of Eligible Mortgaged Real Property as of the date such conditions are satisfied and the Mortgage Value of such parcel of Eligible Mortgaged Real Property shall be included in the Borrowing Base effective as of the delivery of the Borrowing Base Certificate in respect of the fiscal month in which such conditions are satisfied.

              "Eligible Trade Accounts Percentage": as of any Accounts Receivable Calculation Date, up to 85%, provided that, in connection with each periodic audit or appraisal of the Accounts of the Borrower and the Subsidiary Guarantors performed by or on behalf of the Administrative Agent, the Administrative Agent shall have the right in its sole discretion exercised commercially reasonably and in accordance with customary business practices, upon at least 10 days prior written notice to the Borrower, to change the "Eligible Trade Accounts Percentage" to the percentage estimated to be the percentage of the aggregate amount of the Accounts as of such Accounts Receivable Calculation Date which satisfy each of the following criteria:

                     (a) such Account has been adjusted to reflect the return
              or rejection of, or any loss of or damage to any of the Inventory giving rise to such Account and is not subject to bona fide set-offs, counterclaims, defenses, or disputes asserted with respect to such Account (it being understood that such Account shall not include material financing charges, or late or other fees);

                     (b) the Account Debtor with respect to such Account is not insolvent or the subject of any bankruptcy case or insolvency proceeding of any kind, unless such Account is due from such Account Debtor as an administrative priority claim under the Bankruptcy Code and the Administrative Agent, in the exercise of its reasonable business judgment, deems the Account Debtor to be creditworthy;

                     (c) the Account Debtor in respect of such an Account has a place of business within the United States of America (excluding Puerto Rico, the Virgin Islands and any other territory of the United States);

                     (d) the Account Debtor in respect of such Account is not
              the United States of America or any state, territory, subdivision, department, or agency thereof, unless all applicable requirements of the Assignment of Claims Act of 1940 have been satisfied;

                     (e) such Account does not arise out of transactions with
              an employee, officer, director, Subsidiary or Affiliate of the Borrower or any Subsidiary Guarantor;

                     (f) no amount payable in respect of such Account has
              remained unpaid for a period exceeding sixty days after the due date stated on the invoice therefor (excluding the amount of any net credit balances relating to Accounts with invoice dates more than 60 days from the due date);

                     (g) such Account is owed by an Account Debtor which does
              not then have balances on its Accounts which are more than 60 days past due which exceed 50% of the total balance of all such Accounts owed by such Account Debtor;

                     (h) such Account has not been and is not required to be
              charged off or written off as uncollectible in accordance with the customary business practice of the Borrower and the Subsidiary Guarantors;

                     (i) such Account does not arise out of any claim in tort,
              is not evidenced by chattel paper, a promissory note, a negotiable instrument, or any other instrument of any kind or, if such Account is evidenced by chattel paper, a promissory note, a negotiable instrument or any other instrument, such chattel paper, promissory note, negotiable instrument or other instrument has been delivered to the Administrative Agent and is subject to a first priority security interest in favor of the Administrative Agent;

                     (j) the amount of the face value of such Account listed on any schedule of Accounts and shown on all invoices and statements delivered to the Agent with respect to such Account is not subject to any asserted bona fide retainages or holdbacks of any type, is actually and absolutely owing, and is not contingent on any condition, in each case, other than in respect of repurchase or return agreements that (i) arise in the ordinary course of the Borrower's business and (ii) are consistent with the Borrower or such Subsidiary Guarantor's historical business practice;

                     (k) such Account does not arise out of a cash on delivery
              sale; and

                     (l) such Account does not arise out of the sale of
              samples.

       In addition, to the extent that any Accounts or credit card receivables that arise in connection with a Credit Card Program are included in Eligible Trade Accounts Receivable at the option of the Borrower, the Eligible Trade Accounts Percentage shall include such reserves and the Available Accounts Receivable Amount shall reflect eligibility criteria as the Administrative Agent shall require in its sole discretion (consistent with usual asset based lending practices) with respect to such Accounts and credit card receivables as a separate class of Accounts based upon the results of any periodic audit or appraisal of the Accounts of the Borrower and the Subsidiary Guarantors performed by or on behalf of the Administrative Agent, provided that no such Accounts or credit card receivables shall be included in "Eligible Trade Accounts Receivable" until a satisfactory audit or appraisal of such Accounts and credit card receivables has been performed by or on behalf of the Administrative Agent.

              "Eligible Trade Accounts Receivable Amount": as of any Accounts Receivable Calculation Date, an amount equal to the Eligible Trade Accounts Percentage of the aggregate amount of all Accounts of the Borrower and the Subsidiary Guarantors as of such Accounts Receivable Calculation Date that satisfy all of the following criteria as of such Accounts Receivable Calculation Date:

                     (a) such Account is owned solely by the Borrower or a
              Subsidiary Guarantor and is evidenced by an invoice and has arisen from the sale of goods which have been shipped or delivered to an Account Debtor on an absolute sale basis, have not been shipped or delivered on a consignment, approval, or sale-return basis, and are not subject to any repurchase or return agreement or arrangement, other than those repurchase or return agreements or arrangements that (i) arise in the ordinary course of the Borrower's business and (ii) are consistent with the Borrower or such Subsidiary Guarantor's historical business practices; and

                     (b) such Account is subject to a Lien in favor of the
              Administrative Agent and is not subject to Liens other than Permitted Account Liens.

              "Environmental Laws": any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating or imposing liability or standards of conduct concerning protection of human health or the environment, as are now or may at any time hereafter be in effect.

              "Environmental Reserve Amount": at any time, an amount equal to the product of (a) $75,000 and (b) the number of parcels of Eligible Mortgaged Real Property which are included in the Borrowing Base at such time.

              "Equipment": all equipment, machinery, chattels, tools, dies, jigs, molds, parts, machine tools, furniture, furnishings, fixtures and supplies, of every nature, now owned or hereafter acquired by the Borrower or any Subsidiary Guarantor, wherever located, additions, accessories and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary for the operation and use of such personal property or fixtures, whether or not the same shall be deemed to be affixed to real property and in any event all "equipment" (as such term is defined in the UCC), but excluding Inventory.

              "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

              "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors or other Governmental Authority having jurisdiction with respect thereto) prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors) maintained by a member bank of the Federal Reserve System.

              "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate for deposits in Dollars for the period commencing on the first day of such Interest Period and ending on the last day of such Interest Period which appears on Telerate Page 3750 as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. If at least two rates appear on such Telerate Page for such Interest Period, the "Eurodollar Base Rate" shall be the arithmetic mean of such rates. If the "Eurodollar Base Rate" cannot be determined in accordance with the immediately preceding sentences with respect to any Interest Period, the "Eurodollar Base Rate" with respect to each day during such Interest Period shall be the rate per annum equal to the average (rounded upward to the nearest 1/100th of 1%) of the respective rates notified to the Administrative Agent by each of the Lenders as the rate at which such Lender is offered Dollar deposits at or about 10:00 A.M. Boston time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

              "Eurodollar Loans": Term Loans and Revolving Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

              "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                             Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

              "Event of Default": any of the events specified in Section 9 provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

              "Excepted Cash Equivalents": Cash Equivalents up to an aggregate amount at any one time equal to the amount not required to be pledged to the Administrative Agent by reason of subsection 8.8(b).

              "Excess Availability": as of the date of determination, the excess of the Borrowing Base on such date as reflected on the most recently delivered Borrowing Base Certificate over the Aggregate Outstanding Extensions of Credit on such date.

              "Excluded Subsidiaries": SerPlus Assurance Co., Ltd., SMC-SPE, Inc., SMC-SPE-2, Inc. and Service Credit Corp. and their respective Subsidiaries.

              "Existing Appraisal": with respect to any parcel of Material Real Property, (i) until the Administrative Agent receives its initial appraisals of Material Real Property hereunder, the most recent appraised value of such parcels established under the Existing DIP Agreement and (ii) thereafter, a final complete appraisal of the value of such parcel of Material Real Property, commissioned in connection with this Agreement from time to time in accordance with the provisions of subsection 7.6(b) hereof and valued on an "alternative use" basis which in the reasonable judgment of the Administrative Agent satisfies all applicable requirements of FIRREA and the Uniform Standards of Professional Appraisal Practice.

              "Existing DIP Agreement": is defined in the recitals hereof.

              "Extension of Credit": with respect to any Lender, (a) the making of a Loan by such Lender and (b) the issuance or extension of a Letter of Credit in which such Lender has a participating interest.

              "FRF": as defined in the preamble to this Agreement.

              "Federal Funds Rate": means for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

              "Fee Letter": the fee letter dated as of April __, 2000 between the Borrower and the Administrative Agent, as amended and in effect from time to time.

              "Final Order": an order or judgment of the Bankruptcy Court as entered on the docket of the Clerk of the Bankruptcy Court, that has not been reversed, stayed, modified or amended, and as to which the time to appeal, petition for certiorari, reargument or rehearing has expired and no proceeding for certiorari, reargument or rehearing is pending or any right to appeal, reargue, petition for certiorari or seek rehearing has been waived, or if an appeal, reargument, petition for certiorari, or rehearing thereof has been sought, the order or judgment of the Bankruptcy Court has been affirmed by the highest court to which the order was appealed from which the reargument or rehearing was sought, or certiorari has been denied, and the time to take any further appeal or to seek certiorari or further reargument or rehearing has expired.

              "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of such lessee.

              "FIRREA": the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

              "Fiscal Year": each fiscal year of the Borrower. Fiscal Years are referred to herein by reference to the calendar year in which a majority of the days comprising such Fiscal Year fall.

              "Fixed Assets": plant, machinery, equipment, furniture and fixtures, leasehold improvements and other tangible property used in the operation of the business of the Borrower and its Subsidiaries.

              "Fleet": Fleet National Bank, a national banking association and its successors.

              "Floor Planning Facility": as to the Borrower or any Restricted Subsidiary, any manufacturer- or vendor-sponsored Inventory financing program (whether directly from the manufacturer or vendor or through a third party financing source) extending loans or trade terms to the Borrower or such Restricted Subsidiary and secured solely by such manufacturer's or vendor's named brand or identified Inventory, subject to the prior approval of the Administrative Agent in its reasonable discretion and execution and delivery of an intercreditor agreement reasonably acceptable to the Administrative Agent.

              "Foreign Holding Company": any Subsidiary organized under the laws of any jurisdiction (including territories) within the United States of America whose sole assets (exclusive of assets with an aggregate book value not exceeding $5,000,000 and assets consisting of advances or loans to the Borrower or any of its Subsidiaries) consist of the Capital Stock of one or more Foreign Subsidiaries or other Foreign Holding Companies.

              "Foreign L/C Commitment Sublimit": at any time, the lesser of (a) $10,000,000 and (b) the Revolving Credit Commitments then in effect.

              "Foreign Subsidiary": any Subsidiary of the Borrower organized under the law of any jurisdiction outside the United States of America, excluding Inactive Subsidiaries, but including in any event Foreign Holding Companies.

              "GAAP": generally accepted accounting principles in the United States of America in effect from time to time, provided that, solely for purposes of determining compliance with subsection 8.1, "GAAP" shall mean generally accepted accounting principles in the United States of America in effect as of the Effective Date.

              "GOB Deal Shrink": an amount equal to (i) the difference between
       (A) the Inventory Value of the GOB Inventory and (B) the value of the GOB Inventory as determined by a physical inventory count taken immediately prior to the commencement of a going-out-of-business or similar sale at the GOB Stores, or (ii) in the absence of a physical count of the GOB Inventory, 3% of the Inventory Value of the GOB Inventory on the date of commencement of the going-out- of-business or similar sales.

              "GOB Discount Amount": an amount equal to (i) the weighted average discount offered to customers during the applicable period of the going-out-of-business or similar sale, expressed as a percentage, multiplied by (ii) the GOB Inventory Amount.

              "GOB Inventory": all Inventory located at GOB Stores as of the Calculation Date after the date of commencement of a going-out-of-business or similar sale at such GOB Stores.

              "GOB Inventory Amount": as of any Calculation Date, the Inventory Value of the GOB Inventory as of such Calculation Date, minus (a) the Shrink Reserve in respect of such GOB Inventory as of such Calculation Date, minus (b) the GOB Deal Shrink as of such Calculation Date, minus
       (c) the Inventory Value of all GOB Inventory remaining at any GOB Store on the 91st day after the commencement of the going-out-of-business or similar sale with respect to such GOB Store.

              "GOB Stores": the Borrower's and the Subsidiary Guarantors' stores which are in the process of being liquidated and closed, other than Store Closures.

              "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

              "Guarantee Obligation": as to any Person (the "guaranteeing person"), without duplication, any obligation, contingent or otherwise, of the guaranteeing person (a) under a guarantee, reimbursement, indemnity or similar obligation guaranteeing or in effect guaranteeing any Indebtedness of any other Person, in any manner, whether directly or indirectly, (b) to reimburse any other Person for drawings under undrawn letters of credit issued by such other Person for the account of the guaranteeing person, or (c) under a guarantee, reimbursement, indemnity or similar obligation to the extent the obligations of the guaranteeing person in respect thereof should be reflected as a liability in a consolidated balance sheet of the guaranteeing person (or should be reflected in the notes thereto) in accordance with GAAP, provided that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (ii) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing person in good faith.

              "IE System": the Borrower's electronic inventory evaluation system which tracks Inventory on a store-by-store basis.

              "In-Transit Cash": as of the date of determination, the aggregate amount of (i) cash and cash equivalents of the Borrower and the Subsidiary Guarantors which is deposited into deposit accounts covered by Blocked Account Agreements, plus (ii) the net amount receivable by the Borrower and the Subsidiary Guarantors in respect of Visa, Mastercard or other branded credit card receivables (after deduction of discounts and fees payable to the processors of such credit card receivables) to the extent such amounts are credited to deposit accounts covered by Blocked Account Agreements or other arrangements acceptable to the Administrative Agent in its sole discretion exercised commercially reasonably, in each case prior to the transfer of such amounts to the Collateral Account.

              "Inactive Subsidiary": any Subsidiary of the Borrower which (and only for so long as such Subsidiary) (a) does not own assets with an aggregate book value in excess of $5,000,000 and (b) is not then engaged in any business.

              "Indebtedness": of any Person at any date (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities and accounts payable incurred in the ordinary course of business and payable in accordance with the Borrower's and its Restricted Subsidiaries' customary practices and extensions thereof), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations (to the extent capitalized for accounting purposes) of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person,
       (e) all obligations of the types described in the other clauses of this definition secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (f) all obligations of such Person in respect of interest rate and currency hedging agreements. For purposes of this Agreement, (x) the amount of any Indebtedness referred to in clause (f) of the preceding sentence shall be the net amounts (including by offset of amounts payable thereunder), including any net termination payments, required to be paid to a counterparty rather than any notional amount with regard to which payments may be calculated and (y) any obligations described in clauses
       (a) through (e) above denominated in a currency other than Dollars shall be determined after giving effect to related currency swap and hedging agreements. It is understood and agreed that "Indebtedness" of a Person
       (i) shall include advances or loans to such Person under Floor Planning Facilities and (ii) shall not include (A) obligations of such Person in respect of letters of credit to the extent such obligations are not reflected as liabilities on the consolidated balance sheet of such Person (excluding the notes to such balance sheet) in accordance with GAAP or (B) obligations of such Person in respect of consignments of Inventory to such Person.

              "Indemnified Liabilities": as defined in subsection 11.5.

              "Ineligible Inventory Amount": as of any Calculation Date, the Inventory Value of all Inventory of the Borrower and the Subsidiary Guarantors that falls in any one or more of the following categories as of such Calculation Date:

                     (a) Consignment Inventory or any other Inventory that (i)
              is not owned solely by the Borrower or any such Subsidiary Guarantor or (ii) is leased by or on consignment or sale-or-return to the Borrower or any such Subsidiary Guarantor;

                     (b) Inventory that is not located at (or in transit
              between) property that is owned or leased by the Borrower or any Subsidiary Guarantor, other than Landed Inventory and Customs Broker Inventory;

                     (c) Inventory that is damaged or defective or has
              otherwise been segregated for return to the vendor thereof;

                     (d) Inventory that is not located in the United States of
              America;

                     (e) Inventory which is not subject to a Lien in favor of
              the Administrative Agent or is subject to any Lien (other than Permitted Inventory Liens);

                     (f) Inventory which is subject to a Lien in connection
              with Floor Planning Facilities;

                     (g) Inventory that is being repaired or is used in the
              repair of other Inventory; and

                     (h) Inventory consisting of "Samples" which is not
              included in the normal merchandising assortment but has been supplied by vendors for consideration to be included in the merchandising assortment.

              "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

              "Instrument": any "instrument" (as such term is defined in the UCC) now owned or hereafter acquired by the Borrower or any Subsidiary Guarantor.

              "Intellectual Property": as defined in subsection 5.17.

              "Intercompany Debt": with respect to the Borrower, any Indebtedness of the Borrower to any Subsidiary Guarantor and, with respect to any Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor, including all amounts payable in respect thereof whether in respect of principal, interest or otherwise.

              "Interest Expense": of any Person for any period, (a) the amount of interest expense, both expensed and capitalized, of such Person and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP for such period, plus, without duplication, that portion of payments under Financing Leases of such Person attributable to interest expense of such Person for such period in accordance with GAAP minus (b) the amount of interest income of such Person and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP for such period.

              "Interest Payment Date": (a) as to any ABR Loan, the last day of each calendar quarter, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period,
       (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Swing Line Loan, the last day of each calendar quarter.

              "Interest Period": with respect to any Eurodollar Loan:

                     (a) initially, the period commencing on the borrowing or
              conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter (or such shorter periods as the Administrative Agent may permit), as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                     (b) thereafter, each period commencing on the last day of
              the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter (or such shorter periods as the Administrative Agent may permit), as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

       provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                     (1) if any Interest Period would otherwise end on a day
              that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                     (2) any Interest Period that would otherwise extend beyond the Termination Date, will end on the Termination Date; and

                     (3) any Interest Period that begins on the last Business
              Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

              "Inventory": goods now owned or hereafter acquired by the Borrower or any Subsidiary Guarantor and held for sale or lease or to be furnished under contracts of service or so leased or furnished, and all raw materials, work in process or materials used or consumed in a business, and in any event including all "inventory" (as such term is defined in the UCC) but excluding Equipment.

              "Inventory Value": with respect to any Inventory of the Borrower or any Subsidiary Guarantor reflected on the Borrower's Borrowing Base Certificate, the value of such Inventory valued at cost on the IE System on a basis consistent with the Borrower's or such Subsidiary Guarantor's current and historical accounting practice (without giving effect to markdowns, intercompany profit, rebates and discounts, accounts payable inventory accruals and capitalized inventory costs on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries in respect of Inventory), plus freight charges incurred in connection therewith, minus accruals for deferred volume rebates (it being understood that the amount of freight charges and accruals for deferred volume rebates shall be determined monthly as of the end of the most recent fiscal month, notwithstanding the fact that Borrowing Base Certificates may be delivered more frequently than monthly pursuant to this Agreement). The value of the Inventory as set forth above will, without duplication for any element of the Shrink Reserve, be calculated net of the reserve established by the Borrower or any Subsidiary Guarantor on a basis consistent with the Borrower's or such Subsidiary Guarantor's current and historical accounting practice in respect of lost, misplaced or stolen Inventory at such time. In addition, the value of Inventory that is subject to a layaway purchase by any customer shall be valued net of any deposits made by such customer therefor.

              "Investment": as defined in subsection 8.8.

              "Investment Securities": all Instruments and all "securities" (as such term is defined in the UCC) now owned or hereafter acquired by the Borrower or any Subsidiary Guarantor, other than (a) Pledged Stock, (b) Capital Stock of any Subsidiary that is not expressly required to be pledged pursuant to this Agreement or the Master Security Agreement, (c) Cash Equivalents and (d) any note, debenture, bond or other Instrument evidencing Intercompany Debt.

              "Issuing Banks": initially, each Lender and each Affiliate of a Lender specified on Schedule 1.1(a) as an Issuing Bank in its capacity as issuer of a Letter of Credit. Additional Lenders or Affiliates of additional Lenders may from time to time be designated as "Issuing Banks" by the Borrower (in each case, with the consent of such Lender and such Affiliate) by written notice to such effect from the Borrower to the Administrative Agent, provided that if the Borrower fails to comply with the provisions of subsection 7.2(g) hereof and such failure is not cured within five Business Days of notice thereof from the Administrative Agent, the Administrative Agent may notify the Borrower that, from and after the date of such notification, no Person other than Fleet may thereafter be an Issuing Bank. Each Affiliate of a Lender acting as an Issuing Bank shall be deemed to have agreed to be bound by, and shall have the benefits of, the provisions of this Agreement and the other Loan Documents applicable to Issuing Banks and shall be deemed a party hereto.

              "Judgment Currency": as defined in subsection 11.18.

              "Landed Inventory": any Inventory which has arrived in the United States and cleared customs but which has not been delivered to property that is owned or leased by the Borrower or any Subsidiary Guarantor as long as such Inventory (a) is fully paid and subject only to a Lien in favor of the Administrative Agent (other than Permitted Inventory Liens), (b) is in the possession of the Borrower or any Subsidiary Guarantor or any agent thereof and (c) is reported in a

       Borrowing Base Certificate separately from other Inventory included in the calculation of the Available Inventory Amount.

              "Landlord's Lien Amount": an amount equal to two months of rent reserved under each of the Borrower's or Subsidiary Guarantors' leases of real property in the states of Pennsylvania, Washington, Virginia, or any other state in which a landlord is granted a Lien having priority to that of the Administrative Agent to secure amounts due under such lease, unless, with respect to any such lease, the Administrative Agent has received a landlord's waiver in form and substance reasonably satisfactory to the Administrative Agent.

              "L/C Commitment": the lesser of (a) $150,000,000 and (b) the Revolving Credit Commitments then in effect.

              "L/C Fee Payment Date": the last day of each calendar quarter and the Termination Date.

              "L/C Obligations": at any time, an amount equal to the sum of (a) the Trade Letter of Credit Outstandings at such time and (b) the Standby Letter of Credit Outstandings at such time.

              "L/C Participants": the collective reference to all the Revolving Credit Lenders.

              "Lender" and "Lenders": as defined in the preamble to this Agreement.

              "Letters of Credit": as defined in subsection 3.6(a).

              "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

              "Loan": any Term Loan, Revolving Loan or Swing Line Loan, as the case may be.

              "Loan Documents": this Agreement, the Notes, the Fee Letter, the Master Security Agreement, the Mortgages, and all other Security Documents, each Application, the other documents executed or delivered pursuant to subsection 6.1 by the Borrower or any Subsidiary of the Borrower and all other instruments, agreements and written contractual obligations between the Borrower and any Subsidiary of the Borrower, on the one hand, and any of the Administrative Agent or the Lenders, on the other hand, in each case delivered to either the Administrative Agent or such Lender before, on, or after the Effective Date pursuant to or in connection with the transactions contemplated hereby.

              "Loan Parties": the collective reference to the Borrower and the Subsidiary Guarantors.

              "Lockbox Agreement": as defined in the Master Security Agreement.

              "Majority Lenders": at any time, Lenders the Voting Percentages of which aggregate more than 50%.

              "Majority Revolving Credit Lenders": at any time, Revolving Credit Lenders the Revolving Credit Commitment Percentages of which aggregate more than 50%.

                  "Majority Term Loan Lenders": at any time, Term Loan Lenders whose Term Loans aggregate more than 50% of the outstanding principal amount of all Term Loans.

                  "Master Security Agreement": the Master Security Agreement to be made by the Borrower and each Subsidiary Guarantor in favor of the Administrative Agent, in substantially the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Material Adverse Effect": a material adverse effect on (a) the business, operations, performance, property, or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the ability of the Borrower or any Subsidiary Guarantor, taken as a whole, to perform their respective obligations under this Agreement or any of the other Loan Documents or the material rights or remedies, of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Material Real Property": real property not subject to a mortgage, deed of trust or other similar instrument (other than pursuant hereto or any other Loan Document) that (a) (i) is owned in fee by the Borrower or any Subsidiary Guarantor and is not subject to a ground lease in favor of any other Person as lessee, (ii) is located in the United States or Puerto Rico and (iii) (A) has been developed with a retail store, distribution center, shopping center or office building with respect to which a certificate of occupancy or temporary certificate of occupancy or the local equivalent thereof (or any other similar proof of completion) shall have been issued by the relevant Governmental Authority, (B) is being developed with a retail store, distribution center, shopping center or office building which is under construction as of the Effective Date or (C) is undeveloped and has a book value (excluding soft costs) of at least $1,000,000 or (b) (i)
         (A) consists of a developed retail store, distribution center, shopping center or office building with respect to which a certificate of occupancy or temporary certificate of occupancy or the local equivalent thereof (or any other similar proof of completion) shall have been issued by the relevant Governmental Authority, or (B) is being developed with a retail store, distribution center, shopping center or office building which was under construction as of the Effective Date, (ii) is located on property which is subject to a ground lease in favor of the Borrower or any Subsidiary Guarantor as lessee and no consent shall be required under such ground lease to mortgage or foreclose upon such property (or such consent shall have been obtained), (iii) is or, upon completion, will be classified as an owned retail store, distribution center, shopping center or office building by the Borrower or such Subsidiary Guarantor and (iv) is located in the United States or Puerto Rico.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Mechanics' Lien Reserve Amount": with respect to any parcel of Eligible Mortgaged Real Property at any time, an amount equal to the excess, if any, of (a) the sum of all outstanding amounts which are then secured by mechanics' liens on such parcel of Eligible Mortgaged Real Property and which have been outstanding for a period in excess of one year over (b) $200,000.

                  "Mortgage": a fee or ground leasehold mortgage, deed of trust or other similar document executed and delivered in favor of the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time and in effect.

                  "Mortgage Value": with respect to any parcel of Eligible Mortgaged Real Property, the lesser of (a) the maximum stated amount secured by the Lien on such parcel of Eligible Mortgaged Real Property granted in favor of the applicable secured mortgagee pursuant to the relevant Mortgage and (b) the value of such parcel of Eligible Mortgaged Real Property set forth in the Existing Appraisal delivered with respect thereto.

                  "Mortgaged Property": all property of the Borrower and any Subsidiary Guarantor in which the Administrative Agent is granted a Lien pursuant to a Mortgage.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Income": of any Person for any period, net income of such Person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

                  "Net Recoverable Value": as to the Inventory of the Borrower and the Subsidiary Guarantors, the amount determined based upon periodic audits or appraisals of such Inventory to be equal to the percentage of the cost of Inventory which could be realized (net of disposal costs and expenses) in a liquidation sale of the Inventory at such time.

                  "Non-Continuing EBITDA Items": With respect to any period, the following (without duplication): (i) the revenues and cost of goods sold for discontinued product lines pursuant to the Business Plan;(ii) all other expenses associated with the clearance of such discontinued product lines; (iii) advertising expenses and cooperative income associated with discontinued product lines; (iv) store payroll, benefits and other expenses that are either directly associated with the conversion of stores pursuant to the Business Plan, or which would not have been incurred had the conversions been completed; (v) all expenses associated with the Orlando and Montgomery distribution centers; (vi) all corporate payroll, benefits and other expenses arising in connection with positions to be eliminated pursuant to the Business Plan; and (vii) severance for employees terminated or to be terminated as a result of the discontinued product lines, distribution center closures and corporate downsizing; in each of the above cases to the extent arising after February, 2000.


                  "Non-Excluded Taxes": as defined in subsection 4.10.

                  "Notes": the collective reference to any Revolving Credit Notes, Term Notes or Swing Line Notes.

                  "Overdraft": at any time, the amount by which the aggregate amount debited from any deposit, concentration, operating or disbursement account maintained by the Borrower or any Subsidiary Guarantor with any Lender or any Affiliate of any Lender, as a result of processing of payment orders issued by the Borrower or such Subsidiary Guarantor or otherwise, exceeds the aggregate funds on deposit in such account.

                  "Parcel": when used in connection with any parcel of real property, means such parcel of real property, together with all of the structures, buildings and other improvements located thereon and all other property associated therewith and, when used in connection with any parcel of real property subject to a ground lease in favor of the Borrower or any Subsidiary Guarantor as lessee, means the leasehold interest in such ground lease.

                  "Participant":  as defined in subsection 11.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority which succeeds to the powers and functions thereof.

                  "Permitted Account Liens": the collective reference to Liens permitted by subsections 8.3(a), 8.3(b), 8.3(l) and 8.3(u).

                  "Permitted Book-Entry Securities": securities (i) which conform in all respects to the requirements set forth in the definition of Cash Equivalents except that such securities are not evidenced by a certificate and (ii) in which the Administrative Agent shall have acquired a perfected first priority security interest or in the security entitlement with respect thereto in the manner provided by the UCC.

                  "Permitted Expenses": expenses arising from claims in the Reorganization Cases of the following parties for the following amounts: (i)(A) allowed professional fees and disbursements incurred by the professionals (the "Professionals") retained, pursuant to sections 327(a) or (e) of the Bankruptcy Code under a general retainer (excepting ordinary course professionals) or 1103(a), by the Loan Parties and up to two statutory committees (each, a "Committee") appointed in the Reorganization Cases and (B) the expenses of any member of any such Committee allowed under section 503(b)(3)(F) of the Bankruptcy Code, and (ii) quarterly fees required to be paid to the United States Trustee pursuant to 28 U.S.C. ss. 1930(a)(6) and any fees payable to the Clerk of the Bankruptcy Court.

                  "Permitted Inventory Liens": the collective reference to Liens permitted by subsections 8.3(a), 8.3(b), 8.3(l) and 8.3(u).

                  "Permitted Mortgage Liens": the collective reference to Liens permitted by subsections 8.3(a), 8.3(b), 8.3(e), 8.3(l) and 8.3(u).

                  "Permitted Sale-Leaseback":  as defined in subsection 8.11.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or other entity of whatever nature.

                  "Petition Date": as defined in the recitals hereto.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Plan of Reorganization": a plan of reorganization for the Borrower confirmed by order of the Bankruptcy Court.

                  "Pledged Securities": the collective reference to (i) the Pledged Stock, (ii) all Investment Securities, (iii) all Cash Equivalents, Permitted Book-Entry Securities and funds held or on deposit from time to time in the Securities Accounts, and (iv) all Proceeds thereof, except as provided for in subsection 10.9 of the Master Security Agreement.

                  "Pledged Stock": the shares of Capital Stock set forth on
         Schedule 2 to the Master Security Agreement and other shares of Capital Stock pledged thereunder from time to time pursuant to Section 4 thereof.

                  "Pledgors": the collective reference to the obligors parties to the Master Security Agreement.

                  "Proceeds": as defined in the UCC.

                  "Professionals": as defined in the definition of "Permitted Expenses".

                  "Protective Advance": as defined in subsection 3.16(f).

                  "Qualified Stock": any stock of the Borrower which does not by its terms mature or require repurchase or redemption thereof in whole or in part on or prior to the first anniversary of the Termination Date.

                  "Real Property Amortization Amount": with respect to all Eligible Mortgaged Real Property at any time, an amount equal to (a) $500,000 times (b) the number of full three-month periods that have been elapsed since the effective date of the Existing DIP Agreement.

                  "Register":  as defined in subsection 11.6(d).

                  "Regulation U": Regulation U of the Board of Governors as in effect from time to time.

                  "Regulation X": Regulation X of the Board of Governors as in effect from time to time.

                  "Reimbursement Obligation": the obligation of the Borrower pursuant to subsection 3.10(a) to reimburse each Issuing Bank for amounts drawn under any Letter of Credit issued by such Issuing Bank.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reorganization Cases": the collective reference to the cases of the Borrower and the Subsidiary Guarantors pursuant to chapter 11 of the Bankruptcy Code.

                  "Reportable Event": any of the events set forth in Section 4043 of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. ss. 4043.

                  "Required Lenders": at any time, Lenders the Voting Percentages of which aggregate more than 66-2/3%.

                  "Requirement of Law": as to any Person, the Certificate or Articles of Incorporation and Bylaws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject (including, without limitation, laws, ordinances and regulations pertaining to the zoning, occupancy and subdivision of real property).

                  "Reserve Calculation Date": the date of the second Borrowing Base Certificate of any month, in which Borrowing Base Certificate the various reserve amounts shall be calculated and/or revised based upon the operating results as of the end of the previous fiscal month, provided that during such time that a Borrowing Base Certificate is required to be furnished monthly only, the Reserve Calculation Date shall be one month prior to the date of delivery of such Borrowing Base Certificate .

                  "Responsible Officer": the chief executive officer, the president, any executive vice president, the chief financial officer or the treasurer of the Borrower or, with respect to financial matters, the chief executive officer, the president, the executive vice president-finance, the chief financial officer, the treasurer or comptroller of the Borrower, provided that, for purposes of subsection 10.3(f) of the Master Security Agreement and subsection 7.7 and
         Section 9(d) only, a "Responsible Officer" shall also include the general counsel and any assistant treasurer of the Borrower.

                  "Restricted Payments": as defined in subsection 8.6.

                  "Restricted Subsidiaries": collectively, the Domestic Subsidiaries and Foreign Subsidiaries.

                  "Revolving Credit Commitment": as to any Lender, the obligation of such Lender to make Revolving Loans to and/or participate in Swing Line Loans to and/or issue or participate in Letters of Credit issued on behalf of the Borrower in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a) under the heading "Revolving Credit Commitment", as such amount may be reduced from time to time pursuant to this Agreement or as such amount may be adjusted from time to time pursuant to subsection 11.6.

                  "Revolving Credit Commitment Percentage": as to any Lender
         (a) at any time prior to the termination of the Revolving Credit Commitments, the percentage of the Revolving Credit Commitments then constituted by such Lender's Revolving Credit Commitment and (b) at any time after the termination of the Revolving Credit Commitments, that amount expressed as a percentage derived by dividing (i) the sum of (x) such Lender's Revolving Loans then outstanding plus (y) the product of such Lender's Revolving Credit Commitment Percentage immediately prior to the termination of the Revolving Credit Commitments (after giving effect to any permitted assignment pursuant to subsection 11.6) times the sum of (1) the aggregate principal amount of Swing Line Loans then outstanding plus (2) the L/C Obligations then outstanding by (ii) the sum of (x) the aggregate principal amount of Revolving Loans of all the Lenders then outstanding plus (y) the aggregate principal amount of all Swing Line Loans then outstanding plus (z) the aggregate L/C Obligations then outstanding.

                  "Revolving Credit Commitment Period": the period from and including the Effective Date to, but not including, the Termination Date.

                  "Revolving Credit Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans made by such Lender then outstanding and
         (b) such Lender's Revolving Credit Commitment Percentage of the sum of
         (i) the aggregate principal amount of Swing Line Loans then outstanding and (ii) the L/C Obligations then outstanding.

                  "Revolving Credit Lender": any Lender with an unused Revolving Credit Commitment hereunder and/or any Revolving Loans outstanding hereunder.

                  "Revolving Loans": as defined in subsection 3.1(a).

                  "Revolving Credit Note": as defined in subsection 4.13(d).

                  "Rolling 12-Month EBITDA": for any fiscal month, Consolidated EBITDA for the consecutive twelve-fiscal month period ending with the end of such fiscal month.

                  "Sale-Leaseback": as defined in subsection 8.11.

                  "SEC": the Securities and Exchange Commission and any Governmental Authority which succeeds to the powers and functions thereof.

                  "Secured Obligations": all of the following, in each case whether now existing or hereafter incurred or created, except to the extent otherwise expressly provided in the agreements or instruments relating thereto:

                          (i) the Credit Agreement Obligations;

                          (ii) all sums payable by the Borrower and the
                  Subsidiary Guarantors under the Master Security Agreement, the Mortgages, or any other Security Document;

                          (iii) liabilities of the Borrower or any Subsidiary
                  Guarantor for Overdrafts; and

                          (iv) liabilities and obligations of the Borrower or
                  any Subsidiary Guarantor under Derivative Agreements.

         When used in this Agreement or any of the other Loan Documents with respect to any of the Secured Obligations that constitute the obligations of the Borrower or any Subsidiary Guarantor in respect of a Letter of Credit issued on behalf of the Borrower or such Subsidiary Guarantor or under any Derivative Agreement or any similar obligation, the term "outstanding" shall include, at any time, without duplication, the aggregate of the principal, interest and other amounts then outstanding that are the subject of such Letter of Credit or similar obligation that have not then been reimbursed by the Borrower or the relevant Subsidiary Guarantor and the amount then available to be drawn or demanded under such Letter of Credit or similar obligation (assuming compliance with all conditions to drawing) or the termination liabilities, if any, of the Borrower or the Subsidiary Guarantor under such Derivative Agreement.

                  "Secured Parties": the Lenders, the Issuing Banks, the Administrative Agent, each counterparty to any Derivative Agreement entered into with the Borrower (if such counterparty is a Lender or an Affiliate of a Lender) and the beneficiaries of each indemnification obligation of any Loan Party undertaken in any Loan Document, and the successors and assigns of each of the foregoing.

                  "Securitization Entity": with respect to the Borrower or any Subsidiary, a corporation, partnership, trust, limited liability company or other entity that is formed by the Borrower or such Subsidiary for the purpose of effecting or facilitating a Securitization Transaction and which engages in no business and incurs no Indebtedness or other liabilities other than those related to or incidental to the Securitization Transaction.

                  "Securitization Transaction": a transaction or series of related transactions pursuant to which a corporation, partnership, trust, limited liability company or other entity incurs obligations or issues interests, the proceeds of which are used to finance a discrete pool (which may be fixed or revolving) of receivables, leases or other financial assets, or a discrete portfolio of real property or equipment, subject in each case (except as to credit card receivable securitizations and securitizations of real properties in compliance with the provisions of subsection 8.5(f) hereof) to the approval of the Administrative Agent.

                  "Securities Account": any account which is maintained with the Administrative Agent or any agent thereof or any instructions delivered by the Borrower or a Subsidiary Guarantor to the Administrative Agent or such agent in accordance with subsection 4.8(a) of the Master Security Agreement, in which all Pledged Securities which are Cash Equivalents (other than Excepted Cash Equivalents) are to be held by the Administrative Agent or a custodian or other agent of the Administrative Agent, subject to release upon request by the relevant Pledgor strictly in accordance with subsection 4.8(c) of the Master Security Agreement thereafter, and in each of which the Administrative Agent shall have a perfected first priority security interest.

                  "Security": as defined in subsection 1.1 of the Master Security Agreement.

                  "Security Documents": the collective reference to the Master Security Agreement, the Mortgages, the Blocked Account Agreements, the Custody and Control Agreements, the Lockbox Agreements and each other agreement entered into pursuant to subsection 11.1(b) of the Master Security Agreement.

                  "Senior Notes Indenture": the Indenture, dated as of October 15, 1993, between the Borrower and State Street Bank and Trust Company (as successor trustee to The First National Bank of Boston), as trustee, as amended, supplemented or otherwise modified from time to time.

                  "Shrink Reserve": as of any Calculation Date, an amount equal to 1.75% of the cost of Inventory as reflected on the IE System. Such Shrink Reserve percentage shall adjust from time to time at the Administrative Agent's sole discretion exercised commercially reasonably in accordance with customary business practices, based on the results of the Borrower's cycle and physical Inventory counts.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "SMC": Service Merchandise Company, Inc., a Tennessee corporation.

                  "Special Purpose Subsidiary": any Subsidiary of the Borrower organized solely for the purpose of (a) holding a license or permit issued by any Governmental Authority and used in connection with the business of the Borrower and/or its Subsidiaries or (b) providing employee services for use in the foreign operations of the Borrower or any of its Subsidiaries, provided that such Subsidiary shall only be a "Special Purpose Subsidiary" for so long as such Subsidiary does not own any assets (other than any such license or permit and other than any assets with a book value not exceeding $5,000,000 in the aggregate) and does not engage in any business other than holding such license or permit or providing such employee services and, in each case, activities directly related thereto.

                  "Standby L/C Fee Rate": at any time, the rate per annum on the aggregate undrawn amount of Standby Letters of Credit equal to the then Applicable Margin for Eurodollar Loans minus 0.25% per annum provided that during the continuance of an Event of Default the Standby L/C Fee Rate shall be increased by 2.0% per annum.

                  "Standby Letter of Credit": as defined in subsection
         3.6(b)(i).

                  "Standby Letter of Credit Outstandings": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Standby Letters of Credit issued in Dollars, (b) the Dollar Equivalent of the aggregate then undrawn and unexpired amount of then outstanding Letters of Credit issued in currencies other than Dollars (such Dollar Equivalent to be determined as of the date of issuance of such Standby Letter of Credit), (c) the aggregate amount of Reimbursement Obligations in respect of Standby Letters of Credit issued in Dollars which have not then been paid pursuant to subsection 3.10(a) and (d) (i) the Dollar Equivalent of the aggregate amounts of Reimbursement Obligations in respect of Standby Letters of Credit issued in currencies other than Dollars which have not been reimbursed pursuant to subsection 3.10(a) (such Dollar Equivalent to be calculated as of the date such Reimbursement Obligation becomes due and payable) and which have not been converted into Dollars in accordance with subsection 3.10(a) and
         (ii) the aggregate amount of Reimbursement Obligations in respect of Standby Letters of Credit issued in currencies other than Dollars which have not been reimbursed pursuant to subsection 3.10(a) and which have been converted into Dollars in accordance with such subsection.

                  "Store Closures": Liquidations and/or closures of the Borrower's and Restricted Subsidiaries' stores (including, without limitation, the equipment associated therewith) and the complete Inventory therein not to exceed $125,000,000 of Inventory Value in the aggregate from and after the date of the Existing DIP Agreement.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantor": each Subsidiary set forth on Schedule
         5.13 under the heading "Initial Subsidiary Guarantors", together with each other Subsidiary that becomes a party to the Master Security Agreement in compliance with subsection 7.11.

                  "Swing Line Commitment": the lesser of (a) $50,000,000 and
         (b) the Revolving Credit Commitments then in effect.

                  "Swing Line Lender": FRF and any other Lender acceptable to the Administrative Agent that agrees to be a Swing Line Lender.

                  "Swing Line Loans": as defined in subsection 3.14.

                  "Swing Line Note": as defined in subsection 4.13(f).

                  "Tax Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Telerate Page 3750": the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that service for the purpose of displaying comparable rates or prices).

                  "Term Loan": as defined in subsection 2.1.

                  "Term Loan Lender": any Lender with Term Loans outstanding hereunder.

                  "Term Note": as defined in subsection 4.13(e).

                  "Termination Date": the earlier of (i) April __, 2004, and
         (ii) the date of termination in whole of the Revolving Credit Commitments pursuant to subsection 3.4 or Section 9.

                  "Trade L/C Fee Rate": at any time the rate per annum on the aggregate undrawn amount of Trade Letters of Credit equal to 1.25%, provided that during the continuance of any Event of Default, the Trade L/C Fee Rate shall be 3.25% per annum.

                  "Trade Letter of Credit": as defined in subsection 3.6(b)(i).

                  "Trade Letter of Credit Outstandings": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Trade Letters of Credit issued in Dollars, (b) the Dollar Equivalent of the aggregate then undrawn and unexpired amount of the then outstanding Trade Letters of Credit issued in currencies other than Dollars (such Dollar Equivalent to be calculated as of the date of issuance of such Letters of Credit), (c) the aggregate amount of Reimbursement Obligations in respect of Trade Letters of Credit issued in Dollars which have not then been paid pursuant to subsection 3.10(a), and (d) (i) the Dollar Equivalent of the aggregate amount of Reimbursement Obligations in respect of Trade Letters of Credit issued in currencies other than Dollars which have not then been paid pursuant to subsection 3.10(a) (such Dollar Equivalent to be calculated as of the date such Reimbursement Obligation becomes due and payable) and which have not been converted into Dollars in accordance with subsection 3.10(a), and (ii) the aggregate amount of Reimbursement Obligations in respect of Trade Letters of Credit issued in currencies other than Dollars which have not been reimbursed pursuant to subsection 3.10(a) and which have been converted into Dollars in accordance with such subsection.

                  "Tranche": the collective reference to Eurodollar Loans, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day).

                  "Transferee": as defined in subsection 11.6(f).

                  "Transaction Costs": the fees, costs and expenses payable by the Borrower to the Administrative Agent or any Lender (as provided in subsection 11.5 hereof) in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby.

                  "Type": as to any Term Loan or Revolving Loan, its nature as an ABR Loan or a Eurodollar Loan.

                  "UCC": the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts from time to time or, where applicable as to specific Collateral, any other relevant state.

                  "UCC Filing Collateral": Collateral (other than fixtures) as to which filing financing statements under the UCC of the applicable jurisdiction is an appropriate method of perfection of a security interest in such Collateral.

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and the International Standby Practices - ISP98, International Chamber of Commerce Publication No. 590, each as the same may be amended or revised from time to time.

                  "Voting Percentage": as to any Lender (a) at any time prior to the termination of the Revolving Credit Commitments, that amount expressed as a percentage derived by dividing (i) the sum of (x) such Lender's Revolving Credit Commitment plus (y) the outstanding principal amount of such Lender's Term Loan by (ii) the sum of (x) the Revolving Credit Commitments of all the Lenders, plus (y) the aggregate principal amount of Term Loans of all the Lenders then outstanding and (b) at any time after the termination of the Revolving Credit Commitments, that amount expressed as a percentage derived by dividing (i) the sum of (x) the principal amount of such Lender's Loans (other than Swing Line Loans) then outstanding plus (y) the product of such Lender's Revolving Credit Commitment Percentage times the L/C Obligations and Swing Line Loans then outstanding by (ii) the sum of (x) the aggregate principal amount of Loans of all the Lenders then outstanding plus (y) the aggregate L/C Obligations of all the Lenders then outstanding.

         1.2      Other Definitional Provisions.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The word "including" shall mean "including, without limitation" unless the context otherwise requires.

                  (e) The meanings given to defined terms herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION  2.       AMOUNTS AND TERMS OF TERM LOANS

         2.1 TERM LOANS. On the Effective Date the Term Loan Lenders shall make Term Loans to the Borrower in an aggregate principal amount not to exceed the balance of the term loans under the Existing DIP Agreement, the proceeds of which will be used to repay such term loans under the Existing DIP Agreement. After giving effect to such Term Loans under this Agreement, each Term Loan Lender shall have outstanding a Term Loan owing to it by the Borrower in a principal amount equal to the amount set forth opposite such Lender's name on
Schedule 1.1(a). The Term Loans may from time to time be (i) Eurodollar Loans,
(ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsection 4.2.

         2.2 REPAYMENT OF TERM LOANS. The Borrower hereby agrees to pay interest on the unpaid principal amount of the Term Loans from time to time outstanding from the Effective Date until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.4. The principal amount of the Term Loans shall be prepaid in accordance with the provisions of subsection 3.4. The outstanding principal amount of the Term Loans shall be payable on the Termination Date.

section 3. AMOUNTS AND TERMS OF REVOLVING CREDIT COMMITMENTS AND THE INTERIM FACILITY

         3.1      REVOLVING CREDIT COMMITMENTS.

                  (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Revolving Credit Lender's Revolving Credit Commitment Percentage of an amount equal to the sum of (i) the aggregate principal amount of Swing Line Loans then outstanding plus (ii) the then outstanding L/C Obligations (in each case, after giving effect to the use of proceeds of such Revolving Loans), does not exceed the amount of such Revolving Credit Lender's Revolving Credit Commitment, provided that no Revolving Credit Lender shall be required to make a Revolving Loan to the extent that, after giving effect thereto, the Aggregate Outstanding Extensions of Credit at such time would exceed the Borrowing Base. During the Revolving Credit Commitment Period, the Borrower may use the Revolving Credit Commitments by borrowing, prepaying and reborrowing the Revolving Loans in whole or in part, all in accordance with the terms and conditions hereof.

                  (b) The Revolving Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 3.2 and 4.2.

         3.2 PROCEDURE FOR REVOLVING CREDIT BORROWING. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent (a) prior to 12:00 Noon, Boston time, two Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Loans are to be initially Eurodollar Loans or (b) prior to 3:00 p.m., Boston time, on the requested Borrowing Date, otherwise), which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to
(x) in the case of ABR Loans (except as otherwise provided in subsection 3.16(a)), $1,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $l,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 11.2 prior to 1:00 P.M., Boston time, (a) with respect to Eurodollar Loans, on the Borrowing Date requested by the Borrower in Dollars, and (b) with respect to ABR Loans, on the Business Day after the Borrowing Date, in each case in funds immediately available to the Administrative Agent. Such borrowing will be made available to the Borrower promptly (but, in the case of Eurodollar Loans, no event later than 1:00 P.M., Boston time) by the Administrative Agent crediting the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

         3.3 COMMITMENT FEE. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a non-refundable commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to but not including the Termination Date, computed at a rate per annum equal to the Applicable Commitment Fee Rate then in effect on the average daily amount of the Available Revolving Credit Commitment of such Revolving Credit Lender during the period for which payment is made, payable quarterly in arrears on the last day of each calendar quarter and on the Termination Date (whether by stated maturity or otherwise) or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the Effective Date.

         3.4 TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower shall have the right, upon not less than two Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments, provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the aggregate principal amount of the Revolving Loans then outstanding, when added to the then outstanding L/C Obligations and the aggregate principal amount of then outstanding Swing Line Loans, would exceed the Revolving Credit Commitments then in effect; and provided further that at the time of any such reduction or termination, the Borrower also prepays the Term Loans in full (in the event of a termination of the Revolving Credit Commitments) or prepays the principal of the Term Loans by an amount equal to the same percentage of the Term Loans which is equal to the percentage reduction of the Revolving Credit Commitments. Any such reduction shall be in an amount equal to $10,000,000 or a whole multiple of $l,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect. Upon receipt of any notice pursuant to this subsection 3.4, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof.

         3.5 REPAYMENT OF REVOLVING LOANS. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Credit Lender the then unpaid principal amount of each Revolving Loan of such Revolving Credit Lender on the Termination Date (or such earlier date on which the Revolving Loans become due and payable pursuant to Section
9). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Revolving Loans from time to time outstanding from the Effective Date until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.4.

         3.6      L/C COMMITMENT.

                  (a) Subject to the terms and conditions hereof, each Issuing Bank, in reliance on the agreements of the other Lenders set forth in subsection 3.9(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Bank; provided that no Issuing Bank shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations at such time would exceed the L/C Commitment, (ii) the Standby Letter of Credit Outstandings at such time would exceed $125,000,000, (iii) the Aggregate Revolving Credit Outstandings at such time would exceed the aggregate amount of the Revolving Credit Commitments at such time, (iv) in the case of Letters of Credit issued in currencies other than Dollars only, the L/C Obligations in respect of Letters of Credit issued in currencies other than Dollars would exceed the

Foreign L/C Commitment Sublimit at such time, or (v) the Aggregate Outstanding Extensions of Credit at such time would exceed the Borrowing Base at such time.

                  (b)      Each Letter of Credit shall:

                           (i) be denominated in Dollars or such other currency that as of the date of issuance thereof is in the reasonable judgment of the relevant Issuing Bank (which shall be binding on the L/C Participants) freely convertible or exchangeable into Dollars as the Borrower, the relevant Issuing Bank and the Administrative Agent may from time to time agree, and shall be either (A) a standby letter of credit issued to support obligations of the Borrower or a Subsidiary, contingent or otherwise (a "Standby Letter of Credit"), or (B) a commercial letter of credit issued in respect of the purchase of inventory or other goods or services by the Borrower and its Subsidiaries in the ordinary course of business (a "Trade Letter of Credit"), and

                           (ii) expire no later than the earlier of (A) five Business Days prior to the Termination Date (unless the Administrative Agent has received and maintains cash Collateral in an amount equal to 103% of the maximum amount available to be drawn under any such Letter of Credit for which the Borrower has requested an expiry date after the Termination Date, in which event the expiry of any such Letter of Credit may extend beyond the Termination Date) and (B) one year after the date of issuance thereof, provided that, subject to clause (A) above, any Letter of Credit may, at the request of the Applicant as set forth in the applicable Application, be automatically renewed on each anniversary of the issuance thereof for an additional period of one year or less unless the Issuing Bank which issued such Letter of Credit shall have given at least sixty days prior written notice to the Borrower and the beneficiary of such Letter of Credit that such Letter of Credit will not be renewed, in which case such Letter of Credit may, at the option of the Borrower, provide that the beneficiary of such Letter of Credit will be entitled to draw on such Letter of Credit at any time during the thirty days prior to the expiry thereof.

                  (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the law of the Commonwealth of Massachusetts.

                  (d) No Issuing Bank shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  (e) On the Effective Date, all letters of credit and the reimbursement obligations attendant thereto issued pursuant to or under the Existing DIP Agreement which are then outstanding shall be, from and after such date, deemed to be and shall become for all purposes, Letters of Credit with Reimbursement Obligations attendant thereto issued pursuant to and outstanding under this Agreement.


         3.7 PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. An Applicant may from time to time request that an Issuing Bank issue a Letter of Credit by delivering (a) to such Issuing Bank at its address for notices specified herein in such manner as may be agreed by or be reasonably acceptable to such Issuing Bank (including by electronic transmission) an Application therefor, completed to the satisfaction of such Issuing Bank, and such other certificates, documents and other papers and information as such Issuing Bank may reasonably request and (b) a notice to the Administrative Agent that such Letter of Credit has been requested. Upon receipt of any Application, each Issuing Bank agrees to process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Bank be required to issue any Letter of

Credit earlier than two Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Bank and the Borrower. Each Issuing Bank shall furnish a copy of each Letter of Credit issued by such Issuing Bank to the Borrower and the Administrative Agent promptly following the issuance thereof.

         3.8      LETTER OF CREDIT FEES, COMMISSIONS AND OTHER CHARGES.

                  (a) The Borrower shall pay to the relevant Issuing Bank with respect to each Letter of Credit issued by such Issuing Bank under this Agreement, for the account of such Issuing Bank, a fronting fee with respect to the period from the date of issuance of such Letter of Credit to the expiration or termination date of such Letter of Credit, computed at a rate per annum equal to 0.125% on the average aggregate amount available to be drawn under such Letter of Credit during the period for which such fee is calculated. Such fronting fee shall be payable quarterly in arrears on each L/C Fee Payment Date to occur after the issuance of such Letter of Credit and on the Termination Date or on such earlier date as the Revolving Credit Commitments shall terminate as provided herein and shall be nonrefundable.

                  (b) The Borrower shall pay to the Administrative Agent, for the account of the L/C Participants, a letter of credit commission with respect to each Trade Letter of Credit issued under this Agreement with respect to the period from the date of issuance of such Trade Letter of Credit to the expiration or termination date of such Letter of Credit, computed at a rate per annum equal to the Trade L/C Fee Rate in effect from time to time on the average aggregate amount available to be drawn under such Trade Letter of Credit during the period for which such fee is calculated. Such commission shall be shared ratably among the L/C Participants in accordance with their respective Revolving Credit Commitment Percentages. Such commission shall be payable in arrears on each L/C Fee Payment Date to occur after the issuance of such Letter of Credit and on the Termination Date (or on such earlier date as the Revolving Credit Commitments shall terminate as provided herein) and shall be nonrefundable.

                  (c) The Borrower shall pay to the Administrative Agent, for the account of the L/C Participants, a letter of credit commission with respect to each Standby Letter of Credit with respect to the period from the date of issuance of such Standby Letter of Credit to the expiration or termination date of such Letter of Credit, computed at a rate per annum equal to the Standby L/C Fee Rate in effect from time to time on the average aggregate amount available to be drawn under such Standby Letter of Credit during the period for which such fee is calculated. Such commission shall be shared ratably among the L/C Participants in accordance with their respective Revolving Credit Commitment Percentages. Such commission shall be payable in arrears on each L/C Fee Payment Date to occur after the issuance of such Letter of Credit and on the Termination Date (or on such earlier date as the Revolving Credit Commitments shall terminate as provided herein) and shall be nonrefundable.

                  (d) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse each Issuing Bank for such normal and customary costs and expenses as may be agreed upon by the Borrower and such Issuing Bank in connection with issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by such Issuing Bank.

                  (e) The Administrative Agent shall, promptly following its receipt thereof, distribute to each Issuing Bank and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

         3.9      L/C Participations.

                  (a) Each Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant (other than such Issuing Bank), and, to induce such Issuing Bank to issue Letters of Credit hereunder, each such L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in such Issuing Bank's obligations and rights under each Letter of Credit issued by such Issuing Bank hereunder and the amount of each draft paid by such Issuing Bank thereunder. Each such L/C Participant unconditionally and irrevocably agrees with each Issuing Bank that, if a draft is paid under any Letter of Credit issued by such Issuing Bank for which such Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Bank upon demand an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to any Issuing Bank pursuant to subsection 3.9(a) in respect of any unreimbursed portion of any payment made by such Issuing Bank under any Letter of Credit issued by such Issuing Bank is paid to such Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Rate, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.9(a) is not in fact made available to any Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, such Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Revolving Credit Loans that are ABR Loans hereunder. A certificate of any Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after any Issuing Bank has made payment under any Letter of Credit issued by such Issuing Bank and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.9(a), such Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Bank), or any payment of interest on account thereof, such Issuing Bank will distribute to such L/C Participant its pro rata share thereof.

                  (d) If any payment received by any Issuing Bank pursuant to subsection 3.10 with respect to any Letter of Credit issued by it shall be required to be returned by such Issuing Bank, each L/C Participant shall pay to such Issuing Bank its pro rata share thereof.

         3.10     LETTER OF CREDIT REIMBURSEMENT OBLIGATIONS.

                  (a) The Borrower agrees to reimburse each Issuing Bank for the amount of (i) any draft paid by such Issuing Bank under any Letter of Credit issued by such Issuing Bank and (ii) any taxes, fees, charges or other costs or expenses reasonably incurred by such Issuing Bank in connection with such payment (including any such costs and expenses related to any conversion of any such amount into Dollars as contemplated by the next succeeding sentence). Except as otherwise agreed by the Borrower and the relevant Issuing Bank, each such payment shall be made to the relevant Issuing Bank at its address for notices specified herein in the currency in which the relevant Letter of Credit was issued in immediately available funds in such currency, provided that if the Borrower does not reimburse the relevant Issuing Bank for any draft paid by such Issuing Bank under any Letter of Credit issued by such

Issuing Bank in a currency other than Dollars on the date required pursuant to subsection 3.10(b), such Issuing Bank shall convert such amount into Dollars at the rate of exchange then available to such Issuing Bank in the interbank market where its foreign currency exchange operations in respect of such currency are then being conducted and the Borrower shall thereafter be required to reimburse in Dollars such Issuing Bank for such amount with interest pursuant to subsection 3.10(b).

                  (b) If any draft shall be presented for payment under any Letter of Credit issued by any Issuing Bank, such Issuing Bank shall promptly notify the Borrower of the date and amount thereof. The Borrower shall reimburse each Issuing Bank pursuant to subsection 3.10(a) with respect to any drawing under any Letter of Credit issued by such Issuing Bank on (i) the Business Day on which such drawing is paid by such Issuing Bank, if notice of such drawing is given to the Borrower by such Issuing Bank prior to 12:00 Noon, Boston time, on the date such drawing is paid, or (ii) the first Business Day after notice of such drawing is given to the Borrower by the Issuing Bank, if such notice is given after 12:00 Noon, Boston time, on the date such drawing is paid, and, if such drawing is reimbursed after the date of such drawing, interest shall be payable on the amount of such drawing for the period from the date such drawing is paid by the Issuing Bank until reimbursed by the Borrower at the rate then applicable to Revolving Credit Loans that are ABR Loans hereunder. If any amount payable under this subsection is not paid when due, interest shall be payable on such amount from the date such amount becomes payable under this subsection until payment in full thereof at the rate which would be payable on any outstanding ABR Loans which were then overdue.

                  (c) On the thirtieth day prior to the Termination Date, the Borrower shall either (a) deposit in a cash Collateral Account opened by the Administrative Agent an amount equal to 103% of the aggregate then undrawn and unexpired amount of all outstanding Letters of Credit, or (b) furnish the Administrative Agent with a "back to back" letter of credit in form and substance and issued by a bank reasonably satisfactory to the Administrative Agent in an amount equal to 103% of the aggregate then undrawn and unexpired amount of all outstanding Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of each Issuing Bank and the L/C Participants, a security interest in any such cash Collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash Collateral Account and drawings made under such "back to back" letter of credit shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit. The unused portion of any such cash Collateral after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash Collateral Account shall be returned to the Borrower and/or the "back to back" letter of credit shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of each Issuing Bank and the L/C Participants, such further documents and instruments as the Administrative Agent may reasonably request to evidence the creation and perfection of the security interest in such cash Collateral Account.


         3.11     OBLIGATIONS ABSOLUTE.

                  (a) The Borrower's obligations under this Section 3 in respect of Letters of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower or any Applicant may have or have had against any Issuing Bank or any beneficiary of any Letter of Credit.

                  (b) The Borrower also agrees with each Issuing Bank that such Issuing Bank shall not be responsible for, and the Borrower's Reimbursement Obligations shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower, any Applicant and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower or any Applicant against any beneficiary of such Letter of Credit or any such transferee.

                  (c) No Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by such Issuing Bank, except for errors or omissions caused by such Issuing Bank's gross negligence or willful misconduct.

                  (d) The Borrower agrees that any action taken or omitted by any Issuing Bank under or in connection with any Letter of Credit issued by such Issuing Bank or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the UCC and the Uniform Customs, shall be binding on the Borrower and shall not result in any liability of such Issuing Bank to the Borrower.

         3.12 LETTER OF CREDIT PAYMENTS. The responsibility of each Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit issued by such Issuing Bank shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

         3.13 LETTER OF CREDIT APPLICATIONS. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3 or any other terms of this Agreement or any other Loan Document, the provisions of this Section 3 shall apply and such inconsistent provision of such Application shall be of no force and effect.

         3.14 SWING LINE COMMITMENT. Subject to the terms and conditions hereof, each Swing Line Lender, in reliance on the agreements of the other Lenders set forth in subsection 3.16, agrees to make swing line loans ("Swing Line Loans") to the Borrower from time to time during the Revolving Credit Commitment Period, provided that (a) no Swing Line Lender shall have any obligation to make a Swing Line Loan if, after giving effect to any such Swing Line Loans and the use of proceeds thereof, (i) the aggregate principal amount of Swing Line Loans then outstanding would exceed the Swing Line Commitment,
(ii) the Aggregate Revolving Credit Outstandings at such time would exceed the Revolving Credit Commitments in effect at such time or (iii) the Aggregate Outstanding Extensions of Credit at such time would exceed the Borrowing Base at such time, and (b) all borrowings and prepayments of Swing Line Loans shall be made such that the aggregate principal amount of Swing Line Loans of each Swing Line Lender outstanding at any time shall be equal. During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, prepaying and reborrowing the Swing Line Loans in whole or in part, all in accordance with the terms and conditions hereof. All Swing Line Loans shall be ABR Loans.

         3.15 PROCEDURE FOR SWING LINE BORROWING. The Borrower may borrow under the Swing Line Commitment during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the relevant Swing Line Lender and the Administrative Agent irrevocable notice (which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile) and must be received by the Swing Line Lender prior to 3:00 P.M. Boston time) on the requested Borrowing Date specifying the amount of the requested Swing Line Loan which shall be in an aggregate minimum amount of $l,000,000 or a whole multiple of $100,000 in excess thereof (or, if less, the unused portion of the Swing Line Commitment). The proceeds of the Swing Line Loan will be made available by the relevant Swing Line Lender to the Borrower at the office of the Swing Line Lender by 4:00 P.M.,

Boston time, on the Borrowing Date by crediting the account of the Borrower at such office with such proceeds. The Borrower may at any time and from time to time, subject to subsection 3.14, prepay the Swing Line Loans, in whole or in part, without premium or penalty, by notifying (which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile)) the relevant Swing Line Lender and the Administrative Agent prior to 2:00 P.M., Boston time, on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $100,000 or a whole multiple of $100,000 in excess thereof.

         3.16     REFUNDING OF SWING LINE LOANS; PARTICIPATIONS IN SWING LINE
LOANS.

                  (a) Except as otherwise provided in subsection 3.16(f), in the event that (i) the aggregate average daily outstanding principal amount of Swing Line Loans during any weekly period ending on Thursday (or, in the event Thursday is not a Business Day, on the next succeeding Business Day) of any week exceeds $30,000,000, and (ii) the principal amount of Swing Line Loans outstanding on the last day of such period exceeds $30,000,000, the Borrower shall, or the Administrative Agent may, on behalf of the Borrower (which hereby irrevocably authorizes the Administrative Agent to act on its behalf in such regard) request each Revolving Credit Lender to make a Revolving Loan (which shall be an ABR Loan) in an amount equal to such Lender's Revolving Credit Commitment Percentage of the amount by which the aggregate outstanding principal amount of Swing Line Loans on the last day of such period exceeds $20,000,000, regardless of whether the conditions set forth in subsection 7.2 have been satisfied in connection therewith. The Swing Line Lenders may, on behalf of the Borrower (which hereby authorizes the Swing Line Lenders to act on its behalf in such regard), at any time request each Revolving Credit Lender (including the Swing Line Lenders) to make a Revolving Credit Loan (which shall be an ABR Loan) in an amount equal to such Lender's Revolving Credit Commitment Percentage of the aggregate principal amount of Swing Line Loans then outstanding, regardless of whether the conditions set forth in subsection 6.2 have been satisfied in connection therewith. Unless any of the events described in paragraph (n) or (o) of Section 9 shall have occurred with respect to the Borrower (in which event the procedures of paragraph (c) of this subsection
3.16 shall apply) each Lender shall make the proceeds of its Revolving Loan available to the Administrative Agent for the account of the relevant Swing Line Lender at the Administrative Agent's office specified in or pursuant to subsection 11.2 prior to 12:00 noon, Boston time, in funds immediately available in Dollars on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately applied to repay the relevant Swing Line Loan. Effective on the day such Revolving Loans are made, the relevant Swing Line Loan so paid shall no longer be outstanding as a Swing Line Loan and shall no longer be due under the Swing Line Note. The Borrower authorizes each Swing Line Lender, upon written notice to the Borrower, to charge the Borrower's accounts with such Swing Line Lender (up to the amount available in each such account) in order to immediately pay the amount of its outstanding Swing Line Loans to the extent amounts received from the Lenders are not sufficient to repay in full such outstanding Swing Line Loans.

                  (b) Notwithstanding anything herein to the contrary, and except as provided in subsection 3.16(f), no Swing Line Lender shall make any Swing Line Loans if the Swing Line Lender has received written notice that the conditions set forth in subsection 6.2 have not been satisfied in connection with the making of such Swing Line Loans and no Swing Line Lender shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in subsection 6.2 have been satisfied in connection with the making of any Swing Line Loan.

                  (c) If prior to the making of a Revolving Loan pursuant to subsection 3.16(a) one of the events described in paragraph (n) or (o) of
Section 9 shall have occurred and be continuing with respect to the Borrower, each Lender will, on the date such Revolving Loan was to or would have been made pursuant to the notice in subsection 3.16(a), purchase an undivided participating interest in the outstanding Swing Line Loans in an amount equal to (i) its Revolving Credit Commitment Percentage times (ii) the aggregate principal amount of Swing Line Loans then outstanding. Each Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation.

                  (d) Whenever, at any time after any Lender has purchased a participating interest in a Swing Line Loan, any Swing Line Lender receives any payment on account thereof, such Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded), provided that, in the event that such payment received by such Swing Line Lender is required to be returned, such Lender will return to such Swing Line Lender any portion thereof previously distributed by such Swing Line Lender to it.

                  (e) Each Lender's obligation to make the Revolving Loans referred to in subsection 3.16(a) and to purchase participating interests pursuant to subsection 3.16(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender or the Borrower may have against the relevant Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any Subsidiary or any other Lender, or
(v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  (f) (i) The Administrative Agent may, as a Swing Line Lender hereunder, from time to time, after the occurrence and during the continuance of any Default or Event of Default, and subject to clause (C) of this subsection 3.16(f), and notwithstanding the requirements of subsections 6.2(a) and 6.2(b), make such disbursements and advances pursuant to the Loan Documents, in the form of Swing Line Loans, which the Administrative Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood or maximize the amount of repayment of the Loans and other Credit Agreement Obligations; provided that, after giving effect to any such Swing Line Loans and the use of proceeds thereof, (A) the aggregate principal amount of Swing Line Loans then outstanding would not exceed the Swing Line Commitment, (B) the Aggregate Revolving Credit Outstandings at such time would not exceed the Revolving Credit Commitment in effect at such time and (C) the Aggregate Outstanding Extensions of Credit at such time would not exceed the Borrowing Base at such time (collectively, "Protective Advances"). The Administrative Agent shall notify the Borrower and each Lender in writing of such Protective Advance. All outstanding principal of, and interest on, the Protective Advances shall constitute Credit Agreement Obligations secured by the Collateral until paid in full by the Borrower.

         3.17 OTHER FEES. The Borrower agrees to pay to the Administrative Agent the Agent's Fee in the amounts and on the dates set forth in the Fee Letter.

SECTION  4.       GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF
                  CREDIT

         4.1      OPTIONAL AND MANDATORY PREPAYMENTS.

                  (a) The Borrower may, at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty (except, with respect to Eurodollar Loans that are prepaid on a date other than the last day of the Interest Period with respect thereto, as provided under subsection 4.11), upon (i) in the case of prepayments of Eurodollar Loans, at least three Business Days' irrevocable notice (which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile) to the Administrative Agent and (ii) in the case of prepayments of ABR Loans (other than Swing Line Loans), irrevocable notice (which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile)) to the Administrative Agent prior to 11:30 A.M., Boston time, on the date of such prepayment, in each case specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 4.11 in connection therewith and, in the case of prepayments of the Term Loans only, accrued interest to such date on the amount prepaid. Amounts prepaid on account of the Term Loans may not be reborrowed and will be applied to the installments thereof in the scheduled order of maturity thereof. Partial prepayments under this subsection 4.1(a) shall be, in the case of Eurodollar Loans, in an aggregate principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof and in the case of ABR Loans, in an aggregate principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof.

                  (b) If, at any time, the Aggregate Outstanding Extensions of Credit at such time exceed the Borrowing Base at such time, the Borrower shall, without notice or demand, immediately repay Swing Line Loans then outstanding and/or, after the Swing Line Loans have been paid in full, Revolving Loans in an aggregate principal amount equal to the lesser of (i) the amount of such excess and (ii) the aggregate principal amount of Swing Line Loans and Revolving Loans then outstanding, together with interest accrued to the date of such payment or prepayment on the principal so prepaid and any amounts payable under subsection 4.11 in connection therewith. To the extent that after giving effect to any prepayment of Swing Line Loans and Revolving Loans required by the preceding sentence, the Aggregate Outstanding Extensions of Credit at such time exceed the Borrowing Base at such time, the Borrower shall, without notice or demand, immediately deposit in the Collateral Account upon terms reasonably satisfactory to the Administrative Agent an amount equal to the lesser of (i) the aggregate then outstanding L/C Obligations and (ii) the amount of such remaining excess. The Administrative Agent shall apply any cash deposited in the Collateral Account (to the extent thereof) to pay any Reimbursement Obligations which become due thereafter. To the extent that after giving effect to any prepayment of the Revolving Loans and cash deposits required by the preceding sentences, the Aggregate Outstanding Extensions of Credit at such time exceed the Borrowing Base at such time, the Borrower shall, without notice or demand, immediately repay the Term Loans in the scheduled order of maturity thereof in an aggregate principal amount equal to the lesser of (i) the amount of such excess and (ii) the aggregate principal amount of Term Loans then outstanding, together with interest accrued to the date of such payment or prepayment on the principal so prepaid and any amounts payable under subsection
4.11 in connection therewith. The Borrower shall also prepay the Revolving Loans to the extent required to comply with subsection 3.16.

                  (c) After the occurrence, and during the continuation, of a Cash Dominion Period (as defined in the Master Security Agreement), the Borrower shall deposit in the Collateral Account or a Depositary Account (i) except as otherwise provided in subsection 5.1(f) of the Master Security Agreement, all Asset Sale Proceeds within three Business Days after the receipt by the Borrower or any Restricted Subsidiary thereof, and (ii) all other amounts required by the Master Security Agreement.6

                  (d) The Borrower agrees that prior to the delivery of a Notice of Acceleration (as defined in the Master Security Agreement) all available funds in the Collateral Account shall be applied,

--------
6 The Master Security Agreement will provide that these cash control provisions will be applicable only in the event of a Cash Dominion Period (as defined in the February 21, 2000 commitment letter and Term Sheet)
as long as a Cash Dominion Period is in effect, first, to pay amounts due and payable under this Agreement and the other Loan Documents (other than ABR Loans and Eurodollar Loans)including, without limitation, interest and fees then due, second, pro rata, to the amount of the Swing Line Loans and any Reimbursement Obligations then outstanding, third to the outstanding principal amount of the Revolving Loans, fourth, to any principal amounts then due on account of the Term Loans, and fifth, after all amounts payable under clauses first through and including fourth have been paid, (i) on any Business Day that no Default or Event of Default has occurred and is continuing, the Borrower may direct the Administrative Agent to transfer to the Borrower's disbursement account the balance of the available funds, or (ii) on any Business Day that a Default or Event of Default has occurred and is continuing, to cash collateralize Letters of Credit outstanding in an amount equal to 103% of the maximum amount available to be drawn under such Letters of Credit and thereafter, the Borrower may direct the Administrative Agent to transfer to the Borrower's disbursement account the balance of the available funds. During the continuance of a Cash Dominion Period, the Borrower shall utilize funds on deposit in, or transferred from, the Collateral Account that are available to it pursuant to the terms hereof (other than funds the Borrower is entitled to retain in accordance with the provisions of subsection 5.1(f) of the Master Security Agreement) prior to requesting Revolving Loans to be made hereunder. All amounts from the Collateral Account to be applied to ABR Loans and Eurodollar Loans shall be applied first to reduce outstanding ABR Loans, and second, to cash collateralize, or at the Borrower's option reduce, outstanding Eurodollar Loans until the expiration of the Interest Period therefor (with the Borrower being obligated to pay any breakage fees associated with a reduction of Eurodollar Loans). All amounts in the Collateral Account shall be applied or released as described above as of the day immediately following receipt; in that regard the Borrower shall indemnify Fleet, the Administrative Agent and the Lenders against, and shall pay on demand, the amount of any provisional items credited to the Credit Agreement Obligations or released to the Borrower which are not paid. Absent the delivery of a Notice of Acceleration or the continuation of a Cash Dominion Period, all amounts in the Collateral Account shall be applied (whether to the Obligations or otherwise) as the Borrower may direct from time to time.

         4.2      CONVERSION AND CONTINUATION OPTIONS.

                  (a) The Borrower may, subject to paragraph (b) below, elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent irrevocable notice of such election prior to 1:00 P.M., Boston time, two Business Days prior to the date of conversion, which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile), provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent irrevocable notice of such election prior to 1:00 P.M., Boston time, two Business Days prior to the date of conversion, which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile). Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and (ii) no ABR Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

                  (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Eurodollar Loans, which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile), provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the

Administrative Agent has notified the Borrower that it has determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Termination Date, and provided further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Eurodollar Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any notice pursuant to this subsection 4.2(b), the Administrative Agent shall notify each affected Lender thereof.

         4.3 MINIMUM AMOUNTS AND MAXIMUM NUMBER OF TRANCHES. All borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of Eurodollar Loans comprising each Tranche shall be equal to $10,000,000 or a whole multiple of $l,000,000 in excess thereof. In no event shall there be more than 15 Tranches outstanding at any time.

         4.4      INTEREST RATES AND PAYMENT DATES.

                  (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                  (c) Each Swing Line Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin for ABR Loans.

                  (d) Notwithstanding the rate of interest specified in this subsection 4.4 or elsewhere herein, upon the occurrence of any Event of Default and for so long thereafter as such Event of Default is continuing, at the Administrative Agent's discretion or at the request of the Required Lenders, upon notice to the Borrower, the principal balance of all Loans shall bear interest at a rate per annum which is equal to the greater of (x) the rate that would otherwise be applicable thereto pursuant to this Agreement plus 2% per annum, or (y) the aggregate of ABR plus 2% per annum. If all or a portion of
(i) any interest payable on any Loan, (ii) any commitment fee or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue interest, commitment fee or other amount is paid in full (as well after as before judgment).

                  (e) Interest shall be payable in arrears on each Interest Payment Date, provided that (i) interest accruing pursuant to subsection 4.4(d) shall be payable from time to time on demand and (ii) interest on the Term Loans shall also be payable on the Termination Date (or such earlier date on which the Term Loans become due and payable pursuant to Section 9) and (iii) interest on the Revolving Loans shall also be due and payable on the Termination Date (or such earlier date on which the Revolving Loans become due and payable pursuant to Section 9).

         4.5      COMPUTATION OF INTEREST AND FEES.

                  (a) Commitment fees and, whenever it is calculated on the basis of Fleet's base rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and otherwise interest and fees and commissions in respect of Letters of Credit shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of each determination of a Eurodollar

Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be presumed correct in the absence of manifest error.

                  (c) Each Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Lenders shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of this subsection 4.5, be determined on the basis of the quotations of the remaining Lenders or Lender.

         4.6 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from any Lender that the making or continuation of any Eurodollar Loan has become impracticable as a result of a contingency occurring after the date hereof which materially and adversely affects the London interbank market, the Administrative Agent shall give facsimile or telephonic notice thereof to the Borrower and the affected Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any ABR Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans which the Borrower has requested to continue as such pursuant to subsection 4.2(b) shall be converted, on the first day of such Interest Period, to ABR Loans, provided that, in the case of clause (b) above, only the Eurodollar Loan of a Lender which delivers a notice pursuant to such clause shall be subject to this sentence and the following sentence. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans.

         4.7      PRO RATA TREATMENT AND PAYMENTS.

                  (a) Except as otherwise provided in subsections 3.6 through 3.16, all payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 1:00 P.M., Boston time, on the due date thereof to the Administrative Agent, for the account of the Revolving Credit Lenders or the Term Loan Lenders, as the case may be, at the Administrative Agent's office specified in or pursuant to subsection 11.2 (except as otherwise provided herein) in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders entitled to receive the same promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal. Interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Loan Lenders.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its portion of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's portion of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

                  (c) Each borrowing by the Borrower of Revolving Loans shall be made ratably from the Revolving Credit Lenders in accordance with their respective and Revolving Credit Commitment Percentages. Any reduction of the Revolving Credit Commitments shall be made ratably among the Lenders, in accordance with their respective Revolving Credit Commitment Percentages. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Credit Lenders.

         4.8 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, such Lender shall give prompt notice thereof to the Borrower and the Administrative Agent and thereafter (a) the commitment of such Lender hereunder to make Eurodollar
Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be suspended during the period of illegality and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.11.

         4.9      REQUIREMENTS OF LAW.

                  (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof shall increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or reduce any amount receivable hereunder in respect thereof including any such cost or reduced amount receivable resulting from (i) any tax of any kind whatsoever with respect to this Agreement, any Note, any Eurodollar Loan, any Letter of Credit issued or participated in by it or any Application, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection
4.10 and changes in the rate of tax on the overall gross or net income of such Lender) or (ii) any reserve, special deposit, compulsory loan or singular requirement against assets held by deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder, then, in any such case, within 15 days after demand therefor (accompanied by the certificate contemplated by subsection 4.9(c) with respect thereto) the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand therefor (accompanied by the certificate contemplated by subsection 4.9(c) with respect thereto), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection 4.9, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled, provided that no Lender shall be entitled to claim any such additional amount (i) with respect to the period which is more than 180 days prior to the delivery of such notice or (ii) if such Lender shall not seek as a result of such event payment of any similar amounts from at least one other borrower to whom it has extended credit. A certificate as to any additional amounts payable pursuant to this subsection 4.9 submitted by such Lender to the Borrower (with a copy to the Administrative Agent) setting forth in reasonable detail the calculation of such amounts and the basis therefor shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         4.10     INDEMNIFICATION FOR TAXES.

                  (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise and excise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any
Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph
(b) of this subsection 4.10. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                      (i) in the case of a Lender or a Transferee that is a "bank" under Section 881(c)(3)(A) of the Tax Code:

                          (A) on or before the date it becomes a party to this
                  Agreement (or, in the case of a Participant, on or before the date such Participant becomes a Participant hereunder), deliver to the Borrower and the Administrative Agent (I) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (II) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                          (B) deliver to the Borrower and the Administrative
                  Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                          (C) obtain such extensions of time for filing and
                  complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; and

                      (ii) in the case of a Lender or a Transferee that is not a "bank" under Section 881(c)(3)(A) of the Tax Code:

                          (A) on or before the date it becomes a party to this
                  Agreement (or, in the case of a Participant, on or before the date such Participant becomes a Participant hereunder), deliver to the Borrower and the Administrative Agent (I) a statement under penalties of perjury that such Lender or Transferee (x) is not a "bank" under Section 881(c)(3)(A) of the Tax Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (y) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Tax Code and (z) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Tax Code and (II) a properly completed and duly executed internal Revenue Service Form W-8 or applicable successor form;

                               (B) deliver to the Borrower and the
                  Administrative Agent two further properly completed and duly executed copies of such Form W-8, or any successor applicable form, on or before the date that any such Form W-8 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower or upon the request of the Borrower; and

                               (C) obtain such extensions of time for filing
                  and completing such forms or certifications as may be reasonably requested by the Borrower or the Administrative Agent;

         unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall certify
(i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W- 8 or W-9 provided pursuant to subsection 4.10(b)(i)(A)(II) that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 11.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

         4.11 INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or reasonable expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans, after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan, after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, which loss shall be equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of such Interest Period (or proposed Interest Period), respectively, in each case at the applicable Eurodollar Rate (exclusive of any Applicable Margin) for such Eurodollar Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market (it being understood that the Borrower shall not be required to indemnify any Lender for lost profits). A certificate as to any amounts payable pursuant to this subsection 4.11 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         4.12 CHANGE OF LENDING OFFICE. Each Lender agrees that if it makes any demand for payment under subsection 4.9 or 4.10(a), or if any adoption or change of the type described in subsection 4.8 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection 4.9 or 4.10(a), or would eliminate or reduce the effect of any adoption or change described in subsection 4.8.

         4.13     EVIDENCE OF DEBT.

                  (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from the Loans of such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (b) The Administrative Agent shall maintain the Register pursuant to subsection 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (c) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 4.13(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans in accordance with the terms of this Agreement.

                  (d) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Revolving Loans of such Lender, substantially in the form of Exhibit C-1 (each, "Revolving Credit Note"), payable to the order of such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Revolving Loan of such Lender, the date and amount of each payment or prepayment of principal thereof, each continuation of all or a portion thereof as the same Type, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and Eurodollar Rate with respect thereto, on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Revolving Credit Note, as the case may be, and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Revolving Loans in accordance with the terms of this Agreement.

                  (e) The Borrower agrees that, upon the request to the Administrative Agent by any Term Loan Lender, the Borrower will execute and deliver to such Term Loan Lender a promissory note of the Borrower evidencing the Term Loan of such Term Loan Lender, substantially in the form of Exhibit C-2 (a "Term Note"), payable to the order of such Term Loan Lender and in a principal amount equal to, the outstanding Term Loan of such Term Loan Lender. Each Term Loan Lender is hereby authorized to record the date, Type and amount of the Term Loan of such Term Loan Lender, the date and amount of each payment or prepayment of principal thereof, each continuation of all or portion thereof as the same Type, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and Eurodollar Rate with respect thereto, on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Term Note, as the case may be, and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Term Loans in accordance with the terms of this Agreement.

                  (f) The Borrower agrees that, upon the request to the Administrative Agent by any Swing Line Lender, the Borrower will execute and deliver to such Swing Line Lender a promissory note of the Borrower evidencing the Swing Line Loans of such Swing Line Lender, substantially in the form of Exhibit D (a "Swing Line Note"), payable to the order of such Swing Line Lender and in a principal amount equal to the Swing Line Commitment. Each Swing Line Lender is hereby authorized to record the date and amount of each Swing Line Loan made by it and the date and amount of each payment or prepayment of principal thereof on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Swing Line Note, as the case may be, and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Swing Line Loans in accordance with the terms of this Agreement.

SECTION  5.       REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Lenders to enter into this Agreement and to make or continue to make the Extensions of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

         5.1 FINANCIAL CONDITION. The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December ______7 and the related consolidated statements of income and retained earnings and cash flows for the Fiscal Year ended on such date, reported on by Deloitte & Touche, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the Fiscal Year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at ____________ and the related unaudited consolidated statements of, financial condition, income and retained earnings and cash flows for the____-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Except as set forth on Schedule 5.1, as permitted by the Existing DIP Agreement, or as contemplated by the Business Plan or the Plan of Reorganization, neither the Borrower nor any of its Consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation not permitted under subsection 8.2, material contingent liability or liability for taxes, or any material long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except as set forth on Schedule 5.1, as permitted by the Existing DIP Agreement, or as contemplated by the Business Plan or the Plan of Reorganization, during the period from December ______ to and including the date hereof, there has been no sale, transfer or other disposition by the Borrower or any of its Consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its Consolidated Subsidiaries at December ______.

--------
7 The date to be inserted shall be the most recent fiscal year end of the Borrower prior to the Effective Date for which the Borrower was obligated under the Existing DIP Agreement to have delivered annual financial statements.

         5.2 NO CHANGE. Except as set forth on Schedule 5.2 and other than pursuant to the Plan of Reorganization or the Business Plan, since ____________, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

         5.3 EXISTENCE; Compliance with Law. Each of the Borrower and its Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation, foreign limited liability company or foreign limited partnership, as the case may be, and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, including the requirements of the WARN Act, except, in each case, where the failure to be so organized, existing, in good standing or qualified, or the failure to have such power or authority or to so comply, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.4 POWER; AUTHORIZATION; Enforceable Obligations. Each of the Borrower and its Restricted Subsidiaries has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and (in the case of the Borrower) to borrow and obtain the other Extensions of Credit hereunder and has taken all necessary corporate or other action to authorize the Extensions of Credit on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to, or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Extensions of Credit hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower or any of its Restricted Subsidiaries is a party except as may be necessary to perfect the Liens created pursuant to the Security Documents, except as described on
Schedule 5.4 and except those which have been obtained, made or waived. This Agreement has been, and each other Loan Document will be, duly executed and delivered on behalf of the Borrower and each of its Restricted Subsidiaries that is a party thereto. This Agreement constitutes, and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower and each of its Restricted Subsidiaries that is a party thereto enforceable against the Borrower and each such Restricted Subsidiary in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         5.5 NO LEGAL BAR. The execution, delivery and performance of the Loan Documents to which the Borrower or any of its Restricted Subsidiaries is a party, the Extensions of Credit hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Restricted Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than pursuant to the Loan Documents), except to the extent (a) that any such violations (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect and (b) that any such Liens would otherwise be permitted under subsection 8.3.

         5.6 NO MATERIAL LITIGATION. Except as set forth on Schedule 5.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Restricted Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which, unless resolved or fully reserved for under the Plan of Reorganization, could reasonably be expected to have a Material Adverse Effect.

         5.7 NO DEFAULT. As of any date after the Effective Date, except as set forth on Schedule 5.7, (i) neither the Borrower nor any of its Restricted Subsidiaries is in default under or with respect to any Contractual Obligation in respect of Indebtedness or other obligations greater than $1,000,000, and
(ii) no other party is in default under or with respect to any Contractual Obligation in respect of Indebtedness or other obligations greater than $1,000,000 owed to the Borrower or any of its Restricted Subsidiaries, in each case which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         5.8 NO BURDENSOME RESTRICTIONS. Except as set forth on Schedule 5.8, no Requirement of Law or Contractual Obligation of the Borrower or any of its Restricted Subsidiaries could reasonably be expected to have a Material Adverse Effect.

         5.9 TAXES. Each of the Borrower and its Restricted Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property (including, without limitation, any Material Real Property) and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any such tax returns, taxes, fees or other charges (i) the amount or validity of which are then being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be, or (ii) which, if not paid or filed, could not reasonably be expected to have a Material Adverse Effect); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge (other than with respect to any such tax, fee or other charge the amount or validity of which is then being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be) which could reasonably be expected to have a Material Adverse Effect.

         5.10 FEDERAL REGULATIONS. No part of the proceeds of any Extension of Credit will be used in violation of Regulation U and in no event shall "margin stock" constitute 25% or more of the assets of the Borrower and its Restricted Subsidiaries that are subject to the restrictions contained in Section 8.

         5.11 ERISA. Other than the Reorganization Cases and the termination of the Borrower's pension plan and, to the extent subject to ERISA, if at all, the Borrower's executive security plan, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Tax Code or Section 302 of ERISA) which could reasonably be expected to have a Material Adverse Effect has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan. Each Plan has complied in all material respects with the applicable provisions of ERISA and the Tax Code, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred, except where such a termination could not reasonably be expected to have a Material Adverse Effect, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits, except to the extent any such excess (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, except where such withdrawal could not reasonably be expected to have a Material Adverse Effect, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, except where such liability could not reasonably be expected to have a Material

Adverse Effect. No such Multiemployer Plan is in Reorganization or Insolvency, except to the extent any such Reorganization or Insolvency could not reasonably be expected to have a Material Adverse Effect.

         5.12 INVESTMENT COMPANY ACT; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. To the best knowledge of the Borrower, the Borrower is not subject to regulation under any federal or state statute or regulation (other than Regulation X) which limits its ability to incur Indebtedness.

         5.13 SUBSIDIARIES. Schedule 5.13 sets forth all the Subsidiaries of the Borrower at the date hereof.


         5.14 ENVIRONMENTAL MATTERS. To the knowledge of the Borrower, except as set forth on Schedule 5.14:

                  (a) The Mortgaged Properties do not contain any Materials of Environmental Concern in amounts or concentrations or under such conditions which (i) constitute a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                  (b) The Mortgaged Properties and all operations at the Mortgaged Properties are in compliance, and have within the periods covered by the applicable statute of limitations been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Mortgaged Properties or violation of any Environmental Law with respect to the Mortgaged Properties or the business operated by the Borrower or any of its Restricted Subsidiaries at the Mortgaged Properties (the "Business"), except for any such noncompliance, contamination or violation (or any aggregation thereof) which could not reasonably be expected to have a Material Adverse Effect.

                  (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, noncompliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Mortgaged Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that could reasonably be expected to have a Material Adverse Effect.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Mortgaged Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Mortgaged Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                  (e) No judicial proceeding or governmental or administrative action is pending or threatened under any Environmental Law to which the Borrower or any Restricted Subsidiary is or could reasonably be expected to be named as a party with respect to the Mortgaged Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Mortgaged Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

               (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Mortgaged Properties, or arising from or related to the operations of the Borrower or any

               (g) Each of the representations and warranties set forth in subsections 5.14(a) through (f) is true and correct with respect to each parcel of real property owned or operated by the Borrower or any of its Restricted Subsidiaries (other than the Mortgaged Properties) except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct could not reasonably be expected to have a Material Adverse Effect.

         5.15 THE SECURITY DOCUMENTS. The provisions of the Master Security Agreement and the Mortgages, as the case may be, are effective to create in favor of the Administrative Agent a legal and valid security interest in all right, title and interest of the Borrower and each Subsidiary Guarantor party thereto in the collateral described therein, and the Administrative Agent has a fully perfected Lien on all right, title and interest of the Borrower and each Subsidiary Guarantor in all Mortgaged Property and security interest in all right, title and interest of the Borrower or such Subsidiary Guarantor, as the case may be, in all "accounts", "chattel paper", "inventory", "investment property", "equipment", "goods", "fixtures" and "general intangibles" (each as defined in the applicable UCC) in each case superior in right to any Liens of any third person against such collateral or interests therein, subject only to Liens permitted under subsection 8.3, by the Mortgages or by the Master Security Agreement.

         5.16 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and each Restricted Subsidiary has good title in fee simple to, or valid ground leasehold interests in, their respective Material Real Properties and has good title in fee simple to their other owned real property and valid ownership interests in their owned personal property, in each case that is material to the operation of their respective businesses, subject to defects in title and leasehold and other interests which are not material to the business, operations and financial condition of the Borrower and its Restricted Subsidiaries taken as a whole and other than those items referred to in the applicable Mortgages or in the schedules to the applicable Mortgages, and none of such property is subject to any Lien other than Liens permitted under subsection 8.3.

         5.17 INTELLECTUAL PROPERTY. The Borrower and each of its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). Except as set forth on Schedule 5.17, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, which could reasonably be expected to have a Material Adverse Effect, nor does the Borrower know of any valid basis for any such claim. Except as set forth on Schedule 5.17, to the Borrower's knowledge, the use of such Intellectual Property by the Borrower and its Restricted Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         5.18 PLEDGED STOCK. As of the date hereof, the shares of Capital Stock listed on Schedule A to the Master Security Agreement will constitute all the issued and outstanding shares of Capital Stock of the issuers thereof listed on said Schedule that are owned by the Borrower or the Subsidiary Guarantors party to the Master Security Agreement; all such shares have been duly and validly issued and are fully paid and nonassessable; the relevant Pledgor of said shares is the record and beneficial owner of said shares; and said shares are free of any Liens or options in favor of, or claims of, any other Person, except the Lien of the Master Security Agreement (subject to Section 14 thereof) and Liens permitted under subsection 8.3(a).

         5.19     REAL ESTATE MATTERS. The real property described on Schedule
5.19 constitutes all of the Material Real Property of the Borrower or any Subsidiary Guarantor on the date hereof.

         5.20 PURPOSE OF LOANS; USE OF PROCEEDS. The proceeds of the Revolving Loans and the Term Loans made on the Effective Date will be used to repay all obligations outstanding under the Existing DIP Agreement and Transaction Costs and other general corporate purposes, and the proceeds of all other Revolving Loans and all Swing Line Loans made after the Effective Date will be used to provide working capital from time to time for the Borrower and its Subsidiaries and for other general corporate purposes.

         5.21 ACCURACY OF INFORMATION. All statements and other information (other than statements and information constituting projections or forward-looking statements) contained in any written documents or other materials provided to the Administrative Agent and the Lenders by the Borrower are, when taken as a whole, correct in all material respects and do not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made. All statements and other information constituting projections which are contained in any written documents or other materials provided to the Administrative Agent and the Lenders by the Borrower were prepared based on good faith estimates and assumptions of the Borrower believed to be reasonable at the time such projections were prepared.

         5.22 DEPOSITARY ACCOUNTS. Schedule 5.22 sets forth a true and complete list of all bank accounts maintained by the Borrower and its Restricted Subsidiaries as of the date hereof.

SECTION  6.       CONDITIONS

         6.1 CONDITIONS TO EFFECTIVENESS. This Agreement shall become effective upon satisfaction or waiver of the following conditions:

                  (a)      Plan of Reorganization; Bankruptcy Court Order.

                           (i) The Bankruptcy Court shall have entered an order confirming the Borrower's Plan of Reorganization, which shall have been certified by the Clerk of the Bankruptcy Court as having been duly entered. Such order shall not have been reversed, modified, amended, vacated, or stayed, and, unless otherwise agreed by the Administrative Agent, all appeal periods relating to the confirmation order shall have expired, and no appeals from the confirmation order shall be outstanding. All conditions precedent to confirmation and to the "Effective Date" under and as defined in the Plan of Reorganization shall have been met (or the waiver thereof shall have been consented to by the Administrative Agent, such consent not to be unreasonably withheld) and the "Effective Date" and Consummation Date of the Plan of Reorganization shall have occurred or shall be scheduled to occur but for such initial extension of credit under this Agreement.

                           (ii) The Borrower's Plan of Reorganization and the order of the Bankruptcy Court confirming such plan of Reorganization shall be reasonably satisfactory in form and substance to the Administrative Agent. Without limiting the generality of the foregoing, the capital structure of the Borrower shall be reasonably satisfactory to the Administrative Agent in all respects and the terms of any Indebtedness and Capital Stock of the Borrower shall be reasonably satisfactory to the Administrative Agent in all respects, and the Plan of Reorganization must provide for the settlement of the Borrower's pre-petition Indebtedness in a manner that ensures that Excess Availability on a pro forma basis exceeds $50,000,000 as of the end of each fiscal month during the term of this Agreement based on projections of the Borrower that are substantially the same as those delivered to the Administrative Agent in connection with the Existing DIP Agreement or that are otherwise reasonably acceptable to the Administrative Agent.

                  (b) Execution of Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for the Administrative Agent and each Lender and (ii) the Master Security Agreement and the Mortgages, executed and delivered by a duly authorized officer of each Loan Party that is a party thereto, with a copy for each Lender, and (iii) all other Security Documents executed and delivered by a duly authorized officer of each Loan Party that is a party thereto.

                  (c) Closing Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of the Borrower, dated the Effective Date, substantially in the form of Exhibit F, with appropriate insertions and attachments, executed by the President, the Chief Executive Officer, the Chief Financial Officer, or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                  (d) Corporate Proceedings of the Borrower. The Administrative Agent shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party (ii) the Extensions of Credit contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents, certified by the Secretary or an Assistant Secretary of the Borrower as of the Effective Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (e) Borrower Incumbency Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of the Borrower, dated the Effective Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document reasonably satisfactory in form and substance to the Administrative Agent, executed by the President, the Chief Executive Officer or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                  (f) Corporate Proceedings of Subsidiaries. The Administrative Agent shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors or sole shareholder of each Restricted Subsidiary which is a party to a Loan Document authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party certified by the Secretary or an Assistant Secretary of each such Subsidiary as of the Effective Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (g) Subsidiary Incumbency Certificates. The Administrative Agent shall have received, with a copy for each Lender, a certificate of each Restricted Subsidiary of the Borrower which is a party to a Loan Document, dated the Effective Date, as to the incumbency and signature of the officers of such Subsidiary acknowledging and consenting to the execution and delivery of this Agreement by the Borrower, reasonably satisfactory in form and substance to the Administrative Agent, executed by the President, the Chief Executive Officer or any Vice President and the Secretary or any Assistant Secretary of such Subsidiary.

                  (h) Transaction Costs. The Administrative Agent and each Lender shall have received or concurrently receive the Transaction Costs payable on or prior to the Effective Date and the Administrative Agent shall have been reimbursed for all reimbursable expenses for which invoices have been presented to the Borrower.

                  (i) Legal Opinions. The Administrative Agent shall have received, with a copy for each Lender, (i) the executed legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit G; and (ii) such other legal opinions as the Administrative Agent may reasonably require.

                  (j) Lien Perfection. The Administrative Agent shall have filed (or arrangements therefor reasonably satisfactory to the Administrative Agent shall have been made for the filing of) all such financing statements and mortgages or deeds of trust, and notices as may be necessary for the Administrative Agent to perfect its security and mortgage interests in the Collateral consisting of UCC Filing Collateral, real property, and domestic Intellectual Property and to assure its first priority status (subject to Permitted Liens) and the Administrative Agent shall have received, or shall be satisfied with the arrangements for the delivery of, title insurance policies with respect to the real properties owned by the Borrower and the Subsidiary Guarantors, containing such endorsements and in such form, as may be reasonably acceptable to the Administrative Agent;

                  (k)      No Material Adverse Change. Except as set forth on
Schedule 5.2 and other than the Reorganization Cases and the events related to the Reorganization Cases or the Business Plan, there shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its subsidiaries since
___________.

                  (l) No Litigation. There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its subsidiaries.

                  (m) Consents and Approvals. All governmental and third party consents and approvals necessary in connection with this Agreement and the grant of security interests shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Lenders) and shall remain in effect; and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

                  (n) Insurance and Bonding. The Lenders shall be satisfied with the amount, types and terms and conditions of all insurance and bonding maintained by the Borrower and its subsidiaries, and the Lenders shall have received endorsements naming the Administrative Agent, on behalf of the Lenders, as an additional insured and loss payee under all insurance policies to be maintained with respect to the properties of the Borrower and its Subsidiaries forming part of the Lenders' Collateral.

                  (o) Flood Insurance. To the extent required by applicable law, the Administrative Agent shall have received (i) evidence of a policy of flood insurance which (A) covers any parcel of Material Real Property subject to a first priority Mortgage located in an area identified as an area having special flood hazards by the Secretary of Housing and Urban Development or other applicable agency, and (B) otherwise complies with such applicable law and (ii) confirmation that the Borrower has received the notice required pursuant to
Section 208(e)(3) of Regulation H of the Board of Governors.

                  (p) Financial Information. The Administrative Agent shall have received all information (financial or otherwise) reasonably requested by it, including, without limitation, at least 30 days prior to the entry of an order confirming the Borrower's Plan of Reorganization, a detailed three year financial projection and the business assumptions with respect thereto, and such information shall be substantially the same as those delivered in connection with the Existing DIP Agreement or otherwise reasonably satisfactory be in form and substance to the Administrative Agent. The financial condition and financial projections, including cash flow, of the Borrower shall be substantially the same as those set forth in the projections delivered to the Administrative Agent in connection with the Existing DIP Agreement or otherwise reasonably satisfactory to the Administrative Agent.

                  (q) Intercreditor Agreements. The Administrative Agent shall have received, or shall be satisfied with the arrangements for the delivery of, duly executed originals of each of the following, in form and substance reasonably satisfactory to the Administrative Agent:

                           (i)      A Blocked Account Agreement and if,
                  applicable, a Lockbox Agreement with each Depository Bank; and

                           (ii) Such other intercreditor agreements as the Administrative Agent may reasonably require.

                  (r) Trade Credit. All undisputed outstanding trade credit must be reasonably paid to date within the respective terms of each vendor as agreed to by the Borrower or provisions for the payment thereof reasonably satisfactory to the Administrative Agent shall have been made.

                  (s) Rolling 12-Month EBITDA. The Borrower shall have achieved Rolling 12-Month EBITDA for the most recently ended fiscal month of at least the following:

                           (i) if prior to the fiscal month ending on or about December 31, 2001, the following:

                                    January, 2001             $7,000,000

                                    February, 2001            $6,000,000

                                    March, 2001               $9,000,000

                                    April, 2001               $12,000,000

                                    May, 2001                 $15,000,000

                                    June, 2001                $18,000,000

                                    July, 2001                $22,000,000

                                    August, 2001              $26,000,000

                                    September, 2001           $28,000,000

                                    October, 2001             $33,000,000

                                    November, 2001            $35,000,000

                                    December, 2001            $50,000,000



                            or (ii) if after the fiscal month ending on or about
December 31, 2001, $50,000,000.

                  (t) Excess Availability. After giving effect to the making of the Term Loan and the initial Revolving Loans hereunder, the payment of all fees and expenses required hereunder and the issuance of all Letters of Credit to be issued upon or immediately subsequent to the Effective Date, the Borrower shall have Excess Availability of at least the following:


                       Fiscal Month of Effective Date   Required Availability
                       ------------------------------   ---------------------
                       January                             $  80,000,000

                            February                            $  65,000,000
                            March                               $  65,000,000
                            April                               $  65,000,000
                            May                                 $  50,000,000
                            June                                $  50,000,000
                            July                                $  50,000,000
                            August                              $  50,000,000
                            September                           $  50,000,000
                            October                             $  50,000,000
                            November                            $  65,000,000
                            December                            $ 100,000,000


                  (u) Cash Management. The Borrower shall have established a cash management system as described herein and in the Master Security Agreement reasonably satisfactory to the Administrative Agent.

                  (v) Payoff of Existing DIP Agreement. The Administrative Agent shall have received a payoff letter from the administrative agent under the Existing DIP Agreement in form reasonably satisfactory to the Administrative Agent.

                  (w) No Defaults. No Default or Event of Default shall exist under the Existing DIP Agreement (other than as a result of any change in control of the Capital Stock or the Borrower's board of directors, as contemplated by the Plan of Reorganization) and the commitments under the Existing DIP Agreement shall not have been terminated prior to the Effective Date.

                  (x) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

         6.2 CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each Lender to make any Extension of Credit requested to be made by it on any date (including, without limitation, its initial Extension of Credit) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Loan Parties in or pursuant to
Section 5 and in or pursuant to the other Loan Documents shall be true and correct in all material respects and as of such date as if made on and as of such date, except to the extent such representations and warranties related to a specific earlier date (i.e. those in subsections 5.1, 5.13, 5.18, 5.19, and 5.22 of this Agreement and subsections 7.4, 7.5, 7.7(a), (c) and (d), and 7.8(a),
(b), and (c) of the Master Security Agreement) in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, provided, that if such earlier date is the "date hereof", such representation and warranty shall also be true and correct in all material respects on and as of the Effective Date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit requested to be made on such date.

                  (c) Borrowing Base. After giving effect to the Extensions of Credit requested to be made on any such date and the use of proceeds thereof, the Aggregate Outstanding Extensions of Credit at such time shall not exceed the Borrowing Base at such time.

                  (d) No Legal Impediment. The making of the Loans on such date does not violate any Requirement of Law and is not enjoined, temporarily, preliminarily or permanently.

                  (e) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate, executed and delivered by a duly authorized officer of the Borrower.

Each Extension of Credit to the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that, except to the extent waived in accordance with this Agreement, the conditions contained in this subsection have been satisfied.

SECTION  7.       AFFIRMATIVE COVENANTS

         The Borrower hereby agrees that, so long as the Commitments remain in effect or any Letter of Credit remains outstanding or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Restricted Subsidiaries to:

         7.1 FINANCIAL STATEMENTS. Furnish to the Administrative Agent with a copy for each Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous Fiscal Year, reported on without a qualification as to the scope of the audit, by Deloitte & Touche or other independent certified public accountants of nationally recognized standing, together with a copy of the Borrower's Form 10-K filed with the SEC for such Fiscal Year;

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each Fiscal Year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its Consolidated Subsidiaries for such quarter and the portion of the Fiscal Year through the end of such quarter, setting forth in each case in comparative form the figures for the previous Fiscal Year as set forth in the Borrower's Form 10-Q filed with the SEC for such quarterly period, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                  (c) as soon as available, but in any event not later than 30 days after the end of each fiscal month (other than January of each year, for which such financial information shall be furnished not later than 60 days after the end of such fiscal month) (i) for each fiscal month other than a fiscal month which is also the end of a quarterly period, an unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries in summary form as at the end of such fiscal month and the related unaudited consolidated statement of income of the Borrower and its Consolidated Subsidiaries in summary form for such fiscal month, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments) and (ii) for each fiscal month a statement setting forth the Cumulative EBITDA or Rolling 12-Month EBITDA, as applicable, of the Borrower and its Consolidated Subsidiaries for such fiscal month.

All such financial statements referred to in paragraphs (a) and (b) above shall be complete and correct in all material respects (subject to, in the case of the financial statements referred to in paragraph (b) above, normal year-end adjustments) and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein). The financial statements referred to in paragraph (c) above shall be prepared in summary form and otherwise in a manner consistent with the Borrower's current internal reporting practices.

         7.2 CERTIFICATES; OTHER INFORMATION. Furnish to the Administrative Agent with a copy for each Lender (which the Administrative Agent shall promptly distribute to such Lenders):

                  (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under subsection 8.1, except as specified in such certificate;

                  (b) (i) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default with respect to the period covered by such financial statements except as specified in such certificate and (ii) concurrently with the delivery of the financial statements referred to in subsections 7.1(a), (b) and (c), a certificate of a Responsible Officer setting forth, in reasonable detail, a calculation of the financial covenants set forth in subsection 8.1 for the period corresponding to such financial statements;

                  (c) on or prior to Thursday of each week (or more frequently in the Borrower's discretion), an officer's certificate as of the previous Sunday (or another day within four days of the date of delivery thereof) substantially in the form of Exhibit H (a "Borrowing Base Certificate"), certified by a Responsible Officer as true and correct, provided that any reserves of the types described in the definition of "Borrowing Base" shall be calculated and/or revised in each Borrowing Base Certificate delivered on the Reserve Calculation Date, and provided, further, that as to each Borrowing Base Certificate, (A) Available Cash Equivalents shall be calculated as of the date of delivery of the Borrowing Base Certificate, and (B) In-Transit Cash shall be calculated as of the date immediately preceding the date of delivery of the Borrowing Base Certificate; and provided, further, that as long as Excess Availability is and remains at least equal to $150,000,000, a Borrowing Base Certificate shall be required to be furnished only monthly on the first Thursday after each month end;

                  (d) concurrently with the delivery of the financial statements referred to in subsections 8.1(a) and (b), a certificate of a Responsible Officer setting forth a list of all stores and distribution centers owned or leased and classified as owned by the Borrower or any of its Restricted Subsidiaries for which a certificate of occupancy or a temporary certificate of occupancy has been issued during the period covered by such financial statements;

                  (e) not later than (i) 90 days after the beginning of each Fiscal Year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for such Fiscal Year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of assumptions believed to have been reasonable when made and (ii) 45 days after the first day of the third fiscal quarter of such fiscal year, a certificate of a Responsible Officer updating such projections and budgets for any significant changes since the delivery thereof;

                  (f) promptly after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and promptly after the same are filed, copies of all reports on Form 8-K which the Borrower may make to, or file with, the SEC;

                  (g) promptly after the issuance of a Letter of Credit by an Issuing Bank other than Fleet, an officer's certificate, certified by a Responsible Officer as true and correct, setting forth the name of the

Issuing Bank, the amount and beneficiary of the Letter of Credit, and such other information as the Administrative Agent may reasonably require; and

                  (h) promptly, such additional financial, Collateral and other information and business reports as the Administrative Agent (on its own behalf or on behalf of any Lender) may from time to time reasonably request.

         7.3 PAYMENT OF OBLIGATIONS. Except as set forth on Schedule 7.3, pay, discharge or otherwise satisfy (whether by exchange, compromise, settlement or similar satisfaction of such obligations) at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, or (ii) the failure to so pay, discharge or otherwise satisfy such obligation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         7.4 MAINTENANCE OF EXISTENCE; COMPLIANCE WITH CONTRACTUAL OBLIGATIONS AND REQUIREMENTS OF LAW. Except as set forth on Schedule 7.4, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 8.4 and except where the failure to maintain such rights, privileges and franchises could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; comply with all post-petition Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

         7.5 MAINTENANCE OF PROPERTY; INSURANCE. Keep its property necessary in its business in good working order and condition, ordinary wear and tear excepted, if the failure to do so could reasonably be expected to have a Material Adverse Effect; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by similar companies of comparable size engaged in the same or a similar business and owning or operating similar properties in localities where the Borrower and its Restricted Subsidiaries operate and furnish upon the written request of the Administrative Agent information as to the insurance carried.

         7.6      INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS;
                  APPRAISALS.

                  (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and, upon reasonable prior written notice, permit representatives of the Administrative Agent or the Majority Lenders to visit and inspect any of its properties and examine and make abstracts from the books of account of the Borrower and its Restricted Subsidiaries at any reasonable time and as often as may reasonably be desired and, during normal business hours, to discuss the business, operations, properties and financial and other condition of the Borrower and its Restricted Subsidiaries with officers and employees of the Borrower and its Restricted Subsidiaries and, in the presence of a Responsible Officer, with its independent certified public accountants.

                  (b) Permit the Administrative Agent to obtain, and to cooperate with the Administrative Agent, to the extent it so requests, in obtaining (i) other than during the occurrence of an Event of Default, updated real estate appraisals on all Eligible Mortgaged Real Property bi-annually, at the Borrower's expense, (ii) without duplication of appraisals pursuant to clause (i) hereof, updated real estate evaluations (not constituting a full appraisal) on all Eligible Mortgaged Real Property annually, at the Borrower's expense, and (c) during the occurrence of an Event of Default, updated real estate appraisals and evaluations on all Eligible Mortgaged Real Property and environmental site assessments with respect thereto, at the Borrower's expense, at reasonable intervals. (8)

                  (c) Permit the Administrative Agent to obtain, and to cooperate with the Administrative Agent, to the extent it so requests, in obtaining appraisals of the Borrower's or any Subsidiary Guarantor's Inventory at the Borrower's expense, (i) no more than three times in any fiscal year (or such greater number as the Borrower may reasonably request) if no Event of Default has occurred and is continuing, and (ii) at such intervals as may be reasonably required by the Administrative Agent during the continuance of an Event of Default.

         7.7 NOTICES. Promptly upon a Responsible Officer becoming aware thereof, give notice to the Administrative Agent (which shall promptly give notice thereof to each Lender) of:

                  (a)      the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Restricted Subsidiaries which could reasonably be expected to have a Material Adverse Effect or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

                  (c) any claims, litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $20,000,000 or more to the extent not covered by insurance or in which injunctive or similar relief is sought which, in any such case, could reasonably be expected to have a Material Adverse Effect;

                  (d) the following events, as soon as administratively practicable and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan which, in any case, could reasonably be expected to have a Material Adverse Effect or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan which, in any case, could reasonably be expected to have a Material Adverse Effect; and

                  (e) if the Borrower or any of the Subsidiary Guarantors cease to perform cycle counts in accordance with historical practices.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

         7.8      ENVIRONMENTAL LAWS.

                  (a) Comply with all applicable Environmental Laws and obtain and comply in all material respects with and maintain any and all licenses, approvals, notifications, registrations or permits


--------
         (8) To the extent that leaseholds will be included in the Borrowing Base, these provisions will be modified to permit appraisals of such leaseholds in a similar manner as set forth in the Existing DIP Agreement.

required by applicable Environmental Laws except in any such case to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.; and

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

         7.9 FURTHER ASSURANCES. Upon the request of the Administrative Agent at any time, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents which are necessary or, in the reasonable opinion of the Administrative Agent, advisable to maintain in favor of the Administrative Agent Liens on the Collateral that are duly perfected (to the extent that the same are contemplated to be so perfected under the terms of the Loan Documents) in accordance with all applicable Requirements of Law.

         7.10 APPLICATION OF PROCEEDS. The Borrower shall use the entire amount of the proceeds of each Loan in accordance with subsection 5.20.

         7.11     ADDITIONAL COLLATERAL.

                  (a) With respect to any Person that, subsequent to the Effective Date, becomes a Domestic Subsidiary (other than a Credit Card Subsidiary) promptly: (i) execute and deliver to the Administrative Agent a new pledge agreement or such amendments to the Master Security Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent a Lien on the Capital Stock of such Domestic Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the pledgor thereof, (iii) cause such new Domestic Subsidiary (A) to become a party to the Master Security Agreement and if, applicable, a Mortgage, in each case pursuant to documentation which is in form and substance satisfactory to the Administrative Agent, and (B) to take all actions reasonably deemed necessary or advisable by the Administrative Agent to cause the Lien created by the Master Security Agreement and, if applicable, the Mortgage, to be duly perfected (to the extent contemplated therein and in the other Loan Documents) in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent (it being agreed that for any such Domestic Subsidiary that is not a debtor-in-possession, no action shall be required pursuant to this clause (iii) to perfect a Lien in assets that would not constitute UCC Filing Collateral or in assets constituting UCC Filing Collateral if such perfection relates to assets constituting UCC Filing Collateral with an aggregate book value of less than $2,500,000) and (iv) with respect to assets of any such Domestic Subsidiary with a book value in excess of $2,500,000 that are perfected under the laws of any jurisdiction, if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (b) With respect to any Person that, subsequent to the Effective Date, becomes a Foreign Subsidiary with a net worth in excess of $2,500,000 or Inventory with a book value in excess of $2,500,000, promptly upon the request of the Administrative Agent: (i) execute and deliver to the Administrative Agent a new pledge agreement or such amendments to the Master Security Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent a Lien on the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the Capital Stock of any such Subsidiary be required to be so pledged) and (ii) deliver to the

Administrative Agent any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take or cause to be taken all such other actions under the law of the jurisdiction of organization of such Foreign Subsidiary as may be necessary or advisable to perfect such Lien on such Capital Stock.

                  (c) If the Borrower or any Subsidiary Guarantor shall acquire any Investment Securities (other than Investment Securities of any issuer aggregating less than $2,500,000) such Loan Party shall deliver certificates representing such Investment Securities to the Administrative Agent or its agent or custodian (or otherwise "transfer" such Investment Security (within the meaning of the applicable UCC) to the Administrative Agent or its agent or custodian (or take such other action as shall be required to perfect the security interest of the Collateral in accordance with the applicable UCC)), together with, when necessary or appropriate, undated powers as provided in subsection 4.1(b) of the Master Security Agreement, to be held by the Administrative Agent (or its agent or custodian) as Pledged Securities, subject to the terms of the Master Security Agreement, as collateral security for the Secured Obligations.

         7.12 DEPOSITARY ACCOUNT AND PAYMENTS SYSTEM; CASH DOMINION. The Borrower has established a depositary account and payment system under the Master Security Agreement pursuant to which, subject to the terms of the Loan Documents, the Administrative Agent possesses sole dominion and control over the Borrower's and the Subsidiary Guarantors' cash. Except as set forth in the Loan Documents, neither the Borrower nor any Subsidiary Guarantor, nor any Person or entity claiming by, through or under the Borrower nor any Subsidiary Guarantor shall, during a Cash Dominion Period, have any control over the use of, or any right to effect a withdrawal from, any such depositary account and such payment system. The Borrower shall maintain such depositary account and payment system and shall, contemporaneously with the execution hereof (or at such later time as may be acceptable to the Administrative Agent), cause each Depositary Bank to execute and deliver to the Administrative Agent a Blocked Account Agreement and Lockbox Agreement, as applicable, in accordance with the terms of the Master Security Agreement (failing which the Borrower shall promptly close the account with such Depositary) and shall deliver to each Depositary Bank instructions reasonably satisfactory to the Administrative Agent informing and directing each such Depositary Bank that all of the Loan Parties' cash continue to be sent to the Administrative Agent pursuant to the cash dominion arrangements.

SECTION  8.       NEGATIVE COVENANTS

         The Borrower hereby agrees that, so long as the Commitments remain in effect or any Letter of Credit remains outstanding or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not, and (except in the case of subsection 9.1) shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

         8.1      FINANCIAL CONDITION COVENANTS.

                  (a) EBITDA. Permit Excess Availability to be less than $50,000,000 at any time or alternatively, in the event Excess Availability is less than $50,000,000, permit Cumulative EBITDA or Rolling 12-Month EBITDA, as applicable, based upon the statements that have been most recently delivered pursuant to subsection 7.1(c)(ii), to be less than the amount set forth below:

                                                      MINIMUM CUMULATIVE
                  QUARTER ENDING                      EBITDA
                  --------------                      ------------------
                  June 30, 2000                       $(60,000,000)

                  September 30, 2000                  $(72,000,000)
                  December 31, 2000                   $(12,000,000)


                  QUARTER ENDING                      ROLLING 12-MONTH EBITDA
                  --------------                      -----------------------
                  March 31, 2001                      $(11,000,000)
                  June 30, 2001                       $(2,000,000)
                  September 30, 2001                  $8,000,000
                  December 31, 2001                   $32,000,000
                  March 31, 2002                      $46,000,000
                  June 30, 2002                       $60,000,000
                  September 30, 2002                  $70,000,000
                  December 31, 2002                   $84,000,000
                  March 31, 2003 and at all           $85,000,000
                  times thereafter


In the event that Excess Availability is less than $50,000,000 at any fiscal month end between the quarterly periods set forth in the foregoing tables, EBITDA shall be tested as of such fiscal month end, and shall be required to be at the level provided for the immediately preceding quarter end.

                  (b) Capital Expenditures. Make aggregate Capital Expenditures in excess of (i) in the case of the 2000 and 2001 Fiscal Years, subject to the provisions of the following sentences, $150 million in the aggregate for such two Fiscal Years, and (ii) in the case of the 2002, 2003 and 2004 Fiscal Years, the sum of $50,000,000 per Fiscal Year, plus any unused permitted Capital Expenditures for the immediately preceding Fiscal Year. In Fiscal Year 2000, Capital Expenditures shall not exceed the sum of (A) $70,000,000, plus (B) for all times after August 31, 2000, an amount equal to $650,000 for each store in excess of sixty-five for which subleases are executed (whether executed before, on or after August 31, 2000). Capital Expenditures for Fiscal Year 2001 shall not exceed $150,000,000 less the actual amount of Capital Expenditures made or incurred in Fiscal Year 2000. Notwithstanding the foregoing, no Capital Expenditures (except for maintenance) shall be made if, before or after giving effect to the making of such Capital Expenditure, an Event of Default then exists or thereafter would exist.

         8.2 LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) the Guarantee Obligations in the Master Security Agreement and any Guarantee Obligations arising under any of the other Loan Documents;

                  (b) Guarantee Obligations (i) in existence on the effective date of the Existing DIP Agreement and set forth on Schedule 8.2(b) or
(ii) otherwise not exceeding $5,000,000 in the aggregate;

                  (c) Guarantee Obligations of the Borrower or any Restricted Subsidiary of obligations of any Restricted Subsidiary or the Borrower which obligations are otherwise permitted under this Agreement;

                  (d) Guarantee Obligations entered into in connection with surety, appeal, payment and performance bonds (and other obligations of a like nature) incurred in the ordinary course of business;

                  (e) subject to subsection 8.8(e), Guarantee Obligations of the Borrower or any Restricted Subsidiary of Indebtedness or other obligations incurred in the ordinary course of business of Subsidiaries that are not Subsidiary Guarantors (including, without limitation, obligations in respect of indemnifications on behalf of Credit Card Subsidiaries as contemplated by the proviso to the definition of Credit Card Subsidiaries, to the extent such obligations constitute Guarantee Obligations); provided that the aggregate amount of the Indebtedness or other obligations shall not exceed at any time outstanding (i) in the case of Indebtedness and other obligations in respect of non-Credit Card Program obligations, together with outstanding Investments permitted pursuant to subsection 8.8(e), $10,000,000 and (ii) in the case of Indebtedness and other obligations in respect of Credit Card Program obligations, together with Investments permitted pursuant to subsection 8.8(h), $25,000,000;

                  (f) Guarantee Obligations in respect of obligations of vendors to the Borrower and its Restricted Subsidiaries created in the ordinary course of business;

                  (g) Guarantee Obligations of the Borrower or any Restricted Subsidiary of Indebtedness or other obligations of Securitization Entities incurred in connection with Securitization Transactions;

                  (h) Guarantee Obligations in respect of (i) obligations in respect of trade letters of credit and (ii) other obligations in respect of standby letters of credit, provided that the aggregate outstanding amount of all such Guarantee Obligations (not otherwise permitted pursuant to this subsection 8.2) shall at no time exceed, in the case of clause (i) $100,000,000, and in the case of clause (ii) $10,000,000; and

                  (i) Guarantee Obligations of the Borrower or any Restricted Subsidiary incurred in the ordinary course of business in respect of obligations (other than Indebtedness) of others and other Guarantee Obligations (in each case not otherwise permitted pursuant to this subsection 8.2) incurred after the Effective Date, provided that the aggregate amount of all such Guarantee Obligations for the Borrower and its Restricted Subsidiaries shall not exceed $15,000,000 at any one time outstanding.

         8.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

                  (b) carriers', warehousemen's, mechanics', landlord's, materialmen's, repairmen's or other like Liens (including statutory Liens and other Liens arising by operation of law) arising in the ordinary course of business securing amounts which do not in the aggregate impair the use thereof in the operation of the business of the Borrower and its Restricted Subsidiaries, which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements and Liens granted to banks in the ordinary course of business in connection with deposit, disbursement or concentration accounts (other than in connection with borrowed money) maintained with such banks on funds and other items in such accounts;

                  (d) Liens granted and deposits made in connection with the performance of bids, trade arrangements and real estate related contracts entered into in the ordinary course of business (in each case, other than for borrowed money), utilities, leases, statutory obligations, surety, appeal and performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions, subdivisions, parcelizations and other similar encumbrances incurred in the ordinary course of business which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Restricted Subsidiary;

                  (f) Liens (i) in existence on the effective date of the Existing DIP Agreement and listed on Schedule 8.3(f) securing Indebtedness or other obligations described on such Schedule or (ii) otherwise securing Indebtedness or other obligations not exceeding $8,000,000 in the aggregate;

                  (g) Liens securing Indebtedness or other obligations of the Borrower and its Restricted Subsidiaries incurred after the effective date of the Existing DIP Agreement to finance the acquisition, construction or completion of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise), including, without limitation, improvements, provided that
(i) such Liens are created within 180 days after such acquisition, construction or completion and (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness or other obligations and the proceeds thereof; and the Indebtedness or other obligations secured by such Liens do not exceed a principal amount of $35,000,000 in the aggregate.

                  (h) Liens on assets of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary and other obligations incurred in the ordinary course of business;

                  (i) Liens on the Fixed Assets of a corporation which becomes a Restricted Subsidiary after the Effective Date and Liens existing on Fixed Assets acquired by the Borrower or a Restricted Subsidiary after the Effective Date, in either case securing Indebtedness or other obligations, provided that no such Liens shall cover any Current Assets (including Accounts or Inventory) of the Borrower or any Restricted Subsidiary, the Capital Stock of any Subsidiary (including, without limitation, any Securitization Entity or Credit Card Subsidiary) or any Indebtedness of the Borrower or any Subsidiary, and provided, further, that (A) such Liens existed at the time such corporation became a Restricted Subsidiary or such fixed asset was acquired and were not created in anticipation thereof, (B) any such Lien is not spread to cover any additional property or assets of such corporation after the time such corporation becomes a Restricted Subsidiary or such fixed asset is acquired, and
(C) the amount of Indebtedness or other obligations secured thereby is not increased;

                  (j) Liens securing Indebtedness or other obligations which refunds, refinances extends or otherwise restructures any other Indebtedness or other obligations to the extent such refunded or refinanced Indebtedness or other obligation was originally permitted to be secured pursuant to this subsection, provided that the principal amount of such Indebtedness is not increased (other than by an amount equal to any costs and expenses incurred in connection with such refunding or refinancing) and that no such Lien is spread to cover additional property;

                  (k) Liens (not otherwise permitted hereunder) which secure Indebtedness or other obligations not exceeding (as to the Borrower and all its Restricted Subsidiaries) $25,000,000 in aggregate principal or face amount at any time outstanding, provided that no such Liens shall cover any Current Assets (including Accounts or Inventory) of the Borrower or any Restricted Subsidiary, the Capital Stock of any Subsidiary (including, without limitation, any Securitization Entity or Credit Card Subsidiary) or any Indebtedness of the Borrower or any Subsidiary and provided further that the Person holding such

Indebtedness secured by a lien subordinate to that of the Administrative Agent executes an intercreditor agreement reasonably acceptable to the Administrative Agent;

                  (l)      Liens created pursuant to the Security Documents;

                  (m) Liens created in favor of any Person who delivers goods under a consignment to the Borrower or a Restricted Subsidiary, provided that the Borrower or such Restricted Subsidiary treats and designates on its books and records such goods as "goods on consignment" for all purposes and such goods are not included as Inventory of the Borrower or such Restricted Subsidiary, as the case may be, on the books of the Borrower or such Restricted Subsidiary, as the case may be;

                  (n) Subject to execution and delivery of intercreditor agreements reasonably satisfactory to the Administrative Agent, Liens granted to secure the Borrower's or any Restricted Subsidiary's obligations under any Floor Planning Facility, provided that such Liens are limited to the goods financed pursuant to such Floor Planning Facility and the proceeds of such goods;

                  (o) Liens covering Accounts, credit card receivables and related assets owned or that may be deemed owned by the Borrower and its Restricted Subsidiaries in connection with a Credit Card Program or as a result of a Securitization Transaction;

                  (p) Liens arising from offsets, deposits or restricted assets granted by any Credit Card Subsidiary in respect of a Credit Card Program or a Securitization Transaction;

                  (q) Liens on real property (and related fixtures and leases) now or hereafter owned or leased by the Borrower or any Restricted Subsidiary, including Designated Material Real Property, securing Indebtedness of the Borrower and such Restricted Subsidiary, provided that with respect to any such Liens involving any Eligible Mortgaged Real Property, the net proceeds therefrom shall be in an amount at least equal to 54.5% of the alternate use appraised value thereof as set forth in the Existing Appraisal for such property;

                  (r) Liens arising under or in connection with Permitted Sale-Leasebacks;

                  (s) Liens (including possessory Liens) on cash (and corresponding Liens on cash collateral accounts and all investments of amounts on deposit therein), commercial documents relating to goods financed under the relevant facility or trade letters of credit, such goods and the proceeds thereof, in each case securing obligations in respect of trade letters of credit, provided that no such Lien may extend to or cover such commercial documents, goods or related proceeds after such goods are delivered to a warehouse, distribution center or store owned or leased by the Borrower or a Restricted Subsidiary (it being understood that the Administrative Agent may (and, to the extent the same is reasonably satisfactory to it, shall) enter into one or more intercreditor agreements with respect to trade letters of credit with respect to the foregoing);

                  (t) Liens arising out of the deposit arrangement described on Schedule 5.22; and

                  (u)      Liens to secure Indebtedness permitted pursuant to
Section 8.7(c) hereof;

provided that, notwithstanding the foregoing, no Lien created, incurred, assumed or suffered to exist pursuant to this subsection 8.3 (other than Permitted Inventory Liens, Permitted Account Liens, and Liens permitted under subsections 8.3(h), 8.3(m), 8.3(n), 8.3(o) and 8.3(s)) shall be a Lien on Inventory or Accounts of the Borrower or any of its Restricted Subsidiaries.

         8.4 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets except:

                  (a) any Restricted Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that a Subsidiary Guarantor or wholly owned Restricted Subsidiary or Restricted Subsidiaries shall be the continuing or surviving corporation and provided, further, that if one of the parties to such transaction (i) is a Subsidiary Guarantor then the continuing or surviving corporation shall be a Subsidiary Guarantor or (ii) is not a Restricted Subsidiary, no Default shall result therefrom);

                  (b) any Restricted Subsidiary may convey, sell, lease, transfer, assign or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor or any wholly owned Restricted Subsidiary of the Borrower (provided that if such selling Restricted Subsidiary is a Subsidiary Guarantor then the acquiring Restricted Subsidiary shall be a Subsidiary Guarantor); and

                  (c) any Restricted Subsidiary may be merged or consolidated with or into, or convey, sell, lease, transfer, assign or otherwise dispose of any or all of its assets to, any Person to the extent that the sale or other disposition of the assets of such Restricted Subsidiary would be permitted under subsection 8.5.

         8.5 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary's Capital Stock to any Person (in each case, other than the Borrower or any Subsidiary Guarantor or, if such Restricted Subsidiary is not (x) a wholly-owned Restricted Subsidiary, pro-rata to the owners of the equity securities of such Restricted Subsidiary or
(y) a Subsidiary Guarantor, to any Restricted Subsidiary), except:

                  (a) the sale or other disposition of uneconomical, obsolete, surplus or worn out assets in the ordinary course of business, including, without limitation, in connection with store closures and real estate development or divestiture activities;

                  (b) the sale or other disposition of Inventory and other Current Assets in the ordinary course of business (including sales of Inventory and other Current Assets in connection with closed stores or stores to be closed or sold and sales of discontinued Inventory) and transfers of assets among the Borrower and the Subsidiary Guarantors pursuant to reasonable business requirements;

                  (c) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof and sales or other dispositions of Cash Equivalents in the ordinary course of business in each case at fair market value and on commercially reasonable terms;

                  (d)      as permitted by subsection 8.4(b);

                  (e) the lease, sublease or other transfer of space (by assignment of leases or otherwise) in the Borrower's and the Restricted Subsidiaries' respective stores in furtherance of the Business Plan and leases of space at the Borrower's headquarters;

                  (f) Asset Sales of any assets (other than, directly or indirectly, Inventory) in connection with Permitted Sale-Leasebacks or Securitization Transactions, provided that in the case of an Asset Sale in connection with a Permitted Sale-Leaseback to the extent otherwise permitted hereunder (other than an Asset Sale in connection with a Securitization Transaction), the proceeds of any such Permitted Sale-Leaseback shall be entirely in cash and shall be not less than 100% of the fair market value of the assets being sold (as determined by the Borrower in good faith) and in the case of an Asset Sale in connection with a Securitization Transaction (which may be in the form of a capital contribution to the relevant Securitization Entity), the purchase price (including the Capital Stock of any Securitization Entity owned by the Borrower or any Restricted Subsidiary) with respect to the assets sold or disposed shall be not less than the fair market value of such assets (as determined by the Borrower in good faith), provided that in addition to the foregoing requirements, with respect to any Securitization Transaction involving any Eligible Mortgaged Real Property, the Asset Sale Proceeds shall be in an amount at least equal to 54.5% of the alternate use appraised value thereof as set forth in the Existing Appraisal for such property;

                  (g) the sale or other disposition of the Borrower's and its Subsidiaries' Brentwood headquarters, Montgomery distribution center and/or Orlando distribution center, provided that if any such sale or disposition involves any Eligible Mortgaged Real Property, the Asset Sale Proceeds shall be in an amount at least equal to 54.5% of the alternate use appraised value thereof as set forth in the Existing Appraisal for such property;

                  (h) the sale or other disposition of any property (other than, directly or indirectly, Inventory and other Current Assets, and other than any sale or other disposition which is otherwise permitted under this subsection 8.5), provided that at the time of and after giving effect to such sale or disposition, the aggregate fair market value of all assets so sold or disposed of in any Fiscal Year pursuant to this paragraph (h) shall not exceed an amount equal to $125,000,000;

                  (i) subject to the other terms and provisions hereof, leases or subleases (or assignments of leases) or licenses or sublicenses (or assignments of licenses or sublicenses) of any assets in the ordinary course of business;

                  (j) sales and other dispositions of assets in connection with Investments (other than Investments received in respect of the sale or disposition of Fixed Assets) permitted under subsection 8.8;

                  (k) sales or other dispositions of Accounts, credit card receivables and related assets in connection with a Credit Card Program;

                  (l) issuances, sales and other dispositions of Capital Stock by any Credit Card Subsidiary to any Person so long as after giving effect thereto, such Credit Card Subsidiary remains a Subsidiary; and

                  (m)      sales and dispositions of assets pursuant to Store
Closures;

provided that the foregoing limitations are not intended to prevent the Borrower or any of its Restricted Subsidiaries from terminating leases or contracts in the ordinary course of business.

         8.6 LIMITATION ON DIVIDENDS. Declare or pay any dividend (other than those payable solely in common stock or Qualified Stock of the Borrower or options or warrants with respect thereto) on, or make any payment (other than those payable solely in common stock or Qualified Stock of the Borrower or options or warrants with respect thereto) on account of, or set apart assets for a sinking or other analogous fund for, the purchase redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock (including Qualified Stock) of the Borrower or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution (other than those payable solely in common stock or Qualified Stock of the Borrower or options or warrants with respect thereto) in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any

Restricted Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that the Borrower may (i) purchase or exchange then-existing employee stock options for consideration consisting solely of (subject to subsection 8.14) Capital Stock of the Borrower, (ii) may purchase or redeem up to $1,000,000 in the aggregate from and after the effective date of the Existing DIP Agreement in Capital Stock solely for the purpose of purchasing minority interests in order for such Subsidiaries to become wholly owned Subsidiaries of the Borrower, and (iii) repurchase Capital Stock from officers and employees pursuant to stock option plans or in connection with the cessation of their employment in an amount not to exceed $2,500,000 in the aggregate in any fiscal year.

         8.7 LIMITATION ON INDEBTEDNESS. The Borrower shall not create or suffer to exist, or permit any Restricted Subsidiary to create or suffer to exist, any Indebtedness except:

                  (a)      the Credit Agreement Obligations;

                  (b)      Guarantee Obligations permitted by subsection 8.2;

                  (c) Indebtedness of the Borrower to Back Bay Capital Funding, LLC (or such other lenders reasonably acceptable to the Administrative Agent) in connection with a term loan facility up to an amount not to exceed $50,000,000 and otherwise on terms and conditions reasonably acceptable to the Administrative Agent. Without limitation, such term loan facility shall be subject to an intercreditor agreement reasonably satisfactory to the Administrative Agent, which shall provide, among other things, that the term loan facility shall be repaid only after payment in full of the Credit Agreement Obligations and shall be limited to a specified percentage of the appraised value of the Borrower's Inventory.

                  (d) Intercompany Debt and Indebtedness of the Borrower to any Excluded Subsidiary, provided that such Indebtedness to an Excluded Subsidiary is (i) at all times junior and subordinate in right of payment to the Secured Obligations and (ii) not paid until after the repayment in full of the Credit Agreement Obligations;

                  (e) Indebtedness secured by Liens permitted by subsection 8.3, including without limitation, in respect of Floor Planning Facilities permitted under subsection 8.3(o);

                  (f) Indebtedness outstanding on the effective date of the Existing DIP Agreement and listed on Schedule 8.7(f) and refinancings thereof to the extent permitted under subsection 8.9;

                  (g) Indebtedness of the Borrower arising pursuant to Derivative Agreements entered into with any Lender for the purpose of hedging the Borrower's interest rate exposure and not for speculative purposes, and Indebtedness in respect of cash management obligations;

                  (h) Indebtedness payable under the Borrower's Plan of Reorganization; and

                  (i) Other Indebtedness in an amount not to exceed $200,000,000 in the aggregate outstanding at any time.

         8.8 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of any Person or consummate any Acquisition (an "Investment"), except for:

                  (a) extensions of trade credit and prepaid expenses made in the ordinary course of business;

                  (b) Investments in Cash Equivalents; provided that (A) the maximum amount of cash and Cash Equivalents held in accounts (other than Consignment Inventory Accounts) over which the Administrative Agent does not have a valid and perfected Lien shall not exceed $15,000,000 at any time outstanding and (B) the maximum amount of cash and Cash Equivalents held in Consignment Inventory Accounts shall not exceed the amounts due to suppliers of Consignment Inventory consisting of (i) the cost of the Consignment Inventory actually sold plus (ii) other expenses due and payable to such suppliers of Consignment Inventory;

                  (c) (i) loans to officers of the Borrower or any Subsidiary, (ii) loans and advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business, and (iii) loans by the Borrower to its employees (other than to officers of the Borrower or any Subsidiary) in connection with management incentive plans, provided that the aggregate outstanding principal amount of all such loans and advances shall not exceed $5,000,000 at any time;

                  (d) Investments by the Borrower in Subsidiary Guarantors and Investments by Restricted Subsidiaries in the Borrower and in Subsidiary Guarantors;

                  (e) Investments not otherwise permitted hereunder by the Borrower and Restricted Subsidiaries in Subsidiaries that are not Subsidiary Guarantors, provided that, after giving effect to such Investments, the aggregate then outstanding amount of all such Investments (including Investments in such Subsidiaries in the nature of sales and transfers of assets (including, pursuant to a transaction permitted under subsection 8.4) for less than fair market value and outstanding Guarantee Obligations pursuant to subsection 8.2(e)) made subsequent to the Effective Date pursuant to this paragraph (e), together with outstanding Guarantee Obligations permitted pursuant to subsection 8.2(e), shall not exceed $10,000,000, provided, further, that the conversion of any Indebtedness owed to the Borrower or any Restricted Subsidiary by any Subsidiary into equity of such Subsidiary shall not constitute an additional Investment in such Subsidiary by the Borrower or such Restricted Subsidiary for purposes of the limitation contained in the immediately preceding proviso;

                  (f) Investments received in connection with the creation and collection of accounts receivable in the ordinary course of business;

                  (g)      Investments received as consideration in connection

with any Asset Sale or other disposition of assets permitted hereunder;

                  (h) Investments not otherwise permitted hereunder in Credit Card Subsidiaries in an amount, together with Guaranteed Obligations permitted pursuant to subsection 8.2(e), not to exceed $25,000,000 outstanding at any time;

                  (i) Investments by Credit Card Subsidiaries in connection with the Credit Card Program;

                  (j) loans and advances to suppliers in the ordinary course of business consistent with past practice but in any event not in excess of an outstanding principal amount of $500,000;

                  (k) purchases of Accounts, credit card receivables and related assets by Credit Card Subsidiaries in connection with the Credit Card Program;

                  (l) Acquisitions and other Investments not otherwise permitted hereunder made by the Borrower or any of its Restricted Subsidiaries, provided that, after giving effect thereto (including, without limitation, any effect on the Borrowing Base), (i) Excess Availability shall be equal to or greater than $35,000,000, and (ii) the aggregate outstanding amount of all such Investments (other than Acquisitions) made at any time after the Effective Date, shall not exceed the sum of $10,000,000 and (iii) the aggregate outstanding amount of all such Acquisitions (including assumed Indebtedness and the fair market value of Capital Stock issued) and other Investments made at any time after the effective date of the Existing DIP Agreement shall not exceed the sum of $40,000,000; and

                  (m) Capital Expenditures permitted by subsection 8.1(b) hereof.

         8.9 LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS. At any time:

                  (a) make any optional payment or prepayment on or optionally redeem or purchase any Indebtedness (other than the Loans and Indebtedness of the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary) of the Borrower or any Subsidiary, or

                  (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to the payment or prepayment of principal of or interest on, any Indebtedness described in clause
(a) (unless such amendment, modification or change does not shorten the maturity or increase the amount of any payment of principal thereof or would not increase the rate or shorten the date for payment of interest thereon), provided, that the Borrower and its Restricted Subsidiaries may prepay Indebtedness permitted hereunder:

                           (i) from the proceeds of new Indebtedness incurred to refinance such Indebtedness and permitted hereunder to be incurred,

                           (ii) under Financing Leases for stores and other property no longer occupied or used by the Borrower or such Restricted Subsidiary in connection with the settlement, termination or assignment of such Financing Lease,

                           (iii) secured by assets in connection with any sale or other disposition of such assets permitted under subsection 8.5,

                           (iv)     consisting of Floor Planning Facilities,

                           (v) incurred after the Effective Date and otherwise permitted hereunder to the extent such prepayment is financed with the proceeds of other Indebtedness (other than Loans) permitted hereunder,

                           (vi) consisting of Financing Leases as long as such Financing Leases are paid in full in connection with any such prepayment and such prepayment is made in connection with the closure or sale of a parcel of real property subject to such Financing Lease,

                           (vii) secured by a Lien on any parcel of Material Real Property so long as such Indebtedness is paid in full in connection with any such prepayment and such prepayment is financed with the proceeds of other Indebtedness (other than Loans) permitted hereunder,

                           (viii)   that is short term Indebtedness and
         unsecured, and

                           (ix) from proceeds of the issuance of Capital Stock, but only if after giving effect to such issuance, no Default or Event of Default would have occurred and be continuing.

         8.10 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Except as set forth on Schedule 8.10, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this

Agreement or (b) upon fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

         8.11 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Restricted Subsidiary of real or personal property (other than Capital Stock) which has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Restricted Subsidiary (such arrangement, a "Sale-Leaseback"), except for (a) Sale-Leasebacks in the ordinary course of the Borrower's or such Restricted Subsidiary's business, consistent with past practice and at market rates and subject to compliance with subsection 8.5(f), in each case on terms and conditions acceptable to the Administrative Agent in its sole discretion, exercised commercially reasonably and in accordance with its customary criteria, (b) Sale-Leasebacks in connection with Securitization Transactions, (c) Sale-Leasebacks of the Borrower's and its Restricted Subsidiaries' Brentwood headquarters, Montgomery distribution center and/or Orlando distribution center, subject to compliance with Section 8.5(f), and (d) Sale-Leasebacks solely among the Borrower and the Subsidiary Guarantors ("Permitted Sale-Leasebacks"). For the avoidance of doubt, Sale-Leasebacks that result in a Financing Lease shall be treated as Indebtedness for all purposes of this Agreement.

         8.12 FISCAL YEARS AND QUARTERS. Change the last day of the Fiscal Year of the Borrower (other than to a day on or about January 31 of any calendar year) or permit any Fiscal Year to be less than a period of approximately 365 days or permit any fiscal quarter to be less than a period of approximately 90 days.

         8.13 LIMITATION ON CONDUCT OF BUSINESS. Enter into any business either directly or through any Restricted Subsidiary except for businesses in which the Company and its Subsidiaries are engaged on the date of this Agreement and businesses related or similar thereto or entered into in connection with any of the foregoing.

         8.14 LIMITATION ON ISSUANCES OF CAPITAL STOCK. Issue (a) any preferred stock or (b) any class of redeemable common stock, provided, however, that the Borrower may issue Qualified Stock.

         8.15 FOREIGN HOLDING COMPANIES, INACTIVE SUBSIDIARIES AND SPECIAL PURPOSE SUBSIDIARIES. Permit the aggregate book value of the assets of all Foreign Holding Companies (exclusive of assets consisting of advances or loans to the Borrower or any of its Subsidiaries and Capital Stock of Foreign Subsidiaries and other Foreign Holding Companies), Inactive Subsidiaries and Special Purpose Subsidiaries (exclusive of assets consisting of licenses or permits) which are not Subsidiary Guarantors to exceed $25,000,000 at any time.

SECTION  9.       EVENTS OF DEFAULT.

         If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any Reimbursement Obligation within two Business Days after such Reimbursement Obligation becomes due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Borrower shall default in the observance or performance of any agreement contained in subsection 7.7(a) or 7.12 or Section 8, or the Borrower shall fail to deliver a Borrowing Base Certificate pursuant to subsection 7.2(c) within two Business Days after such Borrowing Base Certificate was due pursuant to such subsection; or

                  (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or the Majority Lenders or
(ii) the date upon which a Responsible Officer becomes aware of such default; or

                  (e) The Borrower or any of its Restricted Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required (but after the expiration of all grace periods applicable thereto), such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable, provided that
(x) no Default or Event of Default shall exist under this paragraph (A) unless the aggregate amount of Indebtedness (other than Indebtedness in respect of Floor Planning Facilities) and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $10,000,000 or (B) unless the aggregate amount of Indebtedness in respect of Floor Planning Facilities in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $20,000,000 and (y) clause (ii) above shall not apply to Indebtedness that becomes due solely as a result of the voluntary sale or transfer of property or assets or prepayments that become due as a result of any issuance of Capital Stock or incurrence of Indebtedness (in each case to the extent such, sale, transfer, issuance or incurrence is permitted by the terms of such Indebtedness); or

                  (f) The termination or resignation of both the chief executive officer and the president of the Borrower or the failure of both the chief executive officer and the president to perform substantially the same duties which they perform as of the date hereof (unless they succeed to a position of greater responsibility and maintain such position), provided that the foregoing shall not constitute an Event of Default is the Borrower engages at least one replacement officer reasonably satisfactory to the Administrative Agent within ninety (90) days after such termination, resignation or failure; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Tax
Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any of its Restricted Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance) of $15,000,000 or more, and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) (i) For any reason (other than any act on the part of the Administrative Agent or any Lender or any act or failure to act (except to the extent such act or failure to act constitutes a breach of the relevant Blocked Account Agreement or Lockbox Agreement on the part of any Depositary
Bank) the Master Security Agreement, any Mortgage, or any Security Document ceases to be or is not in full force and effect in any material respect and such default shall continue unremedied for 30 days after the earlier of receipt by the Borrower of notice of such default from the Administrative Agent or actual knowledge of such default by a Responsible Officer, (ii) the Borrower or any of its Restricted Subsidiaries shall assert in writing that the Master Security Agreement, any Mortgage, or any Security Document has ceased to be or is not in full force and effect or (iii) the Lien created by any of the Security Documents shall cease to be enforceable or of the same effect and priority purported to be created thereby except to the extent contemplated hereunder and under the other Loan Documents; or

                  (j) (i) Except as contemplated by the Borrower's Plan of Reorganization, any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (A) shall have acquired beneficial ownership of 50% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Borrower or (B) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors, or (ii) (A) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors; "Continuing Directors" shall mean the directors of the Borrower on the Effective Date and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors and (B) the Chief Executive Officer and the President of the Borrower shall resign or be removed during the period commencing three months prior to the date the Board of Directors shall not consist of a majority of Continuing Directors and ending six months after such date; or

                  (k) Any provision of any Loan Document shall for any reason cease to be valid and binding on the Loan Party party thereto other than by reason of the application of applicable bankruptcy, insolvency, reorganization or other similar laws or the application of equitable principles relating to or limiting creditors' rights generally, or such Loan Party shall so state in writing; or

                  (l) Any Loan Party shall fail to comply with the terms of the Plan of Reorganization in any material respect and such failure continues for 15 days after notice from the Administrative Agent (or for such longer period as the Administrative Agent may agree); or

                  (m) The Bankruptcy Court shall enter an order amending, supplementing vacating or otherwise modifying the Final Order approving the Plan of Reorganization without the consent of the Administrative Agent; or

                  (n) an involuntary proceeding shall be commenced or an involuntary petition shall have been filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary Guarantor, or of a substantial part of the property or assets of the Borrower or any Subsidiary Guarantor, under the Bankruptcy Code or under any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, conservator or similar official for the Borrower or any Subsidiary Guarantor or for a substantial part of the property or assets of the Borrower or any Subsidiary Guarantor, or (iii) the winding up or liquidation of the Borrower or any Subsidiary Guarantor; and such proceeding shall continue undismissed or undischarged for 45 days or an order or decree approving or ordering any of the foregoing shall be entered; or

                  (o) The Borrower or any Subsidiary Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or under any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution or fail to contest in a timely and appropriate manner any proceeding or the filing of a petition described in subsection (n) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, conservator or similar official for the Borrower or any Subsidiary Guarantor or for a substantial part of the property or assets of the Borrower or any Subsidiary Guarantor, or (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
(vi) become unable, admit in writing its inability, or fail generally to pay its debts as they become due, or (vii) take any formal corporate, partnership or other entity action for the purpose of effecting any of the foregoing;

then, and in any such event (other than an event described in subsection (n) or (o) above), either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable; and in any event described in subsection (n) or (o) above, the Commitments shall automatically terminate, and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall automatically become due and payable. Presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, the Administrative Agent and the Lenders shall be entitled to exercise their respective rights under the Master Security Agreement, any Mortgage or any other Security Document.

         With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash Collateral Account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of each Issuing Bank and the L/C Participants, a security interest in such cash Collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash Collateral Account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash Collateral Account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of each Issuing Bank and the L/C Participants, such further documents and instruments as the Administrative Agent may reasonably request to evidence the creation and perfection of the security interest in such cash Collateral Account.

SECTION  10.      THE ADMINISTRATIVE AGENT

         10.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto, including, without limitation, all powers, rights and remedies provided in the Master Security Agreement and the Mortgages. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the the Administrative Agent.

         10.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         10.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

         10.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Lenders entitled to so act in accordance with the terms of this Agreement as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of Lenders entitled to so act in accordance with the terms of this Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         10.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Lenders entitled to so act in accordance with the terms of this Agreement; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         10.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports, financial statements and other documents furnished to the Administrative Agent by the Borrower or any Subsidiary Guarantor hereunder (as to which the Administrative Agent shall furnish copies to each Lender requesting same), the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         10.7 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Voting Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder. The Administrative Agent shall have the right to deduct any amount owed to it by any Lender under this Agreement from any payment made by it to such Lender hereunder.

         10.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not an agent hereunder and under the other Loan Documents. With respect to the Loans made by it or any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an agent hereunder, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         10.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 25 Business Days' notice to the Borrower and the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean such successor agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

         10.10 CO-AGENTS; DOCUMENTATION AGENT. Notwithstanding the provisions of this Agreement or any of the other Loan Documents, the Co-Agents and the Documentation Agent, in their capacities as such, shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents.

SECTION  11.      MISCELLANEOUS

         11.1 AMENDMENTS AND WAIVERS. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Majority Lenders may, or, the Administrative Agent, with the written consent of the Majority Lenders may, from time to time, (a) enter into with the applicable Loan Party or Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding, deleting or revising any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or
(b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                  (a) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder, or extend the scheduled date of any payment thereof, increase the amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender adversely affected thereby,

                  (b) amend, modify or waive any provision of this subsection or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or any other provision of any other Loan Document, or, except as set forth in the Master Security Agreement or any Mortgage or for sales or dispositions permitted under this Agreement, each as amended and in effect from time to time, release or subordinate the interest of the Administrative Agent in the Collateral or the Subsidiary Guarantors, without the written consent of all the Lenders, or

                  (c) reduce the percentage specified in the definition of Majority Lenders or Required Lenders without the written consent of all the Lenders,

                  (d) increase any percentage set forth in the definition of Borrowing Base, Available Inventory Amount or Available Accounts Receivable Amount or Available L/C Amount without the consent of all the Lenders, provided, the Administrative Agent may increase the percentages set forth in the definition of Borrowing Base, Available Inventory Amount, Available Accounts Receivable Amount or Available L/C Amount by up to an additional 5% above the percentages as of the Effective Date with the consent of the Required Lenders, the amount set forth in the proviso to the first sentence of the definition of Borrowing Base without the consent of the Required Lenders or the maximum aggregate amount of Commitments hereunder without the consent of the Required Lenders,

                  (e) amend, modify or waive any provision of Section 2 without the written consent of the Majority Term Loan Lenders or reduce the percentage specified in the definition of Majority Term Loan Lenders without the consent of all the Term Loan Lenders,

                  (f) modify the provisions of subsection 8.5 so as to increase the amount of assets permitted to be sold or disposed of thereunder without the written consent of the Majority Term Loan Lenders, unless the increased cash amounts realized are utilized to prepay principal of the Term Loans in an amount equal to the product of such amounts and a fraction, the numerator of which is the aggregate outstanding principal amount of the Term Loans and the denominator of which is the sum of the principal amount of the Term Loans and the then Revolving Credit Commitments, and the balance utilized to reduce the outstanding Revolving Loans (but not reduce the Revolving Credit Commitments),

                  (g) amend or modify the definitions of Majority Lenders or Required Lenders without the consent of all the Lenders;

                  (h) amend, modify or waive any provision of Section 3 or of subsection 6.2 without the prior written consent of the Majority Revolving Credit Lenders or reduce the percentage specified in the definition of Majority Revolving Credit Lenders without the consent of all the Revolving Credit Lenders,

                  (i) amend, modify or waive any provision of subsection 4.7(c) of this Agreement or of subsection 3.6(a) or 3.6(b) of the Master Security Agreement without the written consent of the Majority Term Loan Lenders and the Majority Revolving Credit Lenders,

                  (j)      amend, modify or waive any provision of subsections
3.6 through 3.13 without the consent of each Issuing Bank adversely affected in any material respect thereby,

                  (k) amend, modify or waive any provision of subsections 3.14, 3.15 or 3.16 without the consent of the Swing Line Lender, or

                  (l) amend, modify or waive any provision of Section 10 without the written consent of the Administrative Agent.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders, and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. If, in connection with any proposed amendment, supplement, modification, consent or waiver of any provisions of this Agreement or any other Loan Documents as contemplated by this subsection 11.1, the consent of Lenders whose Voting Percentages aggregate at least 90% is obtained but the consent of one or more of the other Lenders is not obtained, then the Borrower may replace each such non-consenting Lender or Lenders with one or more replacement Lenders pursuant to subsection 11.7 so long as at the time of such replacement, each replacement Lender consents to the proposed amendment, supplement, modification, consent or waiver, provided that the Borrower shall not have the right to replace any Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent of such Lender) pursuant to clauses (a), (b) or (c) of the first proviso of this subsection 11.1.

         11.2 NOTICES. Unless otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and shall be deemed to have been duly given or made (a) in the case of delivery by hand (including by overnight courier), when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule 11.2 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

          The Borrower:       Service Merchandise Company, Inc.
                              7100 Service Merchandise Drive
                              Brentwood, TN  37027
                              Attention:  Treasurer and Chief Financial Officer
                              Fax:        (615) 660-3667
                              Telephone:  (615) 660-3440

          With a copy to:     Skadden, Arps, Slate, Meagher & Flom LLP
                              4 Times Square
                              New York, New York 10036
                              Attention: John Wm. Butler, Jr., Esq.
                              Lawrence Frishman, Esq.
                              Fax:        (212) 735-2000
                              Telephone:  (212) 735-3000

          The Administrative
           Agent:             Fleet Retail Finance Inc.
                              40 Broad Street
                              Boston, Massachusetts  02109
                              Attention: Betsy Ratto
                              Fax:        (617) 434-4339
                              Telephone:  (617) 434-4113

          With a copy to:     Riemer & Braunstein, LLP
                              Three Center Plaza
                              Boston, Massachusetts 02108
                              Attention: David S. Berman, Esquire
                              Fax:        (617) 880-3456
                              Telephone:  (617) 523-9000

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsections 3.2, 3.4, 3.6, 3.15, 4.1, 4.2 or 4.7 shall not be effective until received. Whenever the Administrative Agent sends a notice by mail, the Administrative Agent will use reasonable efforts to also send such notice by one of the other means of notice permitted hereunder, provided that the failure to do so shall not affect in any way the validity of any delivery by mail pursuant to this subsection or otherwise result in any liability to the Administrative Agent or the Lenders.

         11.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         11.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

         11.5     PAYMENT OF EXPENSES AND TAXES; INDEMNITY.  The Borrower agrees

                  (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of one counsel for the Administrative Agent,

                  (b) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, costs and expenses which the Administrative Agent may incur in enforcing or protecting its Liens on or rights and interest in the Collateral, and the fees and disbursements of counsel to the Administrative Agent, and

                  (c) to pay or reimburse each Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents following the occurrence and during the continuation of a Default or an Event of Default, including, without limitation, the fees and disbursements of counsel to each Lender,

                  (d) to pay, indemnify, and hold each Lender and the Administrative Agent (and their respective directors, officers, employees and agents) harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise (other than excise taxes imposed in lieu of net income taxes) and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and

                  (e) to pay, indemnify, and hold each Lender and the Administrative Agent (and their respective directors, officers, employees and agents) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable out-of-pocket costs, expenses or disbursements (including, without limitation, the reasonable fees and expenses of the same counsel for all of the Lenders or the Administrative Agent (absent a conflict of interest or inability to join the relevant actions or proceedings, in which additional counsel may be retained by the Administrative Agent and Lenders)) of any kind or nature whatsoever with respect to any claim, litigation, investigation or proceeding relating to the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents and any such other documents or any use of any of the Extensions of Credit, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender (or their respective directors, officers, employees or agents) with respect to Indemnified Liabilities arising from the bad faith, gross negligence or willful misconduct of the Administrative Agent or any such Lender (or their respective directors, officers, employees or agents, as the case may be), provided, however, that in connection with the enforcement or preservation of any rights under this Agreement or the other Loan Documents, the Borrower shall not be required to pay or reimburse the Lenders for more than one counsel to all of the Lenders and for one counsel to the Administrative Agent. The agreements in this subsection shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.

         11.6     SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any interest of such Lender in any Letter of Credit, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (a) and (b) of the proviso to subsection 11.1. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 11.8(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 4.9, 4.10 and 4.11 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided that, in the case of subsection 4.10, such Participant shall have complied with the requirements of said subsection and provided, further, that the aggregate amounts payable to a Participant and the transferor Lender pursuant to any such subsection shall not exceed the amounts the transferor Lender would have been entitled to receive had no such transfer occurred. Each Lender promptly shall notify the Administrative Agent in writing of the sale of any participating interest in a Loan to any Participant.

                  (c) Any Lender may, in the ordinary course of its business of making or investing in loans and in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate thereof or, with the consent of the Administrative Agent and, if no Event of Default then is continuing, except as expressly provided herein, the Borrower (which consent shall not be unreasonably withheld), to an additional bank, financial institution or other entity that is then engaged in the business of lending money or for the purposes of the Term Loans, engaged in the business of investing in loans (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit A, executed by such Assignee and such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, with a copy thereof to the Borrower, provided that (a) in the case of any such assignment (other than to a Lender or an Affiliate of a Lender), the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the unused Commitments being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the unused Commitments remaining with the assigning Lender are each not less than $10,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent), (b) assignments shall not be required to be made on a ratable basis between the Commitments and/or Loans held by any Lender, (c) assignments by a Revolving Credit Lender of all or a portion of its Revolving Loans and/or Revolving Credit Commitment must be to either (i) a commercial bank having total assets in excess of $5,000,000,000 or any of its Affiliates, or (ii) a finance company, insurance company or other financial institution or fund which is regularly engaged in the making of, purchasing or investing in loans and having total assets in excess of $300,000,000 ("Eligible Assignee"), (d) any Lender may make an assignment consisting solely of Term Loans (without regard to the requirements of clause (a) above) so long as the aggregate principal amount of Term Loans so assigned (if less than the Assignor's entire interest) is at least $5,000,000, (e) the consent of the Borrower shall be required in connection with any assignment to a Lender or an Affiliate of a Lender solely to the extent that after giving effect thereto such Lender or Affiliate would be entitled to receive any greater payment under subsection 4.9, 4.10 or 4.11 at such time than the assigning Lender is entitled to receive at such time, (f) the consent of the Administrative Agent and the Borrower shall not be required in connection with any bulk assignment by a Lender of its entire loan portfolio (including its rights and obligations under this Agreement and the other Loan Documents) to an Eligible Assignee, and (g) the Administrative Agent shall at all times hold at least (i) $30,000,000 of the Commitments minus (ii) its Commitment Percentage of any reductions of the Commitments applicable to all Lenders. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

                  (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register.

The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower; provided, however, that no such registration and processing fee shall be paid in connection with the initial syndication of the Loans.

                  (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of subsection 11.16, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection do not prohibit any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with Regulation A of the Board of Governors or other applicable law or the creation of a security interest by any Lender other than a commercial bank.

                  (h) So long as no Default or Event of Default shall have then occurred and be continuing, no assignment by a Lender pursuant to this subsection 11.6 shall be permitted without the consent of the Administrative Agent and the Borrower if, after giving effect thereto, any Lender other than the Administrative Agent would hold in excess of 20% of the aggregate Voting Percentages at any such time.

         11.7 REPLACEMENT OF LENDERS UNDER CERTAIN CIRCUMSTANCES. The Borrower shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to subsection 4.9 or 4.10, (b) has received a written notice from the Borrower of an impending change in law that would entitle such Lender to payment of additional amounts under subsection 4.9 or 4.10(a), unless such Lender designates a different lending office before such change in law becomes effective and such alternate lending office obviates the need for the Borrower to make payments of additional amounts under subsection
4.9 or 4.10(a), (c) is affected in the manner described in subsection 4.6(b) or
4.8 and as a result thereof any of the actions described in subsection 4.6 or 4.8, as the case may be, are required to be taken, (d) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provisions of this Agreement or any other Loan Document as contemplated by the last sentence of subsection 11.1, or (e) defaults in its obligation to make Loans or issue, or participate in, any Letter of Credit, provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under subsection 4.11 if any Eurodollar Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of subsection 11.6 (provided that the Borrower or replacement Lender shall be obligated to pay the registration and processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to subsection 4.9 or 4.10, as the case may be, and (viii) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

         11.8 ADJUSTMENTS. If any Lender (a "benefited Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), and, after giving effect to any such payment or the receipt of any such collateral, such benefited Lender shall have received a greater proportionate payment (determined in accordance with subsection 4.7) or interest in collateral than that received by any other relevant Lender, if any, in respect of such other relevant Lender's relevant Loans or, if applicable, the Reimbursement Obligations owing to it, or interest thereon, such benefited Lender shall purchase for cash from the other relevant Lenders a participating or other similar interest in such portion of each such other relevant Lender's relevant Loans or, if applicable, the Reimbursement Obligations owing to it, or shall provide such other relevant Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders entitled to the same under this subsection, provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         11.9 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         11.10 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.11 INTEGRATION. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

         11.12 TERMINATION. This Agreement shall terminate when the Commitments have terminated or expired, no Loan or Letter of Credit is outstanding (other than Letters of Credit which have been cash collateralized or supported by a "back to back" letter of credit, in each case in a manner substantially the same as the manner described pursuant to the penultimate paragraph of Section 3.10(c)) and the other then unpaid or accrued Credit Agreement Obligations have been paid in full.

         11.13 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS.

         11.14    ACKNOWLEDGEMENTS. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders or among the Borrower and the Administrative Agent.

         11.15 WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         11.16 CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to keep confidential all information provided to it by the Borrower or the Administrative Agent pursuant to or in connection with this Agreement that is designated by the Borrower in writing as confidential (the "Confidential Information"); provided that nothing herein shall prevent any Lender or the Administrative Agent from disclosing any such Confidential Information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee or prospective Transferee which receives such Confidential Information having been made aware of the confidential nature thereof and which has agreed in writing to be bound by the terms of this subsection 11.16, (iii) to its directors, officers, employees, employees of affiliates, examiners and professional advisers who have a need to know such Confidential Information in accordance with customary banking practices and who receive such Confidential Information having been made aware of the restrictions of this subsection and, in the case of professional advisers, having agreed to be bound thereby, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) in connection with the exercise of any remedy hereunder, (vii) which is now or hereafter becomes generally available to the public other than as a result of a disclosure by such Lender or the Administrative Agent or a disclosure known to such Lender or the Administrative Agent to have been made by any person or entity to which such Lender or the Administrative Agent has delivered such Confidential Information, (viii) which was available to such Lender or the Administrative Agent prior to its disclosure to such Lender or the Administrative Agent by the Borrower, or (ix) which becomes available to such Lender or the Administrative Agent from a source other than the Borrower, provided that such source is not (1) known to such Lender or the Administrative Agent to be bound by a confidentiality agreement with the Borrower or (2) known to such Lender or the Administrative Agent to be otherwise prohibited from transmitting the information to such Lender or the Administrative Agent by a contractual, legal or fiduciary obligation.

         11.17 SECTION HEADINGS. The Section and subsection headings in this Agreement are for convenience in reference only and shall not deemed to alter or affect the interpretation of any provisions hereof.

         11.18 JUDGMENT CURRENCY. The obligation of the Borrower under this Agreement to make payments in respect of each Reimbursement Obligation in the currency in which it is outstanding (the "Agreement Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency (the "Judgment Currency") except to the extent that such tender or recovery of the Judgment Currency results in the effective receipt by the Lenders or the relevant Issuing Banks, as the case may be, of the full amount of the Agreement Currency payable under this Agreement and the Borrower agrees to indemnify the Lenders or the relevant Issuing Banks, as the case may be (and the Lenders or the relevant Issuing Banks, as the case may be, shall have an additional legal claim) for any difference between such full amount and the amount effectively received by such Lenders or such Issuing Banks, as the case may be, pursuant to any such tender or recovery. Each Lender's or Issuing Bank's determination of amounts effectively received by such Lender or Issuing Bank shall be presumed correct absent manifest error. If a judgment in respect of the obligations of the Borrower hereunder is rendered in a currency other than the Agreement Currency and if, upon receipt of the full amount of such judgment in such currency and the conversion into, and receipt of such amount in the Agreement Currency, such amount of the Agreement Currency exceeds the obligations of the Borrower hereunder, such excess amount shall be remitted to the Borrower by the Lenders or the relevant Issuing Banks, as the case may be. The obligations of the Borrower under this subsection shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS EXIT FACILITY CREDIT AGREEMENT TO BE DULY EXECUTED AND DELIVERED BY THEIR PROPER AND DULY AUTHORIZED OFFICERS AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.



SERVICE MERCHANDISE COMPANY, INC.,
AS THE BORROWER

BY:
   ------------------------------------
NAME:
     ----------------------------------
TITLE:
      ---------------------------------



FLEET RETAIL FINANCE INC.
AS ADMINISTRATIVE AGENT, AS A LENDER

BY:
   ------------------------------------
NAME:
     ----------------------------------
TITLE:
      ---------------------------------



FLEET NATIONAL BANK,
AS AN ISSUING BANK

BY:
   ------------------------------------
NAME:
     ----------------------------------
TITLE:
      ---------------------------------



FOOTHILL CAPITAL CORPORATION,
AS CO-AGENT AND LENDER

BY:
   ------------------------------------
NAME:
     ----------------------------------
TITLE:
      ---------------------------------



NATIONAL CITY COMMERCIAL FINANCE INC.,
AS CO-AGENT AND LENDER

BY:
   ------------------------------------
NAME:
     ----------------------------------
TITLE:
      ---------------------------------

JACKSON NATIONAL LIFE INSURANCE COMPANY
AS CO-AGENT AND LENDER

BY:
   ------------------------------------
NAME:
     ----------------------------------
TITLE:
      ---------------------------------


HELLER FINANCIAL INC.,
AS DOCUMENTATION AGENT AND LENDER

BY:
   ------------------------------------
NAME:
     ----------------------------------
TITLE:
      ---------------------------------

CONGRESS FINANCIAL CORPORATION (SOUTHERN)
AS LENDER

BY:
   ------------------------------------
NAME:
     ----------------------------------
TITLE:
      ---------------------------------


DEBIS FINANCIAL SERVICES, INC.
AS LENDER

BY:
   ------------------------------------
NAME:
     ----------------------------------
TITLE:
      ---------------------------------



GUARANTY BUSINESS CREDIT CORPORATION
AS LENDER

BY:
   ------------------------------------
NAME:
     ----------------------------------
TITLE:
      ---------------------------------



FINOVA CAPITAL CORPORATION
AS LENDER

BY:
   ------------------------------------
NAME:
     ----------------------------------
TITLE:
      ---------------------------------



GMAC BUSINESS CREDIT, INC.
AS LENDER

BY:
   ------------------------------------
NAME:
     ----------------------------------
TITLE:
      ---------------------------------

IBJ WHITEHALL BUSINESS CREDIT CORPORATION
AS LENDER

BY:
   ---------------------------------------
NAME:
     -------------------------------------
TITLE:
      ------------------------------------


LASALLE BUSINESS CREDIT, INC.
AS LENDER

BY:
   ---------------------------------------
NAME:
     -------------------------------------
TITLE:
      ------------------------------------


ORIX BUSINESS CREDIT, INC.
AS LENDER


BY:
   ---------------------------------------
NAME:
     -------------------------------------
TITLE:
      ------------------------------------

SOVEREIGN BANK
AS LENDER

BY:
   ---------------------------------------
NAME:
     -------------------------------------
TITLE:
      ------------------------------------


THE PROVIDENT BANK
AS LENDER


BY:
   ---------------------------------------
NAME:
     -------------------------------------
TITLE:
      ------------------------------------

GMAC COMERICAL CREDIT, LLC
AS LENDER


BY:
   ---------------------------------------
NAME:
     -------------------------------------
TITLE:
      ------------------------------------

FOOTHILL INCOME TRUST, L.P.
AS LENDER

BY:
   ------------------------------------
NAME:
     ----------------------------------
TITLE:
      ---------------------------------

SCHEDULE 1.1(A)
TO CREDIT AGREEMENT
COMMITMENTS


LENDER                                           TOTAL               REVOLVER             TERM LOAN
=========================================================================================================
FLEET RETAIL FINANCE INC.
---------------------------------------------------------------------------------------------------------
FOOTHILL CAPITAL CORPORATION
---------------------------------------------------------------------------------------------------------
NATIONAL CITY COMMERCIAL
FINANCE INC.
---------------------------------------------------------------------------------------------------------
JACKSON NATIONAL LIFE
INSURANCE COMPANY
---------------------------------------------------------------------------------------------------------
HELLER FINANCIAL INC.
---------------------------------------------------------------------------------------------------------
CONGRESS FINANCIAL
CORPORATION
---------------------------------------------------------------------------------------------------------
DEBIS FINANCIAL SERVICES, INC.
---------------------------------------------------------------------------------------------------------
GUARANTY BUSINESS CREDIT
CORPORATION
---------------------------------------------------------------------------------------------------------
FINOVA CAPITAL CORPORATION
---------------------------------------------------------------------------------------------------------
GMAC BUSINESS CREDIT LLC
---------------------------------------------------------------------------------------------------------
IBJ WHITEHALL BUSINESS CREDIT
CORPORATION
---------------------------------------------------------------------------------------------------------
LASALLE BUSINESS CREDIT, INC.
---------------------------------------------------------------------------------------------------------
ORIX BUSINESS CREDIT, INC.
---------------------------------------------------------------------------------------------------------
SOVEREIGN BANK
---------------------------------------------------------------------------------------------------------
THE PROVIDENT BANK
---------------------------------------------------------------------------------------------------------
GMAC COMMERCIAL CREDIT,
LLC
---------------------------------------------------------------------------------------------------------
FOOTHILL INCOME TRUST, L.P.
---------------------------------------------------------------------------------------------------------

                                                                   Schedule 11.2
                                                             TO CREDIT AGREEMENT

ADDRESS OF OTHER PARTIES



Name of Lender                                 Address for Notices                 Contact
=============================================  ==================================  =================================
Foothill Capital Corporation                   11111 Santa Monica Blvd.            Michael Baranowski
                                               Suite 1500
                                               Los Angeles, CA 90025
---------------------------------------------  ----------------------------------  ---------------------------------
National City Commercial                       1965 East Sixth Street,             Carla Kehres
Finance Inc.                                   Suite 400
                                               Cleveland, OH 44114
---------------------------------------------  ----------------------------------  ---------------------------------
Jackson National Life Insurance                c/o PPM America, Inc.               Michael Williams
Company                                        225 West Wacker Drive,
                                               Suite 1100
                                               Chicago, IL 60606
---------------------------------------------  ----------------------------------  ---------------------------------
Heller Financial Inc.                          150 East 42nd Street                Thomas Bukowski
                                               New York, NY 10017
---------------------------------------------  ----------------------------------  ---------------------------------
Congress Financial Corporation                 1133 Avenue of the                  Robert Milhorat
(Southern)                                     Americas
                                               New York, NY 10036
=============================================  ==================================  =================================
debis Financial Services, Inc.                 89 Headquarters Plaza               Chris Esposito
                                               North, Suite 1444, Room
                                               1417
                                               Morristown, NJ 07960
=============================================  ==================================  =================================
Guaranty Business Credit                       d/b/a Fidelity Funding              James Johnson
Corporation                                    8333 Douglas Avenue,
                                               Suite 530
                                               Dallas, TX 75225
=============================================  ==================================  =================================
FINOVA Capital Corporation                     311 S. Wacker Drive,                Thomas Gibbons
                                               Suite 4400
                                               Chicago, IL 60606
=============================================  ==================================  =================================
LaSalle Business Credit, Inc.                  565 Fifth Avenue, 27th              Anthony J. Veith
                                               Floor
                                               New York, NY 10017
=============================================  ==================================  =================================
GMAC Business Credit, LLC                      630 Fifth Avenue, 30th              Richard E. Peller
                                               Floor
                                               New York, NY 10104
=============================================  ==================================  =================================
IBJ Whitehall Business Credit                  One State Street, 6th Floor         Thomas Bayer
Corporation                                    New York, NY 10004
=============================================  ==================================  =================================
ORIX Business Credit, Inc.                     846 East Algonquin Road,            Kevin R. Kirsten
                                               Suite 101
                                               Schaumburg, IL 60173
=============================================  ==================================  =================================
Sovereign Bank                                 50 Rowes Wharf                      Joseph Becker
                                               Suite 430
                                               Boston, MA 02110
=============================================  ==================================  =================================

                                Schedule 11.2 to
                        SERVICE MERCHANDISE COMPANY, INC.
                         POST PETITION CREDIT AGREEMENT

The Provident Bank                             One East Fourth Street,             Jose Garde
                                               249A
                                               Cincinnati, OH 45202
=============================================  ==================================  =================================
GMAC Commercial Credit, LLC                    1290 Avenue of the                  David Duffy
                                               Americas
                                               New York, NY 10104
=============================================  ==================================  =================================
Foothill Income Trust, L.P.                    11111 Santa Monica                  Michael Bohannon
                                               Boulevard
                                               Suite 1500
                                               Los Angeles, CA 90025
=============================================  ==================================  =================================